As filed with the U.S. Securities and Exchange Commission on December 7, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	4923	43-1918951
(State or other jurisdiction of Incorporation or Organization)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification Number)
	811 Main Street, Suite 3400
	Houston, Texas 77002
	(832) 519-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert T. Halpin

811 Main Street, Suite 3400

Houston, Texas 77002

(832) 519-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Joshua Davidson		David P. Oelman
Jonathan D. Bobinger	Nickolas J. Lorentzatos	Benjamin Barron
Baker Botts L.L.P.	Oasis Midstream Partners LP	Vinson & Elkins L.L.P.
910 Louisiana Street 3700	1001 Fannin, Suite 1500	1001 Fannin Street
Houston, Texas 77002 (713) 229-1234	Houston, Texas 77002	Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the mergers described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Units representing limited partner interests	33,845,802	N/A	$910,347,632.30	$84,389.23

(1)

Represents the maximum number of common units representing limited partner interests of the registrant (the “Crestwood common units”) estimated to be issuable upon the completion of the merger with Oasis Midstream Partners LP (“Oasis Midstream”) described herein.

(2)

Pursuant to Rule 457(c) and 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product of (a) $21.62, the average of the high and low prices per unit of Oasis Midstream common units, as reported on the Nasdaq Stock Market LLC on November 30, 2021, and (b) 42,106,736, the estimated maximum number of Oasis Midstream common units that may be converted into the securities being registered.

(3)	Calculated by multiplying the proposed maximum aggregate offering price by 0.0000927.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. Crestwood Equity Partners LP may not issue the securities described herein until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This document is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED DECEMBER 7, 2021

Dear Common Unitholders of Oasis Midstream Partners LP (“Oasis Midstream”):

On October 25, 2021, Oasis Midstream entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Crestwood Equity Partners LP (“Crestwood”), Project Falcon Merger Sub LLC, a direct wholly owned subsidiary of Crestwood (“Merger Sub”), Project Phantom Merger Sub LLC, a direct wholly owned subsidiary of Crestwood (“GP Merger Sub” and, together with Merger Sub, the “Merger Subs”), OMP GP LLC, the general partner of Oasis Midstream (“OMP GP”), and, solely for the purposes of Section 2.1(a)(i) therein, Crestwood Equity GP LLC, the general partner of Crestwood (“Crestwood GP”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Oasis Midstream (the “LP Merger”), with Oasis Midstream surviving the LP Merger as a subsidiary of Crestwood, and GP Merger Sub will merge with and into OMP GP (the “GP Merger” and, together with the LP Merger, the “Mergers”), with OMP GP surviving the GP Merger as a wholly owned subsidiary of Crestwood.

At the effective time of the Mergers (the “effective time”): (i) 6,520,944 common units representing limited partner interests in Oasis Midstream (“Oasis Midstream common units”) issued and outstanding immediately prior to the effective time and owned by OMS Holdings LLC, a Delaware limited liability company (“OMS Holdings”) and subsidiary of Oasis Petroleum Inc. (“Oasis Petroleum”) (such Oasis Midstream common units, the “Sponsor Cash Units”), will be converted into and will thereafter represent the right to receive $150,000,000 in cash in the aggregate (the “ Sponsor Cash Consideration”) and each other Oasis Midstream common unit issued and outstanding immediately prior to the effective time owned by Oasis Petroleum or its subsidiaries (other than Oasis Midstream) (the “Sponsor Equity Units” and, together with the Sponsor Cash Units, the “Sponsor Units”) will be converted into and will thereafter represent the right to receive 0.7680 common units representing limited partner interests in Crestwood (“Crestwood common units”) (such consideration, the “Sponsor Equity Consideration”); (ii) each Oasis Midstream common unit issued and outstanding immediately prior to the effective time (other than the Sponsor Units) (the “Public Units”) will be converted into and will thereafter represent the right to receive 0.8700 Crestwood common units (“Public Holder Merger Consideration,” and, together with the Sponsor Equity Consideration, the “Equity Consideration” and, together with the Sponsor Cash Consideration, the “LP Merger Consideration”); and (iii) all of the limited liability company interests of OMP GP issued and outstanding as of immediately prior to the effective time will be converted into and will thereafter represent the right to receive $10,000,000 in cash.

Based on the $30.32 closing price of Crestwood common units on Monday, October 25, 2021, the last full trading day before the public announcement of the Mergers, the per unit value of Oasis Midstream common units implied by the LP Merger is $23.23 for each Sponsor Unit and $26.38 for each Public Unit, respectively, or a total common equity valuation of Oasis Midstream of approximately $1.2 billion. The implied value of the Equity Consideration to be received in exchange for each Oasis Midstream common unit will fluctuate based on the market price of Crestwood common units until the completion of the LP Merger because the Equity Consideration is payable in a fixed number of Crestwood common units. As a result, the value of the per unit Equity Consideration that Oasis Midstream common unitholders will be entitled to receive upon consummation of the LP Merger may be greater than or less than the value of the Equity Consideration on the date of this consent statement/prospectus. Accordingly, we urge you to obtain current market quotations for the Crestwood common units and Oasis Midstream common units. Oasis Midstream common units are currently traded on the Nasdaq Stock Market LLC (the “Nasdaq”) under the symbol “OMP,” and Crestwood common units are currently traded on the New York Stock Exchange (the “NYSE”) under the symbol “CEQP.”

Contemporaneously with the execution of the Merger Agreement, Oasis Midstream, Crestwood, Oasis Petroleum, OMP GP and OMS Holdings entered into a support agreement (the “Support Agreement”) regarding the Sponsor Units. Pursuant to the Support Agreement, Oasis Petroleum and OMS Holdings have agreed to, among other things (and as applicable), within 48 hours following the effectiveness of this registration statement on Form S-4, execute and deliver, or cause an affiliate to execute and deliver, a written consent (the “Written Consent”) covering all of the Sponsor Units approving the Merger Agreement and the transactions contemplated thereby. The Support Agreement and the Merger Agreement may be terminated in the event the Written Consent is not delivered. For more information, see the section titled “The Support Agreement” beginning on page 91 of this consent statement/prospectus. The delivery of the Written Consent will be sufficient to approve the Merger Agreement and the transactions contemplated thereby. Oasis Midstream is sending this document to all of the Oasis Midstream common unitholders, including Oasis Petroleum, to request that they approve the Merger Agreement and the transactions contemplated thereby by executing and returning the written consent furnished with this consent statement/prospectus. When Oasis Petroleum and/or its affiliates, as applicable, execute and return the Written Consent no other consents from the other Oasis Midstream common unitholders will be required to approve the Merger Agreement and the transactions contemplated thereby.

The board of directors of OMP GP (the “OMP GP Board”) has set                ,                as the record date for determining the holders of Oasis Midstream common units entitled to execute and deliver written consents with respect to the accompanying consent statement/prospectus.

We urge you to read the enclosed consent statement/prospectus, which includes important information about the Merger Agreement and the transactions contemplated thereby. In particular, see the section titled “Risk Factors” beginning on page 21 of the accompanying consent statement/prospectus.

In light of the fact that OMP GP and its affiliates have interests in the transactions that are different from the interests of the unaffiliated holders of Oasis Midstream common units, the OMP GP Board delegated to the Conflicts Committee of the OMP GP Board (the “Oasis Midstream Conflicts Committee”) consisting of independent directors who satisfy the requirements to serve on a conflicts committee in the Second Amended and Restated Agreement of Limited Partnership of Oasis Midstream, dated as of March 30, 2021 (the “Oasis Midstream Partnership Agreement”), the power and authority to, among other things, (i) review and evaluate any conflicts that may exist arising in connection with Crestwood’s offer (the “Potential Conflicts”) to combine with Oasis Midstream and any other arrangements or agreements related to the Mergers (the “Related Arrangements”), (ii) review and evaluate the Mergers and Related Arrangements, (iii) make any recommendations to the OMP GP Board regarding the Mergers and any Related Arrangements in light of such Potential Conflicts and (iv) determine whether or not to approve the LP Merger by “Special Approval” under the Oasis Midstream Partnership Agreement. The Oasis Midstream Conflicts Committee has unanimously, in good faith, among other things, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the LP Merger, are in the best interests of Oasis Midstream and the holders of Oasis Midstream common units, excluding OMP GP and its affiliates, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the LP Merger (the foregoing constituting “Special Approval” (as defined in the Oasis Midstream Partnership Agreement)) and (iii) recommended to the OMP GP Board the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the LP Merger. Upon the approval and recommendation of the Oasis Midstream Conflicts Committee, the OMP GP Board has, by unanimous vote, in good faith, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are in the best interests of Oasis Midstream, and, with respect to the GP Merger, OMP GP, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, (iii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers, (iv) authorized and directed that the approval of the Merger Agreement and the transactions contemplated thereby be submitted to a vote of Oasis Midstream’s limited partners pursuant to Section 14.3 of the Oasis Midstream Partnership Agreement and (v) authorized Oasis Midstream’s limited partners to act by written consent pursuant to Section 13.11 of the Oasis Midstream Partnership Agreement.

Sincerely,

Taylor L. Reid
Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying consent statement/prospectus or determined that the accompanying document is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying consent statement/prospectus is dated                ,                 and is first being mailed to the holders of Oasis Midstream common units on or about                ,                .

OASIS MIDSTREAM PARTNERS LP

1001 Fannin Street, Suite 1500

Houston, Texas 77002

NOTICE OF SOLICITATION OF WRITTEN CONSENT

Oasis Midstream Partners LP (“Oasis Midstream”) is requesting that you execute and return your written consent to approve the Agreement and Plan of Merger, dated as of October 25, 2021 (the “Merger Agreement”), by and among Crestwood Equity Partners LP (“Crestwood”), Project Falcon Merger Sub LLC, a direct wholly owned subsidiary of Crestwood (“Merger Sub”), Project Phantom Merger Sub LLC, a direct wholly owned subsidiary of Crestwood (“GP Merger Sub”), Oasis Midstream, OMP GP LLC, the general partner of Oasis Midstream (“OMP GP”), and, solely for purposes of Section 2.1(a)(i) therein, Crestwood Equity GP LLC, the general partner of Crestwood (“Crestwood GP”), pursuant to which (i) Merger Sub will be merged with and into Oasis Midstream (the “LP Merger”), with Oasis Midstream surviving the LP Merger as a wholly owned subsidiary of Crestwood, and (ii) GP Merger Sub will be merged with and into OMP GP (the “GP Merger” and, together with the LP Merger, the “Mergers”), with OMP GP surviving the GP Merger as a wholly owned subsidiary of Crestwood.

In the LP Merger, (i) the 6,520,944 common units representing limited partner interests in Oasis Midstream (“Oasis Midstream common units”) issued and outstanding immediately prior to the effective time of the Mergers (the “effective time”) and owned by OMS Holdings LLC, a Delaware limited liability company and subsidiary of Oasis Petroleum Inc. (“Oasis Petroleum”) (such Oasis Midstream common units, the “Sponsor Cash Units”), will be converted into and will thereafter represent the right to receive $150,000,000 in cash in the aggregate and each other Oasis Midstream common unit issued and outstanding immediately prior to the effective time owned by Oasis Petroleum or its subsidiaries (other than Oasis Midstream) (together with the Sponsor Cash Units, the “Sponsor Units”) will be converted into and will thereafter represent the right to receive 0.7680 common units representing limited partner interests in Crestwood (“Crestwood common units”); and (ii) each Oasis Midstream common unit issued and outstanding immediately prior to the effective time (other than the Sponsor Units) (the “Public Units”) will be converted into and will thereafter represent the right to receive 0.8700 Crestwood common units.

In the GP Merger, all of the limited liability company interests in OMP GP issued and outstanding as of immediately prior to the effective time will be converted into and will thereafter represent the right to receive $10,000,000 in cash.

This consent statement/prospectus describes the Mergers, the other transactions contemplated by the Merger Agreement and the actions to be taken in connection therewith and provides additional information about the parties involved. Please give this information your careful attention. A copy of the Merger Agreement is attached as Annex A to this consent statement/prospectus.

Oasis Midstream cannot complete the transactions contemplated by the Merger Agreement unless the holders of a majority of the outstanding Oasis Midstream common units approve the Merger Agreement. Oasis Petroleum and OMS Holdings, which own approximately 69.6% of the issued and outstanding Oasis Midstream common units and 100% of the limited liability company interests in OMP GP, have entered into a support agreement (the “Support Agreement”) regarding the Sponsor Units. Pursuant to the Support Agreement, Oasis Petroleum and OMS Holdings have agreed to, among other things (and as applicable), within 48 hours following the effectiveness of this registration statement on Form S-4, execute and deliver, or cause an affiliate to execute and deliver, a written consent (the “Written Consent”) covering all of the Sponsor Units approving the Merger Agreement and the transactions contemplated thereby. The delivery of the Written Consent will be sufficient to approve the Merger Agreement and the transactions contemplated thereby. When Oasis Petroleum and/or its affiliates, as applicable, execute and return the Written Consent approving the Merger Agreement, no other consents from the other Oasis Midstream common unitholders will be required to approve the Merger Agreement and the transactions contemplated thereby.

The board of directors of OMP GP (the “OMP GP Board”) has set                ,                as the record date for the determination of Oasis Midstream common unitholders entitled to execute and deliver written consents with respect to this accompanying consent statement/prospectus.

In light of the fact that OMP GP and its affiliates have interests in the transactions that are different from the interests of the unaffiliated holders of Oasis Midstream common units, the OMP GP Board delegated to the conflicts committee of the OMP GP Board (the “Oasis Midstream Conflicts Committee”), consisting of independent directors who satisfy the requirements to serve on a conflicts committee in the Second Amended and Restated Agreement of Limited Partnership of Oasis Midstream, dated as of March 30, 2021 (the “Oasis Midstream Partnership Agreement”), the power and authority to, among other things, (i) review and evaluate any conflicts that may exist arising in connection with Crestwood’s offer (“Potential Conflicts”) to combine with Oasis Midstream and any other arrangements or agreements related to the Mergers (the “Related Arrangements”), (ii) review and evaluate the Mergers and Related Arrangements, (iii) make any recommendations to the OMP GP Board regarding the Mergers and any Related Arrangements in light of such Potential Conflicts and (iv) determine whether or not to approve the Mergers by “Special Approval” under the Oasis Midstream Partnership Agreement. The Oasis Midstream Conflicts Committee has by unanimous vote, in good faith, among other things, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the LP Merger, are in the best interests of Oasis Midstream and the holders of Oasis Midstream common units, excluding OMP GP and its affiliates, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the LP Merger, with such approval constituting “Special Approval” under the Oasis Midstream Partnership Agreement, and (iii) recommended to the OMP GP Board the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the LP Merger. Upon the approval and recommendation of the Oasis Midstream Conflicts Committee, the OMP GP Board has by unanimous vote, in good faith, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the LP Merger, are in the best interests of Oasis Midstream, and, with respect to the GP Merger, OMP GP, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, (iii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers, (iv) authorized and directed that the approval of the Merger Agreement and the transactions contemplated thereby be submitted to a vote of Oasis Midstream’s limited partners pursuant to Section 14.3 of the Oasis Midstream Partnership Agreement and (v) authorized Oasis Midstream’s limited partners to act by written consent pursuant to Section 13.11 of the Oasis Midstream Partnership Agreement.

Please complete, date and sign the written consent furnished with this consent statement/prospectus and return it promptly to Oasis Midstream by one of the means described in the section entitled “Oasis Midstream Solicitation of Written Consents.”

On behalf of the OMP GP Board,

Nickolas J. Lorentzatos

Executive Vice President, General Counsel and

Corporate Secretary

                    ,

ADDITIONAL INFORMATION

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”), constitutes a consent statement of Oasis Midstream Partners LP (“Oasis Midstream”) and is also a prospectus of Crestwood Equity Partners LP (“Crestwood”) under Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), for Crestwood common units that will be issued to Oasis Midstream common unitholders pursuant to the Agreement and Plan of Merger, dated as of October 25, 2021 (the “Merger Agreement”).

As permitted under the rules of the SEC, this document incorporates by reference important business and financial information about Crestwood and Oasis Midstream from other documents filed with the SEC that are not included in or delivered with this document. Please read the section titled “Where You Can Find More Information.” You can obtain any of the documents incorporated by reference into this document from the SEC’s website at www.sec.gov. This information is also available to you without charge upon your request in writing or by telephone from Crestwood or Oasis Midstream at the following addresses and telephone numbers:

Crestwood Equity Partners LP	Oasis Midstream Partners LP
811 Main Street, Suite 3400	1001 Fannin, Suite 1500
Houston, Texas 77002	Houston, Texas 77002
Attention: Investor Relations	Attention: Investor Relations
Phone: (832) 519-2200	Phone: (281) 404-9500

Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents or this document.

You may obtain certain copies of these documents at Crestwood’s website, https://www.crestwoodlp.com/investors/, and at Oasis Midstream’s website, http://oasismidstream.investorroom.com. None of the information contained on the website of Crestwood or Oasis Midstream is incorporated by reference into this document.

If you request any documents, Crestwood or Oasis Midstream will mail them to you by first class mail, or another equally prompt means, within one business day after receipt of your request. To ensure timely delivery of these documents, any request should be made no later than                 ,                .

i

QUESTIONS AND ANSWERS ABOUT THE MERGERS

Set forth below are questions that you, as a holder of Oasis Midstream common units (as defined below), may have regarding the Mergers (as defined below) and brief answers to those questions. For more complete descriptions of the legal and other terms of the Mergers, please read this entire document, including the Merger Agreement (as defined below), which is attached as Annex A to this consent statement/prospectus, and the documents incorporated by reference into this document. You may obtain a list of the documents incorporated by reference into this document in the section entitled “Where You Can Find More Information” beginning on page 159.

Q:	Why am I receiving this consent statement/prospectus?

A:

On October 25, 2021, Oasis Midstream Partners LP (“Oasis Midstream”) and OMP GP LLC (“OMP GP”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Crestwood Equity Partners LP (“Crestwood”), Project Falcon Merger Sub LLC (“Merger Sub”), Project Phantom Merger Sub LLC (“GP Merger Sub” and, together with Merger Sub, the “Merger Subs”) and, solely for the purposes of Section 2.1(a)(i) of the Merger Agreement, Crestwood Equity GP LLC (“Crestwood GP”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Oasis Midstream (the “LP Merger”), with Oasis Midstream surviving the LP Merger as a subsidiary of Crestwood, and GP Merger Sub will merge with and into OMP GP (the “GP Merger” and, together with the LP Merger, the “Mergers”), with OMP GP surviving the GP Merger as a wholly owned subsidiary of Crestwood.

The approval of the holders of a majority of outstanding common units representing limited partner interests in Oasis Midstream (“Oasis Midstream common units”) is required to approve the Merger Agreement and the other transactions contemplated thereby.

Contemporaneously with the execution of the Merger Agreement, Oasis Midstream, Crestwood, Oasis Petroleum Inc. (“Oasis Petroleum”), OMP GP and OMS Holdings LLC, a Delaware limited liability company (“OMS Holdings”), entered into a support agreement (the “Support Agreement”) regarding the Oasis Midstream common units issued and outstanding immediately prior to the effective time owned by Oasis Petroleum or its subsidiaries (other than Oasis Midstream) (the “Sponsor Equity Units” and, together with the Sponsor Cash Units (as defined below), the “Sponsor Units”). Pursuant to the Support Agreement, Oasis Petroleum and OMS Holdings have agreed to, among other things (and as applicable), within 48 hours following the effectiveness of this registration statement on Form S-4, execute and deliver, or cause an affiliate to execute and deliver, a written consent (the “Written Consent”) covering all of the Sponsor Units approving the Merger Agreement and the transactions contemplated thereby. The Support Agreement and the Merger Agreement may be terminated in the event the Written Consent is not delivered. For more information, see the section titled “The Support Agreement” beginning on page 91 of this consent statement/prospectus. Oasis Midstream is sending this consent statement/prospectus to all Oasis Midstream common unitholders, including Oasis Petroleum, to request that they approve the Merger Agreement and the transactions contemplated thereby by executing and returning the written consent furnished with this consent statement/prospectus. When Oasis Petroleum and/or its affiliates, as applicable, execute and return the Written Consent approving the Merger Agreement and the transactions contemplated thereby, no other consents from the other Oasis Midstream common unitholders will be required to approve the Merger Agreement and the transactions contemplated thereby. OMP GP’s board of directors (the “OMP GP Board”) has set                ,                as the record date (which is referred to as the “Oasis Midstream Record Date”) for determining the holders of Oasis Midstream common units entitled to execute and deliver written consents with respect to this consent statement/prospectus.

This consent statement/prospectus serves as both consent statement of Oasis Midstream and a prospectus of Crestwood in connection with the Merger Agreement, the Mergers and the transactions contemplated thereby.

Q:	What will happen in the Mergers?

A:

If the Mergers are successfully completed, Merger Sub will be merged with and into Oasis Midstream, with Oasis Midstream surviving as a wholly owned subsidiary of Crestwood, and GP Merger Sub will be merged with and into OMP GP, with OMP GP surviving as a direct wholly owned subsidiary of Crestwood. In addition, if the LP Merger is successfully completed, the Oasis Midstream common units will no longer be listed and traded on the Nasdaq Stock Market LLC (the “Nasdaq”).

Q:	What will Oasis Midstream common unitholders, including Oasis Petroleum, receive in the Mergers?

A:

At the effective time of the Mergers (the “effective time”): (i) 6,520,944 Oasis Midstream common units issued and outstanding immediately prior to the effective time and owned by OMS Holdings and Oasis Petroleum (such Oasis Midstream common units, the “Sponsor Cash Units”), will be converted into and will thereafter represent the right to receive $150,000,000 in cash in the aggregate (the “Sponsor Cash Consideration”) and each Sponsor Equity Unit will be converted into and will thereafter represent the right to receive 0.7680 common units representing limited partner interests in Crestwood (such units “Crestwood common units” and such right, the “Sponsor Exchange Ratio”) for each Sponsor Equity Unit (the “Sponsor Equity Consideration”); and (ii) each Oasis Midstream common unit issued and outstanding immediately prior to the effective time (other than the Sponsor Units) (“Public Units”) will be converted into and will thereafter represent the right to receive 0.8700 Crestwood common units (such right, the “Public Holder Exchange Ratio” for each Oasis Midstream common unit (the “Public Holder Merger Consideration” and, together with the Sponsor Equity Consideration, the “Equity Consideration”)). If at any time during the period between the date of the Merger Agreement and the effective time any change in the outstanding Oasis Midstream common units or outstanding Crestwood common units shall occur, by reason of the occurrence or record date of any unit dividend, unit distribution, subdivision, reclassification, recapitalization, split, split-up, combination, exchange of units or other similar transaction, the Sponsor Cash Consideration, the Equity Consideration (as defined below) (the combination of the Sponsor Cash Consideration and the Equity Consideration being the “LP Merger Consideration”), the Sponsor Exchange Ratio, the Public Holder Exchange Ratio and any other similarly dependent items shall be equitably adjusted to provide to Crestwood, Merger Sub and the Oasis Midstream common unitholders the same economic effect as contemplated by the Merger Agreement prior to such action.

Based on the $30.32 closing price of Crestwood common units on Monday, October 25, 2021, the last full trading day before the public announcement of the Mergers, the per unit value of Oasis Midstream common units implied by the LP Merger is $23.23 for each Sponsor Unit and $26.38 for each Public Unit, or a total common equity valuation of Oasis Midstream of approximately $1.2 billion. The implied value of the Equity Consideration to be received in exchange for each Oasis Midstream common unit will fluctuate based on the market price of Crestwood common units until the completion of the LP Merger because the Equity Consideration is payable in a fixed number of Crestwood common units. As a result, the value of the per unit Equity Consideration that Oasis Midstream common unitholders will be entitled to receive upon consummation of the LP Merger may be greater than or less than the value of the Equity Consideration on the date of this consent statement/prospectus. Accordingly, we urge you to obtain current market quotations for the Crestwood common units and Oasis Midstream common units. Oasis Midstream common units are currently traded on the Nasdaq under the symbol “OMP,” and Crestwood common units are currently traded on the New York Stock Exchange (the “NYSE”) under the symbol “CEQP.”

Q:	What happens if the Mergers are not completed?

A:

If the Mergers are not completed for any reason, holders of Oasis Midstream common units (including Oasis Petroleum) will not receive any consideration in exchange for their Oasis Midstream common units. Additionally, Oasis Midstream will remain an independent public company with Oasis Midstream common units continuing to be traded on the Nasdaq. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, Oasis Midstream (or Oasis Petroleum) may be required to pay Crestwood a breakup fee of $40,000,000 (the “breakup fee”). Following payment of the breakup fee, Oasis Midstream will not have any further liability with respect to the Merger Agreement. For more information, see the section titled “The Merger Agreement—Breakup Fee” beginning on page 90 of this consent statement/prospectus.

Q:	Will any consideration be paid to Oasis Midstream common unitholders (other than Oasis Petroleum and certain of its subsidiaries) in the GP Merger?

A:

No. In the GP Merger, all of the limited liability company interests of OMP GP issued and outstanding immediately prior to the effective time will be converted into and will thereafter represent the right to receive $10,000,000 in cash (the “GP Merger Consideration”), which will be paid to OMS Holdings.

Q:	If I am an Oasis Midstream common unitholder, how will I receive the Public Holder Merger Consideration to which I become entitled?

A:

As soon as practicable following the effective time, the exchange agent will mail to you, (i) a notice advising you of the effectiveness of the LP Merger and the applicable terms of the exchange effected by the LP Merger; (ii) tax certification guidelines; and (iii) any other material reasonably required by the exchange agent, and in any event not later than the fifth business day following the effective time, the exchange agent shall cause to be issued and distributed to the holder(s) in whose name such Oasis Midstream common units were registered in book-entry form (i) the whole number of Crestwood common units issuable to such holder pursuant to the Merger Agreement, registered in the name of such holder(s), in the form of book-entry interests; and (ii) a check for any cash payable to such holder(s) in connection with a Crestwood distribution under Section 2.2(c) of the Merger Agreement. No fractional Crestwood common units will be issued as Equity Consideration. In lieu of receiving a fractional Crestwood common unit, all fractional Crestwood common units held by a holder will be aggregated and rounded up to the nearest whole Crestwood common unit. For more information about the exchange of Oasis Midstream common units for Crestwood common units, see “The Mergers—Exchange of Units” beginning on page 71 of this consent statement/prospectus.

Q:	Who is entitled to deliver written consents to approve the Merger Agreement?

A:

Only written consents received from holders of Oasis Midstream common units as of the Oasis Midstream Record Date, the close of business on                ,                , will be counted for purposes of approving the Merger Agreement and the transactions contemplated thereby. As of the Oasis Midstream Record Date, there were             Oasis Midstream common units outstanding.

Q:	Are there any important risks related to the Mergers or Crestwood’s or Oasis Midstream’s businesses of which I should be aware?

A:

Yes, there are important risks related to the Mergers and Crestwood’s and Oasis Midstream’s businesses. Before making any decision on how to vote, Crestwood and Oasis Midstream urge you to read carefully and in its entirety the section titled “Risk Factors” beginning on page 21 of this consent statement/prospectus. You also should read and carefully consider the risk factors relating to Crestwood and Oasis Midstream contained in the documents that are incorporated by reference into this consent statement/prospectus, including Crestwood’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for the three months ended March 31, 2021, June 30, 2021 and September 30, 2021, and Oasis Midstream’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for the three months ended March 31, 2021, June 30, 2021 and September 30, 2021, in each case as updated from time to time in each of Crestwood and Oasis Midstream’s subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”).

Q:	What Oasis Midstream unitholder approval is required to approve the Merger Agreement?

A:	The approval of the holders of a majority of Oasis Midstream’s outstanding common units is required to approve the Merger Agreement and the other transactions contemplated thereby.

Oasis Petroleum and OMS Holdings, which collectively own approximately 69.6% of the issued and outstanding Oasis Midstream common units, have entered into the Support Agreement, pursuant to which,Oasis Petroleum and OMS Holdings have agreed to, among other things (and as applicable), within 48 hours following the effectiveness of this registration statement on Form S-4, execute and deliver, or cause an affiliate to execute and deliver, the Written Consent approving the Merger Agreement and the transactions contemplated thereby. The delivery of the Written Consent will be sufficient to approve the Merger Agreement and the transactions contemplated thereby. When Oasis Petroleum and/or its affiliates, as applicable, execute and return the Written Consent approving the Merger Agreement, no other consents from the other Oasis Midstream common unitholders will be required to approve the Merger Agreement and the transactions contemplated thereby.

Q:	Do OMP GP directors and executive officers have interests that may differ from those of other Oasis Midstream common unitholders?

A:

Yes. Oasis Midstream common unitholders should be aware and take into account the fact that OMP GP directors and executive officers have interests in the Mergers that may be different from, or in addition to, the interests of Oasis Midstream common unitholders generally and that may create potential conflicts of interest (“Potential Conflicts”). The primary differentiating interest is that all of OMP GP’s officers and certain of OMP GP’s directors are also officers and/or directors of Oasis Petroleum. Other interests include rights to continuing indemnification and directors’ and officers’ liability insurance, as well as accelerated vesting of outstanding Oasis Midstream Restricted Unit Awards (as defined below). The OMP GP Board and the Oasis Midstream Conflicts Committee were aware of and carefully considered these interests, among other matters, in evaluating the terms and structure, overseeing the negotiation of, the Mergers, and in approving the Merger Agreement and the transactions contemplated thereby, including the Mergers. See the section titled “The Mergers—Interests of OMP GP Directors and Executive Officers in the Mergers” beginning on page 66 of this consent statement/prospectus.

Q:	What was the Oasis Midstream Conflicts Committee’s role in reviewing the Mergers with Crestwood and what did the Oasis Midstream Conflicts Committee determine?

A:

The Conflicts Committee of the OMP GP Board (the “Oasis Midstream Conflicts Committee”) reviewed the Merger Agreement and unanimously, in good faith, among other things (a) determined that the Merger Agreement and the transactions contemplated thereby, including the LP Merger, are in the best interests of Oasis Midstream and the holders of Oasis Midstream common units, excluding OMP GP and its affiliates, (b) approved the Merger Agreement and the transactions contemplated thereby, including the LP Merger, with such approval constituting “Special Approval” under the Second Amended and Restated Agreement of Limited Partnership of Oasis Midstream, dated as of March 30, 2021 (the “Oasis Midstream Partnership Agreement”) and (c) recommended to the OMP GP Board the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the LP Merger. For more information regarding the recommendation of the Oasis Midstream Conflicts Committee in making such determination, see “The Mergers—Approval of the Oasis Midstream Conflicts Committee and the OMP GP Board and Reasons for the Mergers” beginning on page 50 of this consent statement/prospectus.

Q:	What is the deadline for returning my written consent?

A:

Oasis Midstream common unitholders may execute and return their written consent as soon as reasonably practicable after the date this consent statement/prospectus becomes effective and until                ,                (the “consent deadline”).

Q:	How do I return my Oasis Midstream written consent?

A:

If you are an Oasis Midstream common unitholder as of the Oasis Midstream Record Date, and after carefully reading and considering the information contained in this consent statement/prospectus you wish to return your written consent, please complete, date and sign the enclosed written consent and promptly return it as instructed. If you are a direct registered holder of Oasis Midstream common units, please send the enclosed notice of consent to the address below or email a pdf copy of your signed and dated written consent to [__] to the email address below.

By Mail. [__].

By Email. [__]

Oasis Midstream will not be holding a meeting to approve the Merger Agreement, and therefore you will be unable to vote in person.

Q:	What if I hold both Crestwood common units and Oasis Midstream common units?

A:

If you are both a Crestwood common unitholder and an Oasis Midstream common unitholder, you will still receive consent solicitation materials from Oasis Midstream. Therefore, please complete, date and sign and deliver the written consent that you receive from Oasis Midstream.

Q:	If I am an Oasis Midstream common unitholder, can I change or revoke my written consent?

A:

Yes. You may change or revoke your written consent, at any time after this consent statement/prospectus is declared effective and until the consent deadline; however, such change or revocation may not have any effect, as the delivery of the Written Consent by Oasis Petroleum or its applicable affiliate pursuant to the Support Agreement will be sufficient to approve the Merger Agreement and the transactions contemplated thereby. If you wish to change or revoke your written consent, Oasis Midstream common unitholders may do so by sending in a new written consent with a later date or by delivering a notice of revocation to [__] prior to the consent deadline.

Q:	What if I sell my Oasis Midstream common units after the Oasis Midstream Record Date but before the effective time?

A:

If you sell or otherwise transfer your Oasis Midstream common units after the Oasis Midstream Record Date but prior to the effective time, you will not receive the Public Holder Merger Consideration. You must hold your Oasis Midstream common units through the effective time to receive the Public Holder Merger Consideration.

Q:	What do I do if I receive more than one set of consent solicitation materials?

A:

You may receive more than one set of consent solicitation materials, including multiple copies of this consent statement/prospectus or the consent solicitation materials. This can occur if you hold your Oasis Midstream common units in more than one brokerage account, if you hold Oasis Midstream common units directly as a holder of record and also in street name, or otherwise through another holder of record, and in certain other circumstances. If you receive more than one set of consent solicitation materials, please return each set separately in order to ensure that all of your written consents are delivered, as applicable.

Q:	What will happen if I do not execute and return my written consent?

A:

If you are an Oasis Midstream common unitholder as of the close of business on the Oasis Midstream Record Date and you do not execute and return a written consent, it will have the same effect as a vote against the approval of the Merger Agreement and the transactions contemplated thereby.

Q:	Are Oasis Midstream common unitholders entitled to seek appraisal rights if they do not deliver a written consent?

A:

No, Oasis Midstream common unitholders do not have appraisal rights in connection with the LP Merger under applicable law or the Oasis Midstream Partnership Agreement or contractual appraisal rights under the Merger Agreement.

Q:	What are the expected U.S. federal income tax consequences to an Oasis Midstream common unitholder as a result of the transactions contemplated by the Merger Agreement?

A:

Generally, no income or gain should be recognized by a holder of Oasis Midstream common units solely as a result of the receipt of the Public Holder Merger Consideration. However, a holder of Oasis Midstream common units may recognize income or gain in certain specific situations, including (i) with respect to any deemed distributions made to a unitholder in an amount in excess of the unitholder’s tax basis in its units, including as a result of a net decrease in such unitholder’s share of nonrecourse liabilities as a result of the LP Merger, (ii) to the extent contributions of cash or other property to Oasis Midstream after the date of the Merger Agreement and prior to the effective time of the LP Merger are treated as part of a “disguised sale” of property, (iii) if a holder is a non-U.S. person that beneficially owns or has beneficially owned at any time in the five-year period ending on the closing date of the LP Merger more than five percent of the total Oasis Midstream common units or (iv) to the extent a holder of Oasis Midstream common units is treated as receiving non-pro rata consideration as a result of the excess of the Public Holder Exchange Ratio over the Sponsor Exchange Ratio.

The amount and effect of any income or gain that may be recognized by a holder of Oasis Midstream common units will depend on such holder’s particular situation, including the ability of such holder to utilize any suspended passive losses.

For additional information, please read “Material U.S. Federal Income Tax Consequences of the LP Merger” and “Risk Factors—Risks Related to the Mergers.”

Q:	What are the expected U.S. federal income tax consequences for an Oasis Midstream common unitholder of the ownership of Crestwood common units after the LP Merger is completed?

A:

Each holder of Oasis Midstream common units who becomes a holder of Crestwood common units as a result of the LP Merger will, as is the case for existing Crestwood common unitholders, be allocated such holder’s distributive share of Crestwood’s income, gains, losses, deductions and credits. In addition to U.S. federal income taxes, such holder may be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which Crestwood conducts business or owns property following the LP Merger, or in which the holder is a resident. Please read “Material U.S. Federal Income Tax Consequences of Crestwood Common Unit Ownership.”

Q:	Upon completion of the LP Merger, how many Schedules K-1 will I receive if I am an Oasis Midstream common unitholder?

A:

If you are a holder of Oasis Midstream common units, you will receive two Schedules K-1 in the year in which the LP Merger closes, one from Oasis Midstream, which will describe your share of Oasis Midstream’s income, gain, loss and deduction for the portion of the tax year that you held Oasis Midstream common units prior to the effective time, and one from Crestwood, which will describe your share of Crestwood’s income, gain, loss and deduction for the portion of the tax year you held Crestwood common units following the effective time.

If the LP Merger closes in 2022, Oasis Midstream expects to furnish a Schedule K-1 to each Oasis Midstream common unitholder within 90 days of the end of calendar years 2021 and 2022, respectively.

Crestwood expects to furnish a Schedule K-1 to each Crestwood common unitholder within 90 days of the closing of Crestwood’s taxable year on December 31, 2022, whether or not the LP Merger closes in 2022. Accordingly, if the LP Merger closes in 2022, a holder of Oasis Midstream common units will receive one Schedule K-1 in 2022 from Oasis Midstream, and two Schedules K-1 in 2023, one from Oasis Midstream and one from Crestwood.

Q:	What are the conditions to the completion of the Mergers and the other transactions contemplated by the Merger Agreement?

A:

The completion of the Mergers is subject to the satisfaction or waiver of customary closing conditions, including, among others: (i) adoption of the Merger Agreement by holders of a majority of the outstanding Oasis Midstream common units entitled to vote thereon, (ii) absence of any court order or regulatory injunction prohibiting completion of the Mergers, (iii) expiration or termination of review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iv) effectiveness of this registration statement, (v) the mailing of the combined consent statement/prospectus to all holders of Oasis Midstream common units following effectiveness of this registration statement and at least 20 days prior to the closing date, (vi) the authorization for listing of Crestwood common units to be issued in the LP Merger on the NYSE, (vii) the consummation of certain reorganization transactions (the “Pre-Closing Transactions”) and (viii) the receipt by Oasis Midstream and Crestwood of certain opinions related to U.S. federal income tax matters (see “The Merger Agreement—Conditions to the Mergers” beginning on page 74 of this consent statement/prospectus).

Q:	When are the Mergers and the other transactions contemplated by the Merger Agreement expected to be completed?

A:

As of the date of this consent statement/prospectus, it is not possible to accurately estimate the closing date for the Mergers because the Mergers are subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to Crestwood’s and Oasis Midstream’s obligations to complete the Mergers; however, Crestwood and Oasis Midstream currently expect the Mergers to close in early 2022. Due to the requirement to obtain certain governmental approvals and other conditions necessary to complete the Mergers, no assurance can be given as to when, or if, the Mergers will be completed.

Q:	What will happen to outstanding Oasis Midstream equity awards in the Mergers?

A:

At the effective time, each award of restricted units that corresponds to Oasis Midstream common units, vested or unvested (each, an “Oasis Midstream Restricted Unit Award”), that is outstanding immediately prior to the effective time, will, immediately prior to the effective time, automatically become fully vested to the extent unvested and will, without any action on the part of Oasis Midstream, Crestwood or the holder thereof and subject to satisfaction of all applicable tax withholding obligations, be cancelled and converted into a right to receive a number of unrestricted Crestwood common units equal to the product obtained by multiplying the number of Oasis Midstream common units subject to such Oasis Midstream Restricted Unit Award immediately prior to the effective time by the Public Holder Exchange Ratio, rounded up or down to the nearest whole Crestwood common unit and less any units withheld to satisfy any tax withholding obligations.

Q:	If I am an Oasis Midstream common unitholder, do I need to do anything at this time with my common units other than delivering my written consent?

A:

If you are an Oasis Midstream common unitholder, you will be entitled to receive the Public Holder Merger Consideration for your Oasis Midstream common units after the effective time. The only action you are requested to take at this time is to affirmatively deliver written consent FOR the approval of the Merger Agreement and the transactions contemplated thereby in accordance with the method of written consent set forth in the section entitled “Oasis Midstream Solicitation of Written Consents” beginning on page 33 of this consent statement/prospectus.

Q:	Should I surrender my Oasis Midstream common units for exchange now to receive the Public Holder Merger Consideration?

A:

No. Oasis Midstream common unitholders should not surrender their Oasis Midstream common units for exchange to any person at this time. After the effective time, the exchange agent will effect the exchange of the Public Units for the Public Holder Merger Consideration. See the section titled “The Mergers—Exchange of Units” beginning on page 71 of this consent statement/prospectus.

Q:	How will the Mergers and the other transactions contemplated by the Merger Agreement be financed?

A:

Crestwood has, and at the closing will have, sufficient cash, available lines of credit or other sources of immediately available funds to pay the Sponsor Cash Consideration and the GP Merger Consideration and to refinance Oasis Midstream’s indebtedness or otherwise satisfy requirements of such obligations in connection with the consummation of the transactions contemplated by the Merger Agreement. Because (i) the Public Holder Merger Consideration consists of the right to receive Crestwood common units, (ii) each Sponsor Equity Unit consists of the right to receive Sponsor Equity Consideration for each Oasis Midstream common unit owned as of the effective time and (iii) Crestwood has sufficient cash, available lines of credit or other sources of immediately available funds to pay the Sponsor Cash Consideration, no financing is required to complete the LP Merger.

Q:	Is the completion of the Mergers and the other transactions contemplated by the Merger Agreement subject to a financing condition?

A:	No. The receipt of any financing by Crestwood is not a condition to completion of the Mergers or any of the other transactions contemplated by the Merger Agreement.

Q.	Will the Crestwood common units issued to Oasis Midstream common unitholders be traded on an exchange?

A:

Yes. It is a condition to completion of the LP Merger that the Crestwood common units to be issued to Oasis Midstream common unitholders in the LP Merger be approved for listing on the NYSE, subject to official notice of issuance, under the symbol “CEQP.”

Q:	If I am an Oasis Midstream common unitholder, whom should I call with questions?

A:

If you have any questions about the transactions contemplated by the Merger Agreement or the Oasis Midstream consent solicitation materials, or desire additional copies of this consent statement/prospectus, you should contact:

[    ]

[    ]

Telephone: [    ]

Toll Free: [    ]

Email: [    ]

or

Oasis Midstream Partners LP

1001 Fannin Street, Suite 1500

Houston, Texas 77002

Attention: Investor Relations

Telephone: (281) 404-9500

Q:	Where can I find more information about Crestwood and Oasis Midstream?

A:

You can find more information about Crestwood and Oasis Midstream from the various sources described under “Where You Can Find More Information” beginning on page 159 of this consent statement/prospectus.

SUMMARY

This summary highlights selected information from this document. You are urged to carefully read the entire document and the other documents referred to and incorporated in this document because the information in this section does not provide all of the information that might be important to you with respect to the Merger Agreement and the transactions contemplated thereby, including the Mergers. See “Where You Can Find More Information” beginning on page 159 of this consent statement/prospectus. Each item in this summary refers to the page of this document on which that subject is discussed in more detail.

Information About the Companies (See page 32)

Crestwood is a master limited partnership that manages, owns and operates crude oil, natural gas and NGL midstream assets and operations. Its non-economic general partner interest (the “Crestwood General Partner Interest”) is held by Crestwood GP. The address of Crestwood’s principal executive office is 811 Main Street, Suite 3400, Houston, Texas 77002, and the telephone number at this address is (832) 519-2200.

Oasis Midstream is a Delaware limited partnership with common units traded on the Nasdaq under the symbol “OMP.” Oasis Midstream owns, develops, operates and acquires a diversified portfolio of midstream assets in North America. Oasis Midstream was formed by its sponsor, Oasis Petroleum, in 2017. Oasis Midstream’s executive offices are located at 1001 Fannin Street, Suite 1500, Houston, Texas 77002, and its telephone number is (281) 404-9500.

Merger Sub is a Delaware limited liability company and wholly owned subsidiary of Crestwood. Merger Sub has not carried on any activities to date, other than activities incidental to its formation or undertaken in connection with the transactions contemplated by the Merger Agreement. The address of Merger Sub’s principal executive office is 811 Main Street, Suite 3400, Houston, Texas 77002, and the telephone number at this address is (832) 519-2200.

GP Merger Sub is a Delaware limited liability company and a direct wholly owned subsidiary of Crestwood. GP Merger Sub has not carried on any activities to date, other than activities incidental to its formation or undertaken in connection with the transactions contemplated by the Merger Agreement. The address of GP Merger Sub’s principal executive office is 811 Main Street, Suite 3400, Houston, Texas 77002, and the telephone number at this address is (832)  519-2200.

The Mergers (See page 36)

Crestwood and Oasis Midstream have entered into a Merger Agreement, pursuant to which Crestwood will acquire Oasis Midstream, and Oasis Midstream will cease to be a publicly held limited partnership. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time (i) Merger Sub will merge with and into Oasis Midstream, with Oasis Midstream continuing as the surviving entity and a wholly owned subsidiary of Crestwood, and (ii) GP Merger Sub will merge with and into OMP GP, with OMP GP surviving the GP Merger as a direct wholly owned subsidiary of Crestwood.

The Merger Agreement is attached as Annex A to this document, and both Crestwood and Oasis Midstream encourage you to read it carefully, and in its entirety, because it is the legal document that governs the Mergers.

LP Merger Consideration (See page 74)

In the LP Merger, (i) 6,520,944 Oasis Midstream common units held by OMS Holdings will be exchanged for $150,000,000 in cash and each other Oasis Midstream common unit owned by Oasis Petroleum or its subsidiaries (other than Oasis Midstream) as of immediately prior to the effective time will be exchanged for 0.7680 Crestwood common units and (ii) the other holders of Oasis Midstream common units other than Sponsor Units described in (i) will receive, for each such Oasis Midstream common unit they own as of immediately prior to the effective time, 0.8700 Crestwood common units.

GP Merger Consideration (See page 74)

In the GP Merger, the holder of OMP GP’s limited liability company interests will receive the right to receive $10,000,000 in cash. Oasis Petroleum indirectly owns 100% of the limited liability company interests in OMP GP.

Treatment of Oasis Midstream Equity Awards (See page 67)

Each Oasis Midstream Restricted Unit Award that is outstanding immediately prior to the effective time will, immediately prior to the effective time, automatically become fully vested and will, without any action on the part of Oasis Midstream, Crestwood or the holder thereof, be cancelled and converted into a right to receive a number of unrestricted Crestwood common units equal to the product obtained by multiplying the number of Oasis Midstream common units subject to such Oasis Midstream Restricted Unit Award immediately prior to the effective time by the Public Holder Exchange Ratio, rounded up or down to the nearest whole Crestwood common unit and less any units withheld to satisfy tax withholding obligations.

The Support Agreement (See page 91)

Contemporaneously with the execution of the Merger Agreement, Oasis Midstream, Crestwood, Oasis Petroleum, OMP GP and OMS Holdings entered into the Support Agreement regarding the Sponsor Units. Pursuant to the Support Agreement, Oasis Petroleum and OMS Holdings have agreed to, among other things (and as applicable), within 48 hours following the effectiveness of this registration statement on Form S-4, execute and deliver, or cause an affiliate to execute and deliver, the Written Consent covering all of the Sponsor Units approving the Merger Agreement and the transactions contemplated thereby. The Merger Agreement may be terminated in the event the Written Consent is not delivered. A copy of the Support Agreement is attached as Annex B to this consent statement/prospectus.

Summary of Risk Factors (See page 21)

All of the risk factors together with all of the other information included in, or incorporated by reference into, this consent statement/prospectus should carefully be considered before deciding whether to deliver the written consent relating to the Oasis Midstream common units. Some of these risks include, but are not limited to, those described below and in more detail under the section heading “Risk Factors.”

Risks Related to the Mergers

•

Because the market price of Crestwood common units will fluctuate prior to the consummation of the LP Merger, Oasis Midstream common unitholders cannot be sure of the market value of Crestwood common units that they will receive in the LP Merger.

•

The fairness opinion rendered to the Oasis Midstream Conflicts Committee by Jefferies LLC (“Jefferies”) was based on market and other conditions then existing and which could be evaluated by Jefferies as of October 25, 2021, and certain financial forecasts and other information made available to Jefferies, as of the date of the opinion. As a result, the opinion does not reflect changes in facts or other matters affecting Jefferies’ opinion of which Jefferies became aware of after the date of such opinion. The Oasis Midstream Conflicts Committee has not obtained, and does not expect to obtain, an updated fairness opinion from Jefferies reflecting changes in fact or other matters that may have occurred since the signing of the Merger Agreement.

•

The Mergers are subject to various closing conditions, and if the closing conditions are satisfied at all, any delay in completing the Mergers may reduce or eliminate the benefits expected and delay the payment of the LP Merger Consideration to Oasis Midstream’s common unitholders.

•

Certain executive officers and directors of OMP GP have interests in the Mergers that are different from, or in addition to, the interests of Oasis Midstream common unitholders generally, which could have influenced their decision to support the Mergers or approve the Merger Agreement.

•	The Merger Agreement and the Support Agreement limit Oasis Midstream’s ability to pursue alternatives to the Mergers.

•

Maintaining credit ratings is under the control of ratings agencies, which are independent third parties. There can be no assurances that the rating agencies will not downgrade the debt of the combined company, and such downgrade could negatively impact the combined company’s access to capital and costs of doing business.

•	The unaudited prospective financial information included herein is based on various assumptions that may not prove to be correct.

•

The unaudited pro forma condensed consolidated combined financial information included in this consent statement/prospectus is based on various assumptions that may not prove to be correct, and it is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the Mergers.

•	A different set of factors and conditions affect Crestwood common units and could have a negative impact on the unit price.

•	Crestwood common units to be received by Oasis Midstream common unitholders as a result of the LP Merger will have different rights from Oasis Midstream common units.

•

If the Merger Agreement is terminated, under certain circumstances, Oasis Midstream may be obligated to pay a breakup fee to Crestwood. This fee could require Oasis Midstream to seek loans or use Oasis Midstream’s available cash that would have otherwise been available for operations, distributions or other general partnership purposes.

•

The failure to successfully combine the businesses of Crestwood and Oasis Midstream in the expected time frame may adversely affect Crestwood’s future results, which may adversely affect the value of the Crestwood common units that Oasis Midstream common unitholders would receive in the LP Merger.

•	If the LP Merger is approved by the Oasis Midstream common unitholders, the date that the Oasis Midstream common unitholders will receive the LP Merger Consideration is uncertain.

•

If a governmental authority asserts objections to the Mergers, Crestwood and Oasis Midstream may be unable to complete the Mergers or, in order to do so, Crestwood and Oasis Midstream may be required to comply with material restrictions or satisfy material conditions.

•	The pendency of the Mergers could materially adversely affect the future business and operations of Oasis Midstream or result in a loss of Oasis Midstream employees.

•	Crestwood and Oasis Midstream may be subject to class action lawsuits relating to the Mergers, which could materially adversely affect their business, financial condition and operating results.

•	Failure to complete the Mergers could negatively affect the per unit price of Oasis Midstream common units and Oasis Midstream’s future businesses and financial results.

•	Oasis Midstream common unitholders are not entitled to appraisal rights in connection with the LP Merger.

Tax Risks Related to the LP Merger

•	No ruling has been obtained with respect to the U.S. federal income tax consequences of the LP Merger.

•	The expected U.S. federal income tax consequences of the LP Merger are dependent upon Crestwood and Oasis Midstream being treated as partnerships for U.S. federal income tax purposes.

•	Oasis Midstream common unitholders could recognize taxable income or gain for U.S. federal income tax purposes, in certain circumstances, as a result of the LP Merger.

Tax Risks Related to Owning Crestwood Units Following the LP Merger

•	Following the LP Merger, holders of Oasis Midstream common units will generally be subject to the same tax risks that apply to existing holders of Crestwood common units.

Approvals Required by the Oasis Midstream Common Unitholders to Complete the LP Merger and the Other Transactions Contemplated by the Merger Agreement (See page 69)

Oasis Petroleum and OMS Holdings, which collectively own approximately 69.6% of the issued and outstanding Oasis Midstream common units have entered into the Support Agreement pursuant to which Oasis Petroleum and OMS Holdings have agreed that, subject to the terms and conditions of the Support Agreement, Oasis Petroleum and OMS Holdings have agreed to, among other things (and as applicable), within 48 hours following the effectiveness of this registration statement on Form S-4, execute and deliver, or cause an affiliate to execute and deliver, a Written Consent. The delivery of the Written Consent will be sufficient to approve the Merger Agreement and the transactions contemplated thereby. Oasis Midstream is sending this consent statement/prospectus to all of its common unitholders, including the Oasis Petroleum, to request that they approve the Merger Agreement and the transactions contemplated thereby by executing and returning the written consent furnished with this consent statement/prospectus. When Oasis Petroleum and/or its affiliates, as applicable, execute and return the Written Consent no other consents from the other Oasis Midstream common unitholders will be required to approve the Merger Agreement and the transactions contemplated thereby.

Approval of the Oasis Midstream Conflicts Committee and the OMP GP Board and Reasons for the Mergers (See page 50)

On October 25, 2021, the Oasis Midstream Conflicts Committee unanimously, and in good faith, among other things (a) determined that the Merger Agreement and the transactions contemplated thereby, including the LP Merger, are in the best interests of Oasis Midstream and the holders of Oasis Midstream common units, excluding the OMP GP and its affiliates, (b) approved the Merger Agreement and the transactions contemplated thereby, including the LP Merger, upon the terms and conditions set forth in the Merger Agreement, with such approval constituting “Special Approval” for all purposes under the Oasis Midstream Partnership Agreement, and (c) recommended to the OMP GP Board the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the LP Merger.

Later on October 25, 2021, upon receiving the approval and recommendation of the Oasis Midstream Conflicts Committee, the OMP GP Board unanimously, and in good faith, (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are in the best interests of Oasis Midstream and, with respect to the GP Merger, OMP GP, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, (c) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers and (d) authorized and directed that the approval of the Merger Agreement and the transactions contemplated thereby be submitted to a vote of Oasis Midstream’s limited partners pursuant to Section 14.3 of the Oasis Midstream Partnership Agreement and authorized Oasis Midstream’s limited partners to act by written consent pursuant to Section 13.11 of the Oasis Midstream Partnership Agreement.

In reaching its decision to approve the Merger Agreement and direct that the approval of the Merger Agreement and the transactions contemplated thereby be submitted to Oasis Midstream’s common unitholders for approval by written consent, the Oasis Midstream Conflicts Committee and the OMP GP Board consulted with Oasis Midstream management and their respective financial and legal advisors and considered the factors described in the section titled “The Mergers—Approval of the Oasis Midstream Conflicts Committee and the OMP GP Board and Reasons for the Mergers” beginning on page 50 of this consent statement/prospectus.

Opinion of Oasis Midstream Conflicts Committee’s Financial Advisor (See page 55)

The Oasis Midstream Conflicts Committee engaged Jefferies to act as its financial advisor in connection with the Merger Agreement and the transactions contemplated thereby. At a meeting of the Oasis Midstream Conflicts Committee held on October 25, 2021, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated as of the same date, to the Oasis Midstream Conflicts Committee to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the scope of review undertaken as described in its opinion, the Public Holder Exchange Ratio in the LP Merger and the resulting Public Holder Merger Consideration was fair, from a financial point of view, to Oasis Midstream and the holders of Oasis Midstream common units (other than the Sponsor Units) (“Public Holders”). For additional information, see the section entitled “The Mergers—Opinion of the Oasis Midstream Conflicts Committee’s Financial Advisor.”

The full text of Jefferies’ opinion, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the scope of review undertaken by Jefferies in rendering its opinion, is attached as Annex C to this consent statement/prospectus and is incorporated herein by reference. The summary of Jefferies’ opinion set forth in this consent statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Oasis Midstream common unitholders are encouraged to read the opinion and the description carefully and in their entirety. Jefferies provided its opinion solely for the information and benefit of the Oasis Midstream Conflicts Committee (in its capacity as such) in connection with its evaluation of the Mergers.

Jefferies’ opinion is based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of October 25, 2021. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after October 25, 2021.

For additional information, see the section entitled “The Mergers—Opinion of the Oasis Midstream Conflicts Committee’s Financial Advisor” beginning on page 55 and Annex C.

Interests of OMP GP Directors and Executive Officers in the Mergers (See page 66)

In considering the recommendation of the OMP GP Board that Oasis Midstream common unitholders vote in favor of the Merger Agreement and the transactions contemplated thereby, Oasis Midstream common unitholders should be aware of and take into account the fact that OMP GP directors and executive officers have interests in the Mergers that may be different from, or in addition to, those of the other Oasis Midstream common unitholders generally. The primary differentiating interest is that all of OMP GP’s officers and certain of OMP GP’s directors are also officers and/or directors of Oasis Petroleum. Other interests include rights to continuing indemnification and directors’ and officers’ liability insurance, as well as accelerated vesting of outstanding

Oasis Midstream Restricted Unit Awards. See “The Mergers—Interests of OMP GP Directors and Executive Officers in the Mergers” for a more detailed description of these interests. The OMP GP Board was aware of and carefully considered these interests, among other matters, in evaluating the terms and structure, and overseeing the negotiation, of the Mergers, in approving the Merger Agreement and the transactions contemplated thereby, including the Mergers, and in recommending that the Oasis Midstream common unitholders approve the Merger Agreement and transactions contemplated thereby.

Regulatory Approvals (See page 70)

Governmental and regulatory approvals are required to complete the transactions contemplated by the Merger Agreement. These approvals include the expiration or termination of the applicable waiting period under the HSR Act. Crestwood and Oasis Midstream each filed the required notification and report forms under the HSR Act on November 9, 2021. At any time before or after the completion of the Mergers, the Antitrust Division of the Department of Justice, the Federal Trade Commission (“FTC”) or others could take action under the antitrust laws as deemed necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the Mergers or to permit completion only subject to divestitures, behavioral commitments or other regulatory concessions or conditions.

No Appraisal or Dissenters’ Rights (See page 76)

No appraisal or dissenters’ rights are available with respect to the Mergers.

Listing of Crestwood Common Units Issued in the Transactions; Delisting and Deregistration of Oasis Midstream Common Units (See page 72)

Crestwood common units are currently listed on the NYSE under the ticker symbol “CEQP.” It is a condition to closing that the Crestwood common units to be issued in the LP Merger to Oasis Midstream common unitholders as contemplated by the Merger Agreement will have been approved for listing on the NYSE, subject to official notice of issuance.

Oasis Midstream common units are currently listed on the Nasdaq under the ticker symbol “OMP.” If the Mergers are completed, Oasis Midstream common units will cease to be listed on the Nasdaq and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Conditions to the Mergers (See page 74)

The obligations of Crestwood, on the one hand, and Oasis Midstream, on the other hand, to complete the Mergers are subject to the fulfillment (or waiver) of the following conditions, among others:

•

Oasis Midstream Common Unitholder Approval. Approval of the Merger Agreement by holders of a majority of the outstanding Oasis Midstream common units, voting as a single class, entitled to vote thereon.

•	No Injunction. No injunction or law prohibiting the Mergers.

•	Regulatory Approvals. Expiration or termination of any applicable waiting period or any timing agreement under the HSR Act.

•

Registration Statement. The registration statement (of which this consent statement/prospectus forms a part) must be effective, and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for such purpose has been initiated or threatened by the SEC.

•	Accuracy of Representations; No Material Adverse Effect. Accuracy of the other party’s representations, subject to certain exceptions.

•	Compliance with Covenants. Compliance with each party’s covenants, subject to certain exceptions.

•

Tax Opinion. Receipt of an opinion from Vinson & Elkins L.L.P. (“Vinson & Elkins”) (or other nationally recognized tax counsel reasonably satisfactory to Oasis Midstream and Crestwood) that (a) the gross income of Oasis Midstream for all of the calendar year that immediately precedes the calendar year that includes the closing date and each calendar quarter of the calendar year that includes the closing date for which financial data is available meets the 90% qualifying income test, (b) the gross income of Crestwood for all of the calendar year that immediately precedes the calendar year that includes the closing date and each calendar quarter of the calendar year that includes the closing date for which financial data is available meets the 90% qualifying income test and (c) the combined gross income of Oasis Midstream and Crestwood for all of the calendar year that immediately precedes the calendar year that includes the closing date and each calendar quarter of the calendar year that includes the closing date for which financial data is available meets the 90% qualifying income test.

•

Closing Deliverables. Oasis Petroleum, Oasis Midstream and Crestwood and their respective affiliates, as applicable, must have entered into the transition services agreement, the registration rights agreement, the master amendment to the commercial agreements and the director nomination agreement.

In addition, the obligations of Oasis Midstream to complete the Mergers are subject to the fulfillment (or waiver) of the following condition, among others:

•	NYSE Listing. Approval for listing on the NYSE, subject to official notice of issuance, of the Crestwood common units to be issued in the LP Merger.

•

Tax Opinion. Oasis Midstream and OMP GP shall have received an opinion of Vinson & Elkins (or other nationally recognized tax counsel reasonably satisfactory to Oasis Midstream, which includes Baker Botts L.L.P. (“Baker Botts”)) that for U.S. federal income tax purposes (i) Oasis Midstream should not recognize any income or gain as a result of the LP Merger and (ii) no taxable income or gain should be recognized by holders of Oasis Midstream common units (in their capacity as holders of Oasis Midstream common units) as a result of the LP Merger (other than any income or gain resulting from (A) any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code (the “Code”), (B) the deemed sale of Crestwood common units pursuant to the withholding provisions of the Merger Agreement, (C) the payment of the Sponsor Cash Consideration, (D) the receipt of any Equity Consideration that is not pro rata (including as a result of the excess of the Public Holder Exchange Ratio over the Sponsor Exchange Ratio), (E) a disguised sale attributable to contributions of cash or other property to Oasis Midstream after the date of the Merger Agreement and prior to the effective time, (F) the receipt of the GP Merger Consideration, (G) the application of Section 897 of the Code and the treasury regulations (the “Treasury Regulations”) thereunder to any non-U.S. holder of Oasis Midstream common units that has beneficially owned more than five percent of the total Oasis Midstream common units at any time in the five-year period ending on the closing date or (H) the enactment or amendment of special gain recognition rules applicable to persons other than corporations that hold Oasis Midstream common units that were received in exchange for incentive distribution rights of Oasis Midstream).

In addition, the obligations of Crestwood to complete the Mergers are subject to the fulfillment (or waiver) of the following condition, among others:

•	Pre-Closing Transactions. Oasis Midstream shall have completed certain Pre-Closing Transactions, including a contribution from certain affiliates of Oasis Petroleum of 100% of the limited liability company interests of Oasis Midstream Services LLC (“OMS”) to Oasis Midstream or a subsidiary thereof in exchange for $6.65 million in cash.

•

Tax Opinion. Crestwood shall have received an opinion of Baker Botts that for U.S. federal income tax purposes (i) Crestwood should not recognize any income or gain as a result of the Mergers (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code), and (ii) no income or gain should be recognized by holders of Crestwood common units immediately prior to the LP Merger as a result of the LP Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code).

Neither Crestwood nor Oasis Midstream can give any assurance that all of the conditions to the Mergers will either be satisfied or waived or that the Mergers will occur. See “The Merger Agreement—Conditions to the Mergers.”

Termination of Merger Agreement (See page 89)

The Merger Agreement can be terminated in the following circumstances (see “The Merger Agreement—Termination of the Merger Agreement”):

•	Mutual Agreement. Mutual agreement of Crestwood and Oasis Midstream.

•

End Date. Termination by either party, if the LP Merger has not closed by April 25, 2022, which may be automatically extended to October 25, 2022 in certain circumstances (such date, as it may be extended, is referred to as the “End Date”).

•	Final Injunction or Other Law. Termination by either party, if a permanent injunction has been issued or other law has been enacted prohibiting the Mergers.

•	Breach of Representations or Covenants. Termination by the non-breaching party if the other party has breached its representations or covenants in certain circumstances.

•	Written Consent. Termination by either party if the Written Consent is not delivered pursuant to Section 2.1 of the Support Agreement.

Breakup Fee (See page 90)

Oasis Midstream must pay Crestwood the breakup fee of $40,000,000 if the Written Consent is not delivered within 48 hours after this registration statement has been declared effective by the SEC (see “The Merger Agreement—Breakup Fee”) and the Merger Agreement is terminated by either party as a result therefrom unless the Oasis Midstream Conflicts Committee determines in good faith that the termination of the Merger Agreement, and payment of the breakup fee, would not be in the best interests of Oasis Midstream and the holders of Public Units and, in such case, the breakup fee will be paid by Oasis Petroleum.

Accounting Treatment of the Mergers (See page 70)

In accordance with accounting principles generally accepted in the United States and in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 805-Business Combinations, Crestwood will account for the LP Merger as an acquisition of a business.

Material U.S. Federal Income Tax Consequences of the LP Merger (See page 104)

The tax consequences of the LP Merger to each Oasis Midstream common unitholder will depend on such unitholder’s own situation. The tax discussions in this consent statement/prospectus focus on the U.S. federal income tax consequences generally applicable to individuals who are residents or citizens of the United States that acquired their units for cash and hold their units as capital assets, and these discussions have only limited application to other unitholders. Oasis Midstream common unitholders are urged to consult their tax advisor for a full understanding of the U.S. federal, state, local and foreign tax consequences of the LP Merger to them.

For U.S. federal income tax purposes, the LP Merger is intended to be a partnership merger transaction under Treasury Regulations Sections 1.708-1(c)(1) and 1.708-1(c)(3)(i), whereby Oasis Midstream is treated as the terminating partnership and Crestwood is treated as the resulting partnership.

Accordingly, for U.S. federal income tax purposes, as a result of the LP Merger: (i) Oasis Petroleum should be treated as selling a portion of its Oasis Midstream common units to Crestwood prior to the LP Merger, (ii) Oasis Midstream should be deemed to contribute all of its assets to Crestwood in exchange for Crestwood common units and the assumption of Oasis Midstream’s liabilities and (iii) Oasis Midstream should then be deemed to distribute Crestwood common units to the holders of Oasis Midstream common units in liquidation of Oasis Midstream.

Except (i) with respect to any deemed distributions made to a unitholder in an amount in excess of the unitholder’s tax basis in its units, including as a result of a net decrease in such unitholder’s share of nonrecourse liabilities as a result of the LP Merger, (ii) to the extent contributions of cash or other property to Oasis Midstream after the date of the Merger Agreement and prior to the effective time of the LP Merger are treated as part of a “disguised sale” of property, (iii) if a holder is a non-U.S. person that beneficially owns or has beneficially owned at any time in the five-year period ending on the closing date of the LP Merger more than five percent of the total Oasis Midstream common units or (iv) to the extent a holder of Oasis Midstream common units is treated as receiving non-pro rata consideration as a result of the excess of Public Holder Exchange Ratio over the Sponsor Exchange Ratio, no gain or loss should be recognized for U.S. federal income tax purposes by a holder of Oasis Midstream common units solely as a result of the receipt of the Public Holder Merger Consideration.

Oasis Midstream intends to specially allocate unrealized gain and loss to the capital accounts of Oasis Midstream common unitholders in an effort to achieve relative capital accounts consistent with the Public Holder Exchange Ratio and the Sponsor Exchange Ratio. In the event such allocations are insufficient, Oasis Midstream may specially allocate gross income and loss among the Oasis Midstream common unitholders in Oasis Midstream’s taxable period ending on the effective date of the LP Merger to achieve capital accounts consistent with the Public Holder Exchange Ratio or the Sponsor Exchange Ratio, as applicable. Following the LP Merger, each holder of Crestwood common units will be treated as a partner of Crestwood for U.S. federal income tax purposes. For additional information, please read the section entitled “Material U.S. Federal Income Tax Consequences of the LP Merger.”

Expected Timing of the Mergers (See page 69)

Crestwood and Oasis Midstream currently expect to complete the Mergers in early 2022, subject to the receipt of regulatory approvals and the satisfaction or waiver of the other conditions to completion of the Mergers. Because many of the conditions to completion of the Mergers are beyond the control of Crestwood and Oasis Midstream, the exact timing for completion of the Mergers cannot be predicted with any degree of certainty.

Comparison of Rights of Crestwood Common Unitholders and Oasis Midstream Common Unitholders (See page 138)

Oasis Midstream common unitholders will own Crestwood common units following the completion of the Mergers, and their rights associated with those Crestwood common units will be governed by the Sixth Amended and Restated Agreement of Limited Partnership of Crestwood, dated August 20, 2021 (the “Crestwood Partnership Agreement”), which differs in a number of respects from the Oasis Midstream Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”).

Market Price Information

The high and low trading prices for the Crestwood common units as of October 25, 2021, the last trading day immediately before the public announcement of the Mergers, were $30.56 and $29.80, respectively. The high and low trading prices for the Oasis Midstream common units as of October 25, 2021, the last trading day immediately before the public announcement of the Mergers, were $24.75 and $24.09, respectively.

The following table sets forth the closing sale price per Crestwood common unit as reported on the NYSE and the closing sale price per unit of Oasis Midstream common units as reported on the Nasdaq, in each case on October 25, 2021, the last trading day before the public announcement of the parties entering into the Merger Agreement, and on                ,                , the last practicable trading day prior to the mailing of this consent statement/prospectus. The table also shows the estimated implied value of the Public Holder Merger Consideration proposed for each Oasis Midstream common unit as of the same two dates. The implied value was calculated by multiplying the NYSE closing price of a Crestwood common unit on the relevant date by the Public Holder Exchange Ratio of 0.8700.

	Crestwood Common Unit Closing Price		Oasis Midstream Common Unit Closing Price		Public Holder Exchange Ratio	Implied Per Unit Value of Public Holder Merger Consideration
October 25, 2021		$30.32		$24.26	0.8700		$26.38
,	$		$		0.8700	$

Oasis Midstream common unitholders are encouraged to obtain current market quotations for Crestwood common units and Oasis Midstream common units and to review carefully the other information contained in this consent statement/prospectus or incorporated by reference herein. No assurance can be given concerning the market price of Crestwood common units before or after the effective date of the Mergers. For additional information, see the section entitled “Where You Can Find More Information” beginning on page 159.

Selected Unaudited Pro Forma Condensed Consolidated Combined Financial Information (See page 92)

The following selected unaudited pro forma condensed consolidated combined balance sheet data as of September 30, 2021 reflects the Transactions (as defined herein) as if they occurred on September 30, 2021. The unaudited pro forma condensed consolidated combined statement of operations data for the nine months ended September 30, 2021 and the year ended December 31, 2020 reflect the Transactions (as defined herein) as if they occurred on January 1, 2020.

The unaudited pro forma condensed consolidated combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Transactions (as defined herein) had been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated combined financial information does not reflect the anticipated benefits from opportunities to earn additional revenues, cost savings from operating efficiencies or synergies (or associated costs or capital expenditures required to achieve such additional revenue, savings or synergies), the impact of restructuring, or other factors that may result as a consequence of the Mergers and, accordingly, do not attempt to predict or suggest future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” beginning on page 21 of this consent statement/prospectus. The following selected unaudited pro forma condensed consolidated combined financial information should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Statements” and related notes included in this consent statement/prospectus.

Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet Data as of September 30, 2021

September 30, 2021
Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet:	(in millions)
Total current assets	$754.0
Total assets	$6,363.4
Total current liabilities	$839.5
Long-term debt, less current portion	$2,862.9
Total liabilities	$3,972.9
Total partners’ capital	$1,956.0

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations Data for the Nine Months Ended September 30, 2021 and for the Year Ended December 31, 2020

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations:	(in millions, except per unit data)
Revenues	$3,492.1	$2,606.0
Operating income	$229.6	$100.5
Net income (loss)	$108.0	$(72.3)
Net income (loss) attributable to limited partners	$32.3	$(173.2)
Net income (loss) per limited partner unit (Basic)	$0.32	$(1.62)
Net income (loss) per limited partner unit (Diluted)	$0.31	$(1.62)

RISK FACTORS

In addition to the other information included and incorporated by reference into this document, including the matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks. In addition, you should read and consider the risks associated with each of the businesses of Crestwood and Oasis Midstream. These risks can be found in Crestwood’s and Oasis Midstream’s respective Annual Reports on Form 10-K for the year ended December 31, 2020, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this consent statement/prospectus. For further information regarding the documents incorporated into this document by reference, please see the section titled “Where You Can Find More Information” beginning on page 159 of this consent statement/prospectus. Realization of any of the risks described below, any of the events described under “Cautionary Statement Regarding Forward-Looking Statements” or any of the risks or events described in the documents incorporated by reference could have a material adverse effect on Crestwood’s, Oasis Midstream’s or the combined company’s business, financial condition, cash flows and results of operations and could result in a decline in the trading prices of their respective common units.

Risks Related to the Mergers

Because the market price of Crestwood common units will fluctuate prior to the consummation of the Mergers, Oasis Midstream common unitholders cannot be sure of the market value of Crestwood common units that they will receive in the LP Merger.

At the effective time, each Public Unit will be converted into and will thereafter represent the right to receive the Public Holder Merger Consideration. At the time that Oasis Midstream common unitholders return their written consents regarding the approval of the Merger Agreement and the transactions contemplated thereby, Oasis Midstream common unitholders will not know the actual market value of the Crestwood common units that they will receive when the LP Merger is finally completed. The actual market value of the Crestwood common units, when received by Oasis Midstream common unitholders, will depend on the market value of those units on that date. This market value may be less than the value of the Crestwood common units on the date of the Merger Agreement and on the date that Oasis Midstream common unitholders return their written consents regarding the approval of the Merger Agreement and the transactions contemplated thereby. These fluctuations in the market value of Crestwood common units may be caused by a variety of factors, including general market and economic conditions, changes in Crestwood’s businesses, operations and prospects and regulatory considerations. Such factors are difficult to predict and, in many cases, may be beyond Oasis Midstream’s and Crestwood’s control.

The fairness opinion rendered to the Oasis Midstream Conflicts Committee by Jefferies was based on market and other conditions then existing and which could be evaluated by Jefferies as of October 25, 2021, and certain financial forecasts and other information made available to Jefferies, as of the date of the opinion. As a result, the opinion does not reflect changes in facts or other matters affecting Jefferies’ opinion or of which Jefferies became aware after the date of such opinion. The Oasis Midstream Conflicts Committee has not obtained, and does not expect to obtain, an updated fairness opinion from Jefferies reflecting changes in fact or other matters that may have occurred since the signing of the Merger Agreement.

The fairness opinion rendered to the Oasis Midstream Conflicts Committee by Jefferies was provided in connection with, and at the time of, the evaluation of the LP Merger and the Merger Agreement by the Oasis Midstream Conflicts Committee. The opinion was based on market and other conditions then existing and which could be evaluated by Jefferies as of October 25, 2021, and certain financial forecasts and other information made available to Jefferies, as of the date of the opinion, which may have changed, or may change, after the date of the opinion. The Oasis Midstream Conflicts Committee has not obtained an updated opinion as of the date of this consent statement/prospectus from Jefferies and does not expect to obtain an updated opinion prior to completion of the Mergers. Changes in the operations and prospects of Crestwood or Oasis Midstream, general market and economic conditions and other factors that may be beyond the control of Crestwood and Oasis Midstream, and on which the fairness opinion was based, may have altered the value of Crestwood or Oasis Midstream or the prices of Crestwood common units or Oasis Midstream common units since the date of such opinion, or may alter such values and prices by the time the LP Merger is completed. The opinion does not speak as of any date other than the date of the opinion. For a description of the opinion that Jefferies rendered to the Oasis Midstream Conflicts Committee, see “The Mergers—Opinion of the Oasis Midstream Conflicts Committee’s Financial Advisor” beginning on page 55 of this consent statement/prospectus.

The Mergers are subject to various closing conditions and, if the closing conditions are satisfied at all, any delay in completing the Mergers may reduce or eliminate the benefits expected and delay the payment of the LP Merger Consideration to Oasis Midstream’s common unitholders.

The Mergers are subject to the satisfaction of a number of other conditions beyond the parties’ control that may prevent, delay or otherwise materially adversely affect the completion of the Mergers. These conditions include, among other things, Oasis Midstream common unitholder approval regarding the approval of the Merger Agreement and the expiration or termination of any applicable waiting period under the HSR Act. Crestwood and Oasis Midstream cannot predict with certainty whether and when any of these conditions will be satisfied. Any delay in completing the Mergers could cause the combined company not to realize, or delay the realization, of some or all of the benefits that the companies expect to achieve from the Mergers. In such context, the date on which Oasis Midstream’s common unitholders will receive the LP Merger Consideration is also uncertain.

Certain executive officers and directors of OMP GP have interests in the Mergers that are different from, or in addition to, the interests of Oasis Midstream common unitholders generally, which could have influenced their decision to support the Mergers or approve the Merger Agreement.

Certain executive officers and directors of OMP GP are parties to agreements or participants in other arrangements that give them interests in the Mergers that may be different from, or be in addition to, your interests as a common unitholder of Oasis Midstream. The primary differentiating interest is that all of OMP GP’s officers and certain of OMP GP’s directors are also officers and/or directors of Oasis Petroleum. Other interests include rights to continuing indemnification and directors’ and officers’ liability insurance, as well as accelerated vesting of outstanding Oasis Midstream Restricted Unit Awards. You should consider these interests in voting on the LP Merger. Crestwood has described these different interests under “The Mergers—Interests of OMP GP Directors and Executive Officers in the Mergers.”

The Merger Agreement and the Support Agreement limit Oasis Midstream’s ability to pursue alternatives to the Mergers.

The Merger Agreement contains provisions that make it more difficult for Oasis Midstream to sell its business to a party other than Crestwood. Oasis Petroleum and OMS Holdings have entered into the Support Agreement pursuant to which, Oasis Petroleum and OMS Holdings have agreed to, among other things (and as applicable), within 48 hours following the effectiveness of this registration statement on Form S-4, execute and deliver, or cause an affiliate to execute and deliver, the Written Consent. The delivery of the Written Consent will be sufficient to approve the Merger Agreement and the transactions contemplated thereby. When Oasis Petroleum and/or its affiliates, as applicable, execute and return the Written Consent approving the Merger Agreement, no other consents from the other Oasis Midstream common unitholders will be required to approve the Merger Agreement and the transactions contemplated thereby. See “The Support Agreement” beginning on page 91. In addition, the Merger Agreement includes the requirement that Oasis Midstream (or Oasis Petroleum in certain circumstances) pay Crestwood a breakup fee of $40,000,000 if the Merger Agreement is terminated as a result of a failure of Oasis Petroleum or its applicable affiliate to deliver the Written Consent within 48 hours after the registration statement, of which this consent statement/prospectus forms a part, becomes effective under the Securities Act of 1933, as amended (the “Securities Act”). See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 89 and “The Merger Agreement—Breakup Fee” beginning on page 90. The foregoing may discourage a third-party that might have an interest in acquiring all or a significant part of

Oasis Midstream from considering or proposing an acquisition, even if that party were prepared to pay consideration with a higher per unit value than the current proposed LP Merger Consideration.

Maintaining credit ratings is under the control of ratings agencies, which are independent third parties. There can be no assurances that the rating agencies will not downgrade the debt of the combined company, and such downgrade could negatively impact the combined company’s access to capital and costs of doing business.

In connection with the completion of the Mergers, ratings agencies may reevaluate Crestwood’s and Oasis Midstream’s credit ratings. Crestwood and Oasis Midstream expect that the debt of the combined company will be consistent with Crestwood’s current rating; however, credit rating agencies perform independent analysis when assigning credit ratings and there can be no assurances that such ratings will be achieved in connection with the Mergers or maintained in the future. The analysis includes a number of criteria including, but not limited to, business composition, market and operational risks, as well as various financial tests. The combined company’s ratings upon completion of the Mergers will reflect each rating organization’s opinion of the combined company’s financial strength, operating performance and ability to meet the obligations associated with its securities. A downgrade may increase Crestwood’s and Oasis Midstream’s cost of borrowing, may negatively impact Crestwood’s and Oasis Midstream’s ability to raise additional debt capital, may negatively impact Crestwood’s and Oasis Midstream’s ability to successfully compete, and may negatively impact the willingness of counterparties to deal with Crestwood and Oasis Midstream, each of which could have a material adverse effect on the business, financial condition, results of operations and cash flows of Crestwood and Oasis Midstream, as well as the market price of their respective securities.

Moreover, if Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Standard & Poor’s Rating Services decrease the rating of Oasis Midstream’s and OMP Finance Corp.’s $450.0 million, 8.00% senior unsecured notes due April 1, 2029 during the 60-day period following the date the entry into the Merger Agreement was announced, then such issuers, subject to certain conditions, must offer to purchase such outstanding notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase.

The trading price of Crestwood’s and Oasis Midstream’s securities could decline as a result of research and reports by third-party securities analysts.

The trading market for Crestwood’s and Oasis Midstream’s securities depends, in part, on the research and reports that third-party securities analysts publish about Crestwood and Oasis Midstream and the industry in which they participate. In connection with the completion of the Mergers, one or more of these analysts could downgrade Crestwood or Oasis Midstream securities or issue other negative commentary about Crestwood or Oasis Midstream or the industry in which they participate, which could cause the trading price of such securities to decline.

The unaudited prospective financial information included herein is based on various assumptions that may not prove to be correct.

The unaudited prospective financial information set forth in “The Mergers—Oasis Midstream, Crestwood and Pro Forma Unaudited Prospective Financial Information” is based on assumptions of, and information available to, the parties at the time they were prepared and provided to the Oasis Midstream Conflicts Committee and its financial advisors. The parties cannot know whether such assumptions will prove correct. Any or all of such projections may turn out to be wrong. Such projections can be adversely affected by inaccurate assumptions or by known or unknown risks and uncertainties, many of which are beyond Crestwood’s and Oasis Midstream’s control. Many factors mentioned in this consent statement/prospectus, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining Crestwood’s and Oasis Midstream’s future results. As a result of these contingencies, actual future results may vary materially from Oasis Midstream’s projections. In view of these uncertainties, the inclusion of financial projections in this consent statement/prospectus is not and should not be viewed as a representation that the forecast results will be achieved.

The unaudited prospective financial information included herein was not prepared with a view toward public disclosure, and such projections were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and Crestwood and Oasis Midstream undertake no obligation, other than as required by applicable law, to update the unaudited prospective financial information included herein to reflect events or circumstances after the date those unaudited prospective financial information were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances.

The unaudited prospective financial information regarding Oasis Midstream and Crestwood included in this consent statement/prospectus has been prepared by the management of Oasis Midstream and Crestwood, respectively. Neither Oasis Midstream’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), nor Crestwood’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), have audited, reviewed, examined, compiled nor applied agreed upon procedures with respect to the unaudited prospective financial information included in this consent statement/prospectus and accordingly, PricewaterhouseCoopers and Ernst & Young do not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers and Ernst & Young reports incorporated by reference in this registration statement on Form S-4 of which this consent statement/prospectus forms a part relate to the previously issued financial statements included in Oasis Midstream’s and Crestwood’s respective Annual Reports on Form 10-K for the year ended December 31, 2020. Such reports do not extend to the unaudited prospective financial information included herein and should not be read to do so. See “The Mergers—Oasis Midstream, Crestwood and Pro Forma Unaudited Prospective Financial Information” beginning on page 61 of this consent statement/prospectus.

The unaudited pro forma condensed consolidated combined financial information included in this consent statement/prospectus is based on various assumptions that may not prove to be correct, and it is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the Mergers.

The unaudited pro forma condensed consolidated combined financial information contained in this consent statement/prospectus is based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company’s financial condition or results of operations following the Mergers for several reasons. See “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” beginning on page 92 of this consent statement/prospectus. The actual financial condition and results of operations of the combined company following the Mergers may not be consistent with, or evident from, the unaudited pro forma condensed consolidated combined financial information. In addition, the assumptions used in preparing the unaudited pro forma condensed consolidated combined financial information may not prove to be accurate, including the preliminary allocation of the aggregate merger consideration to the assets acquired and liabilities assumed, including property, plant and equipment, goodwill and other intangible assets, and other factors may affect the combined company’s financial condition or results of operations following the Mergers. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the price of Crestwood common units.

A different set of factors and conditions affect Crestwood common units and could have a negative impact on the unit price.

Upon completion of the LP Merger, Oasis Midstream common unitholders who receive Crestwood common units will become unitholders of Crestwood. The businesses of Crestwood and the other companies it has acquired and may acquire in the future are different in many respects from those of Oasis Midstream. There is a risk that various factors, conditions and developments that would not affect the price of Oasis Midstream common units could negatively affect the price of Crestwood common units. Please see the section titled

“Cautionary Statement Regarding Forward-Looking Statements” beginning on page 31 for a summary of some of the key factors that might affect Oasis Midstream and the prices at which Crestwood common units may trade from time to time. Oasis Midstream common unitholders are also urged to carefully read the risk factors included in Crestwood’s Annual Report on Form 10-K for the year ended December 31, 2020, as updated by the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this consent statement/prospectus.

Crestwood common units to be received by Oasis Midstream common unitholders as a result of the LP Merger will have different rights from Oasis Midstream common units.

Following completion of the Mergers, Oasis Midstream common unitholders will no longer hold Oasis Midstream common units but will instead become unitholders of Crestwood. There are important differences between the rights of Oasis Midstream common unitholders and the rights of Crestwood unitholders. See “Comparison of Rights of Crestwood common unitholders and Oasis Midstream common unitholders” beginning on page 138 for a discussion of the different rights associated with Oasis Midstream common units and Crestwood common units.

If the Merger Agreement is terminated, under certain circumstances, Oasis Midstream may be obligated to pay a breakup fee to Crestwood. This fee could require Oasis Midstream to seek loans or use Oasis Midstream’s available cash that would have otherwise been available for operations, distributions or other general partnership purposes.

In certain circumstances, Oasis Midstream would be obligated to pay a breakup fee to Crestwood of $40,000,000, unless the Oasis Midstream Conflicts Committee determines in good faith that the termination of the Merger Agreement, and payment of the breakup fee, would not be in the best interests of Oasis Midstream and the holders of Public Units and, in such case, the breakup fee will be paid by Oasis Petroleum. If the breakup fee is required to be paid by Oasis Midstream, Oasis Midstream may need to borrow amounts to enable it to pay these amounts to Crestwood or pay using its available cash on hand. In either case, payment of these amounts would reduce the cash Oasis Midstream has available for operations, distributions or other general partnership purposes. See “The Merger Agreement—Breakup Fee” beginning on page 90 of this consent statement/prospectus.

The failure to successfully combine the businesses of Crestwood and Oasis Midstream in the expected time frame may adversely affect Crestwood’s future results, which may adversely affect the value of Crestwood common units that Oasis Midstream common unitholders would receive in the LP Merger.

If Crestwood’s and Oasis Midstream’s businesses are not successfully integrated, the anticipated benefits of the Mergers may not be realized fully or at all or may take longer to realize than expected. In addition, the actual integration may result in additional and unforeseen expenses, which could reduce the anticipated benefits of the Mergers.

Crestwood and Oasis Midstream, including their respective subsidiaries, have operated and, until the completion of the Mergers, will continue to operate independently. It is possible that the integration process could result in material challenges, including the diversion of management’s attention from ongoing business concerns, the loss of key employees, the possibility of faulty assumptions underlying expectations regarding the integration process and associated expenses, consolidating corporate and administrative infrastructure and eliminating duplicative operations, as well as the disruption of each company’s ongoing businesses or inconsistencies in their standards, controls, procedures and policies, all of which could add unforeseen expenses or delays in the completion of the Mergers. Any or all of those occurrences could adversely affect the combined company’s ability to maintain relationships with customers and employees after the Mergers or to achieve the anticipated benefits of the Mergers. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Crestwood and Oasis Midstream.

If the LP Merger is approved by the Oasis Midstream common unitholders, the date that the Oasis Midstream common unitholders will receive the LP Merger Consideration is uncertain.

As described in this consent statement/prospectus, completing the Mergers is subject to several conditions, not all of which are controllable or waivable by Crestwood or Oasis Midstream. Accordingly, if the LP Merger is approved by Oasis Midstream common unitholders, the date that Oasis Midstream common unitholders will receive the LP Merger Consideration depends on the completion date of the LP Merger, which is uncertain.

If a governmental authority asserts objections to the Mergers, Crestwood and Oasis Midstream may be unable to complete the Mergers or, in order to do so, Crestwood and Oasis Midstream may be required to comply with material restrictions or satisfy material conditions.

The closing of the Mergers is subject to the condition that there is no law, injunction, judgment or ruling by a governmental authority in effect enjoining, restraining, preventing or prohibiting the Mergers contemplated by the Merger Agreement. If a U.S. governmental authority asserts objections to the Mergers, Crestwood or Oasis Midstream may be required to divest assets or accept behavioral or other remedies in order to complete the Mergers. There can be no assurance as to the cost, scope or impact of the actions that may be required to address any governmental authority objections to the Mergers. If Crestwood or Oasis Midstream takes such actions, it could be detrimental to it or to the combined company following the consummation of the Mergers. Furthermore, these actions could have the effect of delaying or preventing completion of the proposed Mergers or imposing additional costs on or limiting the revenue or cash available for distribution of the combined company following the consummation of the Mergers. See “The Mergers—Regulatory Approvals” beginning on page 70 of this consent statement/prospectus.

Additionally, state attorneys general or other state or local regulators could seek to block, rescind or challenge the Mergers as they deem necessary or desirable in the public interest at any time, including after completion of the Mergers. In addition, in some circumstances, a third-party could initiate a private action under antitrust laws challenging or seeking to enjoin or rescind the Mergers, before or after it is completed. Crestwood and Oasis Midstream may not prevail and may incur significant costs in defending or settling any action under the antitrust laws, including being required to divest assets or accept behavioral or other remedies in order to complete the Mergers.

The pendency of the Mergers could materially adversely affect the future business and operations of Oasis Midstream or result in a loss of Oasis Midstream employees.

In connection with the pending Mergers, it is possible that some customers, suppliers and other persons with whom Oasis Midstream has a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationship with Oasis Midstream as a result of the Mergers, which could negatively impact revenues, earnings and cash flows of Oasis Midstream, as well as the market price of Oasis Midstream common units, regardless of whether the Mergers are completed. Similarly, current and prospective employees of Oasis Midstream may experience uncertainty about their future roles with Crestwood and Oasis Midstream following completion of the Mergers, which may materially adversely affect the ability of Oasis Midstream to attract and retain key employees.

Crestwood and Oasis Midstream will incur substantial transaction-related costs in connection with the Mergers, including fees paid to legal, financial and accounting advisors, filing fees and printing costs.

Crestwood and Oasis Midstream expect to incur a number of non-recurring costs associated with negotiating and completing the Mergers, combining the operations of the two partnerships and achieving the desired synergies. These fees and costs have been and will continue to be substantial. Nonrecurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, filing fees and printing costs. Thus, any net benefit of the Mergers may not be achieved in the near term, the long term or at all.

Crestwood and Oasis Midstream may be subject to class action lawsuits relating to the Mergers, which could materially adversely affect their business, financial condition and operating results.

Crestwood, Oasis Midstream and their directors and officers may be subject to class action lawsuits relating to the Mergers and other additional lawsuits that may be filed. Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into a merger agreement. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Oasis Midstream’s and Crestwood’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Mergers, then that injunction may delay or prevent the Mergers from being completed, which may adversely affect Oasis Midstream’s and Crestwood’s business, financial position and results of operation. Currently, Oasis Midstream and Crestwood are unaware of any securities class action lawsuits or derivative lawsuits having been filed in connection with the Mergers.

One of the conditions to consummating the Mergers is that no injunction, order or decree prohibiting or otherwise preventing or making unlawful the consummation of the Mergers will have been issued by any court or governmental entity of competent jurisdiction in the United States. Consequently, if any lawsuit is filed challenging the Mergers and is successful in obtaining an injunction preventing the parties to the Merger Agreement from consummating the Mergers, such injunction may prevent the Mergers from being completed in the expected timeframe, or at all.

Failure to complete the Mergers could negatively affect the per unit price of Oasis Midstream common units and Oasis Midstream’s future businesses and financial results.

If the Mergers are not completed, the ongoing business of Oasis Midstream may be adversely affected and Oasis Midstream will be subject to several risks and consequences, including the following:

•	under the Merger Agreement, Oasis Midstream may be required, under certain circumstances, to pay Crestwood a breakup fee of $40,000,000;

•	Oasis Midstream will be required to pay certain costs relating to the Mergers, whether or not the Mergers are completed, such as legal, accounting, financial advisor and printing fees;

•

under the Merger Agreement, Oasis Midstream is subject to certain restrictions on the conduct of its business prior to completing the Mergers without Crestwood’s consent, which may adversely affect its ability to execute certain of its business strategies; and

•

matters relating to the Mergers may require substantial commitments of time and resources by Oasis Midstream management, which could otherwise have been devoted to other opportunities that may have been beneficial to Oasis Midstream as an independent company.

In addition, if the Mergers are not completed, Oasis Midstream may experience negative reactions from the financial markets, including negative impacts on the market price of its common units, and from its customers, employees, vendors, business partners and other third parties. Oasis Midstream also could be subject to litigation related to any failure to complete the Mergers or to enforcement proceedings commenced against Oasis Midstream to attempt to force it to perform its obligations under the Merger Agreement.

Oasis Midstream common unitholders are not entitled to appraisal rights in connection with the LP Merger.

Appraisal rights are statutory rights that enable unitholders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the partnership pay the fair value for their units as determined by a court in a judicial proceeding instead of receiving the consideration offered to unitholders in connection with the applicable transaction. Under the Delaware LP Act and the Oasis Midstream Partnership Agreement, Oasis Midstream common unitholders will not have rights to an appraisal of the fair value of their Oasis Midstream common units in connection with the LP Merger. See “Summary—No Appraisal or Dissenters’ Rights” beginning on page 15.

The market value of the Crestwood common units could decline if large amounts of such units are sold following the Mergers

Crestwood cannot predict the effect that issuances and sales of Crestwood common units, whether taking place before the Mergers (subject to the limitations of the Merger Agreement) or after the Mergers, including issuances and sales in connection with capital markets transactions, acquisition transactions or other transactions, may have on the market value of Crestwood common units. The issuance and sale of substantial amounts of Crestwood common units, including those owned by Oasis Petroleum and its affiliates, could adversely affect the market value of such units.

Tax Risks Related to the LP Merger

No ruling has been obtained with respect to the U.S. federal income tax consequences of the LP Merger.

No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) with respect to the U.S. federal income tax consequences of the LP Merger. Crestwood and Oasis Midstream are relying on the opinions of their respective counsel as to the U.S. federal income tax consequences of the LP Merger, and such counsel’s conclusions may not be sustained if challenged by the IRS. Please read the section entitled “Material U.S. Federal Income Tax Consequences of the LP Merger.”

The expected U.S. federal income tax consequences of the LP Merger are dependent upon Crestwood and Oasis Midstream being treated as partnerships for U.S. federal income tax purposes.

The expected U.S. federal income tax consequences of the LP Merger are dependent upon Crestwood and Oasis Midstream being treated as partnerships for U.S. federal income tax purposes at the time of the LP Merger. If either Crestwood or Oasis Midstream were to be treated as a corporation for U.S. federal income tax purposes at the time of the LP Merger, the consequences of the LP Merger would be materially different. If Crestwood were to be treated as a corporation for U.S. federal income tax purposes, the LP Merger would likely be a fully taxable transaction to Oasis Midstream common unitholders. For additional information, please read the section entitled “Material U.S. Federal Income Tax Consequences of the LP Merger—Assumptions Related to the U.S. Federal Income Tax Treatment of the LP Merger” beginning on page 106.

Oasis Midstream common unitholders could recognize taxable income or gain for U.S. federal income tax purposes, in certain circumstances, as a result of the LP Merger.

For U.S. federal income tax purposes, (i) prior to the LP Merger, Oasis Petroleum should be treated as selling a portion of its Oasis Midstream common units to Crestwood, and (ii) as a result of the LP Merger, (A) Oasis Midstream should be deemed to contribute all of its assets to Crestwood in exchange for Crestwood common units and the assumption of Oasis Midstream’s liabilities and (B) Oasis Midstream should then be deemed to distribute Crestwood common units to the holders of Oasis Midstream common units in liquidation of Oasis Midstream.

A deemed receipt of cash by Oasis Midstream in the LP Merger as a result of Crestwood’s deemed assumption of Oasis Midstream’s liabilities could trigger gain to Oasis Midstream if it were treated as part of a sale and any such gain would be allocated to the Oasis Midstream common unitholders pursuant to the Oasis Midstream Partnership Agreement. Oasis Midstream expects that the deemed receipt of cash by Oasis Midstream will qualify for one or more exceptions to sale treatment. Please read the section entitled “Material U.S. Federal Income Tax Consequences of the LP Merger—Tax Consequences of the LP Merger to Oasis Midstream.”

In addition, as a result of the LP Merger, Oasis Midstream common unitholders who receive Crestwood common units will become limited partners of Crestwood for U.S. federal income tax purposes and will be allocated a share of Crestwood’s nonrecourse liabilities. Each Oasis Midstream common unitholder will be treated as receiving a deemed cash distribution equal to the excess, if any, of such Oasis Midstream common unitholder’s share of nonrecourse liabilities of Oasis Midstream immediately before the LP Merger over such Oasis Midstream common unitholder’s share of nonrecourse liabilities of Crestwood immediately following the LP Merger. If the amount of any deemed cash distribution received by such Oasis Midstream common unitholder exceeds the Oasis Midstream common unitholder’s basis in its Oasis Midstream common units, such Oasis Midstream common unitholder will recognize gain in an amount equal to such excess. While there can be no assurance, Oasis Midstream and Crestwood expect that most Oasis Midstream common unitholders will not recognize gain in this manner.

Further, the contribution of property or cash by a partner to a partnership in exchange for a new or additional interest in such partnership will generally not result in the recognition of gain or loss by such partner. However, under Section 707 of the Code and the Treasury Regulations promulgated thereunder, a contribution of cash or other property by a partner to a partnership and a transfer of property (other than an interest in such partnership) by the partnership to such partner, may, in certain circumstances, be characterized, in whole or in part, as a “disguised sale” of property by the partnership to the partner, rather than as a non-taxable distribution of such property by the partnership. For example, if a partner contributes cash to a partnership, and within a reasonable period of time before or after the contribution receives a distribution of property (other than an interest in such partnership) with a value approximately equal to the cash contributed, the transfers may be treated as part of a disguised sale of the distributed property. As a result, contributions of cash or other property to Oasis Midstream after the date of the Merger Agreement and prior to the effective time of the LP Merger may be treated as part of a “disguised sale” of a portion of the Crestwood common units received in the LP Merger and may result in gain to Oasis Midstream. Any such taxable gain recognized by Oasis Midstream as part of a “disguised sale” would be allocated to the Oasis Midstream common unitholders pursuant to the Oasis Midstream Partnership Agreement.

Moreover, each Oasis Midstream common unitholder holding Oasis Midstream common units outstanding immediately prior to the effective time of the LP Merger will be entitled to receive Crestwood common units in the LP Merger in exchange for such holder’s Oasis Midstream common units at the Public Holder Exchange Ratio or the Sponsor Exchange Ratio, as applicable. As a result, there is a risk that the Public Holders of Oasis Midstream common units could be deemed, for U.S. federal income tax purposes, to have received non-pro rata Public Holder Merger Consideration, which could be taxable to such holders. Oasis Midstream intends to specially allocate unrealized gain and loss to the capital accounts of Oasis Midstream common unitholders in an effort to achieve relative capital accounts consistent with the Public Holder Exchange Ratio and the Sponsor Exchange Ratio. In the event such allocations are insufficient, Oasis Midstream may specially allocate gross income and loss to achieve capital accounts consistent with the applicable exchange ratio. Although unlikely, other characterizations are possible, and the IRS could take the position that a Public Holder of Oasis Midstream common units is required to recognize taxable income with respect to any excess consideration such holder is deemed to receive in the LP Merger. For additional information, please read the section entitled “Material U.S. Federal Income Tax Consequences of the LP Merger—Tax Consequences of the LP Merger to Oasis Midstream Common Unitholders.”

The amount and effect of any gain that may be recognized by Oasis Midstream common unitholders will depend on such Oasis Midstream common unitholder’s particular situation, including the ability of such Oasis Midstream common unitholder to utilize any suspended passive losses. Oasis Midstream common unitholders are urged to consult their tax advisor for a full understanding of the U.S. federal, state, local and foreign tax consequences of the LP Merger to them. For additional information, please read the sections entitled “Material U.S. Federal Income Tax Consequences of the LP Merger—Tax Consequences of the LP Merger to Oasis Midstream” and “Material U.S. Federal Income Tax Consequences of the LP Merger—Tax Consequences of the LP Merger to Oasis Midstream Common Unitholders.”

Tax Risks Related to Owning Crestwood Units Following the LP Merger

Following the LP Merger, holders of Oasis Midstream common units will generally be subject to the same tax risks that apply to existing holders of Crestwood common units.

Following the LP Merger, holders of Oasis Midstream common units will generally be subject to the same tax risks that apply to existing holders of Crestwood common units. While such tax risks are generally similar to those of holding Oasis Midstream common units prior to the LP Merger, you should read and consider the tax risk factors applicable to holding Crestwood common units. These risks are described in Crestwood’s Annual Report on Form 10-K for the year ended December 31, 2020, as updated by the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in other documents that are incorporated by reference into this consent statement/prospectus. See “Where You Can Find More Information” beginning on page 159 for the location of information incorporated by reference in this consent statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document, including information included or incorporated by reference in this document, contains forward-looking statements concerning certain events and the financial condition, results of operations, plans, objectives, future performance and business of Crestwood, Oasis Midstream and their respective subsidiaries. These forward-looking statements include statements that are not historical in nature, including, but not limited to those preceded by, followed by or that contain forward-looking terminology, including the words “believe,” “expect,” “may,” “will,” “should,” “could,” “anticipate,” “estimate,” “intend” or the negation thereof, or similar expressions. Except for their respective obligations to disclose material information under U.S. federal securities laws, neither Crestwood nor Oasis Midstream undertakes any obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this document, or to report the occurrence of unanticipated events.

Forward-looking statements are not guarantees of future events. They involve risks, uncertainties and assumptions. Actual events may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	the expected timing of closing the Mergers and benefits of the Mergers;

•	the ability to successfully implement business plans for assets and operations;

•	governmental legislation and regulations, and decisions of courts, regulators and/or other governmental bodies;

•	industry factors that influence the supply of and demand for crude oil, natural gas and natural gas liquids (“NGLs”);

•	the development of unconventional shale plays as significant supply basins;

•	potential liability in connection with legal claims or proceedings and losses resulting therefrom;

•	the sufficiency of cash from operations, cash distributions from controlled entities and borrowing capacity under any credit facility to meet anticipated liquidity needs for the foreseeable future;

•	weather conditions;

•	outbreak of illness, pandemic or any other public health crisis, including the COVID-19 pandemic;

•	the availability of crude oil, natural gas and NGLs, and the price of those commodities, to consumers relative to the price of alternative and competing fuels;

•	the availability of storage for hydrocarbons;

•	the ability of members of the Organization of the Petroleum Exporting Countries (“OPEC”) and other oil-producing countries to agree and maintain oil price and production controls;

•	economic conditions;

•	costs or difficulties related to the integration of acquisitions, including the Mergers, and success of joint ventures operations;

•	environmental claims;

•

operating hazards and other risks incidental to the provision of midstream services, including gathering, compressing, treating, processing, fractionating, transporting and storing energy products (i.e., crude oil, NGLs and natural gas) and related products (i.e., produced water);

•	interest rates;

•	the price and availability of debt and equity financing, including the ability to raise capital through alternatives like joint ventures;

•	the ability to sell or monetize assets, to reduce indebtedness, to repurchase equity securities, to make strategic investments, or for other general partnership purposes;

•	the matters described in the section titled “Risk Factors;” and

•	changes in the securities and capital markets.

In addition, the acquisition of Oasis Midstream by Crestwood is subject to the satisfaction of certain conditions and the absence of events that could give rise to the termination of the Merger Agreement, the possibility that the Mergers do not close, risks that the proposed acquisition disrupts current plans and operations and business relationships or poses difficulties in attracting or retaining employees, the possibility that the costs or difficulties related to the integration of the two companies will be greater than expected and the possibility that the anticipated benefits from the Mergers cannot or will not be fully realized.

A forward-looking statement attributable to Crestwood or Oasis Midstream or persons acting on behalf of Crestwood or Oasis Midstream may include a statement of the assumptions or bases underlying the forward-looking statement. Crestwood and Oasis Midstream each believe that it has chosen these assumptions or bases in good faith and that they are reasonable. However, Crestwood and Oasis Midstream caution you that assumed facts or bases almost always vary from actual events, and the differences between assumed facts or bases and actual events can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this document and the documents incorporated by reference, including those described in the “Risk Factors” section herein. For additional information, please also see the section entitled “Where You Can Find More Information” beginning on page 159 of this consent statement/prospectus.

INFORMATION ABOUT THE COMPANIES

Crestwood Equity Partners LP

Crestwood is a master limited partnership that manages, owns and operates crude oil, natural gas and NGL midstream assets and operations. Its non-economic general partner interest is held by Crestwood GP. Crestwood’s common units are listed on the NYSE under the symbol “CEQP.” Crestwood’s principal executive office is located at 811 Main Street, Suite 3400, Houston, Texas 77002. Its telephone number is (832) 519-2200.

Oasis Midstream Partners LP

Oasis Midstream is a Delaware limited partnership with common units traded on the Nasdaq under the symbol “OMP.” Oasis Midstream owns, develops, operates and acquires a diversified portfolio of midstream assets in North America. Oasis Midstream was formed by its sponsor, Oasis Petroleum, which owns its general partner. Oasis Midstream’s executive offices are located at 1001 Fannin Street, Suite 1500, Houston, Texas  77002, and its telephone number is (281) 404-9500.

Project Falcon Merger Sub LLC

Project Falcon Merger Sub LLC is a Delaware limited liability company and a wholly owned subsidiary of Crestwood. Merger Sub was formed on October 21, 2021 solely for the purpose of consummating the LP Merger and has no operating assets. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

Merger Sub’s principal executive offices are located at 811 Main Street, Suite 3400, Houston, Texas 77002, and its telephone number is (832) 519-2200.

Project Phantom Merger Sub LLC

Project Phantom Merger Sub LLC is a Delaware limited liability company and a wholly owned subsidiary of Crestwood. GP Merger Sub was formed on October 21, 2021 solely for the purpose of consummating the GP Merger and has no operating assets. GP Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

GP Merger Sub’s principal executive offices are located at 811 Main Street, Suite 3400, Houston, Texas 77002, and its telephone number is (832) 519-2200.

OASIS MIDSTREAM SOLICITATION OF WRITTEN CONSENTS

Consents

The OMP GP Board is providing these consent solicitation materials to all holders of Oasis Midstream common units as of the Oasis Midstream Record Date. Oasis Midstream common unitholders are being asked to approve the Merger Agreement and the transactions contemplated thereby.

Units Entitled to Consent and Consent Required

Only holders of record of Oasis Midstream common units at the close of business on the Oasis Midstream Record Date will be notified of and be entitled to execute and deliver a written consent. Each holder of Oasis Midstream common units is entitled to one vote for each Oasis Midstream common unit held as of the Oasis Midstream Record Date.

To approve the Merger Agreement and the transactions contemplated thereby, the holders of a majority of the outstanding Oasis Midstream common units must consent to the approval of the Merger Agreement and the transactions contemplated thereby.

As of the Oasis Midstream Record Date, there were                 Oasis Midstream common units outstanding and entitled to consent to the approval of the Merger Agreement, and directors and officers of OMP GP and their affiliates (other than Oasis Petroleum) owned and were entitled to consent with respect to                 Oasis Midstream common units, representing less than        % of the Oasis Midstream common units outstanding on that date. Oasis Midstream currently expects that OMP GP’s directors and officers will deliver written consents in favor of the approval of the Merger Agreement and the transactions contemplated thereby with respect to the Oasis Midstream common units owned by them, if any, although none of them has entered into any agreements obligating him or her to do so.

Oasis Petroleum and OMS Holdings, which collectively own approximately 69.6% of the issued and outstanding Oasis Midstream common units, has entered into the Support Agreement, pursuant to which, Oasis Petroleum and OMS Holdings have agreed to, among other things (and as applicable), within 48 hours following the effectiveness of this registration statement on Form S-4, execute and deliver, or cause an affiliate to execute and deliver, the Written Consent. The delivery of the Written Consent will be sufficient to approve the Merger Agreement and the transactions contemplated thereby. When Oasis Petroleum and/or its affiliates, as applicable, execute and return the Written Consent approving the Merger Agreement, no other consents from the other Oasis Midstream common unitholders will be required to approve the Merger Agreement and the transactions contemplated thereby. For additional information, see “The Support Agreement” beginning on page 91 of this consent statement/prospectus.

Submission of Consents

You may consent to the approval of the Merger Agreement with respect to your Oasis Midstream common units by completing and signing the written consent furnished with this consent statement/prospectus and returning it to Oasis Midstream by the consent deadline.

If you hold Oasis Midstream common units as of the Oasis Midstream Record Date and you wish to give your written consent, you must fill out the enclosed written consent, date and sign it, and promptly return it as instructed. If you hold your Oasis Midstream common units directly with Computershare Trust Company, N.A., Oasis Midstream’s transfer agent, you must complete and deliver your written consent to Broadridge Financial Solutions Inc. (“Broadridge”), attention [    ].

The delivery of the Written Consent from Oasis Petroleum and/or its affiliates pursuant to the Support Agreement will constitute receipt by Oasis Midstream of the requisite approval of the Merger Agreement and the transactions contemplated thereby, and a failure of any other Oasis Midstream common unitholder to deliver a written consent is not expected to have any effect on the approval of the Merger Agreement and the transactions contemplated thereby.

Executing Consents; Revocation of Consents

You may execute a written consent to approve the Merger Agreement and the transactions contemplated thereby (which is equivalent to a vote FOR the approval of the Merger Agreement and the transactions contemplated thereby) or disapprove, or abstain from consenting with respect to, the approval of the Merger Agreement and the transactions contemplated thereby (which is equivalent to a vote AGAINST the approval of the Merger Agreement and the transactions contemplated thereby). If you do not return your written consent, it will have the same effect as a vote AGAINST the approval of the Merger Agreement and the transactions contemplated thereby. If you are an Oasis Midstream common unitholder as of the close of business on the Oasis Midstream Record Date and you return a signed written consent without indicating your decision on the approval of the Merger Agreement and the transactions contemplated thereby, you will have given your consent to approve the Merger Agreement and the transactions contemplated thereby.

Your consent to the approval of the Merger Agreement and the transactions contemplated thereby may be changed or revoked at any time before the consent deadline; however, such change or revocation is not expected to have any effect, as the delivery of the Written Consent from Oasis Petroleum and/or its affiliates, as applicable, pursuant to the Support Agreement will constitute receipt by Oasis Midstream of the requisite approval of the Merger Agreement and the transactions contemplated thereby. If you wish to change or revoke a previously given consent before the consent deadline, you may do so by delivering a new written notice of consent with a later date, or by delivering a revocation notice of consent to Broadridge, attention [     ].

Solicitation of Consents; Expenses

The expense of preparing, printing and mailing this consent statement/prospectus is being borne equally by Oasis Midstream and Crestwood. Oasis Midstream has retained Broadridge to aid in solicitation of consents for the Oasis Midstream consent solicitation and to verify certain records related to the solicitation. Oasis Midstream will pay Broadridge a fee of approximately $35,000 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. Officers and employees of OMP GP may solicit consents by telephone and personally, in addition to solicitation by mail. These persons will receive their regular compensation but no special compensation for soliciting consents.

Determination of the OMP GP Board and the Oasis Midstream Conflicts Committee

The Oasis Midstream Conflicts Committee has unanimously, in good faith, among other things, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the LP Merger, are in the best interests of Oasis Midstream and the holders of Oasis Midstream common units, excluding OMP GP and its affiliates, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the LP Merger, with such approval constituting “Special Approval” under the Oasis Midstream Partnership Agreement, and (iii) recommended to the OMP GP Board the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers. Upon the approval and recommendation of the Oasis Midstream Conflicts Committee, the OMP GP Board has unanimously, in good faith, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the LP Merger, are in the best interests of Oasis Midstream, and, with respect to the GP Merger, OMP GP, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, (iii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers, (iv) authorized and directed that the approval of the Merger Agreement and the transactions contemplated thereby be submitted to Oasis Midstream’s limited partners pursuant to Section 14.3 of the Oasis Midstream Partnership Agreement and (v) authorized Oasis Midstream’s limited partners to act by written consent pursuant to Section 13.11 of the Oasis Midstream Partnership Agreement.

THE MERGERS

This discussion of the Mergers is qualified in its entirety by reference to the Merger Agreement, which is attached to this consent statement/prospectus as Annex A and incorporated by reference herein in its entirety. You should read the entire Merger Agreement carefully as it is the legal document that governs the Mergers.

Effects of the Mergers

Upon satisfaction or waiver of the conditions to closing in the Merger Agreement, on the closing date, (i) Merger Sub, a wholly owned subsidiary of Crestwood formed for the purpose of effecting the LP Merger, will merge with and into Oasis Midstream, and Oasis Midstream will be the surviving entity in the LP Merger and become a direct wholly owned subsidiary of Crestwood and (ii) GP Merger Sub, a wholly owned subsidiary of Crestwood formed for the purpose of effecting the GP Merger, will merge with and into OMP GP, and OMP GP will be the surviving entity in the GP Merger. At the effective time, each Oasis Midstream common unit issued and outstanding immediately prior to the effective time will be cancelled and converted into the right to receive the LP Merger Consideration. Additionally, all limited liability company interests of OMP GP issued and outstanding immediately prior to the effective time will be converted into the right to receive the GP Merger Consideration.

Background of the Mergers

The terms of the Mergers are the result of arm’s-length negotiations between Oasis Midstream (including the Oasis Midstream Conflicts Committee) and Crestwood and their respective advisors and affiliates. The following is a summary of the events leading up to the signing of the Merger Agreement and the key meetings, negotiations, discussions and actions by and between Oasis Midstream (including the Oasis Midstream Conflicts Committee) and Crestwood and their respective advisors and affiliates that preceded the public announcement of the Mergers.

Oasis Petroleum indirectly owns approximately 69.6% of the issued and outstanding Oasis Midstream common units and is the sole member of OMS Holdings, the sole member of OMP GP. The OMP GP Board is appointed by Oasis Petroleum. Any sale of Oasis Midstream, including the Mergers, indirectly requires the consent of Oasis Petroleum.

The OMP GP Board and Oasis Petroleum, in its capacity as the indirect majority unitholder of Oasis Midstream and the sole member of OMS Holdings, which is the sole member of OMP GP, have periodically reviewed and discussed potential strategic alternatives for Oasis Midstream, including possible business combination transactions to further enhance Oasis Midstream unitholder value. However, until the fall of 2019, these strategic reviews did not lead to serious discussions with third parties regarding a transaction. This was the case for a number of reasons, including gaps in relative valuation expectations and volatility in the oil and gas sector. Nevertheless, the OMP and Oasis Petroleum management teams periodically evaluated additional avenues for enhancing Oasis Midstream unitholder value.

Oasis Petroleum, as a publicly traded entity, believed it was in the best interests of its stockholders in the fall of 2019 to focus on repaying outstanding debt, in part through the partial monetization of its interests in Oasis Midstream. Oasis Petroleum also believed that, with respect to its own value in the stock market, there was a “sum of the parts” discount due to its ownership in Oasis Midstream. Oasis Petroleum and its wholly owned subsidiaries at that time retained material direct ownership interests in midstream assets, including the remaining interests in Bobcat DevCo and Beartooth DevCo (the “Retained Interests”), and believed it was in the best interests of its stockholders and Oasis Midstream unitholders for Oasis Midstream to purchase the Retained Interests from Oasis Petroleum.

The OMP GP Board and Oasis Petroleum also recognized that, as investors in the energy markets have been increasingly focused on the ability of companies to operate within their cash flows and to return capital to unitholders, Oasis Midstream had significantly reduced access to equity capital and intermittent access to debt capital markets, resulting in an increasing weighted average cost of capital. The OMP GP Board and Oasis Petroleum also considered that, in light of limited access to equity capital, Oasis Midstream needed greater scale as well as diversification of its customer and asset base. The OMP GP Board and Oasis Petroleum believed that increasing scale through a business combination with a third-party (whether through acquisitions or a sale to a larger peer) could substantially increase Oasis Midstream unitholder value.

In light of the foregoing, during the fall of 2019, Oasis Petroleum commenced a robust strategic review process for Oasis Midstream. The strategic review process included the evaluation of a number of strategic alternatives for Oasis Midstream with third parties, including business combinations and asset acquisitions, as well as financing alternatives for Oasis Midstream to fund the purchase of the Retained Interests. Numerous third parties were contacted during this process, including Crestwood.

This strategic review process continued until March 2020, at which time the global response to COVID-19, together with increased production from foreign oil producers (most notably Saudi Arabia and Russia), resulted in dramatic declines in oil and gas prices, negatively impacting the oil and gas industry in the United States. In response to these events, the board of directors of Oasis Petroleum (the “Oasis Petroleum Board”) determined it was in the best interests of the parties to suspend the strategic review process indefinitely.

As a result of the dramatic decline in commodity prices driven by COVID-19, on September 30, 2020, Oasis Petroleum and certain of its affiliates, excluding Oasis Midstream, filed voluntary petitions for relief under chapter 11 of title 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the District of Delaware. Oasis Midstream and its subsidiaries were not included in Oasis Petroleum’s Chapter 11 proceedings, and the contractual arrangements between Oasis Midstream and Oasis Petroleum were unaffected by the Chapter 11 proceedings.

On November 19, 2020, Oasis Petroleum completed its financial restructuring and emerged from Chapter 11.

In February 2021, Party A, a publicly traded midstream company with a significantly smaller market capitalization than Oasis Midstream, reached out to Oasis Petroleum management to determine whether it would be willing to consider a potential business combination between Oasis Midstream and Party A. Following consultation with the Oasis Petroleum Board, Oasis Petroleum management indicated to Party A that it was not interested in pursuing such a transaction at such time as it was actively pursuing a series of transactions to simplify its structure as described below.

On March 30, 2021, Oasis Midstream closed the acquisition of all of the Retained Interests from Oasis Petroleum, as well as eliminated Oasis Midstream’s incentive distribution rights, in exchange for $231.5 million in cash and 14.8 million Oasis Midstream common units (collectively, the “Simplification Transaction”). Oasis Midstream and Oasis Petroleum consummated the Simplification Transaction in order to, among other things, better position Oasis Midstream and OMP GP for a potential future strategic transaction, including by streamlining the organizational structure of Oasis Midstream and its subsidiaries and consolidating the ownership of OMP GP.

Following the Simplification Transaction and through June 2021, Oasis Petroleum and Oasis Midstream management had substantive conversations with, and received indications of interest from and gave indications of interest to, multiple third parties of varying sizes regarding potential acquisitions of private midstream businesses by Oasis Midstream (“Acquisition Opportunities”). None of these Acquisition Opportunities developed into substantive negotiations.

On May 12, 2021, Michael Lou, Chief Financial Officer of Oasis Petroleum and President of Oasis Midstream, had an initial meeting with Robert Halpin, Chief Financial Officer of Crestwood, to discuss, among other things, industry trends and possible business opportunities among Oasis Petroleum, Oasis Midstream and Crestwood.

During April and May 2021, Party A contacted Oasis Petroleum management to discuss a potential business combination between Party A and Oasis Midstream. On May 28, 2021, Oasis Petroleum, on behalf of itself and its affiliates, signed a non-disclosure agreement with Party A, which included a standstill provision that terminated upon the announcement of certain business combination transactions with respect to Oasis Midstream.

As a result of Oasis Petroleum’s emergence from Chapter 11, the Simplification Transaction, Oasis Petroleum management’s belief that Oasis Petroleum’s holdings in Oasis Midstream limited the ability of its stockholders to realize the full underlying value of Oasis Petroleum, and the receipt of an updated offer with enhanced consideration from Party A, in June 2021, Oasis Petroleum determined it was in the best interests of its stockholders and Oasis Midstream that Oasis Petroleum engage Morgan Stanley & Co. LLC (“Morgan Stanley”) to assist with a strategic review process for Oasis Midstream and Oasis Petroleum’s ownership interests in Oasis Midstream, which included both potential third-party business combinations as well as a distribution by Oasis Petroleum of its ownership in Oasis Midstream to its stockholders, either as a tax-free spin-off or a taxable distribution of Oasis Midstream common units. Oasis Petroleum management informed the OMP GP Board that Oasis Petroleum believed it was appropriate at such time to focus on strategic alternatives other than the Acquisition Opportunities. In light of the strategic review of alternatives for Oasis Midstream in the fall of 2019 and beginning of 2020, as well as the Simplification Transaction, Oasis Petroleum, in consultation with representatives of Morgan Stanley, determined that a targeted effort to evaluate interest in third-party business combinations was appropriate. At the direction of Oasis Petroleum, Morgan Stanley began to reach out to a pre-identified group of third parties with sufficient scale for a potential business combination with Oasis Midstream.

On June 9, 2021, Oasis Petroleum and Oasis Midstream management held a management presentation with representatives of Party A with respect to both the Oasis Midstream business and the Party A business. Following the management presentation, Oasis Petroleum communicated to Party A that it believed a business combination with Party A was not in the best interests of Oasis Petroleum and Oasis Midstream at such time based on the adequacy of consideration as well as the pro forma leverage and distribution levels of the combined company.

Through June and July 2021, Party A provided revised indications of interest to Oasis Petroleum with respect to a business combination with Oasis Midstream, as described in more detail below, and Oasis Petroleum indicated that the proposed terms did not remedy Oasis Petroleum’s concerns with respect to a potential combination. Those concerns included Party A’s significantly smaller market capitalization (which would result in Oasis Petroleum retaining a significant equity ownership in the combined company with limited liquidity), the lack of scale of the combined company, the substantially increased pro forma leverage of the combined company, as well as a significant reduction in the ongoing distributions to be received by Oasis Midstream unitholders.

During June and July 2021, at the direction of Oasis Petroleum, representatives of Morgan Stanley discussed a potential business combination with a number of third parties, including Crestwood and Party A, and Oasis Petroleum entered into non-disclosure agreements with two interested parties in addition to Crestwood and Party A, each of which included a standstill provision that terminated upon the announcement of certain business combination transactions with respect to Oasis Midstream. Oasis Petroleum and Oasis Midstream management held management presentations with respect to the Oasis Midstream business for these potential counterparties, but ultimately such counterparties, other than Crestwood and Party A, declined to make offers to combine with Oasis Midstream.

On June 21, 2021, Daniel Brown, Chief Executive Officer of Oasis Petroleum and Board Chair of OMP GP, Mr. Lou, Robert Phillips, Chairman, President and Chief Executive Officer of Crestwood, and Mr. Halpin held a breakfast meeting where the parties had initial, high level conversations regarding the state of the industry and a possible business combination between Oasis Midstream and Crestwood.

On June 28, 2021, Oasis Petroleum, on behalf of itself and its affiliates, signed a non-disclosure agreement with Crestwood, which included a standstill provision that terminated upon the announcement of certain business combination transactions with respect to Oasis Midstream.

On July 9, 2021, Crestwood and its representatives were first provided access to a virtual data room (“VDR”) to review due diligence materials requested by Crestwood, including Oasis Midstream’s preliminary financial model.

On July 9, 2021, the Oasis Petroleum Board held a special meeting at which representatives of Morgan Stanley and Tudor Pickering Holt & Co Advisors LP, strategic and financial advisor to Oasis Petroleum (“Tudor Pickering”), were present. Oasis Petroleum management and representatives of Morgan Stanley provided updates to the Oasis Petroleum Board regarding a potential Oasis Midstream business combination, including a review of a revised offer from Party A and an update on outreach efforts with other counterparties, including Crestwood.

Shortly after the July 9, 2021 meeting of the Oasis Petroleum Board, management of Oasis Midstream contacted Phillip D. Kramer, Chairman of the Oasis Midstream Conflicts Committee, and asked the Oasis Midstream Conflicts Committee to begin to organize to evaluate a potential business combination of Party A and Oasis Midstream. Following such request, Mr. Kramer contacted Richards, Layton & Finger P.A. (“Richards Layton”), which had acted as counsel to the Oasis Midstream Conflicts Committee in connection with other transactions between Oasis Midstream and Oasis Petroleum (including the Simplification Transaction) to discuss Richards Layton’s potential engagement as legal counsel to the Oasis Midstream Conflicts Committee in connection with the evaluation of a potential business combination of Party A and Oasis Midstream. Based on Richards Layton’s experience with the Oasis Midstream Conflicts Committee and Richards Layton’s experience with public mergers and acquisitions, complex transactions involving publicly traded partnerships and representations of conflicts committees, generally, the Oasis Midstream Conflicts Committee determined that Richards Layton had the requisite expertise to provide high quality advice to the Oasis Midstream Conflicts Committee and engaged Richards Layton as legal counsel.

During the week of July 12, 2021, the Oasis Midstream Conflicts Committee had a series of meetings with Richards Layton to discuss the role of the Oasis Midstream Conflicts Committee in connection with a potential business combination transaction, the duties of the Oasis Midstream Conflicts Committee and potential financial advisors to the Oasis Midstream Conflicts Committee.

On July 14, 2021, Oasis Petroleum and Oasis Midstream management held an initial management presentation with respect to the Oasis Midstream business for Crestwood.

On July 15, 2021, the Crestwood GP Board of Directors (the “Crestwood GP Board”) held a meeting to discuss the initial management presentation with respect to the Oasis Midstream business where Crestwood management were present. Crestwood management presented to the Crestwood GP Board the strategic rationale for the proposed transaction, asset footprint, cash flow comparison, proposed timeline and structure.

On July 15, 2021, the Oasis Midstream Conflicts Committee met with potential financial advisors, including Jefferies. Following such meetings and based on Jefferies’ experience with public mergers and acquisitions, complex transactions involving publicly traded partnerships and representations of conflicts committees, the Oasis Midstream Conflicts Committee determined that Jefferies had the requisite expertise to provide high quality advice to the Oasis Midstream Conflicts Committee and the Oasis Midstream Conflicts Committee determined to engage Jefferies as its financial advisor. The terms of the Oasis Midstream’s engagement with Jefferies were subsequently confirmed by a letter agreed and accepted by Oasis Midstream and the Oasis Midstream Conflicts Committee.

On July 16, 2021, Oasis Petroleum and Oasis Midstream management held a follow up management presentation with respect to the Oasis Midstream business for representatives of Party A. Following the management presentation, Oasis Petroleum management and the Oasis Petroleum Board determined it was appropriate to formally authorize the Oasis Midstream Conflicts Committee to evaluate a business combination with Party A.

On July 19, 2021, the OMP GP Board authorized the Oasis Midstream Conflicts Committee to (a) review and evaluate any conflicts that may exist arising in connection with Party A’s offer to combine with Oasis Midstream, (b) review and evaluate the potential conflicts and the potential transaction with Party A, (c) make any recommendations to the OMP GP Board regarding the proposed transaction in light of the potential conflicts and (d) determine whether or not to approve the proposed transaction by “Special Approval” under the Oasis Midstream Partnership Agreement. Oasis Petroleum advised the Oasis Midstream Conflicts Committee that, while it wanted the Oasis Midstream Conflicts Committee to evaluate the potential combination, Oasis Petroleum remained undecided regarding its willingness to pursue the transaction. On the same day, the Oasis Midstream Conflicts Committee, Jefferies and Richards Layton were provided access to the Oasis Midstream VDR, which included the preliminary financial model previously uploaded. These parties were also provided access to the Party A VDR.

On July 21, 2021, representatives of Party A held another management presentation with Oasis Petroleum and Oasis Midstream management, the members of the Oasis Midstream Conflicts Committee and representatives of Jefferies and Richards Layton with respect to Party A’s business.

Following the management presentation on July 21, 2021 and continuing through early August 2021, the Oasis Midstream Conflicts Committee and its advisors held a series of formal meetings and informal discussions regarding the potential business combination of Party A and Oasis Midstream. During these meetings, Jefferies presented certain preliminary financial analyses regarding a potential business combination with Party A to the Oasis Midstream Conflicts Committee and Richards Layton continued to provide legal advice to the Oasis Midstream Conflicts Committee regarding their duties in connection with a potential business combination transaction and with respect to legal aspects of a business combination with Party A specifically. Throughout this period, the Oasis Midstream Conflicts Committee and its advisors discussed the terms of the potential business combination and provided feedback to representatives of Oasis Midstream and Oasis Petroleum. At the end of this period, the Oasis Midstream Conflicts Committee advised management of Oasis Midstream that it was not supportive of the consideration proposed to be received by holders of Public Units in a combination with Party A and advised management of Oasis Midstream regarding a range of potential consideration that the Oasis Midstream Conflicts Committee may find more compelling.

On July 28, 2021, the Oasis Petroleum Board held a regular meeting at which representatives of Morgan Stanley, Tudor Pickering, as well as members of Oasis Petroleum management were present. Oasis Petroleum management and representatives of Morgan Stanley provided updates regarding the bid process for a potential Oasis Midstream business combination.

On July 28, 2021, the Crestwood GP Board held a meeting to approve the submission of a non-binding indication of interest to Morgan Stanley to acquire (a) Oasis Petroleum’s Oasis Midstream common units at a fixed Oasis Midstream-to-Crestwood common equity exchange ratio of 0.7000 (which consideration based on this exchange ratio would be paid $100.0 million in cash and the remainder in Crestwood common units) and (b) the public unitholders’ Oasis Midstream common units in a unit for unit exchange at a 5% premium to Oasis Midstream’s ten-day volume weighted average price.

On July 29, 2021, the OMP GP Board held a regularly scheduled meeting. At such meeting, Mr. Lou provided the members of the OMP GP Board with an update on the strategic review process, including a potential tax-free spin-off or taxable distribution that would result in the deconsolidation of Oasis Petroleum and Oasis Midstream, as well as the offer from Party A. Mr. Lou relayed that several counterparties had declined to make offers to combine with Oasis Midstream in advance of the July 29 bid submission deadline, but he believed that Crestwood would make an offer.

On July 29, 2021, Crestwood submitted a non-binding indication of interest to Morgan Stanley to acquire (a) Oasis Petroleum’s Oasis Midstream common units at a fixed Oasis Midstream-to-Crestwood common equity exchange ratio of 0.7000 (which consideration based on this exchange ratio would be paid $100.0 million in cash and the remainder in Crestwood common units) and (b) the public unitholders’ Oasis Midstream common units in a unit for unit exchange at a 5% premium to Oasis Midstream’s ten-day volume weighted average price.

In late July, Oasis Petroleum and Oasis Midstream management, with assistance from representatives of Morgan Stanley, held additional due diligence sessions with Party A with respect to the assets, operations, and financial projections of Party A.

On August 10, 2021, the Oasis Petroleum Board held a special meeting at which members of Oasis Petroleum management and representatives of Morgan Stanley, Tudor Pickering and Vinson & Elkins, counsel to Oasis Petroleum and its affiliate companies, were present. Oasis Petroleum management and representatives of Morgan Stanley and Tudor Pickering provided an update to the Oasis Petroleum Board on the exploration of potential strategic alternatives for Oasis Midstream and Oasis Petroleum management provided an update on the revised and final offer from Party A received on the previous day. Oasis Petroleum management relayed to the Oasis Petroleum Board that it had received feedback from the Oasis Midstream Conflicts Committee that it was not supportive of the consideration proposed to be received by holders of Public Units in a combination with Party A. The Oasis Petroleum Board, after discussion with Oasis Petroleum management and representatives of Morgan Stanley and Tudor Pickering, determined that the proposed business combination with Party A was not in the best interests of Oasis Petroleum shareholders or Oasis Midstream unitholders because the consideration offered by Party A was not sufficient in addition to remaining concerns regarding pro forma leverage and distribution levels.

On August 11, 2021, Oasis Petroleum and Oasis Midstream management communicated to Party A that neither it nor the Oasis Midstream Conflicts Committee was willing to move forward with a business combination transaction with Party A upon the terms last offered by Party A. After this time, Party A did not provide any updated offers to Oasis Petroleum or Oasis Midstream.

On August 11, 2021, the Crestwood GP Board held a meeting to discuss the proposed merger with Oasis Midstream at which members of Crestwood management were present. Crestwood management presented the impacts of recent trading performances on the exchange ratio and the implied valuation of the indicative proposal. Crestwood management also presented to the Crestwood GP Board the five-year pro forma forecast and the relative contribution analysis for the proposed merger. Following the call, the parties agreed to hold several diligence and other process-related calls as needed and is described in more detail below.

On August 12, 2021, Mr. Brown reached out to Mr. Phillips to discuss Crestwood’s July 29 offer. Mr. Brown conveyed to Mr. Phillips that the “blended offer” to Oasis Midstream unitholders as a whole (collectively, the public unitholders and Oasis Petroleum) would need to be at-the-market price of Oasis Midstream and that Oasis Petroleum would need additional cash consideration to be willing to transact.

On August 18, 2021, Oasis Midstream and its representatives sent Crestwood a due diligence request list via email.

On August 19, 2021, Oasis Midstream management and Crestwood management attended a preliminary telephone conference to discuss the due diligence process with regards to Oasis Midstream and Crestwood. Following this time, Oasis Midstream management and Crestwood management held several diligence and process related meetings.

On August 24, 2021, Crestwood management made a financial model available to Oasis Petroleum management representing Crestwood on a standalone basis. For more information, see “—Oasis Midstream, Crestwood and Pro Forma Unaudited Prospective Financial Information—Unaudited Prospective Financial Information Regarding Crestwood.”

On August 25, 2021, representatives of Crestwood held an initial management presentation for Oasis Petroleum, Oasis Midstream management and representatives of Morgan Stanley with respect to the Crestwood business.

After the initial management presentation and continuing through the announcement of the transaction, (i) Oasis Petroleum and Oasis Midstream management, with assistance from representatives of Morgan Stanley and Vinson & Elkins, and from and after September 14, 2021, representatives of Jefferies on behalf of the Oasis Midstream Conflicts Committee, submitted various due diligence questions (operational, financial and legal in nature) to Crestwood and held numerous follow up due diligence meetings with respect to the Crestwood business and (ii) Crestwood management submitted various due diligence questions (operational, financial and legal in nature) to Oasis Midstream and Oasis Petroleum and held numerous follow up due diligence meetings with respect to the Oasis Midstream business.

On September 9, 2021, Crestwood submitted a revised non-binding indication of interest to Morgan Stanley to acquire (a) all of the outstanding Oasis Midstream common units, including those held by Oasis Petroleum, via a transaction based on the market prices of Oasis Midstream and Crestwood common unit prices and to fix the exchange ratio less than one week prior to signing a definitive agreement and (b) the interests in OMP GP for $10.0 million in cash. The consideration to be received by Oasis Petroleum for its Oasis Midstream common units based on the proposed exchange ratio would be paid $100.0 million in cash and the remainder in Crestwood common units. The indication of interest also contemplated that Oasis Petroleum would be entitled to one seat on the Crestwood GP Board following closing. An at-the-market exchange ratio as of the close of trading on September 9, 2021 was 0.7763 Crestwood common units per Oasis Midstream common unit.

On September 12, 2021, the members of the OMP GP Board were provided access to Crestwood’s financial model that had previously been distributed by Crestwood to Oasis Petroleum management.

On September 12, 2021, the Oasis Petroleum Board held a special meeting at which representatives of Morgan Stanley and Tudor Pickering were present. Oasis Petroleum management presented the Oasis Petroleum Board with updates regarding a potential Oasis Midstream business combination, including a review of Crestwood’s September 9, 2021 offer. The Oasis Petroleum Board discussed with the attendees a summary business overview and certain financial information regarding a potential Oasis Midstream business combination, including with respect to Crestwood’s revised offer.

Shortly after the Oasis Petroleum Board meeting on September 12, 2021, management of Oasis Midstream contacted Mr. Kramer and asked the Oasis Midstream Conflicts Committee to organize in anticipation of being asked to evaluate a potential business combination transaction with Crestwood.

On September 14, 2021, the Oasis Midstream Conflicts Committee held an initial organizational meeting with representatives of Jefferies and Richards Layton. During the meeting, the Oasis Midstream Conflicts Committee and its advisors discussed Crestwood’s current offer and Jefferies presented an overview of Crestwood and information about the relative common unit trading prices of Oasis Midstream and Crestwood over time.

On September 15, 2021, Douglas Brooks, Chair of the Oasis Petroleum Board, reached out to representatives of Intrepid Partners LLC (“Intrepid”), financial advisor to Crestwood, to discuss the status of negotiations between the parties. Mr. Brooks indicated to Intrepid that the parties were negotiating a transaction in good faith, but that he expected incremental consideration (including cash consideration) would be necessary in order to facilitate a transaction.

On September 15, 2021, Mr. Brown called Mr. Phillips in response to Crestwood’s offer on September 9 and indicated to Mr. Phillips that, in order to facilitate a transaction, the Crestwood offer would need to include a premium for the holders of Public Units, additional cash consideration to Oasis Petroleum, an agreement from

Crestwood to increase its distribution after closing and three seats for Oasis Petroleum on the Crestwood GP Board.

Over the next few days, Mr. Brown and Mr. Phillips held numerous conversations regarding the proposed combination.

On September 16, 2021, the Oasis Petroleum Board held a special meeting at which representatives of Morgan Stanley and Tudor Pickering were present. Oasis Petroleum management provided a summary update on the status of negotiations with Crestwood, as well as the contemplated transaction terms, in advance of a conversation between Mr. Brown and Mr. Phillips scheduled for the following day. The Oasis Petroleum Board also discussed certain financial information regarding the proposed transaction.

On September 18, 2021, Mr. Brown and Mr. Phillips agreed upon (i) a 5% premium to the public unitholders (based on the relative unit prices to be fixed less than one week prior to signing), (ii) an at-the-market price for Oasis Midstream common units held by Oasis Petroleum, which would include cash consideration of $150.0 million, (iii) two board seats on the Crestwood GP Board for Oasis Petroleum and (iv) a post-closing distribution increase by Crestwood of 5%. An at-the-market exchange ratio as of the close of trading on September 17, 2021 was 0.7324 Crestwood common units per Oasis Midstream common unit.

On September 21, 2021, Crestwood delivered an updated non-binding indication of interest to Morgan Stanley which reflected the terms that Mr. Brown and Mr. Phillips had discussed on September 18, as well as $10.0 million of cash consideration for the non-economic general partner interest in Oasis Midstream held indirectly by Oasis Petroleum. At this point in time, Crestwood and Oasis Petroleum had an agreement in principal on the cash consideration to Oasis Petroleum. The following negotiations among the parties (including the Oasis Midstream Conflicts Committee) related to total consideration to be received by the Oasis Midstream public unitholders and the equity consideration to be received by Oasis Petroleum.

Later on September 21, 2021, the OMP GP Board authorized the Oasis Midstream Conflicts Committee to (a) review and evaluate any conflicts that may exist arising in connection with Crestwood’s offer to combine with Oasis Midstream, (b) review and evaluate the potential transaction with Crestwood, (c) make any recommendations to the OMP GP Board regarding the proposed transactions in light of the potential conflicts and (d) determine whether or not to approve the proposed transaction by “Special Approval” under the Oasis Midstream Partnership Agreement. Oasis Petroleum delivered a letter to the Oasis Midstream Conflicts Committee detailing the non-binding indication of interest that Morgan Stanley had received from Crestwood. In the letter, Oasis Petroleum noted that if the proposal was acceptable to the Oasis Midstream Conflicts Committee, Oasis Petroleum was prepared to begin immediately negotiating definitive agreements with Crestwood and the Oasis Midstream Conflicts Committee.

On September 24, 2021, Crestwood engaged Baker Botts as legal counsel to Crestwood in connection with the proposed merger.

On September 26, 2021, Morgan Stanley, at the direction of Oasis Petroleum, delivered an initial draft of the Merger Agreement to Crestwood, which was prepared by Vinson & Elkins and proposed, among other things, that Oasis Petroleum would deliver its written consent approving the transaction after the Form S-4 to be filed by Crestwood in connection with the Mergers was declared effective by the SEC. Following receipt of the initial draft of the Merger Agreement, the parties and their respective legal counsel negotiated the Merger Agreement and prepared and negotiated the related transaction agreements and disclosure schedules until signing of the definitive documentation.

On September 27, 2021, Messrs. Brown, Brooks and Phillips had a meeting to introduce Mr. Brooks and Mr. Phillips in advance of the management presentation scheduled for the following day.

On September 28, 2021, representatives of Crestwood held another management presentation with Oasis Petroleum and Oasis Midstream management, the Oasis Petroleum Board, the Oasis Midstream Conflicts Committee and representatives of Jefferies and Richards Layton with respect to Crestwood’s business.

On October 1, 2021, Baker Botts delivered a revised draft of the Merger Agreement to Vinson & Elkins.

On October 2, 2021, Oasis Petroleum and Oasis Midstream management made available an updated financial model to the OMP GP Board, the Oasis Midstream Conflicts Committee, Jefferies and Crestwood, which financial model had been updated to reflect increased volumes and capital resulting from development activity driven by Oasis Petroleum’s acquisition of Williston Basin assets from QEP Energy Company, a wholly owned subsidiary of Diamondback Energy, Inc. For more information, see “—Oasis Midstream, Crestwood and Pro Forma Unaudited Prospective Financial Information—Unaudited Prospective Financial Information Regarding Oasis Midstream.”

On October 4, 2021, members of management of Crestwood, Oasis Midstream and Oasis Petroleum met with representatives of Morgan Stanley, and Oasis Midstream management presented updates to the financial model of Oasis Midstream.

On October 4, 2021, the Oasis Midstream Conflicts Committee met with representatives of Jefferies and Richards Layton. During the meeting, representatives of Jefferies presented its preliminary analysis of the financial terms of the potential business combination of Crestwood and Oasis Midstream. During its presentation, Jefferies, among other things, reviewed the terms of Crestwood’s current offer, updates to the Oasis Midstream’s financial projections, Jefferies’ financial analysis of the potential business combination, Jefferies’ overview of Crestwood’s business and Jefferies’ combination analysis of Oasis Midstream and Crestwood. During the meeting, there was discussion regarding Jefferies presentation and Crestwood’s current offer. After discussion, the Oasis Midstream Conflicts Committee determined that, subject to the completion of Jefferies’ review and analysis, it would support the holders of Public Units receiving a 10% premium in the transaction and directed Jefferies to contact Morgan Stanley to propose such premium.

On October 5, 2021, the Crestwood GP Board held a meeting at which members of Crestwood management and representatives of Intrepid were present. At the meeting, Crestwood management presented the material terms of the proposed transaction and the timeline. The Crestwood GP Board also discussed the board representation rights and possible tax consequences resulting from the mergers. Intrepid presented a summary of Intrepid’s exchange ratio and contribution analysis it conducted.

On October 7, 2021, representatives of Jefferies communicated to Morgan Stanley the request from the Oasis Midstream Conflicts Committee that the holders of Public Units receive a 10% premium in the transaction.

On October 8, 2021, Vinson & Elkins delivered a draft of the registration rights agreement to Baker Botts, and Oasis Petroleum delivered a draft of the master amendment to commercial agreements to Crestwood.

On October 11, 2021, the Oasis Petroleum Board held a special meeting at which representatives of Vinson & Elkins and Morgan Stanley were present. At the meeting, the Oasis Petroleum Board discussed with Oasis Petroleum management an analysis of the potential business combination with Crestwood based on Crestwood’s September 21, 2021 offer. Representatives of Vinson & Elkins provided the Oasis Petroleum Board with an overview of the current status of the transaction documents, including the Merger Agreement, and the negotiations with respect thereto and the Oasis Petroleum Board discussed with the attendees certain financial information regarding a potential transaction. The Oasis Petroleum Board, Oasis Petroleum management and representatives of Vinson & Elkins also discussed additional transaction considerations, including a potential HSR filing, certain commercial agreements between Oasis Petroleum and Oasis Midstream and other ancillary transaction documents.

On October 12, 2021, the OMP GP Board held a special meeting at which members of Oasis Midstream management and representatives of Morgan Stanley and Vinson & Elkins were present. The OMP GP Board discussed with the attendees updated financial information, including updated exchange ratio information based on the relative trading of Oasis Midstream and Crestwood. Representatives of Vinson & Elkins provided the OMP GP Board with an overview of the current status of the transaction documents, including the Merger Agreement, and the negotiations with respect thereto.

On October 13, 2021, Vinson & Elkins delivered a draft of the director nomination agreement to Baker Botts, and Baker Botts delivered a draft of the Transition Services Agreement to Vinson & Elkins.

On October 14, 2021, Messrs. Brown and Phillips had a call to discuss the status of various legal and commercial discussions that the parties and their advisors had been holding, including with respect to the Merger Agreement and the master amendment to commercial agreements. During the call, Messrs. Brown and Phillips discussed the potential exchange ratio, and Mr. Phillips indicated that, due to the relative trading prices of Oasis Midstream common units and Crestwood common units as discussions had continued, Crestwood would not be able to pay an at-the-market exchange ratio to Oasis Petroleum. Mr. Brown reiterated to Mr. Phillips that the parties had always discussed an exchange ratio at-the-market price for the Oasis Midstream common units held by Oasis Petroleum. Furthermore, Mr. Brown conveyed to Mr. Phillips the request from the Oasis Midstream Conflicts Committee that the holders of Public Units receive a 10% premium. An at-the-market exchange ratio as of the close of trading on October 14, 2021 was 0.8097 Crestwood common units per Oasis Midstream common unit.

On October 15, 2021, Baker Botts delivered an issues list to Vinson & Elkins, which included various items relating to post-closing liquidity rights of Oasis Petroleum with respect to the units it would hold in Crestwood (including the proposed lock up), board representation rights, a release from Oasis Petroleum in favor of Oasis Midstream post-closing and the requirement that Oasis Petroleum pay Crestwood a breakup fee in the event that it did not deliver its written consent approving the transaction promptly following the effectiveness of the Form S-4 (the “Written Consent Termination Fee”). The following day, Baker Botts delivered a revised Merger Agreement to Vinson & Elkins reflecting the terms set forth in the issues list.

On October 15, 2021, the Oasis Midstream Conflicts Committee held a meeting with representatives of Jefferies and Richards Layton. Representatives of Jefferies reported that it had communicated to representatives of Morgan Stanley the proposal of the Oasis Midstream Conflicts Committee that the holders of Public Units receive a 10% premium in the transaction and that they had not received any feedback on such offer. Jefferies also made a presentation to the Oasis Midstream Conflicts Committee regarding, among other things, the implied exchange ratio of Crestwood common units to Oasis Midstream common units and the impact of changes in the market prices of Crestwood common units and Oasis Midstream common units on such exchange ratio and Jefferies’ financial analysis of such implied exchange ratio. Richards Layton also presented to, and discussed with, the Oasis Midstream Conflicts Committee an overview of the terms of the current draft of the Merger Agreement and related transaction documentation and a preliminary issues list relating to the Merger Agreement. There was discussion as to whether the Oasis Midstream Conflicts Committee should make any updates to its current proposal of a 10% premium to the holders of Public Units and, after discussion, the Oasis Midstream Conflicts Committee determined not to update its current proposal. Following the meeting and continuing through the approval of the Merger Agreement, Richards Layton provided Vinson & Elkins with feedback on the Merger Agreement on behalf of the Oasis Midstream Conflicts Committee.

On October 15, 2021 and continuing through October 23, 2021, Mr. Brown had numerous conversations with various members of the Oasis Petroleum Board regarding the status of negotiations with Crestwood, including discussions relating to the exchange ratio, transaction documents and commercial agreements between Oasis Petroleum and Oasis Midstream.

On October 18, 2021, Oasis Petroleum and Oasis Midstream management, Crestwood management, representatives of Vinson & Elkins and representatives of Baker Botts held an in person meeting to discuss,

among other things, the issues list delivered by Baker Botts, as well as the master amendment to commercial agreements.

On October 19, 2021, Vinson & Elkins delivered a revised draft of the Merger Agreement to Baker Botts, which included, among other things, a “tail” termination fee of $20.0 million to be paid by Oasis Midstream if the Merger Agreement were terminated in certain specified circumstances and Oasis Midstream entered into an alternative transaction within a certain period of time post-termination. The draft of the Merger Agreement had eliminated the Written Consent Termination Fee.

On October 20, 2021, Oasis Petroleum and Oasis Midstream management, Crestwood management, representatives of Vinson & Elkins and representatives of Baker Botts held a follow up in person meeting to discuss the issues list previously discussed on October 18.

Later on October 20, 2021, Messrs. Brown and Phillips had a further conversation regarding the exchange ratio in the transaction. Mr. Phillips indicated to Mr. Brown that, due to the relative movement in trading prices of Oasis Midstream common units and Crestwood common units as discussions had continued, Crestwood would not transact an at-the-market exchange ratio, but was willing to transact at a blended total exchange ratio of 0.7919 to Oasis Midstream unitholders as a whole (collectively, the public unitholders and Oasis Petroleum). Mr. Brown reiterated to Mr. Phillips that Oasis Petroleum insisted on an at-the-market exchange ratio. An at-the-market exchange ratio as of the close of trading on October 20, 2021 was 0.8221 Crestwood common units per Oasis Midstream common unit.

On October 21, 2021, the Oasis Midstream Conflicts Committee held a meeting with representatives of Jefferies and Richards Layton to discuss the status of negotiations of the transaction with Crestwood. The Oasis Midstream Conflicts Committee asked Jefferies to contact Morgan Stanley and ask for a formal response to its proposal of a 10% premium to the holders of Public Units.

Following the Oasis Midstream Conflicts Committee meeting on October 21, 2021, Jefferies contacted Morgan Stanley to request a response on the Oasis Midstream Conflicts Committee’s current proposal of a 10% premium to the holders of Public Units.

On October 22, 2021, Baker Botts delivered a draft of the Support Agreement to Vinson & Elkins, which included (x) a Written Consent Termination Fee of $100.0 million payable by Oasis Midstream and (y) a waiver by Oasis Petroleum of its re-negotiation rights under certain commercial arrangements with Oasis Midstream that would be triggered by the potential transaction. Later that day, representatives of Richards Layton, at the direction of the Chairman of the Oasis Midstream Conflicts Committee, communicated to representatives of Vinson & Elkins the position of the Oasis Midstream Conflicts Committee that any Written Consent Termination Fee would be payable by Oasis Petroleum, not Oasis Midstream.

On October 22, 2021 and through October 24, 2021, Messrs. Brown and Phillips held numerous conversations regarding the exchange ratio in the transaction, including the request from the Oasis Midstream Conflicts Committee that the holders of Public Units receive a 10% premium. Mr. Phillips communicated to Mr. Brown that Crestwood was only willing to offer the holders of Public Units a 5% premium to what Oasis Petroleum received.

On October 22, 2021, representatives of Morgan Stanley, at the direction of Oasis Petroleum, informed Jefferies of a proposal from Crestwood that the holders of Public Units receive 0.8300 Crestwood common units per Oasis Midstream common unit, which was approximately a 2.1% premium (based on the relative closing prices of Oasis Midstream common units and Crestwood common units on October 22, 2021 (the “October 22 Closing Prices”)). Representatives of Jefferies informed the Chairman of the Oasis Midstream Conflicts Committee of the proposal communicated by Morgan Stanley. At the instruction of the Chairman of the Oasis Midstream Conflicts Committee, representatives of Jefferies informed Morgan Stanley that the Oasis Midstream Conflicts Committee was not supportive of the transaction at a 2.1% premium (based on the October 22 Closing Prices) to the holders of Public Units.

On October 23, 2021, representatives of Morgan Stanley, at the direction of Oasis Petroleum, contacted Jefferies to determine whether the Oasis Midstream Conflicts Committee would be supportive of a transaction where the holders of Public Units receive 0.8574 Crestwood common units per Oasis Midstream common unit, which was approximately a 5.5% premium (based on the October 22 Closing Prices). Representatives of Jefferies informed the Chairman of the Oasis Midstream Conflicts Committee of the proposal communicated by Morgan Stanley.

On October 23, 2021, Vinson & Elkins delivered revised drafts of the Merger Agreement and the Support Agreement, which included, among other things, a Written Consent Termination Fee of $40,000,000.

Also on October 23, 2021, through a number of negotiations and conversations among the parties and their representatives, and considering the status of the ongoing discussions involving the Merger Agreement and other transaction documents, as well as the commercial agreements between Oasis Petroleum and Oasis Midstream that would remain in place following the potential transaction, Crestwood and Oasis Petroleum agreed in principle, subject to final board approval by all parties and the approval of the Oasis Midstream Conflicts Committee, upon a blended total exchange ratio of 0.7990 to Oasis Midstream unitholders as a whole (collectively, the public unitholders and Oasis Petroleum)), which is the blended total exchange ratio reflected in the final Merger Agreement.

On October 24, 2021, at the instruction of the Chairman of the Oasis Midstream Conflicts Committee, Jefferies contacted Morgan Stanley and delivered a proposal on behalf of the Oasis Midstream Conflicts Committee that the holders of Public Units receive 0.8750 Crestwood common units per Oasis Midstream common unit, which was approximately a 7.7% premium (based on the October 22 Closing Prices) (which increase in premium for the holders of Public Units would reduce the consideration payable to Oasis Petroleum, as the blended total exchange ratio of 0.7990 to Oasis Midstream unitholders as a whole had already been agreed in principle on the previous day between Crestwood and Oasis Petroleum, subject to final board approval). Later that day on October 24, 2021, representatives of Morgan Stanley, at the direction of Oasis Petroleum, contacted Jefferies to determine whether the Oasis Midstream Conflicts Committee would be supportive of a transaction where holders of Public Units receive 0.8655 Crestwood common units per Oasis Midstream common unit, which was approximately a 6.5% premium (based on the October 22 Closing Prices).

Later on October 24, 2021, the Oasis Midstream Conflicts Committee held a meeting with representatives of Jefferies and Richards Layton. Jefferies reviewed the negotiations on the exchange ratio premium to holders of Public Units, including the current proposal of a 6.5% premium (based on the October 22 Closing Prices), and presented materials regarding Jefferies’ analysis on various exchange ratios for holders of Public Units and Jefferies’ accretion/dilution analysis of the potential transaction. There was also discussion regarding potential counteroffers to the proposed 6.5% premium (based on the October 22 Closing Prices). After discussion, the Oasis Midstream Conflicts Committee directed Jefferies to contact Morgan Stanley and propose a 0.8700 exchange ratio for holders of Public Units, representing a 7.1% premium (based on the October 22 Closing Prices) (which increase in premium for the holders of Public Units would reduce the consideration payable to Oasis Petroleum, as the blended total exchange ratio of 0.7990 to Oasis Midstream unitholders as a whole had already been agreed in principle on the previous day between Crestwood and Oasis Petroleum, subject to final board approval), noting that a 0.8700 exchange ratio would hold expected distributions approximately equal to the current distributions to holders of Public Units. Next, Richards Layton updated the Oasis Midstream Conflicts Committee on the status of the negotiations of the terms of the Merger Agreement and discussed certain significant issues related to the Merger Agreement, including the proposed Written Consent Termination Fee of $40,000,000 payable by Oasis Midstream. After discussion, the Oasis Midstream Conflicts Committee directed Richards Layton to contact Vinson & Elkins and inform Vinson & Elkins of the Oasis Midstream Conflicts Committee’s position that any Written Consent Termination Fee should be payable by Oasis Petroleum and not Oasis Midstream.

After the Oasis Midstream Conflicts Committee meeting on October 24, 2021, Jefferies, at the instruction of the Oasis Midstream Conflicts Committee, informed Morgan Stanley of the proposal by the Oasis Midstream Conflicts Committee of a 0.8700 exchange ratio for the holders of Public Units, representing a 7.1% premium (based on the October 22 Closing Prices), and Richards Layton informed Vinson & Elkins of the Oasis Midstream Conflicts Committee’s view that the Written Consent Termination Fee be payable Oasis Petroleum. Thereafter, representatives of Morgan Stanley, at the direction of Oasis Petroleum, contacted Jefferies and delivered a proposal from Oasis Petroleum that accepted the 0.8700 exchange ratio for the holders of Public Units on the condition that the Written Consent Termination Fee would be paid by Oasis Midstream unless the Oasis Midstream Conflicts Committee determined in good faith that the termination of the Merger Agreement, and payment of the Written Consent Termination Fee, would not be in the best interests of Oasis Midstream and the holders of Public Units and, in such case, the Written Consent Termination Fee would be paid by Oasis Petroleum.

Later on October 24, 2021, the Oasis Midstream Conflicts Committee held a meeting with representatives of Jefferies and Richards Layton. Jefferies reported that Morgan Stanley had indicated that Oasis Petroleum was supportive of a transaction with the following terms: (i) a 0.8700 exchange ratio for the holders of Public Units and (ii) that the Written Consent Termination Fee would be paid by Oasis Midstream unless the Oasis Midstream Conflicts Committee determined in good faith that the termination of the Merger Agreement, and payment of the Written Consent Termination Fee, would not be in the best interests of Oasis Midstream and the holders of Public Units and, in such case, the Written Consent Termination Fee would be paid by Oasis Petroleum. After discussing such offer, the Oasis Midstream Conflicts Committee determined, subject to the satisfactory negotiation and finalization of the Merger Agreement and the related documents and the receipt of Jefferies’ fairness opinion, that it expected to accept the offer.

On October 24, 2021, Baker Botts delivered revised drafts of the Merger Agreement and Support Agreement, which accepted the Written Consent Termination Fee of $40,000,000. In connection with the discussions with respect to the exchange ratio, on October 24, 2021, Richards Layton communicated that the Oasis Midstream Conflicts Committee agreed that the Written Consent Termination Fee would be paid by Oasis Midstream unless the Oasis Midstream Conflicts Committee determined in good faith that the termination of the Merger Agreement, and payment of the Written Consent Termination Fee, would not be in the best interests of Oasis Midstream and the holders of Public Units and, in such case, the Written Consent Termination Fee would be paid by Oasis Petroleum.

On October 24, 2021, the OMP GP Board held a special meeting at which members of Oasis Midstream management and representatives of Morgan Stanley and Vinson & Elkins were present. Oasis Midstream management provided the OMP GP Board with an update on the transaction status. Representatives of Vinson & Elkins updated the OMP GP Board with respect to the current status of the transaction documentation and provided the board members with a review of the duties of the board members under the Oasis Midstream Partnership Agreement and applicable law. The OMP GP Board agreed to reconvene on the following day.

On October 24, 2021, the Oasis Petroleum Board held a special meeting at which representatives of Morgan Stanley, Tudor Pickering and Vinson & Elkins were present. The Oasis Petroleum Board discussed certain financial information relating to the potential transaction with the financial advisors, and representatives of Vinson & Elkins provided an update regarding the terms of the Merger Agreement, as well as the consents that would be required by the Oasis Petroleum Board, the OMP GP Board and the Oasis Midstream Conflicts Committee in order to approve the potential transaction.

On October 25, 2021, following the close of the U.S. stock markets, the Oasis Petroleum Board held a special meeting and, after deliberation and discussions with management and representatives of Morgan Stanley, Tudor Pickering, and Vinson & Elkins, approved the Merger Agreement and the transactions contemplated thereby, subject to the Oasis Midstream Conflicts Committee granting “Special Approval” with respect to the transaction.

On October 25, 2021, the Oasis Midstream Conflicts Committee met with representatives of Jefferies and Richards Layton to discuss the transaction. During the meeting, Richards Layton presented to the Oasis Midstream Conflicts Committee an overview and update with respect to the terms of the Merger Agreement and the related documents. Also at this meeting, Jefferies reviewed its financial analysis of the transaction, including the proposed exchange ratio for the holders of Public Units with the Oasis Midstream Conflicts Committee and, at the request of the Oasis Midstream Conflicts Committee, rendered an oral opinion to the Oasis Midstream Conflicts Committee, which was subsequently confirmed by delivery of a written opinion dated October 25, 2021, to the effect that, based upon and subject to the assumptions, limitations, qualifications and other matters set forth in the written opinion, the Public Holder Exchange Ratio and the resulting Public Holder Merger Consideration to be received in the Transaction (as defined in the opinion) by the Public Holders pursuant to the Merger Agreement is fair, from a financial point of view, to Oasis Midstream and the Public Holders. The Oasis Midstream Conflicts Committee then unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the LP Merger, are in the best interests of Oasis Midstream and the holders of Oasis Midstream common units, excluding OMP GP and its affiliates, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the LP Merger (the foregoing constituting “Special Approval” (as defined in the Oasis Midstream Partnership Agreement)) and (iii) recommended to the OMP GP Board the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the LP Merger.

Following the Oasis Midstream Conflicts Committee meeting, on October 25, 2021, the OMP GP Board convened a special meeting to discuss the Mergers with Crestwood, including the proposed final terms of the Merger Agreement. Following discussion, the OMP GP Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are in the best interests of Oasis Midstream and, with respect to the GP Merger, OMP GP, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, (iii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers, and (iv) authorized and directed that the approval of the Merger Agreement and the transactions contemplated thereby be submitted to a vote of Oasis Midstream’s limited partners pursuant to Section 14.3 of the Oasis Midstream Partnership Agreement and authorized Oasis Midstream’s limited partners to act by written consent pursuant to Section 13.11 of the Oasis Midstream Partnership Agreement.

On October 25, 2021, the Crestwood GP Board convened a special meeting to discuss the Mergers with Oasis Midstream and OMP GP, including the proposed final terms of the Merger Agreement and the Support Agreement. Following discussion, the Crestwood GP Board unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Mergers and the issuance of the Crestwood common units.

That evening, representatives of each of Oasis Petroleum and Oasis Midstream management, Crestwood management, Vinson & Elkins, Baker Botts and Richards Layton finalized the Merger Agreement, disclosure schedules and ancillary documents, following which Oasis Midstream, Crestwood and the other parties thereto executed and delivered the Merger Agreement. Contemporaneously with the execution of the Merger Agreement, Oasis Petroleum and OMS Holdings executed the Support Agreement.

Prior to the opening of U.S. stock markets on October 26, 2021, Crestwood and Oasis Midstream issued a joint news release announcing the Mergers.

Crestwood’s Reasons for the Mergers

The Mergers between Crestwood and Oasis Midstream will increase Crestwood’s scale and strategic positioning across its core growth basins in the Williston and Delaware Basins. In evaluating the Mergers, the Crestwood GP Board consulted with Crestwood GP’s management and legal and financial advisors. The

Crestwood GP Board determined the Mergers to be in the best interests of Crestwood based on, among other factors, its belief that the Mergers will:

Expand Scale and Position in Core Basins. The Mergers will increase Crestwood’s footprint of crude oil, produced water and natural gas gathering assets in the Williston Basin. The transaction will double the inventory of tier 1 drilling locations dedicated to Crestwood’s existing assets to approximately 1,200 locations across 535,000 dedicated acres and expand Crestwood’s footprint into the western and northern parts of the Williston Basin. In the Delaware Basin, the acquired assets will provide crude oil and produced water gathering services in Loving, Ward and Winkler counties in Texas, complementary to Crestwood’s existing Nautilus natural gas gathering system and Desert Hills produced water gathering system.

Realize Commercial and Cost Reduction Synergies. In the Williston Basin, Crestwood plans to physically connect its Arrow system with Oasis Midstream’s Wild Basin system. The excess processing capacity will minimize potential processing constraints for existing Arrow customers and create opportunities to more aggressively commercialize Oasis Midstream’s assets as gas volumes across the basin continue to rapidly increase due to heightened gas capture efforts and rising gas-to-oil ratios. The result of integrating the combined systems will drive cost reduction synergies through operations and maintenance reductions and the elimination of duplicative general and administrative expenses.

Accelerate Return of Capital. The Mergers are expected to increase Crestwood’s free cash flow post-distributions to unitholders, both immediately and over the long-term, which can be used to pay down debt or returned to unitholders through higher distributions or unit buybacks.

Enhance Financial Strength, Flexibility and Credit Profile. Crestwood anticipates that the Mergers will result in an increase in its 2021E Adjusted EBITDA and free cash flow, which would significantly enhance Crestwood’s financial strength and flexibility. The Mergers are expected to be deleveraging to Crestwood with an expected fiscal year 2022 leverage ratio below 3.5x. This would result in a stronger balance sheet and substantial liquidity under Crestwood’s revolving credit facility, providing more flexibility to execute its future business plans. Crestwood expects that the increased cash flow scale and enhanced credit profile will be viewed positively by the rating agencies.

Advance Leading Gathering & Processing Sustainability Initiatives. Following the close of the Mergers, Crestwood anticipates it will implement its leading sustainability best practices as it assumes operatorship of the acquired assets in the Williston and Delaware Basins. This includes managing the acquired assets with an intense focus on flare minimization and increased methane emissions monitoring as well as a strong commitment to biodiversity, environmental stewardship, safety, and community engagement efforts. Additionally, Crestwood intends to incorporate material environmental, safety and governance metrics including a baseline of Scope 1 and Scope 2 emissions from the acquired assets that it will publish in its 2022 sustainability report along with a strategy to further manage its carbon footprint across the Williston and Delaware Basins.

Approval of the Oasis Midstream Conflicts Committee and the OMP GP Board and Reasons for the Mergers

The Oasis Midstream Conflicts Committee consists of the following three directors of the OMP GP Board who satisfy the requirements to serve on a conflicts committee in the Oasis Midstream Partnership Agreement: Phillip D. Kramer (Chairman), Matthew Fitzgerald and Harry N. Pefanis. On September 21, 2021, the OMP GP Board authorized the Oasis Midstream Conflicts Committee to (a) review and evaluate any Potential Conflicts arising in connection with Crestwood’s offer to combine with Oasis Midstream and any other Related Arrangements, (b) review and evaluate the Mergers and the Related Arrangements, (c) make any recommendations to the OMP GP Board regarding the Mergers and any Related Arrangements in light of such Potential Conflicts and (d) determine whether or not to approve the LP Merger by “Special Approval” under the Oasis Midstream Partnership Agreement.

On October 25, 2021, the Oasis Midstream Conflicts Committee unanimously, and in good faith, among other things (a) determined that the Merger Agreement and the transactions contemplated thereby, including the LP Merger, are in the best interests of Oasis Midstream and the holders of Oasis Midstream common units, excluding the OMP GP and its affiliates, (b) approved the Merger Agreement and the transactions contemplated thereby, including the LP Merger, upon the terms and conditions set forth in the Merger Agreement, with such approval constituting “Special Approval” for all purposes under the Oasis Midstream Partnership Agreement, and (c) recommended to the OMP GP Board the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the LP Merger.

Later on October 25, 2021, upon receiving the approval and recommendation of the Oasis Midstream Conflicts Committee, the OMP GP Board unanimously, and in good faith, (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are in the best interests of Oasis Midstream and, with respect to the GP Merger, OMP GP, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, (c) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers and (d) authorized and directed that the approval of the Merger Agreement and the transactions contemplated thereby be submitted to a vote of Oasis Midstream’s limited partners pursuant to Section 14.3 of the Oasis Midstream Partnership Agreement and authorized Oasis Midstream’s limited partners to act by written consent pursuant to Section 13.11 of the Oasis Midstream Partnership Agreement.

The Oasis Midstream Conflicts Committee retained Richards Layton as its legal counsel and Jefferies as its financial advisor. Each of the Oasis Midstream Conflicts Committee and the OMP GP Board oversaw the performance of financial and legal due diligence conducted by their advisors, as applicable, conducted an extensive review and evaluation of the transactions contemplated by the Merger Agreement, including, with respect to the Oasis Midstream Conflicts Committee, considering withholding “Special Approval” and maintaining the status quo.

In determining to approve the transactions contemplated by the Merger Agreement, the Oasis Midstream Conflicts Committee and the OMP GP Board consulted with Oasis Midstream’s senior management and their respective outside legal and financial advisors and considered several factors that weighed in favor of the Mergers, including the following (not necessarily presented in order of relative importance):

•

The Public Holder Exchange Ratio of 0.8700 Crestwood common units for each Public Unit represents a Public Holder Exchange Ratio premium of 8.7% to the implied exchange ratio of Crestwood common units to Oasis Midstream common units based upon the closing prices of Crestwood common units and Oasis Midstream common units on October 25, 2021.

•

The belief that the Public Holder Exchange Ratio of 0.8700 Crestwood common units for each Public Unit provided greater value to the Public Holders than the long-term value of Oasis Midstream as a standalone publicly traded limited partnership.

•	The Public Holders will be entitled to receive more Crestwood common units per Oasis Midstream common unit than Oasis Petroleum and its affiliates.

•

The belief that the Public Holder Merger Consideration of 0.8700 Crestwood common units for each Public Unit represents the highest price per Public Unit that Crestwood would be willing to pay to the Public Holders at the time of the Oasis Midstream Conflicts Committee’s determination and approval.

•	The LP Merger is expected to be immediately accretive to the Public Holders with regard to distributable cash flow per common unit.

•

Crestwood has a larger public float than Oasis Midstream, which should lead to Crestwood’s having a greater ability to raise capital in the public equity markets and greater trading liquidity than Oasis Midstream as a standalone publicly traded limited partnership.

•

Oasis Petroleum has explored alternatives with multiple parties related to its equity interests in Oasis Midstream, including a potential transaction with a different buyer that was reviewed by the Oasis Midstream Conflicts Committee but never consummated, as well as a spin off or split off that would result in Oasis Midstream becoming a standalone entity.

•	The Crestwood GP Board is elected by Crestwood’s limited partners.

•

Crestwood has agreed, subject to certain exceptions, to increase its regular quarterly cash distribution with respect to Crestwood common units to $0.655 for the first fiscal quarter ending following the closing of the Mergers.

•

From an operational perspective, the scale, asset diversity (including both oil and gas basins and commodities), and customer diversity of the combined company are expected to be more attractive than the scale, asset diversity and customer diversity of Oasis Midstream on a standalone basis.

•

From a financial perspective, the coverage ratio and potential for distribution growth of the combined company are expected to be more attractive than the coverage ratio and potential for distribution growth of Oasis Midstream on a standalone basis.

•

The financial presentation and opinion delivered by Jefferies to the Oasis Midstream Conflicts Committee on October 25, 2021, that, as of such date and based upon and subject to the assumptions, made, procedures followed, matters considered and limitations and qualifications on the scope of review undertaken as described in the opinion, the Public Holder Exchange Ratio of 0.8700 Crestwood common units for each Public Unit and the resulting Public Holder Merger Consideration to be received in the LP Merger by the Public Holders pursuant to the Merger Agreement was fair, from a financial point of view, to Oasis Midstream and the Public Holders. See the section titled “The Mergers—Opinion of the Oasis Midstream Conflicts Committee’s Financial Advisor” beginning on page 55 of this consent statement/prospectus.

•	The LP Merger is expected generally to be non-taxable to the Public Holders.

•

The Public Holder Exchange Ratio is fixed and therefore the implied value of the Public Holder Merger Consideration will increase in the event that the market price of Crestwood common units increases prior to the closing of the LP Merger.

•

The terms and conditions of the Merger Agreement were determined through extensive arm’s length negotiations among Oasis Petroleum, Oasis Midstream, the Oasis Midstream Conflicts Committee, Crestwood and their respective representatives and advisors.

•

The fact that Oasis Petroleum, which owns approximately 69.6% of the issued and outstanding Oasis Midstream common units, is in support of the Mergers and has entered into the Support Agreement pursuant to which it has agreed to, among other things, deliver its Written Consent in respect of the Oasis Midstream common units owned by it in favor of the transactions contemplated by the Merger Agreement, including the LP Merger.

•	The LP Merger is not subject to a vote of the holders of Crestwood common units.

•

The OMP GP Board adopted resolutions expressly stating that the Merger Agreement and the transactions contemplated thereby would not be approved unless it received a prior favorable recommendation from the Oasis Midstream Conflicts Committee. The Oasis Midstream Conflicts Committee understood that it had no obligation to recommend any transaction.

•

In connection with the consideration of the Mergers, the Oasis Midstream Conflicts Committee retained its own financial and legal advisors with knowledge and experience advising publicly traded companies with respect to transactions similar to the Mergers.

In addition, the OMP GP Board separately considered a number of additional positive factors. These included (not necessarily presented in order of relative importance):

•

The fact that the Oasis Midstream Conflicts Committee (consisting solely of independent directors), Oasis Midstream, and Oasis Petroleum and their advisors were extensively involved throughout the process, as well as receiving regular direct updates from Oasis Midstream’s legal advisors and Oasis Midstream’s management.

•

The fact that, based on the Public Holder Exchange Ratio and the Sponsor Exchange Ratio, Oasis Midstream common unitholders will own approximately 35.0% of the outstanding Crestwood common units on a pro forma basis, including approximately 21.7% pro forma ownership by Oasis Petroleum.

•

The evaluation of the likely time period necessary to consummate the transactions contemplated by the Merger Agreement, and the limited number and customary nature of the closing conditions as well as Crestwood’s affirmative obligation, subject to certain exceptions and limitations, to use its reasonable best efforts to take, or cause to be taken, any and all steps and undertakings in respect of requirements under applicable regulations so as to enable closing to occur as promptly as practicable.

•	The lack of a financing condition to closing and the overall scope of the conditions to closing.

In addition, the OMP GP Board and the Oasis Midstream Conflicts Committee considered the following factors to be generally negative or unfavorable in making its determination and approvals concerning the Merger Agreement (not necessarily presented in order of relative importance):

•

The Oasis Midstream Conflicts Committee did not conduct an auction process or other solicitation of interest from third parties for the acquisition of Oasis Midstream common units; however, management of Oasis Petroleum and Oasis Midstream conducted an auction process with multiple parties and none of the inquiries or discussions led to attractive offers.

•

Oasis Petroleum and its affiliates will receive a combination of cash and Crestwood common units for their Oasis Midstream common units. Public Holders will only receive Crestwood common units for their Oasis Midstream common units.

•

The ratio of debt to EBITDA of the combined company, while lower than average for publicly traded gathering and processing companies, is slightly higher than Oasis Midstream’s ratio of debt to EBITDA on a standalone basis.

•

The Mergers would be dilutive to the Public Holders with regard to expected distributions per common unit taking into account future distribution increases forecasted by Oasis Midstream management on Oasis Midstream common units; however, the Oasis Midstream Conflicts Committee recognized that such distribution increases would require an assessment by the OMP GP Board in the future and there is a risk that such distribution increases may not be achieved. Furthermore, the distribution coverage ratio of the combined company is expected to be higher than the distribution coverage ratio of Oasis Midstream on a standalone basis.

•

In the event the Merger Agreement is terminated because Oasis Petroleum does not timely deliver the Written Consent in favor of the Merger Agreement and the transactions contemplated thereby, Oasis Midstream will pay Crestwood a $40,000,000 breakup fee unless the Oasis Midstream Conflicts Committee determines in good faith that the termination of the Merger Agreement, and the payment of the breakup fee, is not in the best interests of Oasis Midstream and the Public Holders and, in such case, the breakup fee will be paid by Oasis Petroleum.

•	Other than the distribution increase announced by Crestwood as part of the Mergers, Crestwood has publicly communicated low to no distribution growth on Crestwood common units in the near term.

•

The Public Holder Exchange Ratio is fixed and therefore the implied value of the consideration payable to the Public Holders will decrease in the event that the market price of common units of Crestwood decreases prior to the closing of the Mergers.

•

The Mergers may not be completed in a timely manner, or at all, and a failure to complete the Mergers could result in significant costs and disruption to Oasis Midstream’s normal business and negatively affect the trading price of Oasis Midstream common units.

•	Litigation may be commenced in connection with the Mergers and such litigation may increase costs and result in a diversion of management focus.

•	The Oasis Midstream common unitholders are not entitled to dissenters’ or appraisal rights under the Merger Agreement, the Oasis Midstream Partnership Agreement or Delaware law.

•

Executive officers and directors of OMP GP have certain interests in the Mergers that may be different from, or in addition to, the interests of Public Holders generally. See the section titled “The Mergers—Interests of OMP GP Directors and Executive Officers in the Mergers” beginning on page 66 of this consent statement/prospectus.

After taking into account the factors set forth above (other than those separately considered by the OMP GP Board), as well as others, the Oasis Midstream Conflicts Committee concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the transactions contemplated by the Merger Agreement were outweighed by the potential benefits thereof to the Public Holders. Similarly, after taking into account the factors set forth above, as well as the recommendation and approval of the Oasis Midstream Conflicts Committee, the OMP GP Board concluded that the risks, uncertainties and restrictions and potentially negative factors associated with the Mergers were outweighed by the potential benefits thereof to Oasis Midstream and its unitholders.

The foregoing discussion of factors considered by the Oasis Midstream Conflicts Committee and the OMP GP Board is not intended to be exhaustive but summarizes the material factors considered by the Oasis Midstream Conflicts Committee and the OMP GP Board, as applicable.

In view of the variety of factors considered in connection with their evaluation of the Mergers and the complexity of these matters, neither the Oasis Midstream Conflicts Committee nor the OMP GP Board found it useful or attempted to quantify or assign any relative or specific weights to the various factors considered in making their determinations. In addition, each of the members of the Oasis Midstream Conflicts Committee and the OMP GP Board may have given differing weights to different factors. Overall, the Oasis Midstream Conflicts Committee and the OMP GP Board believed that the positive factors supporting the transactions contemplated by the Merger Agreement outweighed the negative factors they considered.

Oasis Midstream, OMP GP, the Oasis Midstream Conflicts Committee and the OMP GP Board have not, including, without limitation, in making the determinations set forth above, assumed any obligations to the Public Holders (whether fiduciary, contractual, implied, or otherwise) other than those obligations that exist in the Oasis Midstream Partnership Agreement. Under the Oasis Midstream Partnership Agreement, whenever OMP GP makes a determination or takes or omits to take any other action (including action taken by the OMP GP Board or any committee thereof (including the Oasis Midstream Conflicts Committee)), in its capacity as the general partner of Oasis Midstream, OMP GP, the OMP GP Board or the applicable committee thereof (including the Oasis Midstream Conflicts Committee) must make such determination or take or omit to take such other action in good faith (as described in the Oasis Midstream Partnership Agreement). Nothing in this consent statement/prospectus or the actions or determinations of OMP GP, the Oasis Midstream Conflicts Committee, or the OMP GP Board described in this consent statement/prospectus should be read to mean that OMP GP, the Oasis Midstream Conflicts Committee or the OMP GP Board assumed any obligations to Oasis Midstream or its limited partners (whether fiduciary, contractual, implied, or otherwise) other than those obligations that exist in the Oasis Midstream Partnership Agreement. You are urged to read the full text of the Oasis Midstream Partnership Agreement, which is incorporated by reference into this consent statement/prospectus. See the section titled “Where You Can Find More Information” beginning on page 159 of this consent statement/prospectus.

In considering whether to consent to the adoption of the Merger Agreement and the transactions contemplated thereby, holders of Oasis Midstream common units should be aware that the executive officers and directors of OMP GP have certain interests in the Mergers that may be different from, or in addition to, the interests of Public Holders generally. See the section titled “The Mergers—Interests of OMP GP Directors and Executive Officers in the Mergers” beginning on page 66 of this consent statement/prospectus.

It should be noted that this explanation of the reasoning of the OMP GP Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 32 of this consent statement/prospectus.

Opinion of the Oasis Midstream Conflicts Committee’s Financial Advisor

The Oasis Midstream Conflicts Committee engaged Jefferies to act as its financial advisor in connection with the Merger Agreement and the transactions contemplated thereby. As part of that engagement, the Oasis Midstream Conflicts Committee requested that Jefferies evaluate the fairness, from a financial point of view, to the Public Holders and Oasis Midstream, of the Public Holder Exchange Ratio and the Public Holder Merger Consideration. In this section, we refer to the holders of Oasis Midstream common units other than the General Partner and its affiliates (which affiliates include Oasis Petroleum but exclude Oasis Midstream and its subsidiaries) as the “Public Holders.” At a meeting of the Oasis Midstream Conflicts Committee held on October 25, 2021, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated as of the same date, to the Oasis Midstream Conflicts Committee to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the scope of review undertaken as described in its opinion, the Public Holder Exchange Ratio in the LP Merger and the resulting Public Holder Merger Consideration was fair, from a financial point of view, to the Public Holders and Oasis Midstream.

The full text of Jefferies’ opinion, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the scope of review undertaken by Jefferies in rendering its opinion, is attached as Annex C to this consent statement/prospectus and is incorporated herein by reference. Jefferies’ opinion is for the use and benefit of the Oasis Midstream Conflicts Committee (in its capacity as such) in its consideration of the LP Merger, and Jefferies’ opinion does not address the relative merits of the transaction contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Oasis Midstream, nor does it address the underlying business decision by OMP GP to engage in the Mergers or the terms of the Merger Agreement or the documents referred to therein. Jefferies’ opinion does not constitute a recommendation to any Public Holder as to whether such Public Holder should consent to the Merger Agreement or any other matter. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.

In arriving at its opinion, Jefferies, among other things:

(i)	reviewed a draft of the Merger Agreement provided to it on October 25, 2021;

(ii)	reviewed certain publicly available financial and other information about the Oasis Midstream;

(iii)

reviewed certain information furnished to it by the management of OMP GP, relating to the business, operations and prospects of Oasis Midstream, including financial forecasts and analyses under various business assumptions;

(iv)	reviewed certain publicly available financial and other information about Crestwood;

(v)

reviewed certain information furnished to it by the management of OMP GP, relating to the business, operations and prospects of Crestwood, including financial forecasts and analyses under various business assumptions;

(vi)	held discussions with members of senior management of OMP GP concerning the matters described in clauses (ii) through (v) above;

(vii)	reviewed valuation multiples for Oasis Midstream and compared them with those of certain publicly traded companies that Jefferies deemed relevant; and

(viii)	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by OMP GP, or that was publicly available to Jefferies (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of the management of OMP GP that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of Oasis Midstream or Crestwood, nor has Jefferies been furnished with any such evaluations or appraisals or any such physical inspections, nor did Jefferies assume any responsibility to obtain any such evaluations, appraisals or physical inspections.

With respect to the financial forecasts provided to and examined by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. With respect to the forecasts of Oasis Midstream and Crestwood provided to Jefferies by management of OMP GP for use by Jefferies in its analyses, OMP GP informed Jefferies, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of OMP GP as to the future financial performance of Oasis Midstream and Crestwood. Jefferies expressed no opinion as to the financial forecasts provided to Jefferies by the management of OMP GP or the assumptions on which they are made.

Jefferies’ opinion is based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of October 25, 2021. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after October 25, 2021.

Jefferies made no independent investigation of any legal or accounting matters affecting Oasis Midstream or Crestwood, and Jefferies assumed the correctness in all respects material to its analysis of all legal and accounting advice given to the Oasis Midstream Conflicts Committee, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to Oasis Midstream. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the Mergers to Oasis Petroleum or any Public Holder. Jefferies assumed that the Mergers will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement and in compliance with applicable laws, documents and other requirements in all respects material to Jefferies’ analysis and that the final form of the Merger Agreement would be substantially similar to the draft dated October 25, 2021 previously provided to Jefferies in all respects material to its opinion. Jefferies assumed that the future distribution increase will be in effect and will apply to the first quarterly distribution following the closing of the LP Merger in accordance with the Merger Agreement. Jefferies also assumed that in the course of obtaining the necessary regulatory or third-party approvals, consents and releases for the transaction, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Oasis Midstream, Crestwood or the contemplated benefits of the Mergers in any respect material to Jefferies’ opinion.

Jefferies’ opinion was provided for the use and benefit of the Oasis Midstream Conflicts Committee in its consideration of the transaction, and Jefferies’ opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Oasis Midstream, nor did it address the underlying business decision by OMP GP to engage in the Mergers or the terms of the Merger Agreement or the documents referred to in the Merger Agreement. In addition, the Oasis Midstream Conflicts Committee did not ask Jefferies to address, and the opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Oasis Midstream, other than the Public Holders and Oasis Midstream. Jefferies opinion does not address the consideration to be received by Oasis Petroleum in the transaction, or the allocation of Equity Consideration and Sponsor Cash Consideration between Oasis Petroleum and the Public Holders. Jefferies expressed no opinion as to the price at which Oasis Midstream common units or Crestwood common units will trade at any time in the future. Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of OMP GP’s officers, directors, or employees, or any class of such persons, in connection with the Mergers relative to the Public Holder Merger Consideration to be received by the Public Holders or otherwise. Jefferies’ opinion was authorized by the Fairness Committee of Jefferies.

In connection with rendering its opinion to the Oasis Midstream Conflicts Committee, Jefferies performed a variety of financial and comparative analyses, which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

With respect to the selected public company analysis summarized below, no company used as a comparison was identical or directly comparable to Oasis Midstream or Crestwood. This analysis necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the values of the companies concerned.

The estimates of the future performance of Oasis Midstream and Crestwood in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which were beyond the control of Oasis Midstream, Crestwood and Jefferies. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or securities actually may be sold or acquired. Accordingly, the estimates used in, and the range of the valuations resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of Oasis Midstream or Crestwood, or their respective securities.

The Public Holder Exchange Ratio in the LP Merger and the resulting Public Holder Merger Consideration to be received in the LP Merger by the Public Holders pursuant to the Merger Agreement was determined through negotiations between OMP GP and Crestwood, and the Oasis Midstream Conflicts Committee decision to approve the Merger Agreement was solely that of the Oasis Midstream Conflicts Committee. Jefferies’ opinion and financial analyses were only one of many factors considered by the Oasis Midstream Conflicts Committee in its evaluation of the Public Holder Exchange Ratio and the resulting Public Holder Merger Consideration to be received in the LP Merger by the Public Holders pursuant to the Merger Agreement, and should not be viewed as determinative of the views of the Oasis Midstream Conflicts Committee with respect to the Mergers or the Public Holder Exchange Ratio in the LP Merger and the resulting Public Holder Merger Consideration.

Financial Analyses

The following is a summary of the material financial analyses provided to the Oasis Midstream Conflicts Committee and performed by Jefferies in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. For purposes of the financial analyses described below, (i) the term “Adjusted EBITDA” means earnings before interest expense (net of capitalized interest), income taxes, depreciation, amortization, equity-based compensation expenses and other similar non-cash adjustments, (ii) the term “free cash flow” refers to a calculation of the estimated future cash flows generated by Oasis Midstream or Crestwood, as the case may be, which is defined as Adjusted EBITDA less net maintenance capital expenditures and growth capital expenditures and, with respect to Crestwood, also excludes cash interest expense, income taxes, the cash received by Crestwood from its Powder River Basin operations in excess of revenue recognized and Crestwood’s proportionate share of its unconsolidated affiliates’ distributable cash flow, (iii) the term “Oasis Midstream forecasts” means financial forecasts and estimates relating to Oasis Midstream prepared by the management of OMP GP, and (iv) the term “Crestwood forecasts” means financial forecasts and estimates relating to Crestwood prepared by management of Crestwood and provided to Jefferies by management of OMP GP for use by Jefferies in its analyses. For more information relating to the Oasis Midstream forecasts and the Crestwood forecasts, see “The Mergers—Oasis Midstream, Crestwood and Pro Forma Unaudited Prospective Financial Information” beginning on page 61.

Selected Public Companies Analysis. Jefferies performed a selected public companies analysis by reviewing and comparing the trading multiples and estimated distribution yields of certain publicly traded midstream companies, referred to in this section as the “selected public companies,” to those of Oasis Midstream and Crestwood. Although none of the selected public companies are directly comparable to Oasis Midstream or Crestwood, the companies included were selected because they are midstream companies with operations, asset profiles, financial profiles, service profiles, geographic exposure and/or entity structure that, in Jefferies’ experience and professional judgment, for purposes of this analysis, may be considered similar to certain aspects of those of Oasis Midstream and Crestwood. In its selected public companies analysis, Jefferies considered the following metrics, using market data as of October 25, 2021 and information from public company filings, publicly available information and broker research estimates:

•

Enterprise Value/2021 EBITDA, which Jefferies calculated as the market value of equity based on closing prices as of October 25, 2021, plus debt, plus preferred equity, plus noncontrolling interest, plus the value of general partnership interest, and less cash and cash equivalents (“enterprise value”) divided by estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) (as projected by broker research analysts) for the calendar year 2021;

•	Enterprise Value/2022 EBITDA, which Jefferies calculated as enterprise value divided by estimated EBITDA (as projected by broker research analysts) for the calendar year 2022;

•	Estimated Current Distribution Yield, which Jefferies calculated as the projected distribution per common unit for 2021 divided by the price per common unit as of October 25, 2021; and

•	Estimated 2022 Distribution Yield, which Jefferies calculated as the projected distribution per common unit for 2022 divided by the price per common unit as of October 25, 2021.

Set forth below are the selected public companies used in Jefferies’ analysis:

•	Targa Resources Corp.

•	Western Midstream Partners, L.P.

•	DCP Midstream, LP

•	Equitrans Midstream Corporation

•	EnLink Midstream LLC

•	Hess Midstream LP

•	Antero Midstream Corporation

•	Rattler Midstream LP

•	Summit Midstream Partners, L.P.

Jefferies calculated the following mean and median trading multiples and estimated distribution yields of the selected public companies as follows:

	Mean		Median
EV/2021 EBITDA	9.6	x	9.7	x
EV/2022 EBITDA	9.0	x	9.4	x
Estimated Current Distribution Yield	5.3%		5.5%
Estimated 2022 Distribution Yield	5.9%		5.7%

Based on its review of the selected public companies and Jefferies professional judgment, Jefferies selected reference ranges for Oasis Midstream and Crestwood, and calculated the implied price per common unit for each of Oasis Midstream and Crestwood, and the resulting implied exchange ratios. Jefferies did not rely solely on the quantitative results of the selected public companies analysis, but also made qualitative judgments concerning differences between the business, financial, operating characteristics and prospects of Oasis Midstream, Crestwood and the selected public companies that could affect the public trading values of each in order to provide a context in which to consider the results of the qualitative analysis. These qualitative judgments related primarily to the differing growth prospects, sizes, asset profiles and capital structures between Oasis Midstream, Crestwood and the selected public companies. The selected reference ranges for Oasis Midstream and Crestwood, the implied price per common unit for each of Oasis Midstream and Crestwood and the resulting implied exchange ratios calculated by Jefferies are set forth below:

2021 Estimated Enterprise Value/ Adjusted EBITDA

	Oasis Midstream	Crestwood
Multiple Reference Range	7.0x-8.0x	8.0x-9.0x
Implied Unit Price	$19.81-$24.58	$25.22-$34.28
Implied Exchange Ratio	0.578-0.975

2022 Estimated Enterprise Value/ Adjusted EBITDA

	Oasis Midstream	Crestwood
Multiple Reference Range	6.5x-7.5x	7.5x-8.5x
Implied Unit Price	$20.11-$25.31	$16.28-$24.75
Implied Exchange Ratio	0.813-1.555

Current Distribution Yield

	Oasis Midstream		Crestwood
Distribution per Unit	$2.24		$2.50
Yield Reference Range	10.50%	9.50%	9.50%	8.50%
Implied Unit Price	$21.33	$23.58	$26.32	$29.41
Implied Exchange Ratio	0.725-0.896

2022E Distribution Yield

	Oasis Midstream		Crestwood
Distribution per Unit	$2.56		$2.50
Yield Reference Range	11.00%	10.00%	9.50%	8.50%
Implied Unit Price	$23.27	$25.60	$26.32	$29.41
Implied Exchange Ratio	0.791-0.973

Jefferies compared the implied exchange ratio ranges resulting from the selected companies analysis to the Public Holder Exchange Ratio and noted that the Public Holder Exchange Ratio was within the implied exchange ratio ranges derived by Jefferies from the selected companies analysis.

Discounted Cash Flow Analysis. Jefferies performed a discounted cash flow analysis of Oasis Midstream, using an exit multiple approach, to calculate a range of implied present values of the free cash flows that Oasis Midstream was forecasted to generate through the full fiscal year ending December 31, 2024 utilizing the Oasis Midstream forecasts. Terminal values of Oasis Midstream were calculated by applying to Oasis Midstream’s EBITDA for the fiscal year ending December 31, 2024 a selected exit multiple range of 6.5x to 7.5x, which range was selected by Jefferies in its professional judgement. The present values of the cash flows and terminal values were then calculated using a selected discount rate range of 11.28% to 12.28%, which was based on the estimated weighted average cost of capital of Oasis Midstream derived by application of the capital asset pricing model. Jefferies derived a range of illustrative enterprise values for Oasis Midstream by adding the range of present values it derived above. Jefferies then subtracted from the range of illustrative enterprise values it derived for Oasis Midstream (i) the amount of Oasis Midstream’s net debt as of September 30, 2021 as set forth in the Oasis Midstream’s most recent quarterly report on Form 10-Q and (ii) the value of OMP GP’s interest in Oasis Midstream (which Jefferies assumed to be $10.0 million as set forth in the Merger Agreement) to derive a range of illustrative equity values for Oasis Midstream of $1.350 billion to $1.399 billion. Jefferies then divided the range of illustrative equity values by the total number of fully diluted outstanding Oasis Midstream common units, as provided by the management of OMP GP, and approved for Jefferies’ use by OMP GP, to derive a range of illustrative present values per Oasis Midstream common unit of $27.76 to $28.76.

Jefferies performed a discounted cash flow analysis of Crestwood, using an exit multiple approach, to calculate a range of implied present values of the free cash flows that Crestwood was forecasted to generate through the full fiscal year ending December 31, 2024 utilizing the Crestwood forecasts. Terminal values of Crestwood were calculated by applying to Crestwood’s forecasted EBITDA for the fiscal year ending December 31, 2024 a selected exit multiple range of 7.5x to 8.5x, which range was selected by Jefferies in its professional judgement. The present values of the cash flows and terminal values were then calculated using a selected discount rate range of 10.37% to 11.37%, which was based on the estimated weighted average cost of capital of Crestwood derived by application of the capital asset pricing model. Jefferies derived a range of illustrative enterprise values for Crestwood by adding the range of present values it derived above. Jefferies then subtracted from the range of illustrative enterprise values it derived for Crestwood (i) the estimated amount of Crestwood’s net debt as of September 30, 2021, (ii) the estimated amount of Crestwood’s preferred equity, and (iii) the estimated value of non-controlling interests in Crestwood, in each case as provided to Jefferies by the management of OMP GP for use by Jefferies in its analysis, to derive a range of illustrative equity values for Crestwood of $1.728 billion to $1.842 billion. Jefferies then divided the range of illustrative equity values by the total number of fully diluted outstanding Crestwood common units, as provided by the management of OMP GP, and approved for Jefferies’ use by OMP GP, to derive a range of illustrative present values per Crestwood common unit of $26.34 to $28.07.

Jefferies then calculated the implied exchange ratio range resulting from the discounted cash flow analysis to be 0.808 to 1.354 common units of Crestwood for each common unit of Oasis Midstream. Jefferies noted that the Public Holder Exchange Ratio of 0.8700 Crestwood common units for each Oasis Midstream common unit held by a Public Holder was within the implied exchange ratio range derived by Jefferies from the discounted cash flow analysis.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including cash flow estimates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Oasis Midstream or Crestwood, or of the Oasis Midstream common units or the Crestwood common units.

Miscellaneous

Oasis Midstream has agreed to pay Jefferies an engagement fee of $300,000, which was payable upon the Oasis Midstream Conflict Committee’s engagement of Jefferies, and a fee of $1.0 million, which was payable upon delivery of Jefferies’ opinion. Oasis Midstream has also agreed to reimburse Jefferies for expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement, and to indemnify Jefferies and related parties against liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.

In the past two years, Jefferies has not provided financial advisory or financing services to Oasis Midstream or its affiliates, or to Oasis Petroleum, Crestwood or entities affiliated with Oasis Petroleum or Crestwood. In addition, Jefferies has agreed that it will not, during the duration of its engagement, enter into any engagement to provide investment banking or financial advisory services to Oasis Midstream, Oasis Petroleum or Crestwood, without the prior written consent of the Oasis Midstream Conflicts Committee. Jefferies maintains a market in the securities of Oasis Midstream, and in the ordinary course of its business, Jefferies and its affiliates may trade or hold securities of Oasis Midstream, Oasis Petroleum, Crestwood, and/or their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to Oasis Midstream, Oasis Petroleum, Crestwood or entities that are affiliated with Oasis Petroleum or Crestwood, for which Jefferies would expect to receive compensation.

Jefferies was selected to act as financial advisor to the Oasis Midstream Conflicts Committee in connection with the transactions because, among other factors, Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions, its familiarity with Oasis Midstream and its business and Jefferies’ reputation. Jefferies is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Oasis Midstream, Crestwood and Pro Forma Unaudited Prospective Financial Information

Oasis Midstream and Crestwood do not as a matter of course make public long-term projections as to future sales, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. As a result, the unaudited prospective financial information should not be taken as a reliable indication of future results. However, the management of Oasis Midstream and Crestwood have included the unaudited prospective financial information set forth below to present the financial information made available and utilized in connection with the Oasis Midstream Conflicts Committee’s respective evaluations of the LP Merger and the other transactions contemplated by the Merger Agreement. Jefferies used certain of the unaudited prospective financial information in connection with its financial analysis and opinion described in the section titled “—Opinion of the Oasis Midstream Conflicts Committee’s Financial Advisor,” with the approval of the Oasis Midstream Conflicts Committee. The inclusion of this information should not be regarded as an indication that any of Oasis Midstream, Crestwood, their respective advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such. The unaudited prospective financial information is not being included in this consent statement/prospectus in order to influence any holder of Oasis Midstream common units to make an investment decision with respect to the LP Merger or to influence any holder of Oasis Midstream common units as to whether such unitholder should deliver a written consent or act with respect to the approval of the Merger Agreement, the LP Merger or the other transactions contemplated by the Merger Agreement or any other matter.

This information was prepared solely for internal use and is subjective in many respects. The Oasis Midstream unaudited prospective financial information, and the Crestwood unaudited prospective financial information (each as defined below and collectively referred to herein as the “unaudited prospective financial information”) were based solely upon information available to Oasis Midstream’s management and, with respect to the Crestwood unaudited prospective financial information, to Crestwood, at the time of their preparation.

While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions that were deemed to be reasonable as of the respective dates the estimates and assumptions were made, but are inherently uncertain and may be beyond the control of Oasis Midstream’s and Crestwood’s management. These assumptions include, but are not limited to, Oasis Midstream’s and Crestwood’s future results, ability to implement its business plan, industry factors that influence the supply of and demand for crude oil, natural gas and NGLs, the availability of crude oil, natural gas and NGLs, and the price of those commodities to consumers relative to the price of alternative and competing fuels, and other matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Oasis Midstream and Crestwood can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized.

In addition, since the unaudited prospective financial information is inherently forward looking and covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Oasis Midstream and Crestwood’s businesses, industry performance, the regulatory environment, general business and economic conditions and other matters described under the section of this consent statement/prospectus entitled “Risk Factors.” See also “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

The accompanying unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with generally accepted accounting principles (“GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation of prospective financial information. In the view of Oasis Midstream’s and Crestwood’s management, was prepared on a reasonable basis, reflects the best estimates and judgments then-available, and presents, to the best of management’s knowledge and belief, the then-expected course of action and financial performance of Oasis Midstream and Crestwood. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this consent statement/prospectus are cautioned not to place undue reliance on the unaudited prospective financial information. The unaudited prospective financial information regarding Oasis Midstream and Crestwood included in this consent statement/prospectus has been prepared by the management of Oasis Midstream and Crestwood, respectively. Neither Oasis Midstream’s independent registered public accounting firm, PricewaterhouseCoopers, nor Crestwood’s independent registered public accounting firm, Ernst & Young, have audited, reviewed, examined, compiled nor applied agreed upon procedures with respect to the unaudited prospective financial information included in this consent statement/prospectus and accordingly, PricewaterhouseCoopers and Ernst & Young do not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers and Ernst & Young reports incorporated by reference in this registration statement on Form S-4 of which this consent statement/prospectus forms a part relate to the previously issued financial statements included in Oasis Midstream’s and Crestwood’s respective Annual Reports on Form 10-K for the year ended December 31, 2020. Such reports do not extend to the unaudited prospective financial information included herein and should not be read to do so.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. Oasis Midstream and Crestwood can give no assurance that, had the unaudited prospective financial information been prepared either as of the date of the Merger Agreement or as of the date of this consent statement/prospectus, similar estimates and assumptions would be used. Except as required by applicable securities laws, Oasis Midstream and Crestwood do not intend to, and disclaim any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, including with respect to the accounting treatment of the Mergers under GAAP, or to reflect changes in general economic or industry conditions.

The unaudited prospective financial information does not take into account all of the possible financial and other effects on Oasis Midstream or Crestwood of the Mergers, the effect on Oasis Midstream or Crestwood of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Mergers. Further, the unaudited prospective financial information does not take into account the effect on Oasis Midstream or Crestwood of any possible failure of the Mergers to occur. None of Oasis Midstream, Crestwood, or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Oasis Midstream or Crestwood unitholder or other person regarding Oasis Midstream’s or Crestwood’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved. The inclusion of the unaudited prospective financial information should not be deemed an admission or representation by Oasis Midstream, Crestwood, their respective affiliates, officers, directors, advisors or other representatives that it is viewed as material information of Oasis Midstream or Crestwood, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to consent to the approval of the Merger Agreement or any other matter for which Oasis Midstream is soliciting consents of the holders of Oasis Midstream common units, but is being provided solely because certain of such information was among the financial information made available to and utilized in connection with the Oasis Midstream Conflicts Committee’s evaluation of the Mergers and the other transactions contemplated by the Merger Agreement.

In light of the foregoing, and considering the uncertainties inherent in any forecasted information, holders of Oasis Midstream common units are cautioned not to place undue reliance on such information, and Oasis Midstream urges all holders of Oasis Midstream common units to review Oasis Midstream’s most recent SEC filings for a description of Oasis Midstream’s reported financial results and Crestwood’s most recent SEC filings for a description of Crestwood’s reported financial results. See the section entitled “Where You Can Find More Information” beginning on page 159 of this consent statement/prospectus.

Unaudited Prospective Financial Information Regarding Oasis Midstream

In preparing the Oasis Midstream unaudited prospective financial information described below, the management team of Oasis Midstream used conservative, flat pricing assumptions of a NYMEX WTI oil price of $45.00 per barrel and a Henry Hub natural gas price of $2.50 per metric million British thermal unit to represent the threshold index pricing required to deliver the volumes and cash flows assumed in the forecast.

In addition to the assumptions above regarding commodity price environment, in developing the Oasis Midstream unaudited prospective financial information, Oasis Midstream’s management made numerous assumptions regarding Oasis Midstream’s business, including, but not limited to:

•	future rig activity and well connects from current Oasis Midstream customers;

•	growth capital to service the assumed future development activity largely consisting of pipeline construction, well connects and additional compression;

•	maintenance capital to maintain and operate the existing asset base;

•	operating cost assumptions across Oasis Midstream’s crude, gas, produced water and freshwater service offerings; and

•	Oasis Midstream’s commercial discussions and perspectives regarding prospective new contracts on a contract-by-contract basis.

The following table presents selected unaudited prospective financial data of Oasis Midstream (referred to herein as the “Oasis Midstream unaudited prospective financial information”):

	Year ended December 31,
	2021E		2022E		2023E		2024E
	(in millions, except per unit data)
Adjusted EBITDA(1)	$208		$249		$290		$311
Distributable Cash Flow(2)	$158		$182		$224		$239
Capital Expenditures	$70		$115		$114		$77
Free Cash Flow (Pre-Distribution)(3)	$102		$89		$131		$190
Distributions per Oasis Midstream Common Unit	$2.27		$2.56		$2.88		$3.20
Net Leverage(4)	2.8	x	2.7	x	2.4	x	2.1	x

(1)

Adjusted EBITDA is defined as earnings before interest expense (net of capitalized interest), income taxes, depreciation, amortization, equity-based compensation expenses and other similar non-cash adjustments. Adjusted EBITDA includes any cash-based public company general and administrative expenses.

(2)	Distributable Cash Flow is defined as Adjusted EBITDA attributable to Oasis Midstream less Cash Interest and maintenance capital expenditures attributable to Oasis Midstream.
(3)

Free Cash Flow is defined as Distributable Cash Flow less growth capital expenditures attributable to Oasis Midstream less distributions to its unitholders. Free Cash Flow (Pre-Distribution) adds unitholder distributions back to Free Cash Flow.

(4)	Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA for the last twelve-month period to the date reported.

Unaudited Prospective Financial Information Regarding Crestwood

Crestwood provided unaudited prospective financial information of Crestwood on a standalone basis for years 2021 to 2026 to OMP (the “Crestwood unaudited prospective financial information”), which Oasis Midstream shared with the Oasis Midstream Conflicts Committee. The Crestwood unaudited prospective financial information provided by Crestwood management assumed the following oil and natural gas price prices (with oil prices based on NYMEX WTI pricing and natural gas prices based on Henry Hub pricing), in each case based on Crestwood management’s generated outlook for future commodity price levels as of August 25, 2021:

	Oil and Gas Price Assumptions
	2021E	2022E	2023E	2024E	2025E	2026E
Commodity Prices
Oil ($/Bbl)	$62	$64	$62	$62	$63	$64
Gas ($/MMBtu)	$3.07	$3.30	$2.84	$3.03	$3.17	$3.15

In addition to the assumptions above regarding the commodity price environment, in developing the Crestwood unaudited prospective financial information, Crestwood management made numerous assumptions regarding Crestwood’s business, including, but not limited to:

•	the existing customer contracts and assumed development activity;

•	well connects based on long-term guidance from producer customers;

•	operating and maintenance expenses across all service offerings;

•	general and administrative expenses for corporate overhead;

•	growth capital requirements primarily to build out the pipeline and compression infrastructure needed to service the increasing volumes of Crestwood’s existing customers;

•	maintenance capital to continue operating assets according to safety, environmental, compliance and reliability standards.

The following table presents the Crestwood unaudited prospective financial information provided by Crestwood’s management:

	Year ended December 31,
	2021E		2022E		2023E		2024E		2025E		2026E
	(in millions, except per unit data)
Adjusted EBITDA(1)	$595		$556		$556		$610		$662		$685
Growth Capital Expenditures(2)	$44		$51		$50		$49		$51		$61
Distributable Cash Flow(3)	$471		$438		$424		$457		$522		$556
Free Cash Flow (After Distributions)(4)	$169		$128		$116		$149		$213		$236
Distributions per Crestwood Common Unit	$2.50		$2.50		$2.50		$2.50		$2.50		$2.50
Net Leverage(5)	3.53	x	3.41	x	3.34	x	2.94	x	2.38	x	1.97	x

(1)

EBITDA is defined as income before income taxes, plus debt-related costs (interest and debt expense, net and loss on modification/extinguishment of debt) and depreciation, amortization and accretion expense. Adjusted EBITDA considers the adjusted earnings impact of Crestwood’s unconsolidated affiliates by adjusting its equity earnings or losses from our unconsolidated affiliates to reflect Crestwood’s proportionate share (based on the distribution percentage) of their EBITDA, excluding gains and losses on long-lived assets and other impairments. Adjusted EBITDA also considers the impact of certain significant items, such as unit-based compensation charges, gains or losses on long-lived assets, impairments of goodwill, third-party costs incurred related to potential and completed acquisitions, certain environmental remediation costs, the change in fair value of commodity inventory-related derivative contracts, costs associated with the realignment and restructuring of our operations and corporate structure, and other transactions identified in a specific reporting period. The change in fair value of commodity inventory-related derivative contracts is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of revenue for the related underlying sale of inventory to which these derivatives relate. Changes in the fair value of other derivative contracts is not considered in determining Adjusted EBITDA given the relatively short-term nature of those derivative contracts. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so Crestwood’s computation may not be comparable to measures used by other companies, including Oasis Midstream.

(2)	Growth Capital Expenditures is defined as capital expenditures made to construct additional assets, expand and upgrade existing systems, or acquire additional assets.
(3)

Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for cash interest expense, maintenance capital expenditures, income taxes, the cash received from our Powder River Basin operations in excess of revenue recognized, and Crestwood’s proportionate share of its unconsolidated affiliates’ distributable cash flow. Distributable Cash Flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with GAAP as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. Crestwood believes that Distributable Cash Flow provides additional information for evaluating its ability to declare and pay distributions to unitholders. Distributable cash flow, as Crestwood defines it, may not be comparable to distributable cash flow or similarly titled measures used by other companies, including Oasis Midstream.
(4)

Free Cash Flow is defined as distributable cash flow attributable to common unitholders less growth capital expenditures and distributions to common unitholders. Free Cash Flow should not be considered an alternative to cash flows from operating activities or any other measure of liquidity calculated in accordance with GAAP as those items are used to measure liquidity or the ability to service debt obligations. Crestwood believes that free cash flow after distributions provides additional information for evaluating our ability to generate cash flow after paying our distributions to common unitholders and paying for our growth capital expenditures.

(5)	Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by EBITDA for the last twelve-month period to the date reported.

Certain of the measures included in the Oasis Midstream unaudited prospective financial information and the Crestwood unaudited prospective financial information are non-GAAP financial measures, including, but not limited to, EBITDA, Adjusted EBITDA, Distributable Cash Flow and Free Cash Flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Oasis Midstream and Crestwood are not reported by all of their competitors and may not be comparable to similarly titled amounts used by other companies.

OASIS MIDSTREAM AND CRESTWOOD DO NOT INTEND TO, AND DISCLAIM ANY OBLIGATION TO, UPDATE, CORRECT OR OTHERWISE REVISE THE OASIS MIDSTREAM UNAUDITED PROSPECTIVE FINANCIAL INFORMATION OR THE CRESTWOOD UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE OF THE MERGER AGREEMENT OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE OASIS MIDSTREAM UNAUDITED PROSPECTIVE FINANCIAL INFORMATION OR THE CRESTWOOD UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE (EVEN IN THE SHORT TERM).

Interests of OMP GP Directors and Executive Officers in the Mergers

OMP GP has the sole responsibility for conducting Oasis Midstream’s business and managing Oasis Midstream’s operations, and its board of directors and executive officers make decisions on Oasis Midstream’s behalf. Therefore, references to “Oasis Midstream’s executive officers” or “Non-Employee Directors of Oasis Midstream” used throughout this section reference those directors and executive officers of OMP GP. OMP GP’s executive officers, who make decisions on behalf of Oasis Midstream, are officers of and employed by Oasis Petroleum and shall continue to be employed by Oasis Petroleum following consummation of the Mergers.

Oasis Midstream common unitholders should be aware of and take into account the fact that OMP GP directors and executive officers have interests in the Mergers that may be different from, or in addition to, those of the Oasis Midstream common unitholders generally. The primary differentiating interest is that all of OMP GP’s officers and certain of OMP GP’s directors are also officers and/or directors of Oasis Petroleum. Other interests include rights to continuing indemnification and directors’ and officers’ liability insurance, as well as accelerated vesting of outstanding Oasis Midstream Restricted Unit Awards. The OMP GP Board was aware of and carefully considered these interests, among other matters, in evaluating the terms and structure, and overseeing the negotiation, of the Mergers, in approving the Merger Agreement and the transactions contemplated thereby, including the Mergers. These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.

Indemnification, Exculpation and Insurance

In connection with the Mergers, Crestwood has agreed that all rights to indemnification, advancement and exculpation existing in favor of the current or former directors and officers of Oasis Midstream and its subsidiaries in the organizational documents of Oasis Midstream, OMP GP or any of their respective subsidiaries or in any indemnification agreements between Oasis Midstream, OMP GP or any of their respective affiliates and the current or former directors and officers of Oasis Midstream, in each case, as in effect on the date of the Merger Agreement, for acts or omissions occurring prior to the effective time are assumed and performed by the surviving company, with any payments thereof guaranteed by Crestwood, and continue in full force and effect for a period of six years after the effective time, except as otherwise required by applicable law.

The Merger Agreement requires Crestwood and the surviving company to maintain in effect Oasis Midstream’s current directors’ and officers’ liability insurance covering each person currently covered by such liability insurance policy for acts or omissions occurring prior to the effective time for a period of six years after the effective time, but in no event will Crestwood and the surviving company be required to pay more than three times the last aggregate annual premium paid by Oasis Midstream prior to the date of the Merger Agreement (the “Maximum Amount”) to obtain such coverage. If Oasis Midstream elects in its sole discretion, Oasis Midstream may instead obtain extended reporting coverage under its existing insurance programs prior to the effective time. In no event will the aggregate cost of such policy extension exceed six times the Maximum Amount.

Treatment of Oasis Midstream Equity Awards

Oasis Midstream has granted Oasis Midstream Restricted Unit Awards under the Oasis Midstream 2017 Long Term Incentive Plan (the “LTIP”) to the members of the board of OMP GP who are not employees of OMP GP or of Oasis Petroleum (each, a “Non-Employee Director” and collectively, the “Non-Employee Directors”). In addition, certain Class B Units representing membership interests in OMP GP held by certain OMP GP’s executive officers were previously converted into and exchanged for the right to receive restricted Oasis Midstream common units in connection with the simplification transactions completed on March 30, 2021 pursuant to Incentive Unit Award Agreements, as amended and later supplemented (the “Incentive Unit Agreements”) (including, for the avoidance of doubt, that certain Incentive Unit Award Agreement dated as of May 22, 2017 and that certain Supplement to Incentive Unit Award Agreement dated as of March 30, 2021), such that certain of Oasis Midstream’s executive officers also hold restricted Oasis Midstream common units.

Pursuant to the terms of the Merger Agreement, each unvested Oasis Midstream Restricted Unit Awards held by an Oasis Midstream executive officer or Non-Employee Director will, at the effective time, automatically, and without any action on the part of Oasis Midstream, Crestwood, or the holder thereof become fully vested and be converted into the right to receive a number of unrestricted limited partner interests in Crestwood equal to the product of (a) the number of Oasis Midstream common units subject to such award as of immediately prior to the effective time and (b) the Public Holder Exchange Ratio, rounded up or down to the nearest whole Crestwood common unit and less any units withheld to satisfy tax withholding obligations.

The following table sets forth, for each Oasis Midstream executive officer, the aggregate number of restricted Oasis Midstream common units held by such executive officer as of December 1, 2021.

Oasis Midstream Executive Officer Name	Number of Restricted Oasis Midstream Common Units Held
Taylor L. Reid	13,670
Michael H. Lou	13,670
Nickolas J. Lorentzatos	13,670

The following table sets forth, for each Non-Employee Director, the aggregate number of Oasis Midstream common units subject to Oasis Midstream Restricted Unit Awards granted under the LTIP held by such Non-Employee Director as of December 1, 2021.

Oasis Midstream Non-Employee Director Name	Number of Oasis Midstream Common Units Subject to Outstanding Oasis Midstream Restricted Unit Awards (#)
Phillip D. Kramer	5,438
Matthew D. Fitzgerald	5,438
Harry N. Pefanis	5,438

Securities Ownership of Certain Beneficial Owners and Management

To Oasis Midstream’s knowledge, the following tables set forth certain information regarding the beneficial ownership of Oasis Midstream common units as of the close of business on December 1, 2021 (except as noted in the footnotes below) and with respect to: (1) each person known by Oasis Midstream to beneficially own 5% or more of the outstanding Oasis Midstream common units; (2) each member of the board of directors of OMP GP; (3) each named executive officer of Oasis Midstream; and (4) the members of the board of directors of OMP GP and Oasis Midstream’s current executive officers as a group.

Principal Unitholders

The following table contains information regarding the only person Oasis Midstream knows of that beneficially owns more than 5% of outstanding Oasis Midstream common units as of December 1, 2021. Percentage of class amounts are based on 48,627,680 of Oasis Midstream common units outstanding as of November 2, 2021.

	Common units beneficially owned
Name of beneficial owner	Number	Percentage
Oasis Petroleum Inc. (1)	33,846,032	69.6%

(1)	1001 Fannin Street, Suite 1500, Houston, Texas 77002.

Unit Ownership of Directors and Executive Officers

The following table sets forth, as of December 1, 2021, the beneficial ownership of Oasis Midstream common units by:

•	each of OMP GP’s directors;

•	each of OMP GP’s named executive officers; and

•	all of OMP GP’s directors and executive officers as a group.

	Common units beneficially owned
Name of beneficial owner	Number	Percentage
Daniel E. Brown (1)	—	*
Matthew D. Fitzgerald (1)	33,201	*
Phillip D. Kramer (1)	44,201	*
Nickolas J. Lorentzatos (1)	26,612	*
Michael H. Lou (1)	45,712	*
Harry N. Pefanis (1)	46,278	*

	Common units beneficially owned
Name of beneficial owner	Number	Percentage
Taylor L. Reid (1)	40,712	*
Richard N. Robuck (1)	18,797	*
All directors and executive officers as a group (8 people)	255,513	*

*	Less than 1%
(1)	1001 Fannin Street, Suite 1500, Houston, Texas 77002

Expenses, Fees and Costs

All fees, costs and expenses incurred by Crestwood and Oasis Midstream in connection with the Mergers will be paid by the party incurring those fees, costs or expenses, whether or not the Mergers are completed, except that the fees and expenses incurred in connection with the printing, filing and mailing of this document (including applicable SEC filing fees but excluding legal fees in connection therewith) and filing fees payable under the HSR Act will be borne equally by Crestwood and Oasis Midstream.

In the event of a termination of the Merger Agreement under certain circumstances, Oasis Midstream (or Oasis Petroleum) may be required to pay Crestwood a breakup fee of $40,000,000. See “The Merger Agreement—Breakup Fee” beginning on page 90 of this consent statement/prospectus.

Expected Timing of the Mergers

Crestwood and Oasis Midstream currently expect to complete the Mergers in early 2022, subject to the receipt of required regulatory approvals and the satisfaction or waiver of the other conditions to completion of the Mergers. Because many of the conditions to completion of the Mergers is beyond the control of Crestwood and Oasis Midstream, the exact timing for completion of the Mergers cannot be predicted with any degree of certainty.

No Crestwood Unitholder Approval

Crestwood unitholders are not required to approve the Merger Agreement or the issuance of Crestwood common units in connection with the LP Merger.

Registration Rights Agreement

In connection with the closing of the Mergers, Crestwood will enter into a registration rights agreement (the “registration rights agreement”) with Oasis Petroleum and certain of its subsidiaries, pursuant to which Oasis Petroleum and certain of its subsidiaries will have customary rights, including, among other things, requiring Crestwood to file and maintain the effectiveness of a registration statement with respect to the resale of the Crestwood common units owned by Oasis Petroleum and certain of its subsidiaries (including by having their Crestwood common units registered for resale in certain other registration statements filed by Crestwood or in certain underwritten offerings proposed by Crestwood) and, under certain circumstances, requiring Crestwood to initiate up to three underwritten offerings for such Crestwood common units, subject to a minimum threshold.

Also pursuant to the registration rights agreement, Oasis Petroleum and certain of its subsidiaries will agree not to directly or indirectly sell or otherwise dispose of their Crestwood common units received in the LP Merger for a period ending 90 days following the closing date of the transactions contemplated by the Merger Agreement, subject to certain exceptions, including a pro rata dividend of such Crestwood common units to Oasis Petroleum stockholders. Additionally, for a period of two years following the closing date of the transactions contemplated by the Merger Agreement, Crestwood will have a right of first offer in connection with certain sales by Oasis Petroleum and its subsidiaries of its Crestwood common units.

This summary of the registration rights agreement is qualified in its entirety by reference to the form of registration rights agreement attached as Exhibit A to the Merger Agreement, which is attached to this consent statement/prospectus as Annex A and incorporated by reference herein in its entirety.

Director Nomination Agreement

In connection with the closing of the Mergers, Crestwood will enter into a director nomination agreement with Oasis Petroleum (the “director nomination agreement”). The director nomination agreement will grant Oasis Petroleum certain designation rights pursuant to which Oasis Petroleum may cause the Crestwood GP Board to elect the designees selected by Oasis Petroleum including by increasing its size from nine to eleven directors. At the closing, and for so long as it and its affiliates own 15% of the issued and outstanding Crestwood common units, Oasis Petroleum may designate two directors to the Crestwood GP Board. Oasis Petroleum may designate one director if Oasis Petroleum and its affiliates hold at least 10% (but less than 15%) of the issued and outstanding Crestwood common units.

This summary of the director nomination agreement is qualified in its entirety by reference to the form of director nomination agreement attached as Exhibit B to the Merger Agreement, which is attached to this consent statement/prospectus as Annex A and incorporated by reference herein in its entirety.

Transition Services Agreement

In connection with the closing of the Mergers, Crestwood will enter into a transition services agreement with a subsidiary of Oasis Petroleum pursuant to which such subsidiary will provide customary transition services to Crestwood for a limited duration.

This summary of the transition services agreement is qualified in its entirety by reference to the form of transition services agreement attached as Exhibit C to the Merger Agreement, which is attached to this consent statement/prospectus as Annex A and incorporated by reference herein in its entirety.

Master Amendment to Commercial Agreements

In connection with the closing of the Mergers, Oasis Petroleum and Oasis Midstream will enter into a master amendment to commercial agreements to amend certain commercial agreements between Oasis Petroleum and Oasis Midstream at closing (the “master amendment to commercial agreements”).

This summary of the master amendment to commercial agreements is qualified in its entirety by reference to the form of master amendment to commercial agreements attached as Exhibit D to the Merger Agreement, which is attached to this consent statement/prospectus as Annex A and incorporated by reference herein in its entirety.

Accounting Treatment of the Mergers

In accordance with accounting principles generally accepted in the United States and in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 805-Business Combinations, Crestwood will account for the LP Merger as an acquisition of a business.

Regulatory Approvals

Under the HSR Act, and related rules and regulations, certain transactions, including the Mergers, may not be completed until notification and report forms have been filed with the Antitrust Division and the FTC, and the applicable waiting period (and any extensions of such waiting period) has expired or been terminated. Crestwood and Oasis Midstream each filed the required notification and report forms under the HSR Act on November 9, 2021.

At any time before or after the effective time, the Antitrust Division, the FTC could take action under the U.S., including seeking to prevent the Mergers, to rescind the Mergers or to conditionally approve the Mergers upon the divestiture of assets of Crestwood or Oasis Midstream or behavioral commitments, or subject to other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the Mergers or permitting completion subject to divestitures, behavioral commitments, or other regulatory concessions or conditions. There can be no assurance that regulatory authorities will not impose conditions on the completion of the Mergers or require changes to the terms of the Mergers. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Mergers on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Exchange of Units

American Stock Transfer & Trust Company ("AST") will serve as the exchange agent for purposes of issuing the Public Holder Merger Consideration.

As soon as reasonably practicable after the effective time (and in any event not later than the fifth business day following the effective time), the exchange agent will mail to each holder of record of Public Units, which at the effective time were converted into the right to receive the Public Holder Merger Consideration, (i) a notice advising such Public Holder of the effectiveness of the LP Merger and the applicable terms of the exchange effected thereby; (ii) tax certification guidelines; and (iii) any other material reasonably required by the exchange agent. The exchange agent will cause to be issued and distributed to the holder(s) as soon as reasonably practicable and no later than the fifth business day following the effective time in whose name such Oasis Midstream common units were registered in book-entry: (i) the whole number of Crestwood common units issuable to such holder pursuant to the Merger Agreement, registered in the name of such holder(s), in the form of book-entry interests; and (ii) a check for any cash payable to the Public Holders in connection with a Crestwood distribution. No interest will be paid or will accrue on any amounts payable pursuant to Section 2.2(c) of the Merger Agreement.

All Crestwood common units to be issued pursuant to the Merger Agreement will be deemed issued and outstanding as of the effective time, and whenever a distribution is declared by the Crestwood GP Board in respect of the Crestwood common units, the record date for which is at or after the effective time, that declaration shall include distributions in respect of all Crestwood common units to be issued pursuant to the Mergers.

All Equity Consideration issued to those holder(s) whose name such Oasis Midstream common units were registered in book-entry form in accordance with the terms of the Merger Agreement and any cash paid as distributions pursuant to Section 2.2(c) of the Merger Agreement will be deemed to have been issued (or paid) in full satisfaction of all rights pertaining to such Oasis Midstream common units. After the effective time, the transfer books of Oasis Midstream will be closed, and there will be no further registration of transfers on the transfer books of Oasis Midstream common units. If, after the effective time, Oasis Midstream common units are presented to Oasis Midstream or the exchange agent for any reason, they will be cancelled and exchanged as provided in the Merger Agreement.

Each of Crestwood, the Merger Subs and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement, such amounts as Crestwood, the Merger Subs and the exchange agent are required to deduct and withhold under law, with respect to the making of such payment (and to the extent deduction and withholding is required, such deduction and withholding may be taken in Crestwood common units); provided, that Crestwood, the Merger Subs or the exchange agent, as applicable, will notify Oasis Midstream and OMP GP of any such determination to deduct or withhold and will cooperate in good faith to minimize any such deductions or withholding to the extent permissible under law. To the extent that amounts are withheld and paid over to the applicable governmental entity, such withheld or deducted amounts will be treated as having been paid to the person in respect of which such deduction and withholding were made. If deduction or withholding is taken in Crestwood common units, Crestwood, the Merger Subs or the exchange agent, as applicable, shall be treated as having sold such Crestwood common units for an amount of cash equal to the fair market value of such Crestwood common units at the time of such deemed sale.

One year after the effective time, any portion of the exchange fund that remains undistributed to former Oasis Midstream common unitholders will be delivered to Crestwood upon demand, and any holders of Oasis Midstream common units who have not surrendered such units to the exchange agent in compliance with the Merger Agreement may thereafter look only to Crestwood for payment of their claim for the Public Holder Merger Consideration and any distributions payable pursuant to the Merger Agreement.

Listing of Crestwood Common Units Issued in the Transactions; Delisting and Deregistration of Oasis Midstream Common Units After the Transactions

It is a condition to the completion of the transactions that the Crestwood common units to be issued in the LP Merger to the unitholders of Oasis Midstream as contemplated by the Merger Agreement will have been approved for listing on the NYSE, subject to official notice of issuance. Upon completion of the LP Merger, the Oasis Midstream common units will cease to be listed on the Nasdaq and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following section summarizes material provisions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement, which is attached as Annex A to this consent statement/prospectus and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary or any other information contained in this consent statement/prospectus. You are urged to read the Merger Agreement carefully and in its entirety before making any decisions regarding the Mergers.

The Merger Agreement summary is included in this consent statement/prospectus only to provide you with information regarding the terms and conditions of the Merger Agreement, and not to provide any other factual information about Crestwood or Oasis Midstream or their respective subsidiaries, affiliates or businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this consent statement/prospectus and in the documents incorporated by reference herein. See “Where You Can Find More Information” beginning on page 159 of this consent statement/prospectus.

The representations, warranties and covenants contained in the Merger Agreement and described in this document were made only for purposes of the Merger Agreement and as of specific dates and may be subject to more recent developments, were made solely for the benefit of the other parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by reference to confidential disclosures which may modify, qualify or create exceptions to the representations and warranties, for the purposes of allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors. The representations and warranties contained in the Merger Agreement do not survive the effective time of the Mergers. Moreover, information concerning the subject matter of the representations, warranties, covenants and agreements may change after the date of the Merger Agreement.

Crestwood and Oasis Midstream will provide additional disclosure in their filings with the SEC, to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the Merger Agreement and will update such disclosure as required by federal securities laws.

The Mergers

The Merger Agreement by and among Crestwood, Merger Sub, GP Merger Sub, Oasis Midstream, OMP GP and, solely for the purposes of certain sections therein, Crestwood GP, provides for the merger of Merger Sub with and into Oasis Midstream, with Oasis Midstream as the surviving entity and becoming a wholly owned subsidiary of Crestwood, and the merger of GP Merger Sub with and into OMP GP, with OMP GP as the surviving entity and becoming a wholly owned subsidiary of Crestwood. The Oasis Midstream and OMP GP organizational documents immediately prior to the effective time of the Mergers will be the governing documents of Oasis Midstream and OMP GP after the Mergers unless and until such documents are amended following the Mergers.

Merger Closing and Effective Time

The closing of the Mergers will be on the second business day after the satisfaction or waiver of the conditions to closing (other than conditions that by their nature are to be satisfied at closing), which are described in the section titled “—Conditions to the Mergers” unless Crestwood and Oasis Midstream agree in writing to a different date. The Mergers will be effective at the time the certificates of merger are filed with the Secretary of State of the State of Delaware by each of OMP GP and Oasis Midstream, or at such later time as the parties agree upon and is specified in the certificates of merger in accordance with the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and the Delaware LP Act.

Directors and Officers

Certain directors and officers of Crestwood will be the initial directors and officers of OMP GP following the effective time and will hold their respective positions until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

LP Merger Consideration

At the effective time, (i) the Sponsor Cash Units will be converted into and will thereafter represent the right to receive Sponsor Cash Consideration and each Sponsor Equity Unit will be converted into and will thereafter represent the right to receive Sponsor Equity Consideration; and (ii) each Public Unit will be converted into and will thereafter represent the right to receive the Public Holder Merger Consideration.

GP Merger Consideration

At the effective time, all limited liability company interests of OMP GP outstanding immediately prior to the effective time will be converted into the right to receive GP Merger Consideration.

Conditions to the Mergers

Conditions to Each Party’s Obligations

Each party’s obligation to complete the Mergers is subject to the fulfillment or waiver of the following conditions at or prior to the effective time:

•	the Merger Agreement must have been approved by the holders of a majority of the outstanding Oasis Midstream common units voting as a single class entitled to vote thereon;

•	the absence of any injunction, law, order or decree by any court or other governmental entity of competent jurisdiction which prohibits or prevents the consummation of the Mergers;

•	the expiration or termination of any waiting period or any timing agreement under the HSR Act must have occurred;

•

this consent statement/prospectus shall have been mailed to all holders of Oasis Midstream common units following effectiveness of the registration statement on Form S-4 (of which this consent statement/prospectus forms a part) and at least 20 days prior to the closing date of the transactions contemplated by the Merger Agreement;

•

the registration statement on Form S-4 (of which this consent statement/prospectus forms a part) must be effective and no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the SEC; and

•

the receipt of an opinion from Vinson & Elkins (or other nationally recognized tax counsel reasonably satisfactory to Oasis Midstream and Crestwood) that (a) the gross income of Oasis Midstream for all of the calendar year that immediately precedes the calendar year that includes the closing date and each calendar quarter of the calendar year that includes the closing date for which financial data is available meets the 90% qualifying income test, (b) the gross income of Crestwood for all of the calendar year that immediately precedes the calendar year that includes the closing date and each calendar quarter of the calendar year that includes the closing date for which financial data is available meets the 90% qualifying income test and (c) the combined gross income of Oasis Midstream and Crestwood for all of the calendar year that immediately precedes the calendar year that includes the closing date and each calendar quarter of the calendar year that includes the closing date for which financial data is available meets the 90% qualifying income test.

Conditions to Oasis Midstream’s Obligations

The obligations of Oasis Midstream and OMP GP to effect the Mergers is further subject to the fulfillment, or waiver by both Oasis Midstream and OMP GP, at or prior to the effective time of the following conditions:

•

the representations and warranties of Crestwood, Merger Sub and GP Merger Sub in the Merger Agreement must be true and correct as of the closing date as though made at and as of the closing date (without giving effect to any materiality, material adverse effect and similar qualifiers) except where the failure to be true and correct would not, in the aggregate, have a material adverse effect on Crestwood, Merger Sub or GP Merger Sub, provided that the representations and warranties that speak only as of a particular date or period need only be true and correct as of such date or period, except:

•

the representations and warranties of Crestwood, Merger Sub and GP Merger Sub regarding the capitalization of Crestwood and its subsidiaries must be true and correct as of the closing date as though made at and as of the closing date, except for immaterial inaccuracies; and

•

the representations and warranties of Crestwood, Merger Sub and GP Merger Sub regarding the absence of a material adverse effect at Crestwood since June 30, 2021 must be true and correct as of the closing date;

•

Crestwood must have performed, in all material respects, all of its obligations and complied with all covenants required by the Merger Agreement to be performed or complied with prior to the effective time;

•	Crestwood must have delivered to Oasis Midstream a certificate, certifying to the effect that the two foregoing conditions to closing have been satisfied;

•	the Crestwood common units to be issued in the LP Merger must have been approved for listing on the NYSE, subject to official notice of issuance;

•

Oasis Midstream and OMP GP must have received an opinion of Vinson & Elkins (or other nationally recognized tax counsel reasonably satisfactory to Oasis Midstream, which includes Baker Botts) that for U.S. federal income tax purposes (i) Oasis Midstream should not recognize any income or gain as a result of the LP Merger, and (ii) no taxable income or gain should be recognized by holders of Oasis Midstream common units (in their capacity as holders of Oasis Midstream common units) as a result of the LP Merger (other than any income or gain resulting from (A) any decrease in partnership liabilities pursuant to Section 752 of the Code, (B) the deemed sale of Crestwood common units pursuant to the withholding provisions of the Merger Agreement, (C) the payment of the Sponsor Cash Consideration, (D) the receipt of any Equity Consideration that is not pro rata (including as a result of the excess of the Public Holder Exchange Ratio over the Sponsor Exchange Ratio), (E) a disguised sale attributable to contributions of cash or other property to Oasis Midstream after the date of the Merger Agreement and prior to the effective time, (F) the receipt of the GP Merger Consideration, (G) the application of Section 897 of the Code and the Treasury Regulations thereunder to any non-U.S. holder of Oasis Midstream common units that has beneficially owned more than five percent of the total Oasis Midstream common units at any time in the five-year period ending on the closing date or (H) the enactment or amendment of special gain recognition rules applicable to persons other than corporations that hold Oasis Midstream common units that were received in exchange for incentive distribution rights of Oasis Midstream) (see “Material U.S. Federal Income Tax Consequences of the LP Merger” beginning on page 104); and

•

Crestwood must have delivered to Oasis Midstream a duly executed counterpart to each of the registration rights agreement, the director nomination agreement and the transition services agreement, each of which is attached to the Merger Agreement as Exhibit A, Exhibit B and Exhibit C, respectively.

Conditions to Crestwood’s Obligations

The obligation of Crestwood to effect the Mergers is further subject to the fulfillment, or waiver by Crestwood, at or prior to the effective time, of the following conditions:

•

the representations and warranties of Oasis Midstream and OMP GP in the Merger Agreement must be true and correct as of the closing date as though made at and as of the closing date (without giving effect to any materiality, material adverse effect and similar qualifiers) except where the failure to be true and correct would not, in the aggregate, have a material adverse effect on Oasis Midstream, provided that the representations and warranties that speak only as of a particular date or period need only be true and correct as of such date or period, except:

•

the representations and warranties of Oasis Midstream and OMP GP regarding the capitalization of Oasis Midstream and OMP GP must be true and correct except for immaterial inaccuracies as of the closing date as though made at and as of` the closing date; and

•

the representations and warranties of Oasis Midstream and OMP GP regarding the absence of a material adverse effect at Oasis Midstream since June 30, 2021 must be true and correct as of the date of the Merger Agreement and as of the closing date;

•

Oasis Midstream and OMP GP must have performed, in all material respects, all of its obligations and complied with all covenants required by the Merger Agreement to be performed or complied with prior to the effective time;

•	Oasis Midstream must have delivered to Crestwood a certificate, certifying to the effect that the two foregoing conditions to closing have been satisfied;

•

Crestwood must have received an opinion from Baker Botts to the effect that for U.S. federal income tax purposes (a) Crestwood should not recognize any income or gain as a result of the LP Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code) and (b) no income or gain should be recognized by holders of Crestwood common units immediately prior to the LP Merger as a result of the Mergers (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code);

•

Oasis Petroleum and its subsidiaries, as applicable, must have delivered to Crestwood a duly executed counterpart to each of the registration rights agreement, transition services agreement, the Support Agreement, the master amendment to commercial agreements and the director nomination agreement; and

•	the Pre-Closing Transactions shall have occurred.

No Dissenters’ or Appraisal Rights

No dissenters’ or appraisal rights are available with respect to the Mergers or the other transactions contemplated by the Merger Agreement.

Representations and Warranties

The Merger Agreement contains general representations and warranties made by each of Crestwood, Merger Sub and GP Merger Sub, on the one hand, and Oasis Midstream and OMP GP on the other, to the other parties, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the Mergers. These representations and warranties are in many respects subject to materiality, knowledge and other similar qualifications contained in the Merger Agreement and expire at the effective time. The representations and warranties of each of Crestwood, Merger Sub and GP Merger Sub, on the one hand, and Oasis Midstream and OMP GP on the other, were made solely for the benefit of the other parties. In addition, those representations and warranties were intended not as statements of actual fact, but rather as a way of allocating risk between the parties, were modified by the disclosure schedules attached to the Merger Agreement, were subject to the materiality standard described in the Merger Agreement (which may differ from what may be viewed as material by you) and were made only as of the date of the Merger Agreement and the closing date or another date as is specified in the Merger Agreement. Information concerning the subject matter of these representations or warranties may have changed since the date of the Merger Agreement. Crestwood and Oasis Midstream will provide additional disclosure in their SEC reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the Merger Agreement and will update such disclosure as required by federal securities laws.

Oasis Midstream and Oasis General Partner

Oasis Midstream and OMP GP made a number of representations and warranties to Crestwood, Merger Sub and GP Merger Sub, including representations and warranties related to the following matters:

•	the organization, qualification to do business and good standing of Oasis Midstream, OMP GP and their respective subsidiaries;

•	the capital structure of Oasis Midstream, OMP GP and their respective subsidiaries;

•

the authority of Oasis Midstream and OMP GP to enter into the Merger Agreement and to consummate the transactions contemplated thereby, and the governmental and regulatory approvals necessary, to enter into the Merger Agreement and consummate the transactions contemplated thereby, and the absence of any loss, or creation of any lien, or violation of the organizational documents of Oasis Midstream or OMP GP and their respective subsidiaries or any applicable laws resulting from the consummation of the transactions contemplated by the Merger Agreement;

•	Oasis Midstream’s SEC filings and the financial statements contained therein;

•	Oasis Midstream’s internal controls over financial reporting and disclosure controls and procedures;

•	the absence of undisclosed liabilities for Oasis Midstream and its subsidiaries;

•	compliance with laws and permits;

•	environmental laws and regulations;

•	employee benefit plans and other employee benefits matters;

•	the absence of a material adverse effect since June 30, 2021;

•	litigation, investigations, claims or judgments against Oasis Midstream or its subsidiaries;

•	the accuracy of the information supplied by Oasis Midstream and its subsidiaries for this consent statement/prospectus and the registration statement of which it is a part;

•	certain regulatory matters related to Oasis Midstream and its subsidiaries;

•	Oasis Midstream, its subsidiaries and OMP GP’s taxes, tax returns and other tax matters;

•	certain employment and labor matters related to Oasis Midstream, OMP GP and their subsidiaries;

•	intellectual property matters;

•	owned and leased real property and rights-of-way;

•	insurance policies;

•

the receipt by the Oasis Midstream Conflicts Committee of an opinion from Jefferies as to the fairness from a financial point of view to the unaffiliated holders of Public Units of the Public Holder Exchange Ratio and the resulting Public Holder Merger Consideration to be received by the unafilliated holders of Public Units;

•	Oasis Midstream, OMP GP and their respective subsidiaries’ material contracts;

•	investment bankers, brokers or finder fees in connection with the consummation of the LP Merger;

•	the inapplicability of any state takeover laws to the Mergers or other transactions contemplated by the Merger Agreement;

•	the Investment Company Act of 1940;

•

the assets held by Oasis Petroleum and its subsidiaries for use in the operation of Oasis Midstream and its subsidiaries will be held by Oasis Midstream following the Pre-Closing Transactions, subject to certain exceptions; and

•	the absence of any additional Crestwood, Merger Sub or GP Merger Sub representations or warranties beyond those in the Merger Agreement.

Crestwood, Merger Sub and GP Merger Sub

Crestwood, Merger Sub and GP Merger Sub each also made a number of representations and warranties to Oasis Midstream and OMP GP, including representations and warranties related to the following matters:

•	organization, qualification to do business and good standing of Crestwood, Merger Sub, GP Merger Sub and their subsidiaries;

•	the equity interests of Crestwood and capital structure of Merger Sub and GP Merger Sub;

•

the authority of Crestwood, Merger Sub and GP Merger Sub, and governmental and regulatory approvals necessary, to enter into the Merger Agreement and consummate the transactions contemplated thereby, and the absence of any loss, or creation of any lien, or violation of the organizational documents of Crestwood and its subsidiaries, or any applicable laws resulting from the consummation of the transactions contemplated by the Merger Agreement;

•	Crestwood and its subsidiaries’ SEC filings and the financial statements contained therein;

•	Crestwood’s internal controls over financial reporting and disclosure controls and procedures;

•	the absence of undisclosed liabilities for Crestwood and its subsidiaries;

•	compliance with laws and permits;

•	environmental laws and regulations;

•	employee benefit plans and other employee benefits matters;

•	the absence of a material adverse effect since June 30, 2021;

•	litigation, investigations, claims or judgments against Crestwood or its subsidiaries;

•	the accuracy of the information supplied by Crestwood or its subsidiaries for this consent statement/prospectus and the registration statement of which it is a part;

•	certain regulatory matters related to Crestwood and its subsidiaries;

•	Crestwood and its subsidiaries’ taxes and tax returns and other tax matters;

•	certain employment and labor matters related to Crestwood and its subsidiaries;

•	intellectual property;

•	owned and leased real property and rights-of-way;

•	Crestwood and its subsidiaries’ insurance policies;

•	Crestwood, Merger Sub, GP Merger Sub and their subsidiaries’ material contracts;

•	investment bankers, brokers or finder fees in connection with the consummation of the LP Merger;

•	the inapplicability of any state takeover laws to the Mergers or other transactions contemplated by the Merger Agreement;

•	the lack of beneficial ownership of Oasis Midstream common units by Crestwood or any affiliate;

•	Crestwood’s available funds to consummate the GP Merger and pay the Sponsor Cash Consideration and the other transactions contemplated by the Merger Agreement; and

•	the absence of any additional representations or warranties by Oasis Midstream and OMP GP beyond those in the Merger Agreement.

Definition of Material Adverse Effect

Many of the representations and warranties of Crestwood, Merger Sub, GP Merger Sub, Oasis Midstream and OMP GP are qualified by a material adverse effect standard. For purposes of the Merger Agreement, “material adverse effect,” with respect to either Crestwood or Oasis Midstream, is defined to mean an event, change, effect, development or occurrence that has had, or is reasonably likely to have, a material adverse effect on (i) the business, financial condition or continuing results of operations of either (a) Crestwood and its subsidiaries, taken as a whole or (b) Oasis Midstream and its subsidiaries, taken as a whole, as the case may be, in either case, or (ii) the ability of Crestwood, Oasis Midstream, Merger Subs, OMP GP and each of their respective subsidiaries to consummate the transactions contemplated by the Merger Agreement, other than any event, change, effect, development or occurrence:

•

disclosed in any of the applicable party’s SEC filings prior to the date of the Merger Agreement (excluding any disclosure set forth in any risk factor section or any section relating to forward looking statements) or as disclosed on the applicable party’s disclosure schedule to the Merger Agreement;

•

generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case, in the United States or elsewhere in the world, including any changes in supply, demand, currency exchange rates, interest rates, tariff policy, monetary policy or inflation (so long as it does not disproportionately affect the applicable party relative to similarly situated companies); or

•	resulting from or arising out of:

•	changes or developments in the industries in which the applicable party or its subsidiaries conduct their business;

•

changes or developments in prices for oil, natural gas or other commodities or for the applicable party’s raw material inputs and end products, including general market prices and regulatory changes generally affecting the industries in which the applicable party or any of its subsidiaries operate;

•

the negotiation, execution, announcement, pendency or the existence of, or compliance with the Merger Agreement or the transactions contemplated thereby (including its impact on the relationships, contractual or otherwise, of the applicable party and its subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Mergers or the other transactions contemplated by the Merger Agreement);

•

taking of any action required by the Merger Agreement or the Support Agreement or at the request of (i) Crestwood, Merger Sub or GP Merger Sub, in the case of Oasis Midstream, or (ii) Oasis Midstream, in the case of Crestwood;

•

adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by governmental entity, or market administrator;

•	changes in GAAP or accounting standards or interpretations thereof;

•

earthquakes, any weather-related or other force majeure event, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, pandemics (excluding the response to and impact of the COVID-19 pandemic) or outbreak or other natural disasters, or hostilities or acts of war or terrorism, sabotage, civil disobedience, cyber-attack or any escalation or general worsening of the foregoing;

•

failure by the applicable party to meet any internal or external projections, forecasts, estimates, milestones or budgets or financial or operating predictions of revenues, earnings or other financial or operating metrics for any period (although this exclusion does not affect a determination that the underlying event, change, effect, development or occurrence would have, individually or in the aggregate, a material adverse effect); or

•

any changes in the unit price or trading volume of the equity interests of Crestwood or Oasis Midstream, as the case may be, or in their respective credit ratings (although this exclusion does not affect a determination that the underlying event, change, effect, development or occurrence would have, individually or in the aggregate, a material adverse effect); except, in each case with respect to the first, second, fifth, sixth and seventh bullet points above, to the extent disproportionately affecting Crestwood or Oasis Midstream, as the case may be, and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which such party and its subsidiaries operate.

Conduct of Business Pending the Mergers

Oasis Midstream

Oasis Midstream has agreed that, until the earlier of the termination of the Merger Agreement in accordance with its terms or the effective time, except (i) as required by law or any applicable stock exchange or regulatory authority, (ii) as may be consented to in writing by Crestwood (which consent will not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated or required by the Merger Agreement or (iv) as set forth on Oasis Midstream’s disclosure schedule to the Merger Agreement, Oasis Midstream will and will cause its subsidiaries to use reasonable best efforts to:

•	conduct their businesses in the ordinary course;

•	preserve substantially intact their present lines of business and preserve its relationships with significant customers and suppliers; and

•	keep in full force and effect all material permits.

Oasis Midstream and OMP GP have further agreed that, on behalf of themselves and their subsidiaries, until the earlier of the termination of the Merger Agreement or the effective time, except (i) as required by law or any applicable stock exchange or regulatory authority, (ii) as may be consented to by Crestwood (which consent will not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated or required by the Merger Agreement or (iv) as set forth on Oasis Midstream’s disclosure schedule, each of Oasis Midstream and OMP GP:

•	will not adopt any amendment to its organizational documents, and will not permit Oasis Midstream’s subsidiaries to adopt any material amendments to their organizational documents;

•

will not, and will not permit its subsidiaries to, issue, sell, pledge, dispose of, encumber, split, combine or reclassify or authorize the issuance, sale, pledge, disposition, encumbrance, split, combination or reclassification of any securities of Oasis Midstream, OMP GP or any of their subsidiaries or any securities convertible into equity interests of thereof, except (1) issuances of Oasis Midstream common units in respect of vesting, exercise or settlement of any Oasis Midstream Restricted Unit Awards outstanding as of the date of the Merger Agreement or as may be granted to directors as permitted under Oasis Midstream’s benefit plan that is in the ordinary course of business and consistent with

Crestwood’s past practices, (2) for transactions among Oasis Midstream and its wholly owned subsidiaries or among Oasis Midstream’s wholly owned subsidiaries which remain subsidiaries after the consummation of such transaction or (3) pledges or encumbrances due to a permitted lien;

•

except in the ordinary course of business, will not, and not permit its subsidiaries to, authorize or pay any dividend or make any distribution with respect to outstanding equity interests, except (1) by a wholly owned subsidiary to Oasis Midstream or its subsidiaries in the ordinary course of business, (2) those required under the organizational documents of such person and (3) regular quarterly cash distributions with customary record and payment dates on Oasis Midstream common units of $0.56 per Oasis Midstream common unit per quarter;

•

will not, and will not permit its material subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, or any reorganization, or enter into a letter of intent or agreement in principle with respect thereto other than the LP Merger, or reorganizations solely among Oasis Midstream and its wholly owned subsidiaries or among its wholly owned subsidiaries or in connection with an acquisition not prohibited by the Merger Agreement;

•

will not, and will not permit its subsidiaries to, make, directly or indirectly, any acquisition by merging or otherwise purchasing any assets (including equity interests) or any business of any person or make any loans, advances or capital contributions to, or investments in excess of $5.0 million in the aggregate;

•

will not, and will not permit its subsidiaries to, sell, lease, license, transfer, exchange or swap or dispose of any properties or non-cash assets with a value of more than $5.0 million in the aggregate, except (1) of obsolete or worthless equipment, (2) of inventory, commodities and produced hydrocarbons, crude oil and refined products in the ordinary course of business or (3) among Oasis Midstream and its wholly owned subsidiaries or among its wholly owned subsidiaries;

•

will not, and will not permit its subsidiaries to, authorize any capital expenditures, except (1) as set forth in Oasis Midstream’s disclosure schedule or (2) those made in response to any emergency, whether caused by war, terrorism, weather events, public health events (including pandemics and COVID-19), outages or otherwise;

•	will not, directly or indirectly, purchase, redeem or otherwise acquire any equity interests of Oasis Midstream or any subsidiary that is not wholly owned;

•

except as disclosed on Oasis Midstream’s disclosure schedule or required by law or any Oasis Midstream benefit plan as in effect on the date of the Merger Agreement, will not, and will not permit its subsidiaries to, (1) materially increase the compensation or benefits payable or provided to Oasis Midstream’s or OMP GP’s directors or officers, (2) enter into or materially amend any material employment, change of control, severance or retention agreement with any director, officer or employee of Oasis Midstream or OMP GP, (3) establish, adopt, enter into, terminate or amend any benefit plan, (4) enter into, terminate or amend any collective bargaining agreement, (5) make any change in Oasis Midstream or its material subsidiaries’ key management structure, including the termination of existing officers (other than for cause) or the hiring of additional officers (except to replace any officers who are terminated in accordance with the foregoing), (6) grant any Oasis Midstream equity awards to an individual other than a director, or (7) enter into or make any loans or advances to any of its officers, directors, employees, agents, or consultants (other than those for travel or reasonable business expenses consistent with past practices);

•

will not, and will not permit its subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or law;

•

will not, and will not permit its subsidiaries to become liable for any indebtedness for borrowed money or any guarantee of such indebtedness for borrowed money, except (1) among Oasis Midstream and its wholly owned subsidiaries or among its wholly owned subsidiaries, (2) incurred to replace, renew, extend, refinance or refund any existing indebtedness on substantially the same or more favorable terms, (3) for any guarantees by Oasis Midstream of indebtedness for borrowed money of wholly owned subsidiaries or guarantees by its wholly owned subsidiaries of indebtedness for borrowed money of Oasis Midstream or any wholly owned subsidiary, and (4) certain limited amounts incurred pursuant to Oasis Midstream’s revolving credit agreement, provided that such indebtedness does not impose or result in any additional restrictions or limitations that would be material to Oasis Midstream and its subsidiaries, or, following the closing of the Mergers, Crestwood and its subsidiaries, other than any obligation to make payments on such indebtedness and other than any restrictions or limitations to which Oasis Midstream or any subsidiary is subject as of the date of the Merger Agreement;

•

other than in the ordinary course of business, will not, and will not permit its subsidiaries to, (A) modify, amend or terminate, or waive any rights under any Oasis Midstream material contract in a manner or with an effect that is materially adverse to Oasis Midstream and its subsidiaries as a whole or (B) enter into any Oasis Midstream material contract (other than such contracts which are currently under negotiation by Oasis Midstream and third parties that are beyond the term sheet negotiation phase as of the date of the Merger Agreement) that (1) involves a potential liability or receivable, as the case may be, in excess of $10.0 million on an annual basis, (2) has a term greater than one year and (3) cannot be cancelled by Oasis Midstream or any of its subsidiaries without material penalty or further payment;

•

will not, and will not permit its subsidiaries to, enter into (A) an Oasis Midstream material contract (or any material amendment to any Oasis Midstream material contract) with any affiliate or (B) any other agreement, arrangement, contract or other transaction with any affiliate (other than Oasis Midstream and its subsidiaries) other than agreements, arrangement or contracts made in the ordinary course of business on an arm’s length basis;

•

will not, and will not permit its subsidiaries to, waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises (1) equal to or lesser than the amounts reserved for it on the balance sheet as of June 30, 2021 or (2) that do not exceed $10.0 million in the aggregate;

•

will not, and will not permit its subsidiaries to (except in the ordinary course of business) (1) change its fiscal year or any material method of tax accounting, (2) make, change or revoke any material tax election, (3) enter into any closing agreement, with respect to, or otherwise settle or compromise, any material tax liability, (4) file any material amended tax return, or (5) surrender a claim for a material refund of taxes;

•	will not, and will not permit any of its subsidiaries to prepay, redeem or repurchase any of Oasis Midstream’s and OMP Finance Corp.’s $450 million, 8.00% senior unsecured notes due April 1, 2029;

•

will not, and will not permit any of its subsidiaries to, engage in any activity or conduct its business in a manner that would cause less than 90% of the gross income of Oasis Midstream for any calendar quarter since its formation and prior to the effective time to be treated as “qualifying income” within the meaning of Section 7704(d) of the Code;

•	permit the lapse (without renewal or replacement) of any existing material policy of insurance relating to the assets, operations and business activities of Oasis Midstream or its subsidiaries; and

•	will not, and will not permit any of its subsidiaries to, agree to take any of the foregoing actions.

Notwithstanding the foregoing, from the date of the Merger Agreement until the earlier of the effective time or the termination date, Oasis Midstream and its subsidiaries may take or refrain from taking any COVID-19 action so long as (i) prior thereto, Oasis Midstream consults with, and considers in good faith, Crestwood’s suggestions and/or feedback, or (ii) such COVID-19 action would not reasonably be expected to materially impact Oasis Midstream’s ability to operate in the ordinary course of business or materially delay or impede the consummation of the LP Merger.

Crestwood

Crestwood has agreed that, until the earlier of the termination of the Merger Agreement or the effective time, except (i) as required by law or any applicable stock exchange or regulatory authority, (ii) as may be consented to in writing by Oasis Midstream (which consent will not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated or required by the Merger Agreement, or (iv) as set forth on Crestwood’s disclosure schedule to the Merger Agreement, Crestwood will and will cause its subsidiaries to use reasonable best efforts to:

•	conduct its businesses in the ordinary course; and

•	preserve substantially intact their present lines of business and preserve relationships with significant customers and suppliers.

Crestwood has further agreed that, until the earlier of the termination of the Merger Agreement or the effective time, except (i) as required by law or any applicable stock exchange or regulatory authority, (ii) as may be consented to by Oasis Midstream (which consent will not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated or required by the Merger Agreement, or (iv) as set forth on Crestwood’s disclosure schedule to the Merger Agreement, Crestwood:

•

will not adopt any amendment to Crestwood’s organizational documents or the organizational documents and governance arrangement of Crestwood GP and will not permit its subsidiaries to adopt any material amendments to their organizational documents;

•

will not, and will not permit any of its subsidiaries to, issue, sell, pledge, dispose of or encumber, split, combine or reclassify or authorize the issuance, sale, pledge, disposition or encumbrance, split, combination or reclassification of any equity interest or other ownership interest of Crestwood, other than (1) issuances of Crestwood common units in respect of the vesting, exercise or settlement of any Crestwood equity awards and settlement of any Crestwood equity awards outstanding on the date of the Merger Agreement or as may be granted after the date of the Merger Agreement as permitted under any Crestwood equity plan that is in the ordinary course of business consistent with Crestwood’s past practices, (2) for transactions among Crestwood and its wholly owned subsidiaries or among Crestwood’s wholly owned subsidiaries which remain subsidiaries after the consummation of such transaction or (3) pledges or encumbrances due to Crestwood permitted liens;

•

except in the ordinary course of business, will not, and will not permit its subsidiaries that are not wholly owned by Crestwood or wholly owned subsidiaries of such subsidiaries to, authorize or pay any dividends on or make any distribution with respect to its outstanding equity securities, except (1) dividends or distributions by any subsidiaries only to Crestwood or any subsidiary of Crestwood in the ordinary course of business, (2) dividends or distributions required under the applicable organizational documents of such person and (3) regular quarterly cash distributions with customary record and payment dates on the Crestwood common units of $0.625 per Crestwood common unit per quarter;

•

will not, and will not permit any of its material subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other any mergers, consolidations, restructurings or reorganizations solely among Crestwood and its wholly owned subsidiaries or in connection with a permitted acquisition;

•

will not permit any of Crestwood’s subsidiaries to, make, directly or indirectly, any acquisition by merging or otherwise purchasing any assets (including equity interests) or any business of any person or make loans, advances or capital contributions to, or investments in, any other person (other than Crestwood’s subsidiaries), in each case in excess of $150.0 million in the aggregate or that would reasonably be expected to prevent, materially impede or materially delay the consummation of the LP Merger;

•

will not, and will not permit any of its subsidiaries to, sell, lease, license, transfer, exchange or swap, or otherwise dispose of any properties or non-cash assets with a value in excess of $150.0 million in the aggregate;

•

will not, and will not permit any of its subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or law;

•

will not, and will not permit any of its subsidiaries to, incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness for borrowed money, except for (1) any indebtedness for borrowed money so long as the total leverage ratio (as defined in Crestwood’s credit agreement) is less than 3.75 to 1.00 and (2) any indebtedness incurred in connection with the consummation of the transactions contemplated by the Merger Agreement;

•

will not, and will not permit any of its subsidiaries to (except in the ordinary course of business), (1) change its fiscal year or any material method of tax accounting, (2) make, change or revoke any material tax election, (3) enter into any closing agreement with respect to, or otherwise settle or compromise, any material liability for taxes, (4) file any material amended tax return or (5) surrender a claim for a material refund of taxes;

•

will not, and will not permit any of its subsidiaries to, engage in any activity or conduct its business in a manner that would cause less than 90% of the gross income of Crestwood for any calendar quarter since its formation and prior to the effective time to be treated as “qualifying income” within the meaning of Section 7704(d) of the Code; and

•	will not, and will not permit any of its subsidiaries to, agree to take any of the foregoing actions.

Notwithstanding the foregoing, from the date of the Merger Agreement until the earlier of the effective time or the termination date, Crestwood and its subsidiaries may take or refrain from taking any COVID-19 action so long as (i) prior thereto, Crestwood consults with, and considers in good faith, Oasis Midstream’s suggestions and/or feedback, or (ii) such COVID-19 action would not reasonably be expected to materially impact Crestwood’s ability to operate in the ordinary course of business or materially delay or impede the consummation of the LP Merger.

Mutual Access

Until the effective time or the earlier termination of the Merger Agreement, Crestwood and Oasis Midstream agreed to afford the other party and its representatives reasonable access during normal business hours to its and its subsidiaries’ personnel and properties, contracts, commitments, books and records and any reports, schedules or documents filed or received by it pursuant to law, together with such other accounting, financing, operating, environmental and other information as a party may reasonably request. Notwithstanding the obligations described above, neither Oasis Midstream nor Crestwood is required to afford such access to the extent it would unreasonably disrupt the operations of such party or its subsidiaries, would cause a violation of any agreement to which it or its subsidiaries is party, would cause a risk of a loss of privilege to such party or its subsidiaries or would violate the law or would interfere with the ability of such party or any of its subsidiaries’ ability to comply with any COVID-19 measures. Neither Oasis Midstream nor Crestwood nor any of their respective representatives are permitted to perform onsite procedures (including an onsite study or any Phase II environmental site assessment or other invasive or subsurface testing, sampling, monitoring or analysis) on the property of the other party or its subsidiaries without prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Oasis Midstream and Crestwood are required to comply, and cause their respective subsidiaries and representatives to comply, with their respective obligations under the confidentiality agreement between Oasis Midstream and Crestwood.

Oasis Midstream Employee Equity-Based Awards

Each Oasis Midstream Restricted Unit Award that is outstanding immediately prior to the effective time will, immediately prior to the effective time, automatically become fully vested and will, without any action on the part of Oasis Midstream, Crestwood or the holder thereof, be cancelled and converted into a right to receive a number of unrestricted Crestwood common units equal to the product obtained by multiplying the number of Oasis Midstream common units subject to such Oasis Midstream Restricted Unit Award immediately prior to the effective time by the Public Holder Exchange Ratio, rounded up or down to the nearest whole Crestwood common unit and less any units withheld to satisfy tax withholding obligations.

Employee Matters

Not later than 20 days prior to the closing date, Crestwood will, or will cause one of its subsidiaries to, extend a written offer of employment with Crestwood or a subsidiary to certain employees of Oasis Midstream and its affiliates for employment effective as of the effective time. Crestwood or its subsidiary will provide each offered employee with no less than 10 days in which to accept or reject such offer of employment. At least five days prior to the closing date, Crestwood will inform Oasis Midstream in writing which offered employees accepted an offer of employment. All offered employees who accept employment with Crestwood or its subsidiaries pursuant to an offer of employment and who commence employment with Crestwood or its subsidiaries are referred to as the “Transferred Employees.”

Crestwood has agreed that it will or will cause its subsidiaries, for one year after the effective time, to provide to each Transferred Employee with (i) annual base salary or wages and annual cash incentive compensation opportunities, in the aggregate, that are no less favorable than the aggregate compensation opportunities provided to such Transferred Employee immediately prior to the effective time, provided, that Crestwood may implement broad-based salary or other pay reduction programs following the date of the Merger Agreement that are made in connection with market conditions and are proportionate with reductions in salary or other pay for Crestwood’s other similarly situated employees, and (ii) employee benefits (excluding defined benefit and supplemental pensions and retiree medical benefits) that are no less favorable than either, at Crestwood’s election, (A) the other compensation and employee benefits provided to similarly-situated employees of Crestwood and its subsidiaries, or (B) the other compensation and employee benefits provided to such Transferred Employees immediately prior to the effective time.

For purposes of vesting, eligibility to participate, and, solely for vacation and paid time off policies, severance plans and policies, and disability plans and policies, determining levels of benefits (but not, for the avoidance of doubt, for purposes of benefit accrual under any defined benefit pension plan) under the benefit plans of Crestwood and its subsidiaries providing benefits to any Transferred Employees after the effective time, each Transferred Employee will be credited with his or her years of service with Oasis Midstream, OMP GP and their respective subsidiaries and their respective predecessors and prior employers before the effective time, to the same extent as such Transferred Employee was entitled, before the effective time, to credit for such service under any similar benefit plan sponsored or maintained by Oasis Petroleum or its affiliates (other than Oasis Midstream and OMP GP) in which such Transferred Employee participated or was eligible to participate immediately prior to the effective time, provided that it does not result in a duplication of benefits for the same period of service. In addition, Crestwood will use reasonable best efforts to (i) waive or cause the waiver of any limitation on benefits relating to pre-existing conditions, actively-at-work exclusions, evidence of insurability and waiting periods for the Transferred Employees under any new benefit plan providing medical, dental, pharmaceutical and/or vision benefits for the Transferred Employee and his or her covered dependents to the extent that such limitations are waived or otherwise inapplicable to a Transferred Employee under any comparable Oasis Petroleum or affiliate benefit plan as of the closing date, (ii) credit amounts paid under any Oasis Petroleum or affiliate benefit plan providing medical, dental, pharmaceutical and/or vision benefits to any Transferred Employees under any corresponding Crestwood benefit plan for purposes of applying deductibles, co-payments and out-of-pocket limits as though such amounts had been paid in accordance with the terms and conditions of the Crestwood benefit plan with respect to the plan year in which the effective time occurs to the extent such amounts were qualified to be taken into account for purposes of satisfying any deductible, copayment or out-of-pocket limit under the corresponding Oasis Petroleum or affiliate benefit plan. Furthermore, Crestwood will assume and honor all vacation and paid time off days accrued by Transferred Employees prior to the effective time, including payment for such days upon termination of employment to the extent provided for under applicable law or the terms of the vacation and paid time off policies of Oasis Midstream, OMP GP and their subsidiaries, provided, however, that the foregoing will not restrict Crestwood from amending, modifying or terminating any applicable vacation or paid time off polices to the extent permitted by applicable law.

Crestwood has agreed that it will establish and maintain or make provision for, the establishment or continuation of a healthcare and dependent care flexible spending account plans applicable to the Transferred Employees. The election by any Transferred Employees under a corresponding Oasis Petroleum or affiliate benefit plan that includes flexible spending accounts will continue as an election as if made under the applicable Crestwood benefit plan containing flexible spending accounts from the beginning of the plan year in which the effective time occurs. Furthermore, Crestwood has agreed that it will cause its plan qualified under Section 401(a) of the Code and containing a Code Section 401(k) cash or deferred arrangement to accept a direct rollover of any Transferred Employee’s benefits under any corresponding Oasis Petroleum or affiliate benefit plan in which such Transferred Employee participated prior to the effective time, in cash. No later than the effective time, OMP GP or one of its affiliates (including Oasis Petroleum) will pay pro-rata annual bonuses for the calendar year in which the effective time occurs for Transferred Employees based on the number of days from January 1 of such calendar year through the earlier of the effective time and December 31 of such calendar year that each Transferred Employee was employed by Oasis Petroleum or its affiliate during such calendar year.

To the extent that a Transferred Employee is eligible as of the date of the Merger Agreement to receive severance benefits under the Oasis Petroleum Inc. Employee Change in Control Plan, effective as of March 31, 2012 (the “2012 Plan”), if the employment of such Transferred Employee is terminated on or prior to November 20, 2022 by Crestwood or its affiliates other than for cause or by a Transferred Employee for good reason, Crestwood will, or will cause its affiliates to, provide such Transferred Employee with the severance benefits to which such Transferred Employee would have been entitled under the 2012 Plan. To the extent that a Transferred Employee is eligible as of the date of the Merger Agreement to receive severance benefits under the Oasis Petroleum Inc. 2021 Employee Change in Control Plan (the “2021 Plan”), if the employment of such Transferred Employee is terminated by Crestwood or its affiliates other than for cause or by a Transferred Employee for good reason, Crestwood will, or will cause its affiliates to, provide such Transferred Employee with the greater of (A) the severance benefits to which such Transferred Employee would have been entitled under the 2021 Plan, or (B) the severance benefits under Crestwood’s or its subsidiary’s severance plan, program or policy that is applicable to similarly-situated employees of Crestwood and its subsidiaries, if any.

Regulatory Approvals and Efforts to Close the Mergers

Each of Oasis Midstream and Crestwood has agreed to use, and to cause their respective subsidiaries to use, reasonable best efforts to take promptly all actions and to do promptly and assist and cooperate with the other party in doing all things necessary, proper or advisable to complete the LP Merger and the transactions contemplated by the Merger Agreement, including using reasonable best efforts to, as promptly as commercially practicable:

•

obtain all necessary actions or nonactions, waivers, clearances, consents and approvals from governmental entities and make all necessary registrations and filings and take any other steps necessary to obtain any action or nonaction, waiver, clearance, consent or approval from any governmental entity;

•	obtain all necessary consents, approvals or waivers from third parties other than any governmental entity; and

•	execute and deliver any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement.

Crestwood and Oasis Midstream have also agreed to:

•

make all required or advisable filings under the HSR Act within 10 business days of the date of the Merger Agreement and cooperate with each other to make available to the other party information as the other party may reasonably request in order to make any HSR Act filings or respond to requests by any relevant governmental entity;

•

use reasonable best efforts to take, or cause to be taken, other actions and do, or cause to be done, other things advisable to consummate and make effective the transactions contemplated by the Merger Agreement; and

•

keep each other apprised of the status of such matters, including promptly furnishing the other with copies of substantive notices or other substantive communications or correspondence between Oasis Midstream or Crestwood, or any of their respective subsidiaries or affiliates, and any third-party and/or any governmental entity with respect to such transactions.

Crestwood and Oasis Midstream have agreed, prior to transmitting, to permit counsel for the other parties opportunity to review and provide comments to any substantive communications, advocacy, white papers, information responses or other submission to any governmental entity in connection with the LP Merger or the other transactions contemplated by the Merger Agreement, and that neither party will participate in any substantive meeting or discussion with any governmental entity in connection with the Mergers without prior consultation with the other party and, to the extent not prohibited by such governmental entity, the opportunity for such other party to attend and participate. In addition, Crestwood, Merger Sub, GP Merger Sub and Oasis Midstream have agreed to use their respective reasonable best efforts to satisfy the conditions to each party’s obligations to close the Mergers, as described below.

Pursuant to the Merger Agreement, each of Oasis Midstream and Crestwood has agreed to use its reasonable best efforts take any and all steps necessary to eliminate each and every impediment under any antitrust law asserted by any governmental entity or any other party so as to enable the parties to close the Mergers and the other transactions contemplated by the Merger Agreement no later than the End Date (as defined in “—Termination of the Merger Agreement”), including a negotiating, committing to and effecting by consent decree, hold separate orders, or otherwise, the sale, license, holding separate or other disposition of assets or businesses of Oasis Midstream or Crestwood or any of their respective subsidiaries, terminating, relinquishing, modifying or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of Oasis Midstream or Crestwood or any of their respective subsidiaries and creating any relationships, ventures, contractual rights, obligations or other arrangements of Oasis Midstream or Crestwood or any of their respective subsidiaries (each of the items described in this clause a “Remedial Action”). Crestwood has also agreed to defend through litigation on the merits any claim asserted in court by any person in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the closing from occurring no later than the End Date.

Crestwood and its subsidiaries and affiliates are not required, however, to offer, negotiate, commit to, effect, enter into or take any Remedial Action that would be, individually or in the aggregate, material to the business financial condition or continuing results of operations of Crestwood and its subsidiaries (including Oasis Midstream), taken as a whole, following the transactions contemplated by the Merger Agreement.

Indemnification and Insurance

Crestwood, GP Merger Sub and Merger Sub have agreed that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the indemnified parties (as defined below) will survive the Mergers and continue in full force and effect. Crestwood and the surviving entities will, to the fullest extent permitted under applicable law, indemnify and hold harmless each current and former director, officer or employee of Oasis Midstream or any of its subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of Oasis Midstream, OMP GP or any of their respective subsidiaries (such persons, the “indemnified parties”) against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation whether civil, criminal, administrative or investigative and including any matters addressed by alternative dispute resolution mechanism(s), arising out of or in connection with any action or omission by them in their capacities as such that occur or are alleged to have occurred, whether before or after the effective time.

The parties have agreed that for six years from the effective time, (i) Crestwood and the surviving entities will maintain the exculpation, indemnification and advancement of expenses provisions of Oasis Midstream’s and any of its subsidiaries’ organizational documents or in any indemnification agreements of Oasis Midstream, OMP GP or their respective subsidiaries with any of their respective directors, officers or employees; however, all rights to indemnification in respect of any action pending or asserted or any claim made within such period will continue until the disposition of such action or resolution of such claim and (ii) Crestwood will maintain the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the effective time by Oasis Midstream, OMP GP and their respective subsidiaries, subject to certain limitations, but Crestwood shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by Oasis Midstream prior to the date of the Merger Agreement, or Oasis Midstream may elect, prior to the effective time, to purchase a tail policy for such coverage, but the cost of such policy may not exceed 6 times the maximum amount Crestwood would be required to pay in annual premiums as described above. If a tail policy is purchased, the surviving corporation will, and Crestwood will cause the surviving entities to, maintain such policy in full force and effect, and continue to honor the obligations thereunder.

Financing Assistance

Oasis Midstream has agreed it will, and will cause its subsidiaries and their respective representatives to, use commercially reasonable efforts to provide customary cooperation in connection with any financing by Crestwood or any of its respective subsidiaries in connection with the LP Merger or otherwise, but will not be required to pay any commitment fee, provide any security or incur any liability in connection with any financing prior to the effective time.

Other Covenants and Agreements

The Merger Agreement contains additional agreements between the parties relating to the following matters, among other things:

•	taking such actions to render state takeover laws to be inapplicable to the Mergers and the other transactions contemplated by the Merger Agreement;

•	making certain public announcements regarding the terms of the Merger Agreement or the transactions contemplated thereby;

•

taking steps as may be required to cause any dispositions of Oasis Midstream common units or acquisitions of Crestwood common units resulting from the Merger Agreement transactions to be exempt under Rule 16b-3 under the Exchange Act;

•	the listing on the NYSE of the Crestwood common units to be issued as LP Merger Consideration in connection with the LP Merger;

•

OMP GP will distribute the consent statement/prospectus to Oasis Midstream common unitholders as promptly as reasonably practicable after the registration statement on Form S-4, of which this document forms a part, is declared effective under the Securities Act;

•	Crestwood, Oasis Midstream and OMP GP will use their reasonable best efforts with regards to certain tax matters;

•	Oasis Midstream and OMP GP will terminate certain agreements specified on Oasis Midstream’s disclosure schedule to the Merger Agreement;

•	Oasis Midstream and Crestwood agree to coordinate regarding distributions to their unitholders;

•

Crestwood will take all necessary action to effect a distribution increase of the regular quarterly cash distribution with respect to Crestwood common units to $0.655 per Crestwood common unit per quarter for the first fiscal quarter ending following the closing; and

•	each party will provide reasonable access to personnel, properties, books and record.

Termination of the Merger Agreement

The Merger Agreement may be terminated in accordance with its terms at any time prior to the effective time:

•	by mutual written consent of Crestwood and Oasis Midstream;

•

by either Oasis Midstream or Crestwood, if the LP Merger is not completed on or prior to April 25, 2022 or such later date as may be agreed in writing by Crestwood and Oasis Midstream (following approval by the Oasis Midstream Conflicts Committee), provided, that if all of the conditions to closing, other than legal prohibitions or regulatory approvals, have been satisfied or are capable of being satisfied at such time, the end date will be automatically extended to October 25, 2022; and provided, further, that such right to terminate the Merger Agreement will not be available to a party if the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in the Merger Agreement primarily caused the failure of the closing to occur by the End Date;

•

by either Crestwood or Oasis Midstream, if an injunction or other law is entered, enacted or becomes effective permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers and such injunction or other law will have become final and non-appealable; provided that the party seeking to avail itself of such right to terminate did not cause such injunction by its material breach of any representation, warranty, covenant or other agreement set forth in the Merger Agreement; or

•	by either Crestwood or Oasis Midstream if the Support Agreement is terminated due to the failure of Oasis Petroleum or its applicable affiliate to deliver the Written Consent.

Crestwood may also terminate the Merger Agreement:

•

if Oasis Midstream or OMP GP breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would result in a failure of a closing condition and (ii) by its nature, cannot be cured prior to the End Date or, if by its nature such breach or failure is capable of being cured by the End Date, Oasis Midstream or OMP GP does not cure such breach or failure within 30 days after receiving written notice from Crestwood describing such breach or failure in reasonable detail (provided that Crestwood is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement).

Oasis Midstream may also terminate the Merger Agreement:

•

if Crestwood breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would result in a failure of a closing condition and (ii) by its nature, cannot be cured prior to the End Date or, if by its nature such breach or failure is capable of being cured by the End Date, Crestwood does not cure such breach or failure within 30 days after receiving written notice from Oasis Midstream describing such breach or failure in reasonable detail (provided that Oasis Midstream is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement).

Effect of Termination

If the Merger Agreement is validly terminated or abandoned (other than any obligations to pay breakup fees, and certain other provisions of the Merger Agreement, including the enforcement of the terms of the Merger Agreement) there will be no liability on the part of Oasis Midstream, Crestwood or any other party to the Merger Agreement to the other except as related to breakup fees, and except (i) reimbursement and indemnification obligations of Crestwood and (ii) no party will be relieved or released from any liabilities arising out of or the result of, fraud or willful breach (provided that the foregoing clause (ii) will not apply if (a) the Merger Agreement is terminated by either Crestwood or Oasis Midstream pursuant to such party’s right to terminate following a termination of the Support Agreement as a result of the failure of Oasis Petroleum or its applicable affiliate to deliver the Written Consent and (b)  Oasis Midstream (or Oasis Petroleum) pays the breakup fee).

Breakup Fee

Oasis Midstream has agreed to pay Crestwood $40,000,000 breakup fee if the Merger Agreement is terminated by Crestwood or Oasis Midstream for a failure of Oasis Petroleum or its applicable affiliate to deliver the Written Consent within 48 hours following the effectiveness of the registration statement of which this consent statement/prospectus forms a part, unless the Oasis Midstream Conflicts Committee determines in good faith that the termination of the Merger Agreement, and pay of the breakup fee, would not be in the best interests of Oasis Midstream and the holders of Public Units and, in such case, the breakup fee will be paid by Oasis Petroleum.

Upon the payment of the breakup fee pursuant to the Merger Agreement, no party will have any further liability under the Merger Agreement to Oasis Midstream or its unitholders, Crestwood or its unitholders and Oasis Petroleum and its affiliates, as applicable. In the event Oasis Midstream fails to pay the breakup fee as required by the Merger Agreement then, pursuant to the Support Agreement, Oasis Petroleum will have the obligation to pay Crestwood the breakup fee.

Expenses

Other than as provided in the provisions of the Merger Agreement summarized above, whether or not the Mergers are completed, all costs and expenses incurred in connection with the Mergers, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses, except that the fees and expenses incurred in connection with the printing, filing and mailing of this consent statement/prospectus (including applicable SEC filing fees but excluding legal fees in connection therewith) and filing fees payable under the HSR Act will be borne equally by Crestwood and Oasis Midstream.

Amendment and Waiver

At any time prior to the effective time, any provision of the Merger Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Oasis Midstream, OMP GP, Crestwood, GP Merger Sub and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that no provision of the Merger Agreement may be amended or waived by or on behalf of Oasis Midstream or OMP GP without the prior consent of the Oasis Midstream Conflicts Committee. Notwithstanding the foregoing, no failure or delay by any party to the Merger Agreement in exercising any right under the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right under the Merger Agreement.

Governing Law

The Merger Agreement is governed by the laws of the State of Delaware (without giving effect to any choice or conflict of law provision or rule).

THE SUPPORT AGREEMENT

The following section summarizes material provisions of the Support Agreement. This summary is subject to, and qualified in its entirety by reference to, the Support Agreement, which is attached as Annex B to this consent statement/prospectus and is incorporated by reference herein.

Contemporaneously with the execution of the Merger Agreement, each of Crestwood, Oasis Midstream, Oasis Petroleum, OMP GP and OMS Holdings entered into the Support Agreement regarding the Oasis Midstream common units owned by Oasis Petroleum and OMS Holdings (or their affiliates). Oasis Petroleum indirectly owns 100% of the limited liability company interests in OMP GP and indirectly owns 69.6% of the issued and outstanding Oasis Midstream common units. Pursuant to the Support Agreement, Oasis Petroleum and OMS Holdings have agreed to, among other things (and as applicable), within 48 hours following the effectiveness of this registration statement on Form S-4, execute and deliver, or cause an affiliate to execute and deliver, the Written Consent covering all of the Sponsor Units approving the Merger Agreement and the transactions contemplated thereby. The delivery of the Written Consent will be sufficient to approve the Merger Agreement and the transactions contemplated thereby. When Oasis Petroleum and/or its affiliates, as applicable, execute and return the Written Consent approving the Merger Agreement, no other consents from the other Oasis Midstream common unitholders will be required to approve the Merger Agreement and the transactions contemplated thereby. In addition, the Support Agreement includes certain affirmative and restrictive covenants of the parties, including, among others, a mutual release of claims between Oasis Petroleum and Oasis Midstream and Oasis Petroleum’s waiver of certain consent, notice, approval and re-negotiation rights under certain Commercial Agreements (as defined in the Support Agreement) that would be triggered by the transactions contemplated by the Merger Agreement.

In addition, if (x) Oasis Petroleum or Crestwood terminates the Support Agreement by failure to execute and deliver the Written Consent within 48 hours after this Form S-4 has been declared effective and the Merger Agreement is terminated because of such failure and (y) within two business days of such termination, the Oasis Midstream Conflicts Committee determines in good faith that the termination of the Merger Agreement, and the payment of the breakup fee, is not in the best interests of Oasis Midstream and the holders of Oasis Midstream common units, excluding Oasis Petroleum and its affiliates (disregarding the fact that the Oasis Midstream Conflicts Committee has this right), then Oasis Petroleum will have the obligation to pay the breakup fee as set forth in the Merger Agreement.

Until termination of the Support Agreement, pursuant to the terms therein, except for a permitted transfer or in connection with the Mergers, Oasis Petroleum and OMS Holdings (and their affiliates) may not transfer or enter into any agreement to transfer any of the Covered Units or the limited liability company interests in OMP GP or deposit any Covered Units or the limited liability company interests in OMP GP into a voting trust or grant any proxies or powers of attorney or enter into any voting agreement, in each case, with respect to the Covered Units or the limited liability company interests in OMP GP.

The Support Agreement will terminate upon the earlier to occur of (a) the effective time, (b) the valid termination of the Merger Agreement in accordance with its terms and (c) the termination of the Support Agreement by Oasis Petroleum, Oasis Midstream or Crestwood if Oasis Petroleum and/or one of its affiliates does not deliver the Written Consent required thereunder.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

On October 25, 2021, Crestwood entered into the Merger Agreement with its wholly owned subsidiaries, Merger Sub and GP Merger Sub, pursuant to which Merger Sub will merge with and into Oasis Midstream, with Oasis Midstream surviving the merger as a subsidiary of Crestwood, and GP Merger Sub will merge with and into OMP GP, with OMP GP surviving as a wholly owned subsidiary of Crestwood. In addition, prior to closing of the Mergers, certain affiliates of Oasis Petroleum will contribute the net assets of OMS to Oasis Midstream in exchange for cash consideration of $6.7 million. Upon closing of the Mergers, Crestwood will control Oasis Midstream. References to “Crestwood,” “we,” “us” or “our” in this section refer to Crestwood Equity Partners LP and its consolidated subsidiaries, including Oasis Midstream and OMP GP.

The unaudited pro forma condensed consolidated combined financial information set forth below has been prepared in accordance with Article 11 of SEC Regulation S-X and includes pro forma adjustments that are directly attributable to the Mergers and the other transactions contemplated by the Merger Agreement and factually supportable.

We prepared the pro forma adjustments included in the unaudited pro forma condensed consolidated combined financial statements using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations. As of the date of the unaudited pro forma condensed consolidated combined financial information, we have not completed the final purchase price accounting adjustments for the Mergers, including the allocation of fair value to Oasis Midstream’s assets and liabilities. The purchase price accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and subject to further adjustment as additional information becomes available and the various analyses and other valuations are completed. Such adjustments may have a significant effect on total assets, total liabilities, total equity, operating revenues, operating expenses and net income. The preliminary pro forma adjustments have been made solely for the purposes of providing the unaudited pro forma condensed consolidated combined financial information.

The unaudited pro forma condensed consolidated combined financial information also includes pro forma adjustments related to the disposition (the “Stagecoach Gas Disposition”) of our Stagecoach Gas Services LLC (“Stagecoach Gas”) equity method investment on July 9, 2021 as this transaction was considered a significant disposition under Rule 11-01(a) of Regulation S-X. As such, the unaudited pro forma condensed consolidated combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 reflect the Stagecoach Gas Disposition as though such disposition occurred on January 1, 2020. The historical consolidated financial statements of Stagecoach Gas were filed as an exhibit to our Annual Report on Form 10-K, as filed with the SEC on February 26, 2021, and are incorporated by reference in this consent statement/prospectus. The unaudited pro forma condensed consolidated financial information related to the disposition of Stagecoach Gas was filed as an exhibit to our Current Report on Form 8-K, as filed with the SEC on July 12, 2021, and is incorporated by reference in this consent statement/prospectus.

The unaudited pro forma condensed consolidated combined financial information also includes pro forma adjustments related to the Simplification Transaction (as defined below). On March 30, 2021, OMS contributed its remaining 64.7% and 30% limited liability company interests in BobCat DevCo LLC (“BobCat Devco”) and Beartooth DevCo LLC (“Beartooth DevCo”), respectively, in exchange for cash and Oasis Midstream common units, and Oasis Midstream and OMP GP caused the incentive distribution rights of Oasis Midstream owned by OMP GP to be cancelled and converted into common units of Oasis Midstream (“the Simplification Transaction”). In addition, in conjunction with the Simplification Transaction, Oasis Midstream closed its private placement of $450 million in aggregate principal amount of 8.00% senior unsecured notes due 2029 and utilized the proceeds to pay the cash consideration for the Simplification Transaction and repay outstanding borrowings under its revolving credit facility. This transaction was considered a significant acquisition for Oasis Midstream under Rule 11-01(a) of Regulation S-X. As such, the unaudited pro forma condensed consolidated combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 reflect the Simplification Transaction as though such acquisition occurred on January 1, 2020. The unaudited pro forma condensed consolidated financial information related to Simplification Transaction was filed as an exhibit to Oasis Midstream’s Current Report on Form 8-K, as filed with the SEC on April 1, 2021, and is incorporated by reference in this consent statement/prospectus.

The unaudited pro forma condensed consolidated combined financial information has been derived from and should be read in conjunction with (i) our historical audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 26, 2021; (ii) our unaudited consolidated financial statements and related notes included in the Quarterly Report on Form 10-Q for the nine months ended September 30, 2021, as filed with the SEC on October 28, 2021; (iii) the historical consolidated financial statements of Stagecoach Gas, which were included as an exhibit to our Annual Report on Form 10-K, as filed with the SEC on February 26, 2021; (iv) our unaudited pro forma condensed consolidated financial information and related notes giving effect to the Stagecoach Gas Disposition, included as an exhibit to our Current Report on Form 8-K, as filed with the SEC on July 12, 2021; (v) Oasis Midstream’s historical audited consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 8, 2021; (vi) Oasis Midstream’s unaudited consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2021, as filed with the SEC on November 4, 2021, in each case incorporated by reference in this consent statement/prospectus; (vii) Oasis Midstream’s unaudited pro forma condensed consolidated financial information and related notes included as an exhibit to its Current Report on Form 8-K, as filed with the SEC on April 1, 2021; and (viii) the notes accompanying this unaudited pro forma condensed consolidated combined financial information. The Stagecoach Disposition, Simplification Transaction, and together with the Mergers and the other transactions contemplated by the Merger Agreement, are referred to herein as the “Transactions.”

The unaudited pro forma condensed consolidated combined financial information was prepared by applying pro forma adjustments to our historical audited and unaudited consolidated financial statements. The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2021 has been prepared to give effect to the Transactions as if they had occurred on September 30, 2021. The unaudited pro forma condensed consolidated combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020, have been prepared to give effect to the Transactions as if they had occurred on January 1, 2020.

The unaudited pro forma condensed consolidated combined financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable under the circumstances. The pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed consolidated combined financial information. The unaudited pro forma condensed consolidated combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Transactions had been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information do not reflect the anticipated benefits from opportunities to earn additional revenues, cost savings from operating efficiencies or synergies (or associated costs or capital expenditures required to achieve such additional revenue, savings or synergies), the impact of restructuring, or other factors that may result as a consequence of the Mergers and, accordingly, do not attempt to predict or suggest future results. Specifically, the unaudited pro forma condensed consolidated combined statements of operations exclude projected synergies expected to be achieved as a result of the Mergers, nor do they include any associated costs or capital expenditures that may be required to achieve the identified synergies. The unaudited pro forma condensed consolidated combined financial information also assumes the refinancing of Oasis Midstream debt incurred under its revolving credit facility with borrowings under Crestwood’s revolving credit facility, while the actual sources of funds available for such refinancing upon closing of the Mergers may differ significantly, which sources may also include net proceeds from the issuance of other forms of Crestwood debt with significantly different terms, from possible asset sales or the issuance of debt or equity securities by Crestwood, or a combination of such sources.

Crestwood Equity Partners LP

Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

As of September 30, 2021

(in millions)

	Crestwood Equity Partners LP Historical	Stagecoach Gas Disposition	Crestwood Equity Partners LP Pro Forma (Adjusted for Stagecoach Gas Disposition)	Oasis Midstream Partners LP	Pro Forma Adjustments			Crestwood Equity Partners LP Pro Forma
		(a)
Assets
Current assets:
Cash and cash equivalents	$14.3	$15.2	$29.5	$29.7	$(6.7)	(c	)	$35.4
					160.0	(d	)
					(160.0)	(d	)
					210.0	(e	)
					(210.0)	(e	)
					(17.1)	(f	)
Accounts receivable	420.0	—	420.0	66.1	—			486.1
Inventory and other current assets	221.2	—	221.2	7.0	4.3	(c	)	232.5

Total current assets	655.5	15.2	670.7	102.8	(19.5)			754.0
Property, plant and equipment, net	2,825.8	—	2,825.8	941.8	100.0	(b	)	3,886.2
					18.6	(c	)
Intangible assets, net	748.2	—	748.2	—	550.0	(b	)	1,298.2
Goodwill	138.6	—	138.6	—	94.2	(b	)	232.8
Investments in unconsolidated affiliates	168.0	(15.2)	152.8	—	—			152.8
Other non-current assets	38.4	—	38.4	3.5	(2.5)	(b	)	39.4

Total assets	$4,574.5	$—	$4,574.5	$1,048.1	$820.8			$6,363.4

Liabilities and capital
Current liabilities:
Accounts payable	$358.7	$—	$358.7	$8.4	$—			$367.1
Accrued expenses and other liabilities	418.0	—	418.0	54.4	—			472.4

Total current liabilities	776.7	—	776.7	62.8	—			839.5
Long-term debt, less current portion	2,024.9	—	2,024.9	650.4	27.6	(b	)	2,862.9
					160.0	(d	)
					210.0	(e	)
					(210.0)	(e	)

	Crestwood Equity Partners LP Historical	Stagecoach Gas Disposition	Crestwood Equity Partners LP Pro Forma (Adjusted for Stagecoach Gas Disposition)	Oasis Midstream Partners LP	Pro Forma Adjustments			Crestwood Equity Partners LP Pro Forma
		(a)
Other long-term liabilities	262.1	—	262.1	8.4	—			270.5

Total liabilities	3,063.7	—	3,063.7	721.6	187.6			3,972.9
Interest of non-controlling partner in subsidiary	434.5	—	434.5	—	—			434.5
Partners’ capital - common units	464.3	—	464.3	326.5	714.1	(b	)	1,344.0
					(160.0)	(d	)
					(17.1)	(f	)
					16.2	(c	)
Partners’ capital - preferred units	612.0	—	612.0	—	—			612.0

Total partners’ capital	1,076.3	—	1,076.3	326.5	633.2			1,956.0

Total liabilities and capital	$4,574.5	$—	$4,574.5	$1,048.1	$820.8			$6,363.4

See Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

Crestwood Equity Partners LP

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

For the Nine Months Ended September 30, 2021

(in millions, except per unit data)

	Crestwood Equity Partners LP Historical	Stagecoach Gas Disposition	Crestwood Equity Partners LP Pro Forma (Adjusted for Stagecoach Gas Disposition)	Oasis Midstream Partners LP	Simplification Transaction	Oasis Midstream Partners LP (Adjusted for Simplification Transaction)	Pro Forma Adjustments			Crestwood Equity Partners LP Pro Forma
		(a)			(g)
Revenues	$3,188.6	$—	$3,188.6	$301.0	$—	$301.0	$2.5	(c	)	$3,492.1
Costs of product/services sold (exclusive of items shown separately below)	2,710.3	—	2,710.3	68.0	—	68.0	—			2,778.3
Operating expenses and other:
Operations and administrative	157.6	—	157.6	63.1	—	63.1	1.2	(c	)	221.9
Depreciation, amortization and accretion	182.6	—	182.6	27.8	—	27.8	31.8	(h	)	242.7
							0.5	(c	)
Loss on long-lived assets and impairments, net	19.6	—	19.6	—	—	—	—			19.6

	359.8	—	359.8	90.9	—	90.9	33.5			484.2

Operating income	118.5	—	118.5	142.1	—	142.1	(31.0)			229.6
Earnings (loss) from unconsolidated affiliates, net	(125.9)	139.4	13.5	—	—	—	—			13.5
Interest and debt expense, net	(102.0)	9.0	(93.0)	(26.4)	(8.3)	(34.7)	(0.7)	(i	)	(128.4)
Loss on modification/ extinguishment of debt	(6.7)	—	(6.7)	—	—	—	—			(6.7)
Other income (expense), net	0.2	—	0.2	—	—	—	(0.1)	(c	)	0.1

Income (loss) before income taxes	(115.9)	148.4	32.5	115.7	(8.3)	107.4	(31.8)			108.1
Provision for income taxes	(0.1)	—	(0.1)	—	—	—	—			(0.1)

Net income (loss)	(116.0)	148.4	32.4	115.7	(8.3)	107.4	(31.8)			108.0

	Crestwood Equity Partners LP Historical	Stagecoach Gas Disposition	Crestwood Equity Partners LP Pro Forma (Adjusted for Stagecoach Gas Disposition)	Oasis Midstream Partners LP	Simplification Transaction	Oasis Midstream Partners LP (Adjusted for Simplification Transaction)	Pro Forma Adjustments			Crestwood Equity Partners LP Pro Forma
		(a)			(g)
Net income attributable to non-controlling interests	30.7	—	30.7	17.0	(17.0)	—	—			30.7

Net income (loss) attributable to controlling interests	(146.7)	148.4	1.7	98.7	8.7	107.4	(31.8)			77.3
Net income attributable to preferred units	45.0	—	45.0	—	—	—	—			45.0

Net income (loss) attributable to limited partners	$(191.7)	$148.4	$(43.3)	$98.7	$8.7	$107.4	$(31.8)			$32.3

Net income (loss) per limited partner unit:
Basic	$(2.88)		$(0.65)	$2.23						$0.32

Diluted	$(2.88)		$(0.65)	$2.23						$0.31

Weighted-average limited partners’ units outstanding:
Basic	66.6		66.6	39.8				(j	)	100.4
Dilutive	—		—	—						4.0

Diluted	66.6		$66.6	39.8				(j	)	104.4

See Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

Crestwood Equity Partners LP

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

For the Year Ended December 31, 2020

(in millions, except per unit data)

	Crestwood Equity Partners LP Historical	Stagecoach Gas Disposition	Crestwood Equity Partners LP Pro Forma (Adjusted for Stagecoach Gas Disposition)	Oasis Midstream Partners LP	Simplification Transaction	Oasis Midstream Partners LP (Adjusted for Simplification Transaction)	Pro Forma Adjustments			Crestwood Equity Partners LP Pro Forma
		(a)			(g)
Revenues	$2,254.3	$—	$2,254.3	$347.8	$—	$347.8	$3.9	(c	)	$2,606.0
Costs of product/services sold (exclusive of items shown separately below)	1,600.5	—	1,600.5	32.4	—	32.4	—			1,632.9
Operating expenses and other:
Operations and administrative	223.3	—	223.3	93.2	—	93.2	3.3	(c	)	336.9
							17.1	(f	)
Depreciation, amortization and accretion	237.4	—	237.4	40.2	—	40.2	40.3	(h	)	318.4
							0.5	(c	)
Loss on long-lived assets and impairments, net	106.3	—	106.3	103.4	—	103.4	7.6	(c	)	217.3

	567.0	—	567.0	236.8	—	236.8	68.8			872.6

Operating income	86.8	—	86.8	78.6	—	78.6	(64.9)			100.5
Earnings (loss) from unconsolidated affiliates, net	32.5	(37.8)	(5.3)	—	—	—	—			(5.3)
Interest and debt expense, net	(133.6)	14.4	(119.2)	(12.8)	(33.1)	(45.9)	(1.5)	(i	)	(166.6)
Gain on modification/ extinguishment of debt	0.1	—	0.1	—	—	—	—			0.1
Other income (expense), net	(0.7)	—	(0.7)	0.5	—	0.5	(0.4)	(c	)	(0.6)

Income (loss) before income taxes	(14.9)	(23.4)	(38.3)	66.3	(33.1)	33.2	(66.8)			(71.9)
Provision for income taxes	(0.4)	—	(0.4)	—	—	—	—			(0.4)

Net income (loss)	(15.3)	(23.4)	(38.7)	66.3	(33.1)	33.2	(66.8)			(72.3)

	Crestwood Equity Partners LP Historical	Stagecoach Gas Disposition	Crestwood Equity Partners LP Pro Forma (Adjusted for Stagecoach Gas Disposition)	Oasis Midstream Partners LP	Simplification Transaction	Oasis Midstream Partners LP (Adjusted for Simplification Transaction)	Pro Forma Adjustments			Crestwood Equity Partners LP Pro Forma
		(a)			(g)
Net income attributable to non-controlling interests	40.8	—	40.8	43.2	(43.2)	—	—			40.8

Net income (loss) attributable to controlling interests	(56.1)	(23.4)	(79.5)	23.1	10.1	33.2	(66.8)			(113.1)
Net income attributable to general partner	—	—	—	4.1	(4.1)	—	—			—
Net income attributable to preferred units	60.1	—	60.1	—	—	—	—			60.1

Net income (loss) attributable to limited partners	$(116.2)	$(23.4)	$(139.6)	$19.0	$14.2	$33.2	$(66.8)			$(173.2)

Net income (loss) per limited partner unit:
Basic and Diluted	$(1.59)		$(1.91)	$0.56						$(1.62)

Weighted-average limited partners’ units outstanding:
Basic and Diluted	73.2		73.2	20.0				(j	)	107.0

See Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

Crestwood Equity Partners LP

Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X and includes pro forma adjustments that are directly attributable to the transaction and factually supportable.

The unaudited pro forma condensed consolidated combined balance sheet gives effect to the Transactions as if they had occurred on September 30, 2021. The unaudited pro forma condensed consolidated combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020, have been prepared to give effect to the Transactions as if they had occurred on January 1, 2020.

The pro forma adjustments represent management’s best estimates based on information available as of the date of this consent statement/prospectus and are subject to change as additional information becomes available and additional analysis is performed. The unaudited pro forma condensed consolidated combined financial statements do not reflect the anticipated benefits from opportunities to earn additional revenues, cost savings from operating efficiencies or synergies (or associated costs or capital expenditures required to achieve such additional revenues, savings or synergies).

Note 2—Pro Forma Adjustments and Assumptions

Condensed Consolidated Combined Balance Sheet

(a)

Reflects the reduction to the investment in unconsolidated affiliates and the elimination of the net earnings (loss) from unconsolidated affiliates related to the sale of Stagecoach Gas. On July 9, 2021, Stagecoach Gas sold certain of its wholly owned subsidiaries pursuant to a purchase and sale agreement dated as of May 31, 2021 (the “Initial Closing”). The elimination of our investment in our unconsolidated affiliate related to the Initial Closing is reflected in our historical consolidated balance sheet as of September 30, 2021 and as a pro forma adjustment in our unaudited pro forma condensed consolidated combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020. Following the Initial Closing, our wholly owned subsidiary, Crestwood Pipeline and Storage Northeast LLC and Con Edison Gas Pipeline and Storage Northeast, LLC, the other 50% owner of Stagecoach Gas, sold each of their equity interests in Stagecoach Gas and its wholly owned subsidiary, Twin Tier Pipeline LLC (the “Second Closing”) for approximately $30 million, subject to certain closing adjustments. The Second Closing occurred on November 24, 2021, and as such, the pro forma adjustment to the historical consolidated balance sheet reflects the elimination of the remaining equity investment in Stagecoach Gas. The pro forma adjustment to interest expense for the nine months ended September 30, 2021 and for the year ended December 31, 2020 reflects the reduction in interest expense resulting from the repayment of a portion of the amount outstanding under Crestwood’s credit facility and the repayment of a contingent consideration obligation with the proceeds received from a distribution from Stagecoach Gas for our proportionate share of the net proceeds received from the disposition of its assets. The repayment of a portion of the amounts outstanding under Crestwood’s credit facility and the repayment of the contingent consideration are reflected in Crestwood’s historical consolidated balance sheet at September 30, 2021, and as such, no adjustment is required in the unaudited pro forma condensed consolidated combined balance sheet at September 30, 2021.

(b)

Represents pro forma adjustments to reflect the Mergers under the purchase method of accounting. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess purchase price over the preliminary estimated fair value of net assets acquired is classified as goodwill on the unaudited pro forma condensed consolidated combined balance sheet. The preliminary estimates used to prepare the pro forma financial information presented will be updated after the closing of the Mergers based upon the final analysis prepared with the assistance of third-party valuation advisors.

The following is a preliminary estimate of the purchase price consideration for the Mergers (in millions, except for unit and per unit information):

Sponsor Cash Consideration
Cash consideration to OMS Holdings for Sponsor Cash Units	$150.0
Cash consideration to OMS Holdings for GP Merger Consideration	10.0

Total cash consideration	160.0

Equity Consideration
Crestwood common units issued to Oasis Petroleum and its subsidiaries (1)	546.0
Crestwood common units issued to other holders of Oasis Midstream common units (2)	334.6

Total limited partner unit consideration (3)	880.6

Total Preliminary Purchase Price Consideration	$1,040.6

(1)

The number of Crestwood common units to be issued to Oasis Petroleum and its subsidiaries was calculated by multiplying the Sponsor Units of 27,325,088 by the exchange ratio of 0.7680. The result was then multiplied by the closing price of Crestwood common units of $26.02 as of December 3, 2021.

(2)

The number of Crestwood common units to be issued to the other holders of Oasis Midstream common units was calculated by multiplying the Oasis Midstream common units (other than the Sponsor Units) of 14,781,648 by the exchange ratio of 0.8700. The result was then multiplied by the closing price of Crestwood common units of $26.02 as of December 3, 2021.

(3)	A hypothetical 15% change in the closing price of Crestwood common units would have an approximate $132.1 million impact on the preliminary purchase consideration and resulting goodwill.

The preliminary allocation of the aggregate merger consideration is as follows (in millions):

	Historical		Preliminary
	Net Book		Fair
	Value	Adjustments	Value
Current assets	$102.8	$—	$102.8
Property, plant and equipment, net	941.8	100.0	1,041.8
Intangible assets, net	—	550.0	550.0
Goodwill	—	94.2	94.2
Other non-current assets (1)	3.5	(2.5)	1.0
Current liabilities	(62.8)	—	(62.8)
Long-term debt (1)	(650.4)	(27.6)	(678.0)
Other long-term liabilities	(8.4)	—	(8.4)

Total assumed purchase price	$326.5	$714.1	$1,040.6

(1)

The pro forma adjustment to other non-current assets reflects the elimination of unamortized deferred financing costs related to OMP’s revolving credit facility and the pro forma adjustment to long-term debt reflects the elimination of unamortized debt issuance costs of $9.6 million and a fair value adjustment of $18.0 million to record Oasis Midstream’s senior notes at fair value.

(c)

Represents pro forma adjustments to reflect the contribution of the net assets of OMS by certain affiliates of Oasis Petroleum to Oasis Midstream in exchange for cash consideration of $6.7 million and reflects the operating results of OMS for the nine months ended September 30, 2021 and the year ended December 31,

2020. The contribution will occur in conjunction with the closing of the Mergers and is considered a transaction between entities under common control, and as such, the net assets contributed are reflected in the unaudited pro forma condensed consolidated combined balance sheet at OMS Holdings’, which owns 100% of the equity interest of OMS, historical net book value.

(d)

Reflects borrowings under Crestwood’s revolving credit facility to fund cash consideration of $160 million to OMS Holdings for the Sponsor Cash Units and the GP Merger Consideration pursuant to the merger agreement.

(e)	Reflects borrowings under Crestwood’s revolving credit facility to repay amounts outstanding under the Oasis Midstream’s revolving credit facility.

(f)	Reflects payment of estimated one-time transaction costs directly related to the Mergers.

Condensed Consolidated Combined Statements of Operations

(g)

Reflects the elimination of net income attributable to non-controlling interests and net income attributable to the general partner in conjunction with the Simplification Transaction and reflects interest expense on the senior notes issued by Oasis Midstream in conjunction with the Simplification Transaction. The unaudited pro forma condensed consolidated combined financial information related to the Simplification Transaction was filed as an exhibit to Oasis Midstream’s Current Report on Form 8-K, as filed with the SEC on April 1, 2021, and is incorporated by reference in this consent statement/prospectus.

(h)	Reflects the pro forma adjustment to depreciation, amortization and accretion expense as follows (in millions):

	Nine Months	Year
	Ended	Ended
	September 30, 2021	December 31, 2020
Eliminate historical depreciation, amortization and accretion expense	$(27.8)	$(40.2)
Pro forma depreciation and accretion expense (1)	39.0	53.0
Pro forma amortization expense related to preliminary fair value of intangible assets recorded in the preliminary allocation of merger consideration	20.6	27.5

Pro forma adjustment to depreciation, amortization and accretion expense	$31.8	$40.3

(1)

The adjustment reflects the recognition of Oasis Midstream’s property, plant and equipment at fair value and to conform Oasis Midstream’s estimated useful lives to those used by Crestwood related to depreciation of property, plant and equipment.

(i)	Reflects the pro forma adjustments to interest and debt expense, net as follows (in millions):

	Nine Months	Year
	Ended	Ended
	September 30, 2021	December 31, 2020
Eliminate historical interest expense on Oasis Midstream’s revolving credit facility	$7.7	$12.8
Eliminate interest expense included in Oasis Midstream’s pro forma adjustments related to the Simplification Transaction	(0.7)	(2.9)
Eliminate amortization of Oasis Midstream’s deferred financing costs related to its outstanding senior notes	0.6	—
Amortization of fair value adjustment to Oasis Midstream’s outstanding senior notes (1)	(1.7)	(2.3)
Interest expense on borrowings to fund the Sponsor Cash Consideration and repayment of Oasis Midstream’s revolving credit facility (2)	(6.6)	(9.1)

Pro forma adjustment to interest and debt expense, net	$(0.7)	$(1.5)

(1)	The amortization period relative to the fair value adjustment of Oasis Midstream’s outstanding senior notes is approximately eight years.
(2)

Interest expense under Crestwood’s revolving credit facility is calculated using a weighted-average interest rate of 2.41% during the nine months ended September 30, 2021 and 2.45% during the year ended December 31, 2020. A change of 20 basis points to the assumed rate on the borrowings under Crestwood’s revolving credit facility would increase or decrease pro forma interest expense by approximately $0.5 million during the nine months ended September 30, 2021 and $0.7 million during the year ended December 31, 2020.

(j)	Reflects the pro forma adjustments to basic and diluted earnings per Crestwood common unit as follows: (in millions):

	Nine Months	Year
	Ended	Ended
	September 30, 2021	December 31, 2020
Crestwood historical basic and diluted weighted average Crestwood common units outstanding	66.6	73.2
Estimated Crestwood common units to be issued as Equity Consideration (1)	33.8	33.8

Crestwood pro forma basic weighted average Crestwood common units outstanding	100.4	107.0

Crestwood pro forma dilutive units	4.0	—

Crestwood pro forma diluted weighted average Crestwood common units outstanding	104.4	107.0

(1)

Calculated based on 27,325,088 Sponsor Units converted into Crestwood common units at a rate of 0.7680 and 14,781,648 Oasis Midstream common units (other than the Sponsor Units) converted into Crestwood common units at a rate of 0.8700.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE LP MERGER

The following is a discussion of the material U.S. federal income tax consequences of the LP Merger that may be relevant to Oasis Midstream common unitholders. Unless otherwise noted, the legal conclusions set forth in the discussion relating to the consequences of the LP Merger to Oasis Midstream and Oasis Midstream common unitholders are the opinion of Vinson & Elkins, counsel to Oasis Midstream, as to the material U.S. federal income tax consequences relating to those matters. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations promulgated under the Code and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

This discussion does not purport to be a complete discussion of all U.S. federal income tax consequences of the LP Merger. Moreover, this discussion focuses on Oasis Midstream common unitholders who are individual citizens or residents of the United States (for U.S. federal income tax purposes) that hold their Oasis Midstream common units as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and has only limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, employee benefit plans, foreign persons, financial institutions, insurance companies, real estate investment trusts (REITs), individual retirement accounts (IRAs), mutual funds, traders in securities that elect to mark-to-market, persons subject to the alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, persons who hold Oasis Midstream common units as part of a hedge, straddle or conversion transaction, persons who acquired Oasis Midstream common units by gift, holders required to recognize income no later than when an item is taken into account as revenue in an applicable financial statement, or directors and employees of Oasis Midstream that received (or are deemed to receive) Oasis Midstream common units as compensation or through the exercise (or deemed exercise) of options, unit appreciation rights, phantom units or restricted units granted under an Oasis Midstream equity incentive plan. In addition, this discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or any U.S. federal laws other than income tax laws (such as estate or gift tax laws) and does not address the net investment income tax.

Neither Oasis Midstream nor Crestwood has sought a ruling from the IRS with respect to any of the tax consequences discussed below, and the IRS is not precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below. Some tax aspects of the LP Merger are not certain, and no assurance can be given that the opinions and the statements contained herein with respect to tax matters would be sustained by a court if contested by the IRS. Furthermore, the tax treatment of the LP Merger may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

Holders of Oasis Midstream common units should consult with and rely solely upon their tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences to them of the LP merger.

Tax Opinions Required as a Condition to Closing

No ruling has been or will be requested from the IRS with respect to the tax consequences of the LP Merger. Instead, Oasis Midstream and Crestwood will rely on the opinions of their respective counsel regarding the tax consequences of the LP Merger.

It is a condition of Oasis Midstream’s obligation to effect the LP Merger that each of Oasis Midstream and OMP GP receive an opinion of its counsel, Vinson & Elkins, or other nationally recognized tax counsel reasonably satisfactory to Oasis Midstream (which shall include Baker Botts), to the effect that for U.S. federal income tax purposes:

•	Oasis Midstream should not recognize any income or gain as a result of the LP Merger; and

•

no taxable income or gain should be recognized by holders of Oasis Midstream common units (in their capacity as holders of Oasis Midstream common units) as a result of the LP Merger (other than any income or gain resulting from (A) any decrease in partnership liabilities pursuant to Section 752 of the Code, (B) from the deemed sale of Crestwood common units pursuant to the withholding provisions of the Merger Agreement, (C) the payment of the Sponsor Cash Consideration, (D) the receipt of any Equity Consideration that is not pro rata (including as a result of the excess of the Public Holder Exchange Ratio over the Sponsor Exchange Ratio), (E) a disguised sale attributable to contributions of cash or other property to Oasis Midstream after the date of the Merger Agreement and prior to the effective time, (F) the receipt of the GP Merger Consideration, (G) the application of Section 897 of the Code and the Treasury Regulations thereunder to any non-U.S. holder of Oasis Midstream common units that has beneficially owned more than five percent of the total Oasis Midstream common units at any time in the five-year period ending on the closing date or (H) the enactment or amendment of special gain recognition rules applicable to persons other than corporations that hold Oasis Midstream common units that were received in exchange for incentive distribution rights of Oasis Midstream).

It is a condition of Crestwood’s obligation to effect the LP Merger that Crestwood receive an opinion of its counsel, Baker Botts, to the effect that for U.S. federal income tax purposes:

•	Crestwood should not recognize any income or gain as a result of the LP Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code); and

•

no income or gain should be recognized by holders of Crestwood common units immediately prior to the LP Merger as a result of the LP Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code).

It is a condition of each of Oasis Midstream’s and Crestwood’s obligation to effect the LP Merger that Oasis Midstream and Crestwood receive an opinion of Vinson & Elkins or other nationally recognized tax counsel reasonably satisfactory to Oasis Midstream and Crestwood (which Oasis Midstream and Crestwood agree shall include Baker Botts), dated as of the closing date to the effect that for U.S. federal income tax purposes:

•

at least 90% of the gross income of Crestwood for all of the calendar year that immediately precedes the calendar year that includes the closing date and each calendar quarter of the calendar year that includes the closing date for which the necessary financial information is available is from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code;

•

at least 90% of the gross income of Oasis Midstream for all of the calendar year that immediately precedes the calendar year that includes the closing date and each calendar quarter of the calendar year that includes the closing date for which the necessary financial information is available is from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code; and

•

at least 90% of the combined gross income of each of Crestwood and Oasis Midstream for all of the calendar year that immediately precedes the calendar year that includes the closing date and each calendar quarter of the calendar year that includes the closing date for which the necessary financial information is available is from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code.

The opinions of counsel will assume that the LP Merger will be consummated in the manner contemplated by, and in accordance with, the terms set forth in the Merger Agreement and described in this consent statement/prospectus. In addition, the tax opinions delivered to Crestwood and Oasis Midstream at closing will be based upon certain factual assumptions, representations and covenants made by the officers of Crestwood, Crestwood GP, Oasis Midstream, OMP GP and any of their respective affiliates. If there are material changes to the tax consequences of the LP Merger and either Crestwood or Oasis Midstream waives the receipt of the requisite tax opinion as a condition to closing, then this consent statement/prospectus will be amended and recirculated and unitholder approval will be resolicited. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, no assurance can be given that the above-described opinions will be sustained by a court if contested by the IRS.

Assumptions Related to the U.S. Federal Income Tax Treatment of the LP Merger

The expected U.S. federal income tax consequences of the LP Merger are dependent upon Oasis Midstream and Crestwood being treated as partnerships for U.S. federal income tax purposes at the time of the LP Merger. If either Oasis Midstream or Crestwood were to be treated as a corporation for U.S. federal income tax purposes at the time of the LP Merger, the consequences of the LP Merger would be materially different. If Crestwood were to be treated as a corporation for U.S. federal income tax purposes, the LP Merger would likely be a fully taxable transaction to the Oasis Midstream common unitholders.

The discussion below assumes that each of Oasis Midstream and Crestwood will be classified as a partnership for U.S. federal income tax purposes at the time of the LP Merger and that following the LP Merger, Crestwood will be treated as the continuing partnership for U.S. federal income tax purposes. Please read the discussion of the opinion of Vinson & Elkins that each of Oasis Midstream and Crestwood is classified as a partnership for U.S. federal income tax purposes under the section entitled “—U.S. Federal Income Tax Treatment of the LP Merger” below.

Additionally, the discussion below assumes that all of the liabilities of Oasis Midstream that are deemed assumed by Crestwood in the LP Merger qualify for an exception to the “disguised sale” rules. Crestwood and Oasis Midstream believe that such liabilities qualify for one or more of the exceptions to the “disguised sale” rules and intend to take the position that neither Oasis Midstream nor Crestwood will recognize any income or gain as a result of the “disguised sale” rules with respect to such liabilities.

U.S. Federal Income Tax Treatment of the LP Merger

Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Oasis Midstream, with Oasis Midstream surviving the LP Merger as a direct wholly owned subsidiary of Crestwood, and (i) certain Oasis Midstream common units held by OMS Holdings will be converted into the right to receive cash and (ii) all remaining Oasis Midstream common units will be converted into the right to receive Crestwood common units at the applicable exchange ratio.

For U.S. federal income tax purposes, the LP Merger is intended to be a partnership merger transaction under Treasury Regulations Sections 1.708-1(c)(1) and 1.708-1(c)(3)(i), whereby Oasis Midstream is treated as the terminating partnership and Crestwood is treated as the resulting partnership.

Accordingly, for U.S. federal income tax purposes: (i) prior to the LP Merger, Oasis Petroleum should be treated as selling a portion of its Oasis Midstream common units to Crestwood, and (ii) as a result of the LP Merger, (A) Oasis Midstream should be deemed to contribute all of its assets to Crestwood in exchange for Crestwood common units and the assumption of Oasis Midstream’s liabilities and (B) Oasis Midstream should then be deemed to distribute Crestwood common units to the holders of Oasis Midstream common units in liquidation of Oasis Midstream (the “Assets-Over Form”).

The remainder of this discussion, except as otherwise noted, assumes that the LP Merger and the transactions contemplated thereby will be treated for U.S. federal income tax purposes in the manner described above. For the purposes of this discussion, and based upon the assumptions and representations referenced above, Vinson & Elkins is of the opinion that Crestwood will be treated as a partnership for U.S. federal income tax purposes immediately preceding the LP Merger. The representations upon which Vinson & Elkins has relied in rendering its opinion include, without limitation: (i) neither Crestwood nor any of Crestwood’s partnership or limited liability company subsidiaries, other than those identified as such to Vinson & Elkins, have elected or will elect to be treated as a corporation for U.S. federal income tax purposes and (ii) for each taxable year, more than 90% of Crestwood’s gross income has been and will be income of the type that Vinson & Elkins has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Code. In addition, for the purposes of this discussion, and based upon the assumptions and representations referenced above, Vinson & Elkins is of the opinion that Oasis Midstream will be treated as a partnership for U.S. federal income tax purposes immediately preceding the LP Merger. The representations upon which Vinson & Elkins has relied in rendering its opinion include, without limitation: (i) neither Oasis Midstream nor any of its partnership or limited liability company subsidiaries, other than those identified as such to Vinson & Elkins, has elected or will elect to be treated as a corporation for U.S. federal income tax purposes, and (ii) for each taxable year of its existence, more than 90% of Oasis Midstream’s gross income has been and will be income of a type that Vinson & Elkins has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Code.

Tax Consequences of the LP Merger to Oasis Midstream

Under the Assets-Over Form described above, Oasis Midstream will be deemed to contribute all of its assets to Crestwood in exchange for Crestwood common units. In general, the deemed contribution of assets from Oasis Midstream to Crestwood in exchange for Crestwood common units will not result in the recognition of gain or loss by Oasis Midstream. A deemed receipt of cash by Oasis Midstream as a result of Crestwood’s deemed assumption of Oasis Midstream’s liabilities, however, could give rise to the recognition of taxable gain by Oasis Midstream, and any such taxable gain would be allocated to the holders of Oasis Midstream common units pursuant to the Oasis Midstream Partnership Agreement. The deemed receipt of cash by Oasis Midstream could give rise to a partially taxable “disguised sale” of assets from Oasis Midstream to Crestwood. Under Section 707 of the Code and the Treasury Regulations promulgated thereunder (the “disguised sale rules”), a transfer of property (other than money) by a partner to a partnership and a transfer of money or other consideration (other than an interest in such partnership) by the partnership to such partner (including the partnership’s assumption of, or taking of property subject to, certain liabilities), may, in certain circumstances, be characterized, in whole or in part, as a “disguised sale” of property by the partner to the partnership, rather than as a non-taxable contribution of such property to the partnership. The deemed receipt of cash from Crestwood is expected to qualify for one or more exceptions to “disguised sale” treatment and therefore might not be treated as part of a disguised sale of property by Oasis Midstream to Crestwood.

Further, under the disguised sale rules, a contribution of cash or other property by a partner to a partnership and a transfer of property (other than an interest in such partnership) by the partnership to such partner, may, in certain circumstances, also be characterized, in whole or in part, as a “disguised sale” of property by the partnership to the partner, rather than as a non-taxable distribution of such property by the partnership. Although not contemplated, contributions of cash or other property to Oasis Midstream after the date of the Merger Agreement and prior to the effective time of the LP Merger, if any, may be treated as part of a “disguised sale” of a portion of the Crestwood common units received in the LP Merger and may result in gain to Oasis Midstream. Any such taxable gain recognized by Oasis Midstream as part of a “disguised sale” would be allocated to the Oasis Midstream common unitholders pursuant to the Oasis Midstream Partnership Agreement.

Tax Consequences of the LP Merger to Oasis Midstream Common Unitholders

Under the Assets-Over Form, Oasis Midstream common unitholders will be deemed to receive distributions in liquidation of Oasis Midstream consisting of Crestwood common units. In general, the receipt of Crestwood common units will not result in the recognition of taxable gain or loss to such unitholders. The receipt of cash by a holder of Oasis Midstream common units (including, as discussed below, a deemed distribution of cash resulting from a net reduction in the amount of nonrecourse liabilities allocated to such unitholder) will result in the recognition of taxable gain if such actual or deemed receipt of cash exceeds such Oasis Midstream common unitholder’s adjusted tax basis in the Oasis Midstream common units surrendered in the LP Merger.

As a partner in Oasis Midstream, an Oasis Midstream common unitholder is entitled to include the nonrecourse liabilities of Oasis Midstream attributable to its Oasis Midstream common units in the tax basis of its Oasis Midstream common units. As a partner in Crestwood after the LP Merger, an Oasis Midstream common unitholder will be entitled to include the nonrecourse liabilities of Crestwood attributable to the Crestwood common units received in the LP Merger in the tax basis of such units received. The nonrecourse liabilities of Crestwood will include the nonrecourse liabilities of Oasis Midstream after the LP Merger. The amount of nonrecourse liabilities attributable to an Oasis Midstream common unit or a Crestwood common unit is determined under complex U.S. federal income tax regulations.

If the nonrecourse liabilities attributable to the Crestwood common units received by an Oasis Midstream common unitholder in the LP Merger exceed the nonrecourse liabilities attributable to Oasis Midstream common units surrendered by such Oasis Midstream common unitholder in the LP Merger, such Oasis Midstream common unitholder’s tax basis in the Crestwood common units received will be correspondingly higher than such unitholder’s tax basis in the Oasis Midstream common units surrendered. If the nonrecourse liabilities attributable to the Crestwood common units received by an Oasis Midstream common unitholder in the LP Merger are less than the nonrecourse liabilities attributable to the Oasis Midstream common units surrendered by such Oasis Midstream common unitholder in the LP Merger, such Oasis Midstream common unitholder’s tax basis in the Crestwood common units received will be correspondingly lower than the unitholder’s tax basis in the Oasis Midstream common units surrendered. Please read the section entitled “—Tax Basis and Holding Period of the Crestwood Common Units Received” below.

Any reduction in a unitholder’s share of nonrecourse liabilities described in the preceding paragraph will be treated as a deemed cash distribution to an Oasis Midstream common unitholder. If the amount of any actual or deemed distributions of cash to an Oasis Midstream common unitholder exceeds such Oasis Midstream common unitholder’s tax basis in the Oasis Midstream common units surrendered, such Oasis Midstream common unitholder will recognize taxable gain in an amount equal to such excess. While there can be no assurance, Crestwood and Oasis Midstream expect that most Oasis Midstream common unitholders will not recognize gain in this manner. However, the application of the rules governing the allocation of nonrecourse liabilities in the context of the LP Merger is complex and subject to uncertainty. There can be no assurance that an Oasis Midstream common unitholder will not recognize gain as a result of the distributions deemed received by such Oasis Midstream common unitholder as a result of a net decrease in the amount of nonrecourse liabilities allocable to such Oasis Midstream common unitholder as a result of the LP Merger by such Oasis Midstream common unitholder in the LP Merger.

Additionally, holders of Oasis Midstream common units outstanding immediately prior to the effective time of the LP Merger will be entitled to receive Crestwood common units in the LP Merger in exchange for such holder’s Oasis Midstream common units at the Public Holder Exchange Ratio or the Sponsor Exchange Ratio, as applicable. As a result, Public Holders of Oasis Midstream common units could be deemed, for U.S. federal income tax purposes, to have received an amount of consideration disproportionate to their pro rata share of the value of their Oasis Midstream common units, with any amount in excess of such pro rata share treated as a taxable transfer to such holders, which could be includible in gross income. Oasis Midstream intends to specially allocate unrealized gain and loss to the capital accounts of Oasis Midstream common unitholders in an effort to achieve relative capital accounts consistent with the applicable exchange ratio. In the event such allocations are insufficient, Oasis Midstream may specially allocate gross income and loss among the Oasis Midstream common unitholders in the Oasis Midstream taxable period ending on the effective date of the LP Merger to achieve capital accounts consistent with the Public Holder Exchange Ratio and the Sponsor Exchange Ratio, as applicable. Although unlikely, other characterizations are possible, and the IRS could take the position that a public holder of Oasis Midstream common units is required to recognize taxable income with respect to any excess consideration such holder is deemed to receive in the LP Merger.

The amount and effect of any income or gain that may be recognized by an Oasis Midstream common unitholder will depend on such unitholder’s particular situation, including the ability of the affected Oasis Midstream common unitholder to utilize any suspended passive losses. Depending on these factors, any particular affected Oasis Midstream common unitholder may, or may not, be able to offset all or a portion of any income or gain recognized. Each Oasis Midstream common unitholder should consult such unitholder’s own tax advisor in analyzing whether the LP Merger causes such unitholder to recognize deemed distributions in excess of the tax basis of its Oasis Midstream common units surrendered in the LP Merger.

Tax Basis and Holding Period of the Crestwood Common Units Received

An Oasis Midstream common unitholder has an initial tax basis in its Oasis Midstream common units, which consists of the amount such Oasis Midstream common unitholder paid for such Oasis Midstream common units plus such Oasis Midstream common unitholder’s share of Oasis Midstream’s nonrecourse liabilities. That basis has been and will be increased by such Oasis Midstream common unitholder’s share of income (including such holder’s share of income for the taxable period ending on the effective date of the LP Merger) and by any increases in such Oasis Midstream common unitholder’s share of nonrecourse liabilities. That basis has been and will be decreased, but not below zero, by distributions, by such Oasis Midstream common unitholder’s share of losses (including such holder’s share of losses for the taxable period ending on the effective date of the LP Merger), by any decreases in such Oasis Midstream common unitholder’s share of nonrecourse liabilities and by such Oasis Midstream common unitholder’s share of expenditures that are not deductible in computing taxable income and are not required to be capitalized.

An Oasis Midstream common unitholder will have an initial aggregate tax basis in the Crestwood common units that such Oasis Midstream common unitholder receives in the LP Merger equal to such Oasis Midstream common unitholder’s adjusted tax basis in the Oasis Midstream common units exchanged therefor, decreased by any basis attributable to such Oasis Midstream common unitholder’s share of Oasis Midstream’s nonrecourse liabilities, and increased by such Oasis Midstream common unitholder’s share of Crestwood’s nonrecourse liabilities immediately after the LP Merger. In addition, the tax basis in the Crestwood common units received in the LP Merger by an Oasis Midstream common unitholder will be increased by the amount of any income or gain recognized by such Oasis Midstream common unitholder pursuant to the transactions contemplated by the LP Merger.

As a result of the Assets-Over Form, an Oasis Midstream common unitholder will have a holding period in the Crestwood common units received in the LP Merger that is not determined by reference to its holding period in its Oasis Midstream common units exchanged therefor. Instead, such Oasis Midstream common unitholder’s holding period in the Crestwood common units received in the LP Merger that are attributable to Oasis Midstream’s capital assets or assets used in its business as defined in Section 1231 of the Code will include Oasis Midstream’s holding period in those assets. The holding period for Crestwood common units received by an Oasis Midstream common unitholder attributable to other assets of Oasis Midstream, such as inventory and receivables, will begin on the day following the LP Merger.

Effect of Termination of Oasis Midstream’s Tax Year at Closing of the LP Merger

Oasis Midstream uses the year ending December 31 as its taxable year and the accrual method of accounting for U.S. federal income tax purposes. As a result of the LP Merger, Oasis Midstream’s taxable year will end as of the effective date of the LP Merger, and Oasis Midstream will be required to file a final U.S. federal income tax return for the taxable year ending upon the effective date of the LP Merger. Each Oasis Midstream common unitholder will receive a Schedule K-1 from Oasis Midstream for the taxable year ending upon the effective date of the LP Merger and will be required to include in income its share of income, gain, loss and deduction for this period. In addition, an Oasis Midstream common unitholder who has a taxable year ending on a date other than December 31 and after the date the LP Merger is effected must include its share of income, gain, loss and deduction in income for its taxable year, with the result that the Oasis Midstream common unitholder will be required to include in income for its taxable year its share of more than one year of income, gain, loss and deduction from Oasis Midstream.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF CRESTWOOD COMMON UNIT OWNERSHIP

This section summarizes the material U.S. federal income tax consequences that may be relevant to individual citizens or residents of the United States that receive Crestwood common units in the LP Merger. This section is based upon current provisions of the Code, existing and proposed Treasury Regulations, and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective unitholder to vary substantially from those described below, possibly on a retroactive basis. Unless the context otherwise requires, references in this section to “we” or “us” are references to Crestwood Equity Partners LP and its subsidiaries.

Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address all federal income tax matters that may affect us or our unitholders, such as the application of the alternative minimum tax. This section also does not address local taxes, state taxes, non-U.S. taxes, or other taxes that may be applicable, except to the limited extent that such tax considerations are addressed below under “—State, Local and Other Tax Considerations.” Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, who do not materially participate in the conduct of our business activities and who hold such common units as capital assets (typically, property that is held for investment). This section has limited applicability to corporations (including other entities treated as corporations for federal income tax purposes), partnerships (including other entities treated as partnerships for federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt entities, non-U.S. persons, individual retirement accounts (“IRAs”), employee benefit plans, real estate investment trusts or mutual funds.

Accordingly, we encourage each prospective unitholder to consult the unitholder’s own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences that are particular to such unitholder resulting from ownership or disposition of our common units and potential changes in applicable tax laws.

We are relying on the opinions and advice of Vinson & Elkins with respect to the matters described herein. An opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our common units and the prices at which our common units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.

For the reasons described below, Vinson & Elkins has not rendered an opinion with respect to the following federal income tax issues:

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the treatment of a unitholder whose common units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of common units) (please read “—Tax Consequences of Common Unit Ownership—Treatment of Securities Loans”);

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whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Common Units—Allocations Between Transferors and Transferees”); and

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whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Common Unit Ownership—Section 754 Election” and “—Uniformity of Common Units”).

Taxation of Crestwood

Partnership Status

We are treated as a partnership for U.S. federal income tax purposes and, therefore, subject to the discussion below under “—Administrative Matters—Information Returns and Audit Procedures,” generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if the unitholder had earned such income directly, even if we make no cash distributions to the unitholder. Distributions we make to a unitholder will not give rise to income or gain taxable to such unitholder, unless the amount of cash distributed exceeds the unitholder’s adjusted tax basis in its common units. Please read “—Tax Consequences of Common Unit Ownership—Treatment of Distributions” and “—Disposition of Common Units.”

Section 7704 of the Code generally provides that publicly traded partnerships will be treated as corporations for federal income tax purposes. However, if 90% or more of a partnership’s gross income for every taxable year it is publicly traded consists of “qualifying income,” the partnership may continue to be treated as a partnership for federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes, (i) interest, (ii) dividends, (iii) real property rents within the meaning of Section 856(d) of the Code, as modified by Section 7704(d)(3) of the Code, (iv) gains from the sale or other disposition of real property, (v) income and gains derived from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof) or the marketing of any “mineral or natural resource,” and (vi) gains from the sale or other disposition of capital assets (or property described in Section 1231(b) of the Code) held for the production of income that otherwise constitutes qualifying income. We estimate that less than 5% of our current gross income is not qualifying income; however, this estimate could change from time to time.

No ruling has been or will be sought from the IRS with respect to our classification as a partnership for federal income tax purposes or as to the classification of our partnership and limited liability company operating subsidiaries. Instead we have relied on the opinion of Vinson & Elkins that, based upon the Code, existing Treasury Regulations, published revenue rulings and court decisions and representations described below, Crestwood Equity Partners LP and each of our partnership and limited liability company operating subsidiaries (other than Crestwood Gas Services GP LLC) will be classified as a partnership or disregarded as an entity separate from us for federal income tax purposes.

Vinson & Elkins is of the opinion that we will be treated as a partnership for federal income tax purposes and each of our partnership and limited liability company operating subsidiaries (other than Crestwood Gas Services GP LLC and, following the closing date, OMP DevCo Holdings Corp and OMP Finance Corp), will be treated as a partnership or will be disregarded as an entity separate from us. In rendering its opinion, Vinson & Elkins has relied on factual representations made by us and our general partner and by Oasis Midstream and its general partner, including, without limitation:

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Neither we nor any of our partnership or limited liability company operating subsidiaries (other than Crestwood Gas Services GP LLC and, following the closing date, OMP DevCo Holdings Corp and OMP Finance Corp) have elected or will elect to be treated as a corporation for federal income tax purposes;

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For each taxable year since and including the year of our initial public offering, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins has opined is “qualifying income” within the meaning of Section 7704(d) of the Code; and

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Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, natural gas or products thereof that are held or to be held by us in activities that Vinson & Elkins has opined or will opine result in qualifying income.

We believe that these representations are true and will be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to all of our liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception in return for stock in that corporation and then as distributing that stock to our unitholders in liquidation of their interests in us. This deemed contribution and liquidation should not result in the recognition of taxable income by our unitholders or us so long as the aggregate amount of our liabilities does not exceed the adjusted tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative or legislative action or judicial interpretation at any time. From time to time, members of the U.S. Congress have proposed and considered substantive changes to the existing federal income tax laws that would affect publicly traded partnerships. One such legislative proposal would have eliminated the Qualifying Income Exception upon which we rely for our treatment as a partnership for federal income tax purposes.

In addition, on January 24, 2017, final regulations regarding which activities give rise to qualifying income (the “Final Regulations”) within the meaning of Section 7704 of the Code were published in the Federal Register. The Final Regulations are effective as of January 19, 2017 and apply to taxable years beginning on or after January 19, 2017. We do not believe the Final Regulations affect our ability to qualify as a publicly traded partnership.

It is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our common units. If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders.

At the state level, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise, or other forms of taxation. Imposition of a similar tax on us in the jurisdictions in which we operate or in other jurisdictions to which we may expand could substantially reduce our cash available for distribution to our unitholders.

Our taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of our common units. Any distribution made to a unitholder at a time when we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder’s adjusted tax basis in its common units (determined separately for each common unit), and thereafter (iii) taxable capital gain.

The remainder of this discussion is based on the opinion of Vinson & Elkins that we will be treated as a partnership for federal income tax purposes.

Tax Consequences of Common Unit Ownership

Limited Partner Status

Crestwood unitholders who are admitted as limited partners of Crestwood will be treated as partners of Crestwood for federal income tax purposes. In addition, assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners, and unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Crestwood for federal income tax purposes.

As there is no direct or indirect controlling authority addressing assignees of common units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Vinson & Elkins’ opinion does not extend to these persons. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

For a discussion related to the risks of losing partner status as a result of securities loans, please read “—Treatment of Securities Loans.” Unitholders who are not treated as partners in us as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them under their particular circumstances.

Flow-Through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections of Unitholder Taxes” and “—Administrative Matters—Information Returns and Audit Procedures,” with respect to payments we may be required to make on behalf of our unitholders, we will not pay any federal income tax. Rather, each unitholder will be required to report on its federal income tax return each year its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution.

Basis of Common Units

Generally, the initial tax basis of Crestwood common units received by holders of Oasis Midstream common units pursuant to the LP Merger will be equal to such holder’s adjusted tax basis in the Oasis Midstream common units exchanged therefor. That basis generally will be (i) increased by the unitholder’s share of our income and any increases in such unitholder’s share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the unitholder, the unitholder’s share of our losses, any decreases in its share of our liabilities, and the amount of any excess business interest allocated to the unitholder. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. Please read “Material U.S. Federal Income Tax Consequences of the LP Merger—Tax Consequences of the LP Merger to Oasis Midstream Common Unitholders—Tax Basis and Holding Period of Crestwood Common Units Received” for a discussion of how to determine the initial tax basis of Crestwood common units received in the LP Merger.

Treatment of Distributions

Distributions made by us to a unitholder generally will not be taxable to the unitholder, unless such distributions are of cash or marketable securities that are treated as cash and exceed the unitholder’s tax basis in its common units, in which case the unitholder generally will recognize gain taxable in the manner described below under “—Disposition of Common Units.”

Any reduction in a unitholder’s share of our “nonrecourse liabilities” (liabilities for which no partner bears the economic risk of loss) will be treated as a distribution by us of cash to that unitholder. A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units may decrease such unitholder’s share of our nonrecourse liabilities. For purposes of the foregoing, a unitholder’s share of our nonrecourse liabilities generally will be based upon such unitholder’s share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess nonrecourse liabilities allocated based on the unitholder’s share of our profits. Please read “—Disposition of Common Units.”

A non-pro rata distribution of money or property (including a deemed distribution as a result of the reallocation of our nonrecourse liabilities described above) may cause a unitholder to recognize ordinary income if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture and substantially appreciated “inventory items,” both as defined in Section 751 of the Code (“Section 751 Assets”). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for a portion of the non-pro rata distribution. This deemed exchange will generally result in the unitholder’s recognition of ordinary income in an amount equal to the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder’s tax basis (typically zero) in the Section 751 Assets deemed to be relinquished in the exchange.

Limitations on Deductibility of Losses

A unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the unitholder’s adjusted tax basis in its common units, and (ii) in the case of a unitholder that is an individual, estate, trust or certain types of closely held corporations, the amount for which the unitholder is considered to be “at risk” with respect to our activities. A unitholder will be at risk to the extent of its adjusted tax basis in its common units, reduced by (a) any portion of that basis attributable to the unitholder’s share of our nonrecourse liabilities, (b) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement, and (c) any amount of money the unitholder borrows to acquire or hold its common units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the common units for repayment. A unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a unitholder’s share of nonrecourse liabilities) cause the unitholder’s at risk amount to be less than zero at the end of any taxable year.

Losses disallowed to a unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder’s adjusted tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of our common units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used and will not be available to offset a unitholder’s salary or active business income.

In addition to the basis and at risk limitations, passive activity loss limitations limit the deductibility of losses incurred by individuals, estates, trusts, some closely held corporations and personal service corporations from “passive activities” (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. Passive losses that exceed a unitholder’s share of the passive income we generate may be deducted in full when a unitholder disposes of all of its common units in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk and basis limitations.

For taxpayers other than corporations in taxable years beginning after December 31, 2020, and before January 1, 2026, an “excess business loss” limitation further limits the deductibility of losses by such taxpayers. An excess business loss is the excess (if any) of a taxpayer’s aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount is equal to $250,000 or $500,000 (increased by the applicable inflation adjustment) for taxpayers filing a joint return. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a unitholder and not otherwise limited by the basis, at risk, or passive loss limitations will be included in the determination of such unitholder’s aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a unitholder’s other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a unitholder’s non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.

Limitations on Interest Deductions

In general, we are entitled to a deduction for interest paid or accrued on indebtedness properly allocable to our trade or business during our taxable year. However, our deduction for this “business interest” is limited to the sum of our business interest income and 30% of our “adjusted taxable income.” For purposes of this limitation, our adjusted taxable income is computed without regard to any business interest or business interest income, and in the case of taxable years beginning before January 1, 2022, any deduction allowable for depreciation, amortization, or depletion. This limitation is first applied at the partnership level and any deduction for business interest is taken into account in determining our non-separately stated taxable income or loss. Then, in applying this business interest limitation at the partner level, the adjusted taxable income of each of our unitholders is determined without regard to such unitholder’s distributive share of any of our items of income, gain, deduction, or loss and is increased by such unitholder’s distributive share of our excess taxable income, which is generally equal to the excess of 30% of our adjusted taxable income over the amount of our deduction for business interest for a taxable year. This interest expense limitation does not apply to interest deductions for, among other things, regulated natural gas pipelines; however, we do not expect a material amount of trade or business interest deductions to be eligible for this exemption.

To the extent our deduction for business interest is not limited, we will allocate the full amount of our deduction for business interest among our unitholders in accordance with their percentage interests in us. To the extent our deduction for business interest is limited, the amount of any disallowed deduction for business interest will also be allocated to each unitholder in accordance with their percentage interest in us, but such amount of “excess business interest” will not be currently deductible. Subject to certain limitations and adjustments to a unitholder’s basis in its common units, this excess business interest may be carried forward and deducted by a unitholder in a future taxable year. Further, a unitholder’s basis in his or her common units will generally be increased by the amount of any excess business interest upon a disposition of such common units.

In addition to this limitation on the deductibility of a partnership’s business interest, the deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness allocable to property held for investment;

•	interest expense allocated against portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocable against portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. Net investment income does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A unitholder’s share of a publicly traded partnership’s portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections of Unitholder Taxes

If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former unitholder, our partnership agreement authorizes us to treat the payment as a distribution of cash to the relevant unitholder or general partner. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, our partnership agreement authorizes us to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of common units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder, in which event the unitholder may be entitled to claim a refund of the overpayment amount. Please read “—Administrative Matters—Information Returns and Audit Procedures.” Each unitholder is urged to consult its tax advisor to determine the consequences to them of any tax payment we make on its behalf.

Allocation of Income, Gain, Loss and Deduction

After giving effect to special allocation provisions with respect to our other classes of units, our items of income, gain, loss and deduction will be allocated amongst our unitholders in accordance with their percentage interests in us. Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the adjusted tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our common units (a “Book-Tax Disparity”). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering will be borne by our partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible (subject to the limitations described above) to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate a Book-Tax Disparity, will be given effect for federal income tax purposes in determining a unitholder’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a unitholder’s share of an item will be determined on the basis of the unitholder’s interest in us, which will be determined by taking into account all of the facts and circumstances, including (i) the unitholder’s relative contributions to us, (ii) the interests of all of the partners in profits and losses, (iii) the interest of all of the partners in cash flow and (iv) the rights of all of the partners to distributions of capital upon liquidation. Vinson & Elkins is of the opinion that, with the exception of the issues described in “—Section 754 Election” and “—Disposition of Common Units—Allocations Between Transferors and Transferees,” allocations of income, gain, loss or deduction under our partnership agreement will be given effect for federal income tax purposes.

Treatment of Securities Loans

A unitholder whose common units are the subject of a securities loan (for example, a loan to a “short seller” to cover a short sale of common units) may be treated as having disposed of those common units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss as a result of such deemed disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those common units would not be reportable by the lending unitholder, and (ii) any cash distributions received by the lending unitholder as to those common units may be treated as ordinary taxable income.

Due to a lack of controlling authority, Vinson & Elkins has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its common units. A unitholder desiring to assure its status as a partner and avoid the risk of income recognition from a loan of its common units is urged to modify any applicable brokerage account agreements to prohibit its brokers from borrowing and lending its common units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax Rates

Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 37% and 20%, respectively. These rates are subject to change by new legislation at any time.

In addition, a 3.8% net investment income tax applies to certain net investment income earned by individuals, estates, and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of common units (without taking into account the 20% deduction discussed below). In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income from all investments, or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

For taxable years beginning after December 31, 2017 and ending on or before December 31, 2025, subject to certain limitations, an individual unitholder is entitled to a deduction equal to 20% of his or her allocable share of our “qualified business income.” For purposes of this deduction, our “qualified business income” is equal to the sum of:

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the net amount of our U.S. items of income, gain, deduction, and loss to the extent such items are included or allowed in the determination of taxable income for the year, excluding, however, certain specified types of passive investment income (such as capital gains and dividends) and certain payments made to the unitholder for services rendered to Crestwood; and

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any gain recognized upon a disposition of our common units to the extent such gain is attributable to Section 751 Assets, such as depreciation recapture and our “inventory items,” and is thus treated as ordinary income under Section 751 of the Code.

Section 754 Election

We have made the election permitted by Section 754 of the Code that permits us to adjust the tax basis in each of our assets as to specific purchasers of our common units under Section 743(b) of the Code to reflect the common unit purchase price upon subsequent purchases of common units. That election is irrevocable without the consent of the IRS. The Section 743(b) adjustment separately applies to a unitholder who purchases common units from another unitholder based upon the values and adjusted tax basis of each of our assets at the time of the relevant unit purchase, and the adjustment will reflect the purchase price paid. The Section 743(b) adjustment does not apply to a person who purchases common units directly from us. For purposes of this discussion, a unitholder’s basis in our assets will be considered to have two components: (i) its share of the tax basis in our assets as to all unitholders and (ii) its Section 743(b) adjustment to that tax basis (which may be positive or negative).

Under our partnership agreement, we are authorized to take a position to preserve the uniformity of common units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury

Regulations governing a Section 743(b) adjustment attributable to properties depreciable under Section 167 of the Code may give rise to differences in the taxation of unitholders purchasing common units from us and unitholders purchasing from other unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of common units, even if inconsistent with existing Treasury Regulations, and Vinson & Elkins has not opined on the validity of this approach. Please read “—Uniformity of Common Units.”

The IRS may challenge the positions we adopt with respect to depreciating or amortizing the Section 743(b) adjustment to preserve the uniformity of common units due to the lack of controlling authority. Because a unitholder’s adjusted tax basis for its common units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder’s tax basis in its common units, and may cause the unitholder to understate gain or overstate loss on any sale of such common units. Please read “— Disposition of Common Units—Recognition of Gain or Loss.” If a challenge to such treatment were sustained, the gain from the sale of common units may be increased without the benefit of additional deductions.

The calculations involved in the Section 754 election are complex and are made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our assets subject to depreciation to goodwill or nondepreciable assets. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure any unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of common units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in its tax return its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its common units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than twelve months of our income, gain, loss and deduction. Please read “—Disposition of Common Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization

The tax basis of each of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read “—Tax Consequences of Common Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Common Units—Recognition of Gain or Loss.”

The costs we incur in offering and selling our common units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of certain costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses. Please read “Disposition of Common Units—Recognition of Gain or Loss.”

We are allowed a first-year bonus depreciation deduction equal to 100% of the adjusted basis of certain depreciable property acquired and placed in service after September 27, 2017 and before January 1, 2023. For property placed in service during subsequent years, the deduction is phased down by 20% per year until December 31, 2026. This depreciation deduction applies to both new and used property. However, use of the deduction with respect to used property is subject to certain anti-abuse restrictions, including the requirement that the property be acquired from an unrelated party. We can elect to forgo the depreciation bonus and use the alternative depreciation system for any class of property for a taxable year. In addition, an immaterial amount of our property is not expected to be eligible for this bonus depreciation as a result of an exclusions that applies to property placed in service with respect to, among other things, regulated natural gas pipelines.

Valuation and Tax Basis of Each of Our Properties

The federal income tax consequences of the ownership and disposition of common units will depend in part on our estimates of the relative fair market values and the tax basis of each of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or tax basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by a unitholder could change, and such unitholder could be required to adjust its tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

A unitholder will be required to recognize gain or loss on a sale or exchange of a common unit equal to the difference, if any, between the unitholder’s amount realized and the adjusted tax basis in the common unit sold (taking into account any basis adjustments attributable to previously disallowed interest deductions). A unitholder’s amount realized generally will equal the sum of the cash and the fair market value of other property it receives plus its share of our nonrecourse liabilities with respect to the common unit sold or exchanged. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale or exchange of a common unit could result in a tax liability in excess of any cash received from such sale or exchange.

Except as noted below, gain or loss recognized by a unitholder on the sale or exchange of a common unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of common units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation recapture and our “inventory items,” regardless of whether such inventory item has substantially appreciated in value. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale or exchange of a common unit and may be recognized even if there is a net taxable loss realized on the sale or exchange of a common unit. Thus, a unitholder may recognize both ordinary income and capital gain or loss upon a sale or exchange of a common unit. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

For purposes of calculating gain or loss on the sale or exchange of a common unit, the unitholder’s adjusted tax basis will be adjusted by its allocable share of our income or loss in respect of its common unit for the year of the sale. Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership.

Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed in the paragraph above, a unitholder will be unable to select high or low basis common units to sell or exchange as would be the case with corporate stock, but, according to the Treasury Regulations, such unitholder may designate specific common units sold for purposes of determining the holding period of the common units transferred. A unitholder electing to use the actual holding period of any common unit transferred must consistently use that identification method for all subsequent sales or exchanges of our common units. A unitholder considering the purchase of additional common units or a sale or exchange of common units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position. Please read “—Tax Consequences of Common Unit Ownership—Treatment of Securities Loans.”

Allocations Between Transferors and Transferees

In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the “Allocation Date”). Nevertheless, we allocate certain deductions for depreciation of capital additions based upon the date the underlying property is placed in service, and gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring common units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, existing Treasury Regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Vinson & Elkins is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If the IRS determines that this method is not allowed under the Treasury Regulations our taxable income or losses could be reallocated among our unitholders. Under our partnership agreement, we are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under the Treasury Regulations.

A unitholder who disposes of common units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition (and any other month during the quarter to which such cash distribution relates and the holder held common units on the first day of such month) but will not be entitled to receive a cash distribution for that period.

Notification Requirements

A unitholder who sells or exchanges any of its common units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of the transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of common units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Uniformity of Common Units

Because we cannot match transferors and transferees of common units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these common units. As a result of the need to preserve uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of our common units. Please read “—Tax Consequences of Common Unit Ownership—Section 754 Election.”

Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our common units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins is unable to opine as to the validity of such filing positions.

A unitholder’s adjusted tax basis in common units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder’s basis in its common units, and may cause the unitholder to understate gain or overstate loss on any sale of such common units. Please read “—Disposition of Common Units—Recognition of Gain or Loss” and “—Tax Consequences of Common Unit Ownership—Section 754 Election” above. The IRS may challenge one or more of any positions we take to preserve the uniformity of our common units. If such a challenge were sustained, the uniformity of common units might be affected, and, under some circumstances, the gain from the sale of our common units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

Ownership of our common units by employee benefit plans and other tax-exempt organizations, as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, “Non-U.S. Unitholders”) raises issues unique to those investors and, as described below, may have substantial adverse tax consequences to them. Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt unitholder. Each prospective unitholder that is a tax-exempt entity or a Non-U.S. Unitholder should consult its tax advisors before investing in our common units.

Non-U.S. Unitholders are taxed by the United States on income effectively connected with a U.S. trade or business (“effectively connected income”) and on certain types of U.S.-source non-effectively connected income (such as dividends), unless exempted or further limited by an income tax treaty. Each Non-U.S. Unitholder will be considered to be engaged in business in the United States because of its ownership of our common units. Furthermore, Non-U.S. Unitholders will be deemed to conduct such activities through a permanent establishment in the United States within the meaning of an applicable tax treaty. Consequently, each Non-U.S. Unitholder will be required to file federal tax returns to report its share of our income, gain, loss or deduction and pay federal income tax on its share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, distributions to Non-U.S. Unitholders are subject to withholding at the highest applicable effective tax rate. Each Non-U.S. Unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or W-8BEN-E (or other applicable or successor form) in order to obtain credit for these withholding taxes.

In addition, if a Non-U.S. Unitholder is classified as a non-U.S. corporation, it will be treated as engaged in a United States trade or business and may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation’s “U.S. net equity” to the extent reflected in the corporation’s earnings and profits. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

A Non-U.S. Unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that common unit to the extent the gain is effectively connected with a U.S. trade or business of the Non-U.S. Unitholder. Gain realized by a Non-U.S. Unitholder from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be “effectively connected” with a U.S. trade or business to the extent that gain that would be recognized upon a sale by the partnership of all of its assets would be “effectively connected” with a U.S. trade or business. Thus, all of a Non-U.S. Unitholder’s gain from the sale or other disposition of our common units would be treated as effectively connected with a unitholder’s indirect U.S. trade or business constituted by its investment in us and would be subject to U.S. federal income tax. As a result of the effectively connected income rules described above, the exclusion from U.S. taxation under the Foreign Investment in Real Property Tax Act for gain from the sale of partnership common units regularly traded on an established securities market will not prevent a Non-U.S. Unitholder from being subject to U.S. federal income tax on gain from the sale or disposition of its common units to the extent such gain is effectively connected with a U.S. trade or business. We expect substantially all of the gain from the sale or disposition of our common units to be treated as effectively connected with a U.S. trade or business.

Moreover, under Section 1446(f) of the Code, the transferee of an interest in a partnership that is engaged in a U.S. trade or business is generally required to withhold 10% of the amount realized by the transferor unless the transferor certifies that it is not a foreign person. While the determination of a partner’s “amount realized” generally includes any decrease of a partner’s share of the partnership’s liabilities, recently issued Treasury Regulations provide that the “amount realized” on a transfer of an interest in a publicly traded partnership, such as our common units, will generally be the amount of gross proceeds paid to the broker effecting the applicable transfer on behalf of the transferor, and thus will be determined without regard to any decrease in that partner’s share of a publicly traded partnership’s liabilities. The Treasury Regulations provide that withholding on a transfer of an interest in a publicly traded partnership will not be imposed on a transfer that occurs prior to January 1, 2022, and administrative guidance from the IRS further provides that the applicability date the Section 1446(f) withholding obligation has been deferred until January 1, 2023. For a transfer of interests in a publicly traded partnership that is effected through a broker on or after January 1, 2023, the obligation to withhold is imposed on the transferor’s broker. Prospective foreign unitholders should consult their tax advisors regarding the impact of these rules on an investment in our common units.

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure our unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

The IRS may audit our federal income tax information returns. Neither we nor Vinson & Elkins can assure prospective unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of our common units. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability and may result in an audit of the unitholder’s own return. Any audit of a unitholder’s return could result in adjustments unrelated to our returns.

Publicly traded partnerships are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings for each of the partners. Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, unless we elect to have our unitholders and former unitholders take any audit adjustment into account in accordance with their interests in us during the taxable year under audit. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity.

Generally, we expect to elect to have unitholders and former unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. If we are unable or if it is not economical to have our unitholders and former unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit, then our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our common units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties or interest, we may require our unitholders and former unitholders to reimburse us for such taxes (including any applicable penalties or interest) or, if we bear such payment directly, our cash available for distribution to our unitholders might be substantially reduced. These rules are not applicable for taxable years beginning on or prior to December 31, 2017. Congress has proposed changes to the Bipartisan Budget Act, and we anticipate that amendments may be made. Accordingly, the manner in which these rules may apply to us in the future is uncertain.

Additionally, pursuant to the Bipartisan Budget Act of 2015, the Code will no longer require that we designate a Tax Matters Partner (as defined in Section 6231 of the Code prior to its amendment by the Bipartisan Budget Act of 2015). Instead, for taxable years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate our general partner as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders.

Additional Withholding Requirements

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on withholdable payments, including interest, dividends and other fixed or determinable annual or periodic gains, profits and income from sources within the United States (“FDAP Income”) paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of any property of a type which could produce interest or dividends from sources within the United States (“Gross Proceeds”) on or after January 1, 2019, proposed Treasury Regulations provide that such payments of Gross Proceeds do not constitute withholdable payments. Taxpayers may rely generally on these proposed Treasury Regulations until they are revoked, or until final Treasury Regulations are issued.

If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

To the extent we have FDAP Income that is not treated as effectively connected with a U.S. trade or business (please read “—Tax-Exempt Organizations and Other Investors”), a unitholder that is a foreign financial institution or certain other non-U.S. entity, or a person that holds its common units through such foreign entities, may be subject to withholding on distributions they receive from us, or its distributive share of our income, pursuant to the rules described above. Each prospective unitholder should consult its own tax advisors regarding the potential application of these withholding provisions to its investment in our common units.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	a statement regarding whether the beneficial owner is:

•	a non-U.S. person;

•	a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

•	a tax-exempt entity;

•	the amount and description of common units held, acquired or transferred for the beneficial owner; and

•	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Each broker and financial institution is required to furnish additional information, including whether such broker or financial institution is a U.S. person and specific information on any common units such broker or financial institution acquires, holds or transfers for its own account. A penalty per failure, with a significant maximum penalty per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of our common units with the information furnished to us.

Accuracy-Related Penalties

Certain penalties may be imposed as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.

State, Local and Other Tax Considerations

In addition to federal income taxes, unitholders may be subject to other taxes, including state and local income taxes, unincorporated business taxes and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the unitholder is a resident. We conduct business or own property in many states in the United States. Some of these states may impose an income tax on individuals, corporations and other entities. As we make acquisitions or expand our business, we may own property or conduct business in additional states that impose a personal income tax. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider the potential impact of such taxes on its investment in us.

A unitholder may be required to file income tax returns and pay income taxes in some or all of the jurisdictions in which we do business or own property, though such unitholder may not be required to file a return and pay taxes in certain jurisdictions because its income from such jurisdictions falls below the jurisdiction’s filing and payment requirement. Further, a unitholder may be subject to penalties for a failure to comply with any filing or payment requirement applicable to such unitholder. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return.

IT IS THE RESPONSIBILITY OF EACH UNITHOLDER TO INVESTIGATE THE LEGAL AND TAX CONSEQUENCES, UNDER THE LAWS OF PERTINENT JURISDICTIONS, OF HIS INVESTMENT IN US. WE STRONGLY RECOMMEND THAT EACH PROSPECTIVE UNITHOLDER CONSULT, AND DEPEND UPON, ITS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THOSE MATTERS. FURTHER, IT IS THE RESPONSIBILITY OF EACH UNITHOLDER TO FILE ALL STATE, LOCAL AND NON-U.S., AS WELL AS U.S. FEDERAL TAX RETURNS THAT MAY BE REQUIRED OF IT. VINSON & ELKINS HAS NOT RENDERED AN OPINION ON THE STATE, LOCAL, ALTERNATIVE MINIMUM TAX OR NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN US.

DESCRIPTION OF CRESTWOOD COMMON UNITS

Crestwood common units represent limited partner interests of Crestwood. The holders of Crestwood common units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under the Crestwood Partnership Agreement.

Number of Common Units

As of December 3, 2021, Crestwood had 62,896,457 Crestwood common units outstanding, 57,646,630 of which are held by the public and 5,249,827 of which are held by affiliates of Crestwood.

Where Crestwood Common Units Are Traded

Crestwood’s outstanding Crestwood common units are listed on the NYSE under the symbol “CEQP.” The Crestwood common units received by Oasis Midstream common unitholders in connection with the LP Merger as part of the LP Merger Consideration will also be listed on the NYSE.

Transfer Agent and Registrar

AST serves as the registrar and transfer agent for the Crestwood common units. Crestwood will pay all fees charged by the transfer agent for transfers of Crestwood common units except the following, which must be paid by Crestwood common unitholders: surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges; special charges for services requested by a holder of a common unit; and other similar fees or charges.

There is no charge to Crestwood common unitholders for disbursements of Crestwood’s cash distributions.

Transfer of Crestwood Common Units

Upon the transfer of a Crestwood common unit in accordance with the Crestwood Partnership Agreement, the transferee of the Crestwood common unit will be admitted as a limited partner with respect to the Crestwood common units transferred when such transfer and admission are reflected in Crestwood’s books and records. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by the Crestwood Partnership Agreement;

•	automatically becomes bound by the terms and conditions of, and is deemed to have executed, the Crestwood Partnership Agreement; and

•	gives the consents, waivers and approvals contained in the Crestwood Partnership Agreement.

In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in Crestwood for the transferred Crestwood common units. A transferee will become a substituted limited partner of Crestwood for the transferred Crestwood common units automatically upon the recording of the transfer on Crestwood’s books and records. Crestwood GP will cause any transfers to be recorded on Crestwood’s books and records no less frequently than quarterly.

Until a Crestwood common unit has been transferred on Crestwood’s books, Crestwood and the transfer agent may treat the record holder of the Crestwood common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Crestwood may, at its discretion, treat the nominee holder of a Crestwood common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Crestwood common units are securities, and any transfers of Crestwood common units are subject to the laws governing the transfer of securities.

Distributions of Available Cash

General

The Crestwood Partnership Agreement requires that, within 45 days after the end of each quarter, Crestwood distribute all of its “Available Cash” to unitholders of record on the applicable record date.

Definition of Available Cash

Available cash for any quarter consists of all cash and cash equivalents of Crestwood, Crestwood GP, Crestwood Midstream Partners LP (the “Operating Company”) and any subsidiary of any such entity, treated as a consolidated entity (the “Partnership Group”), on hand at the end of that quarter:

•	less, the amount of cash reserves that is necessary or appropriate in the reasonable discretion of Crestwood GP to:

•	provide for the proper conduct of the business of the Partnership Group subsequent to such quarter;

•

comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any member of the Partnership Group is a party, or by which it is bound or its assets are subject; or

•	provide funds for future distributions to limited partners for any one or more of the next four quarters;

•

plus, all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash for the quarter resulting from working capital borrowings made subsequent to the end of the quarter. Working capital borrowings are generally borrowings that are made under a credit facility or other similar arrangement and, in all cases, are used solely for working capital purposes;

provided, however, that disbursements made by any member of the Partnership Group or cash reserves established, increased or reduced after the end of such quarter but on or before the date of determination of Available Cash with respect to such quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such quarter if Crestwood GP so determines.

Notwithstanding the foregoing, Available Cash does not include any cash and cash equivalents on hand derived from or attributable to our ownership of, or sale or other disposition of, the shares of common stock of IPCH Acquisition Corp. (“IPCH”) and the membership interests of Crestwood Partners, LLC (“Crestwood Partners”) (“IPCH/Crestwood Partners Available Cash”).

General Partner Interest

Crestwood GP is not entitled to distributions on its non-economic general partner interest.

Crestwood Preferred Units

The Crestwood preferred units are entitled to a preferred cash distribution of $0.2111 per quarter, subject to certain adjustments (the “Distribution Amount”).

Such distributions are to be paid in cash at the Distribution Amount unless, subject to certain exceptions, (i) there is no distribution being paid on parity securities and junior securities (which include the Crestwood common units) and (ii) Crestwood’s Available Cash, excluding any deductions to provide funds for distributions of Available Cash to Crestwood common unitholders in respect of any one or more of the next four quarters, is insufficient to pay the distribution to Crestwood preferred unitholders. If we fail to pay such distribution in full in cash for any quarter, then until such time as all accrued and unpaid distributions to Crestwood preferred unitholders are paid in full in cash (i) the Distribution Amount will increase to $0.2567 per quarter, (ii) we will not be permitted to declare or make (a) any distributions in respect of any junior securities (including the Crestwood common units) and (b) subject to certain exceptions, any distributions in respect of any parity securities, and (iii) certain Crestwood preferred unitholders shall receive the board designation rights described below.

If Crestwood fails to pay in full any distribution to Crestwood preferred unitholders, the amount of such unpaid distribution will accrue and accumulate from the last day of the quarter for which such distribution is due until paid in full. Any accrued and unpaid distributions will increase at a rate of 2.8125% per quarter.

Crestwood will not declare or make any distributions in respect of any junior securities (which include the Crestwood common units) or any parity securities, subject to certain limited exceptions, unless and until all accrued and unpaid distributions on the Crestwood preferred units have been paid in full in cash.

During each of the years ended December 31, 2020, 2019 and 2018, Crestwood made cash distributions to the Crestwood preferred unitholders of approximately $60.1 million. During the nine months ended September 30, 2021 and 2020, Crestwood paid cash distributions to the Crestwood preferred unitholders of approximately $45 million in both periods. For the three months ended September 30, 2021, Crestwood paid a cash distribution to the Crestwood preferred unitholders of approximately $15 million.

Distributions of Cash Upon Liquidation

If Crestwood dissolves in accordance with the Crestwood Partnership Agreement, Crestwood will sell or otherwise dispose of its assets in a process called liquidation. Crestwood will first apply the proceeds of liquidation to the payment of its creditors. Crestwood will distribute any remaining proceeds to its limited partners, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of Crestwood’s assets in liquidation.

Capital Contributions

Crestwood common unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Voting Rights

The following is a summary of the unitholder vote required for each of the matters specified below. Matters that require the approval of a “unit majority” require the approval of a majority of the Crestwood common units and Crestwood preferred units voting on an as-if converted basis.

In voting its Crestwood common units, Crestwood GP and its affiliates will have no fiduciary duty or obligation whatsoever to Crestwood or the limited partners, including any duty to act in good faith or in the best interests of Crestwood or the limited partners.

Issuance of additional units	No approval right, except that creation of any class of Senior Securities (as defined in the Crestwood Partnership Agreement) requires the approval of at least 2/3 of the Crestwood preferred unitholders. Please read “—Issuance of Additional Interests; Preemptive Rights.”

Amendment of the Crestwood Partnership Agreement	Certain amendments may be made by Crestwood GP without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Certain amendments that impact the Crestwood preferred units require approval of at least 2/3 of the Crestwood preferred unitholders.

Merger of Crestwood or the sale of all or substantially all of Crestwood’s assets	Unit majority. A Change of Control (as defined below) in which consideration to be received by the Crestwood common unitholders has a value of less than $10.00 per Crestwood common unit requires approval of the Crestwood preferred unitholders at the then-applicable Voting Threshold (as defined in the Crestwood Partnership Agreement), voting separately as a class with one vote per Crestwood preferred unit.

Dissolution of Crestwood	Unit majority.

Continuation of Crestwood’s business upon dissolution	Unit majority.

Election of directors (beginning in 2022)	Plurality of the votes cast by holders of outstanding Crestwood common units and Crestwood preferred units at a meeting of the limited partners.

Election to be treated as a corporation for U.S. federal tax law purposes	Approval of the holders of at least 2/3 of the outstanding Crestwood preferred units.

Withdrawal of Crestwood GP	No approval right.

Removal of Crestwood GP	Not less than 66 2/3% of the outstanding Crestwood common units and Crestwood preferred units, including Crestwood common units held by Crestwood GP and its affiliates.

Transfer of the General Partner Interest	No approval right.

Subject to certain exceptions, if any person or group other than Crestwood GP and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. Please read “—Change of Management Provisions.” This provision will not apply in connection with the Mergers.

Limited Liability

Assuming that a limited partner does not participate in the control of Crestwood’s business within the meaning of the Delaware LP Act and that it otherwise acts in conformity with the provisions of the Crestwood Partnership Agreement, such limited partner’s liability under the Delaware LP Act will be limited, subject to possible exceptions, to the amount of capital such limited partner is obligated to contribute to Crestwood for its Crestwood common units plus its share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by Crestwood’s limited partners as a group:

•	to remove or replace Crestwood GP;

•	to approve some amendments to the Crestwood Partnership Agreement; or

•	to take other action under the Crestwood Partnership Agreement;

constituted “participation in the control” of Crestwood’s business for the purposes of the Delaware LP Act, then Crestwood’s limited partners could be held personally liable for Crestwood’s obligations under the laws of Delaware, to the same extent as Crestwood GP. This liability would extend to persons who transact business with

Crestwood under the reasonable belief that the limited partner is a general partner. Neither the Crestwood Partnership Agreement nor the Delaware LP Act specifically provides for legal recourse against Crestwood GP if a limited partner were to lose limited liability through any fault of Crestwood GP. While this does not mean that a limited partner could not seek legal recourse, Crestwood knows of no precedent for this type of a claim in Delaware case law.

Under the Delaware LP Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware LP Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware LP Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware LP Act shall be liable to the limited partnership for the amount of the distribution for three years.

Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of Crestwood’s ownership interest of its subsidiaries or otherwise, it were determined that Crestwood were conducting business in any jurisdiction without compliance with the applicable limited liability company or limited partnership statute, or that the right or exercise of the right by Crestwood’s limited partners as a group to remove or replace Crestwood GP, to approve some amendments to the Crestwood Partnership Agreement, or to take other action under the Crestwood Partnership Agreement constituted “participation in the control” of Crestwood’s business for purposes of the statutes of any relevant jurisdiction, then Crestwood’s limited partners could be held personally liable for Crestwood’s obligations under the law of that jurisdiction to the same extent as Crestwood GP under the circumstances. Crestwood will operate in a manner that Crestwood GP considers reasonable and necessary or appropriate to preserve the limited liability of Crestwood’s limited partners.

Issuance of Additional Interests; Preemptive Rights

The Crestwood Partnership Agreement authorizes Crestwood to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by Crestwood GP without the approval of the Crestwood common unitholders. However, the affirmative vote of at least 2/3 of the Crestwood preferred unitholders is required prior to the creation of any class of securities that (a) rank senior to the Crestwood preferred units with respect to distributions or (b) in the case of securities pari passu with the Crestwood preferred units with respect to distributions, exceeds $300 million in aggregate face value and is convertible into more than 48,125,000 Crestwood common units.

It is possible that Crestwood will fund acquisitions through the issuance of additional Crestwood common units or other partnership interests. Holders of any additional Crestwood common units issued by Crestwood will be entitled to share equally with the then-existing Crestwood common unitholders in Crestwood’s distributions of available cash. In addition, the issuance of additional Crestwood common units or other partnership interests may dilute the value of the interests of the then-existing Crestwood common unitholders in Crestwood’s net assets.

In accordance with Delaware law and the provisions of the Crestwood Partnership Agreement, Crestwood may also issue additional partnership interests that, as determined by Crestwood GP, may have special voting rights to which the Crestwood common units are not entitled. In addition, the Crestwood Partnership Agreement does not prohibit Crestwood’s subsidiaries from issuing equity interests, which may effectively rank senior to the Crestwood common units.

The Crestwood common unitholders will not have preemptive rights under the Crestwood Partnership Agreement to acquire additional Crestwood common units or other partnership interests. The Crestwood preferred unitholders, however, do have preemptive rights with respect to any parity securities.

Change of Management Provisions

The Crestwood Partnership Agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Crestwood GP as the general partner or from otherwise changing Crestwood’s management. If any person or group, other than Crestwood GP and its affiliates, acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units, including with respect to voting on the appointment of members to the Crestwood GP Board beginning in 2022. This loss of voting rights does not apply in certain circumstances, including in connection with the Mergers.

Limited Call Right

If at any time Crestwood GP and its affiliates own more than 80% of Crestwood’s then-issued and outstanding limited partner interests of any class, Crestwood GP will have the right, which it may assign in whole or in part to any of its affiliates or to Crestwood, but not the obligation, to purchase all, but not less than all, of the remaining limited partners interests of the class at a price not less than the then current market price.

As a result of Crestwood GP’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have its limited partner interests purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than a Crestwood common unitholder may anticipate the market price to be in the future. The U.S. federal income tax consequences to a Crestwood common unitholder of the exercise of this call right are the same as a sale by that unitholder of its Crestwood common units in the market. Please read “Material U.S. Federal Income Tax Consequences of Crestwood Common Unit Ownership —Disposition of Common Units.” In the event that Crestwood GP or any affiliate of Crestwood GP exercises its right to purchase all of the outstanding Crestwood common units, it will result in the occurrence of a Cash COC Event (as defined in the Crestwood Partnership Agreement).

Meetings; Voting

For purposes of determining the limited partners entitled to notice of or to vote at a meeting of limited partners or to give approvals without a meeting, Crestwood GP may set a record date, which shall not be less than 10 nor more than 60 days before (i) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any national securities exchange on which the limited partner interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (ii) in the event that approvals are sought without a meeting, the date by which limited partners are requested in writing by Crestwood GP to give such approvals. Except as described above regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of the limited partners and to act upon matters for which approvals may be solicited.

Beginning in 2022, an annual meeting of the limited partners holding outstanding Crestwood common units and Crestwood preferred units, such holders of Crestwood preferred units voting on an as converted basis, for the election of directors (each, a “Crestwood Director” and collectively, the “Crestwood Directors”), and such other matters that Crestwood GP submits to a vote of the limited partners holding Crestwood common units and Crestwood preferred units, will be held on such date as determined by Crestwood GP.

If authorized by Crestwood GP, any action that may be taken at a meeting of the limited partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by limited partners owning not less than the minimum percentage of the outstanding limited partner interests (including limited partner interests deemed owned by Crestwood GP) that would be necessary to authorize or take such action at a meeting at which all of the limited partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any national securities exchange on which the limited partner interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Special meetings of limited partners may be called by Crestwood GP or by limited partners owning at least 20% of the outstanding partnership securities of the class or classes for which a meeting is proposed. Limited partners may vote either in person or by proxy at meetings. The holders of a majority of the outstanding partnership securities of the class or classes for which a meeting has been called (including limited partner interests deemed owned by Crestwood GP), represented in person or by proxy, will constitute a quorum.

Each record holder of a Crestwood common unit or Crestwood preferred unit has a vote according to its percentage interest in Crestwood, although additional limited partner interests having special voting rights could be issued. Please read “—Issuance of Additional Interests; Preemptive Rights” and “Change of Management Provisions.”

Any notice, demand, request, report or proxy material required or permitted to be given or made to record Crestwood common unitholders under the Crestwood Partnership Agreement will be delivered to the record holder by Crestwood or by the transfer agent.

On November 11, 2021, the Crestwood GP Board increased the size of the Crestwood GP Board from seven to nine directors and elected each of Angela A. Minas and Clay C. Williams to serve as a director, in each case to be effective on January 1, 2022. Ms. Minas and Mr. Williams will serve as a Class III directors. In connection with the closing of the Mergers, Crestwood will enter into the director nomination agreement with Oasis Petroleum. The director nomination agreement will grant Oasis Petroleum certain designation rights pursuant to which Oasis Petroleum may cause the Crestwood GP Board to elect the designees selected by Oasis Petroleum including by increasing its size from nine to eleven directors. At the closing, and for so long as it and its affiliates own 15% of the issued and outstanding Crestwood common units, Oasis Petroleum may designate two directors to the Crestwood GP Board. Oasis Petroleum may designate one director if Oasis Petroleum and its affiliates hold at least 10% (but less than 15%) of the issued and outstanding Crestwood common units.

Status as a Limited Partner

By transfer of Crestwood common units in accordance with the Crestwood Partnership Agreement, each transferee of Crestwood common units shall be admitted as a limited partner with respect to the Crestwood common units transferred when such transfer and admission are reflected in Crestwood’s books and records. Except as described above under “—Limited Liability,” the Crestwood common units and Crestwood preferred units will be fully paid, and Crestwood common unitholders and Crestwood preferred unitholders will not be required to make additional contributions.

Books and Reports

Crestwood GP is required to keep appropriate books of Crestwood’s business at Crestwood’s principal office. These books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, Crestwood’s fiscal year is the calendar year.

Crestwood GP will cause to be furnished or mailed to each record holder of a Crestwood common unit or Crestwood preferred unit, within 120 days after the close of each fiscal year, an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by Crestwood’s independent registered public accounting firm. Except for Crestwood’s fourth quarter, Crestwood GP will also cause to be furnished or mailed, as of a date selected by Crestwood GP in its discretion, a report containing unaudited financial statements of Crestwood within 90 days after the close of each quarter. Crestwood will be deemed to have made any such report available if it files such report with the SEC on its Electronic Data Gathering Analysis and Retrieval system or make the report available on a publicly available website which Crestwood maintains.

Crestwood GP will cause to be furnished to each record holder of a Crestwood common unit or Crestwood preferred unit with information reasonably required for U.S. federal and state tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Crestwood’s ability to furnish this summary information to its unitholders will depend on their cooperation in supplying Crestwood with specific information. Every unitholder will receive information to assist such unitholder in determining its U.S. federal and state tax liability and in filing its U.S. federal and state income tax returns, regardless of whether such unitholder supplies Crestwood with the necessary information.

Right to Inspect Crestwood’s Books and Records

The Crestwood Partnership Agreement provides that a limited partner can, for a purpose reasonably related to its interest as a limited partner of Crestwood, upon reasonable written demand stating the purpose of such demand and at such limited partner’s own expense, have the right:

•	to obtain true and full information regarding the status of the business and financial condition of Crestwood;

•	promptly after becoming available, to obtain a copy of Crestwood’s federal, state and local income tax returns for each year;

•	to have furnished to it a current list of the name and last known business, residence or mailing address of each partner;

•

to have furnished to it a copy of the Crestwood Partnership Agreement and the certificate of limited partnership of Crestwood (the “Crestwood Certificate of Limited Partnership”) and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which the Crestwood Partnership Agreement, the Crestwood Certificate of Limited Partnership and all amendments thereto have been executed;

•

to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value (as defined in the Crestwood Partnership Agreement) of any other capital contribution by each partner and which each partner has agreed to contribute in the future, and the date on which each became a partner; and

•	to obtain such other information regarding the affairs of Crestwood as is just and reasonable.

Crestwood GP may, and intends to, keep confidential from the limited partners and assignees, for such period of time as Crestwood GP deems reasonable, trade secrets or other information, the disclosure of which Crestwood GP believes in good faith is not in Crestwood’s best interests, could damage the Partnership Group or that any member of the Partnership Group is required by law or by agreement with any third-party to keep confidential.

Registration Rights

Under the Crestwood Partnership Agreement, subject to certain exceptions, Crestwood has agreed to register for resale under the Securities Act and applicable state securities laws any common units or other limited partner interests of Crestwood proposed to be sold by Crestwood GP or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of Crestwood GP and its successors and permitted assigns as managing general partner of Crestwood. Crestwood is obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

On September 30, 2015, Crestwood entered into a Registration Rights Agreement (the “2015 Registration Rights Agreement”) with the Crestwood preferred unitholders and agreed to register the Crestwood common units issuable upon conversion of the Crestwood preferred units, including the Crestwood common units issuable upon conversion of Crestwood preferred units that Crestwood may issue as payment in kind to the Crestwood preferred unitholders. Also, pursuant to the 2015 Registration Rights Agreement, under certain limited circumstances, the preferred unitholders have the option, by providing written notice to Crestwood, to require Crestwood to prepare and file a registration statement under the Securities Act to permit the public resale of the preferred units. Crestwood filed a registration statement on Form S-3 registering the Crestwood common units issuable upon conversion of the Crestwood preferred units, including the Crestwood common units issuable upon conversion of Crestwood preferred units that Crestwood may issue as payment in kind to the preferred unitholders, on March 14, 2016, and such registration statement was declared effective on June 15, 2016. Crestwood filed a registration statement on Form 8-A registering the preferred units on June 28, 2019, and such preferred units were approved for listing on the NYSE on July 3, 2019. In certain circumstances, the selling unitholders will have piggyback registration rights as described in the 2015 Registration Rights Agreement.

On December 28, 2017, Crestwood entered into a Registration Rights Agreement (the “Jackalope Registration Rights Agreement”) with CN Jackalope Holdings, LLC pursuant to which Crestwood provided certain registration rights upon the occurrence of a Trigger Event (as defined in the Jackalope Registration Rights Agreement), as well as piggyback registration rights. As of September 30, 2021, the outstanding preferred units of Crestwood Niobrara LLC held by CN Jackalope Holdings, LLC would have been redeemable for approximately 3.9 million Crestwood common units, subject to certain conditions precedent.

On March 30, 2021, Crestwood entered into a Registration Rights Agreement (the “2021 Registration Rights Agreement”) with certain institutional investors that purchased 6,000,000 Crestwood common units in a private placement and agreed to register the Crestwood common units. Also, pursuant to the 2021 Registration Rights Agreement, under certain limited circumstances, the selling unitholders have the option, by providing written notice to Crestwood, to require Crestwood to prepare and file a registration statement under the Securities Act to permit the public resale of the Crestwood common units. In certain circumstances, the selling unitholders will have piggyback registration rights as described in the 2021 Registration Rights Agreement.

In connection with the closing of the Mergers, Crestwood will enter into a registration rights agreement with Oasis Petroleum and certain of its subsidiaries, pursuant to which Oasis Petroleum and such subsidiaries will have customary rights, including, among other things, the ability to require Crestwood to file and maintain the effectiveness of a registration statement with respect to the resale of the Crestwood common units owned by Oasis Petroleum and such subsidiaries (including by having their Crestwood common units registered for resale in certain other registration statements filed by Crestwood or in certain underwritten offerings proposed by Crestwood) and, under certain circumstances, the ability to require Crestwood to initiate up to three underwritten offerings for such Crestwood common units, subject to a minimum threshold.

Also pursuant to this registration rights agreement, Oasis Petroleum and certain of its subsidiaries will agree not to directly or indirectly sell or otherwise dispose of their Crestwood common units received in the LP Merger for a period ending 90 days following the closing date of the transactions contemplated by the Merger Agreement, subject to certain exceptions, including a pro rata dividend of such Crestwood common units to Oasis Petroleum stockholders. Additionally, for a period of two years following the closing date of the transactions contemplated by the Merger Agreement, Crestwood will have a right of first offer in connection with certain sales by Oasis Petroleum and its subsidiaries of its Crestwood common units.

This summary of such registration rights agreement is qualified in its entirety by reference to the form of registration rights agreement attached as Exhibit A to the Merger Agreement, which is attached to this consent statement/prospectus as Annex A and incorporated by reference herein in its entirety.

DESCRIPTION OF CRESTWOOD PREFERRED UNITS

General

The Crestwood preferred units represent a separate class of Crestwood’s limited partnership interests. As of the date of this consent statement/prospectus, there were 71,257,445 Crestwood preferred units outstanding, which are convertible, as described below, into 7,125,745 common units, with fractional units rounded to the nearest whole unit.

Distributions

The Crestwood preferred units are entitled to a preferred cash distribution of $0.2111 per quarter, subject to certain adjustments (the “Distribution Amount”).

Such distributions are to be paid in cash at the Distribution Amount unless, subject to certain exceptions, (i) there is no distribution being paid on parity securities and junior securities (which include the Crestwood common units) and (ii) Crestwood’s Available Cash, excluding any deductions to provide funds for distributions of Available Cash to Crestwood common unitholders in respect of any one or more of the next four quarters, is insufficient to pay the distribution to Crestwood preferred unitholders. If we fail to pay such distribution in full in cash for any quarter, then until such time as all accrued and unpaid distributions to Crestwood preferred unitholders are paid in full in cash (i) the Distribution Amount will increase to $0.2567 per quarter, (ii) we will not be permitted to declare or make (a) any distributions in respect of any junior securities (including the Crestwood common units) and (b) subject to certain exceptions, any distributions in respect of any parity securities, and (iii) certain Crestwood preferred unitholders shall receive the board designation rights described below.

If Crestwood fails to pay in full any distribution to Crestwood preferred unitholders, the amount of such unpaid distribution will accrue and accumulate from the last day of the quarter for which such distribution is due until paid in full. Any accrued and unpaid distributions will increase at a rate of 2.8125% per quarter.

Crestwood will not declare or make any distributions in respect of any junior securities (which include the Crestwood common units) or any parity securities, subject to certain limited exceptions, unless and until all accrued and unpaid distributions on the preferred units have been paid in full in cash.

During each of the years ended December 31, 2020, 2019 and 2018, Crestwood made cash distributions to the Crestwood preferred unitholders of approximately $60.1 million. During the nine months ended September 30, 2021 and 2020, Crestwood paid cash distributions to the Crestwood preferred unitholders of approximately $45 million in both periods. For the quarter ended September 30, 2021, Crestwood paid a cash distribution to the Crestwood preferred unitholders of approximately $15  million.

Board Designation Right

Pursuant to that certain Board Representation and Standstill Agreement, dated as of September 30, 2015, by and among Crestwood GP, Crestwood ad the purchasers named therein, if the Distribution Amount is not paid in full in cash for two consecutive calendar quarters, the Crestwood preferred unitholders shall have the right to designate a person to serve on the Crestwood GP Board, and Crestwood and Crestwood GP shall take all actions necessary or advisable to effect such designation. Such designation right will terminate upon the payment by Crestwood of all accrued but unpaid distributions on the Crestwood preferred units then outstanding.

Conversion

One or more Crestwood preferred unitholders may elect, each in its own discretion, (i) to convert all or any portion of the Crestwood preferred units held by such unitholders, in an aggregate amount equaling or exceeding

(a) a number of Crestwood preferred units having an aggregate value of $20.0 million, which value is calculated by multiplying the number of Crestwood preferred units to be converted by $9.1273 or (b) if the value of the Crestwood preferred units (calculated in accordance with clause (a) above) to be converted by the unitholder requesting conversion does not equal or exceed $20.0 million, then all of the Crestwood preferred units held by such unitholder, into Crestwood common units, at ratio of 1:00 to 1:00, subject to adjustment from time to time (the “Conversion Ratio”), subject to the payment of any accrued but unpaid distributions to the date of such conversion and (ii) in the event of our voluntary liquidation, dissolution or winding up, to convert all or any portion of the preferred units held by such Crestwood preferred unitholders into Crestwood common units, at the then applicable Conversion Ratio, subject to payment of any accrued but unpaid distributions to the date of conversion.

At any time, subject to certain liquidity requirements set forth in the Crestwood Partnership Agreement, if the volume-weighted average trading price of the Crestwood common units on the national securities exchange on which the Crestwood common units are then listed (the “VWAP Price”) for 20 trading days over the 30-trading day period ending on the close of trading on the day immediately preceding the date notice is given by Crestwood of election of its conversion right is greater than the quotient of (i) $13.69095 divided by (ii) the then applicable Conversion Ratio, Crestwood GP, in its sole discretion, may convert all or a portion of the outstanding Crestwood preferred units into Crestwood common units, at the then applicable Conversion Ratio, subject to the payment of any accrued but unpaid distributions to the date of conversion. Also, subject to certain liquidity requirements set forth in the Crestwood Partnership Agreement, if the VWAP Price of the common units for 20 trading days over the 30-trading day period ending on the close of trading on the day immediately preceding the date notice is given by Crestwood of the exercise of its conversion right is greater than the quotient of (i) $9.1273 divided by (ii) the then applicable Conversion Ratio, Crestwood GP, in its sole discretion, may convert all, but not less than all, of the outstanding Crestwood preferred units into a number of Crestwood common units equal to the Adjusted Conversion Amount (as defined in the Crestwood Partnership Agreement).

Rights Upon a Change of Control

In the event of any transaction pursuant to which (i) Crestwood GP or any affiliate of Crestwood GP exercises its rights to purchase all of the outstanding Crestwood common units pursuant to the Crestwood Partnership Agreement or (ii) any Person or group of Persons acquires in one or more series of related transactions all of the outstanding Crestwood common units, in each case where the consideration received by the holders of Crestwood common units is comprised of at least 90% cash (each, a “Cash COC Event”), the Crestwood preferred unitholders shall convert the outstanding Crestwood preferred units into Crestwood common units immediately prior to the closing of such Cash COC Event at a conversion ratio equal to the greater of (i) the then applicable Conversion Ratio and (ii) the quotient of (1) the product of (a) $9.1273 multiplied by (b) 101%, divided by (2) the VWAP Price of the Crestwood common units for the 10 consecutive trading days ending immediately prior to the date of closing of the Cash COC Event, subject to a $10.00 per unit floor on Crestwood common units received, subject to the payment of any accrued but unpaid distributions to the date of conversion.

Upon the occurrence of (a) the Crestwood common units no longer being listed or admitted for trading on the New York Stock Exchange or another national securities exchange, (b) any direct or indirect sale, lease, transfer, conveyance or other disposition, in one or more series of related transactions, of all or substantially all of the properties or assets of Crestwood to any Person or (c) any dissolution or liquidation of Crestwood (other than in connection with a bankruptcy proceeding or a statutory winding up) (any of items (a) through (c), or a COC Event, a “Change of Control”), then each Crestwood preferred unitholder shall, at its sole discretion:

(i) convert its Crestwood preferred units into Crestwood common units, at the then applicable Conversion Ratio, subject to the payment of any accrued but unpaid distributions to the date of conversion;

(ii) if (1) either (x) Crestwood is not the surviving entity or (y) Crestwood is the surviving entity but the Crestwood common units are no longer listed on the New York Stock Exchange or another national securities exchange and (2) the consideration per Crestwood common unit exceeds $10.00, requires Crestwood to use its best efforts to deliver to such Crestwood preferred unitholders a mirror security to the preferred units in the surviving entity, which security shall have substantially similar terms, including with respect to economics and structural protections, as the Crestwood preferred units, provided, that if Crestwood is not able to deliver such a mirror security, such Crestwood preferred unitholders shall be entitled to (A) take any action otherwise permitted by clause (i) above or clauses (iii) or (iv) below or (B) convert the Crestwood preferred units held by such Crestwood preferred unitholders into a number of Crestwood common units based on a conversion ratio described in the Crestwood Partnership Agreement;

(iii) if Crestwood is the surviving entity and the consideration per Crestwood common unit exceeds $10.00, continue to hold its Crestwood preferred units; or

(iv) require Crestwood to redeem its Crestwood preferred units at a price of $9.218573 per Crestwood preferred unit, plus accrued and unpaid distributions to the date of such redemption (which redemption may be paid, in the sole discretion of Crestwood GP, in cash or in Crestwood common units, in accordance with the terms of the Crestwood Partnership Agreement).

Voting

The Crestwood preferred units have voting rights that are identical to the voting rights of the Crestwood common units and shall vote with the Crestwood common units as a single class, with each Crestwood preferred unit being entitled to one vote for each Crestwood common unit into which such Crestwood preferred unit is convertible at the then-applicable Conversion Ratio, except that the Crestwood preferred units (subject to certain exclusions) shall be entitled to vote as a separate class on any matter on which all Crestwood unitholders are entitled to vote that adversely affects the rights, powers, privileges or preferences of the Crestwood preferred units in relation to Crestwood’s other securities or as required by law. Subject to certain exceptions, (i) if (a) the three largest Crestwood preferred unitholders, together with all affiliates of such Crestwood preferred unitholders that hold Crestwood preferred units, collectively constitute at least two-thirds (2/3) of the outstanding Crestwood preferred units and (b) GSO COF II Holdings Partners (Facility) LP and Magnetar Financial LLC, and each of their respective affiliates, collectively own at least 35% of the outstanding Crestwood preferred units, then the approval of at least two-thirds (2/3) of the outstanding Crestwood preferred units (subject to certain exclusions) shall be required to approve any matter for which the Crestwood preferred unitholders are entitled to vote as a separate class, and otherwise, (ii) the approval of a majority of the outstanding Crestwood preferred units (subject to certain exclusions) shall be required to approve any matter for which the Crestwood preferred unitholders are entitled to vote as a separate class (each of (i) and (ii), a “Voting Threshold”).

A Change of Control in which consideration to be received by the Crestwood common unitholders has a value of less than $10.00 per Crestwood common unit requires approval of the Crestwood preferred unitholders at the then-applicable Voting Threshold.

The Crestwood preferred units have certain other limited voting rights that are described below in the section titled, “Comparison of Rights of Crestwood Common Unitholders and Oasis Midstream Common Unitholders.”

Transfer Agent and Registrar

AST currently serves as transfer agent and registrar for the Crestwood preferred units.

COMPARISON OF RIGHTS OF CRESTWOOD COMMON UNITHOLDERS AND OASIS MIDSTREAM COMMON UNITHOLDERS

Crestwood and Oasis Midstream are both Delaware limited partnerships. The rights of Crestwood common unitholders are currently governed by the Crestwood Partnership Agreement and the Delaware LP Act. The rights of Oasis Midstream common unitholders are governed by the Second Amended and Restated Agreement of Limited Partnership of Oasis Midstream, dated as of March 30, 2021, and the Delaware LP Act. In the LP Merger, Oasis Midstream common units will be converted into the right to receive Crestwood common units, and the rights of Oasis Midstream common unitholders who receive Crestwood common units will be governed by the Crestwood Partnership Agreement and the Delaware LP Act following the LP Merger.

Set forth below is a discussion of the material differences between the rights of a holder of Crestwood common units, on the one hand, and the rights of a holder of Oasis Midstream common units, on the other hand. Matters with respect to Crestwood common units that require the approval of a “unit majority” require the approval of a majority of the Crestwood common units and Crestwood preferred units voting on an as-if converted basis. This summary does not purport to be a complete discussion of and is qualified in its entirety by reference to the Delaware LP Act and the constituent documents of Crestwood and Oasis Midstream, as applicable. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Oasis Midstream common unitholders should read carefully the relevant provisions of the Crestwood Partnership Agreement and the Oasis Midstream Partnership Agreement. Copies of documents referred to in this summary may be obtained as described under “Where You Can Find More Information.”

Purpose

Crestwood	Oasis Midstream
Crestwood’s stated purpose is to engage in any business activities that its subsidiaries are permitted to engage in or that are approved by Crestwood GP.	Oasis Midstream’s stated purpose is to engage in any business activities that are approved by OMP GP and that lawfully may be conducted by a limited partnership pursuant to the Delaware LP Act.

Outstanding Units; Authorized Capital

Crestwood	Oasis Midstream

Crestwood’s authorized equity interests consist of Crestwood common units, Crestwood preferred units, Class A Units and the Crestwood General Partner Interest.

As of December 3, 2021, Crestwood had outstanding 62,896,457 Crestwood common units, 71,257,445 Crestwood preferred units and the Crestwood General Partner Interest. As of the date of this consent statement/prospectus there are no Class A Units outstanding.

Crestwood’s Partnership Agreement authorizes Crestwood to issue an unlimited number of additional limited partner interests, including preferred units and other equity securities for any partnership purpose at any time, and from time to time, to such persons for such consideration and on such terms and conditions as Crestwood GP shall determine, subject to the approval

Oasis Midstream’s authorized equity interests consist of Oasis Midstream common units.

As of December 3, 2021, Oasis Midstream had outstanding 48,627,680 Oasis Midstream common units.

Oasis Midstream may issue additional partnership interests and derivative instruments for any partnership purpose at any time and from time to time to such persons for such consideration and on such terms and conditions as OMP GP shall determine, all without the approval of any limited partners.

of holders of the Crestwood preferred units with respect to securities that (a) rank senior to the Crestwood preferred units with respect to distributions or (b), in the case of securities pari passu with the Crestwood preferred units with respect to distributions, exceeds $300 million in aggregate face value and is convertible into more than 48,125,000 Crestwood common units.

It is possible that Crestwood will fund acquisitions through the issuance of additional Crestwood common units or other equity securities. Holders of any additional Crestwood common units issued by Crestwood will be entitled to share equally with the then-existing holders of Crestwood common units in distributions of available cash. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of Crestwood common units in Crestwood’s net assets.

In accordance with Delaware law and the provisions of the Crestwood Partnership Agreement, Crestwood may also issue additional partnership securities that have special voting or other rights to which the Crestwood common units are not entitled.

Distributions; Dividends

Crestwood	Oasis Midstream

General. Within 45 days after the end of each quarter, Crestwood will distribute all Available Cash to unitholders of record, including Crestwood common unitholders, Crestwood preferred unitholders and Class A Unitholders, on the applicable record date.

Crestwood preferred unitholders are entitled to a cumulative cash distribution of $0.2111 per quarter in respect of each Crestwood preferred unit, subject to certain adjustments.

See “Description of Crestwood Common Units—Distributions of Available Cash—Definition of Available Cash” for the definition of “Available Cash.”

OMP GP has adopted a cash distribution policy, which it may change from time to time without amendment to the Oasis Midstream Partnership Agreement. Distributions will be made as and when declared by OMP GP.

Distributions of Cash Upon Liquidation

Crestwood	Oasis Midstream
If Crestwood dissolves in accordance with the Crestwood Partnership Agreement, Crestwood will sell or otherwise dispose of its assets in a process called liquidation. Crestwood will first apply the proceeds of liquidation to the payment of its creditors. Crestwood	If Oasis Midstream dissolves in accordance with the Oasis Midstream Partnership Agreement, Oasis Midstream will sell or otherwise dispose of its assets in a process called liquidation. Oasis Midstream will first apply the proceeds of liquidation to the payment

will distribute any remaining proceeds to its unitholders, in accordance with, and to the extent of the positive balances in their respective capital account, as adjusted to reflect any gain or loss upon the sale or other disposition of Crestwood’s assets in liquidation.	of its creditors. Oasis Midstream will distribute any remaining proceeds to its limited partners, in accordance with, and to the extent of the positive balances in their respective capital account, as adjusted to reflect any gain or loss upon the sale or other disposition of Oasis Midstream’s assets in liquidation.

Merge, Sale or Other Disposition of Assets

Crestwood	Oasis Midstream

A merger or consolidation of Crestwood requires the prior consent of Crestwood GP. However, Crestwood GP has no duty or obligation to consent to any merger or consolidation and may decline to do so free of any duty or obligation whatsoever to Crestwood or the limited partners, including any duty to act in the best interests of Crestwood or its unitholders, other than the implied contractual covenant of good faith and fair dealing.

In addition, the Crestwood Partnership Agreement generally prohibits Crestwood GP, without the prior approval of the holders of a unit majority, from selling, exchanging or otherwise disposing of all or substantially all of Crestwood’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approving on behalf of Crestwood the sale, exchange or other disposition of all or substantially all of the assets of the Operating Company, without the approval of holders of a unit majority. Further, the affirmative vote of at least two-thirds (2/3) of the Crestwood preferred units, voting separately as a class, is necessary on any matter (including a merger, consolidation or business combination) that would materially or otherwise adversely affect any of the existing rights, powers, privileges or preferences or duties and obligations of the Crestwood preferred units. Please read “—Voting; Meetings.”

Crestwood GP may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of the assets of Crestwood or the Operating Company and our subsidiaries’ assets without that approval, including with respect to a forced sale of any or all of the assets of Crestwood or the Operating Company pursuant to the foreclosure of, or other recapitalization upon, any such encumbrance.

Crestwood GP is also permitted, in its discretion, without limited partner approval, to merge Crestwood or any member of the Partnership Group into, or convey all

A merger or consolidation of Oasis Midstream requires the prior consent of OMP GP. However, OMP GP, in declining to consent to a merger or consolidation, may act in its sole discretion.

In addition, the Oasis Midstream Partnership Agreement generally prohibits OMP GP, without the prior approval of the holders of a majority of the outstanding Oasis Midstream common units, from selling, exchanging or otherwise disposing of all or substantially all of Oasis Midstream’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) without the approval of holders of a majority of the outstanding Oasis Midstream common units.

OMP GP may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of the assets of Oasis Midstream and its subsidiaries without that approval, including with respect to a forced sale of any or all of the assets of Oasis Midstream and its subsidiaries pursuant to the foreclosure of, or other recapitalization upon, any such encumbrance.

OMP GP is also permitted, in its discretion, without limited partner approval, to convert Oasis Midstream or any of its subsidiaries into a new limited liability entity, to merge Oasis Midstream or any of its subsidiaries into, or convey all of Oasis Midstream’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such merger other than those it receives from Oasis Midstream or any of its subsidiaries if (a) OMP GP has received an opinion of counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any limited partner under the Delaware LP Act or cause Oasis Midstream to be treated as an association taxable as a corporation or otherwise to

of Crestwood’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such merger other than those it receives from Crestwood or other member of the Partnership Group if (i) Crestwood GP has received an opinion of counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any limited partner or any member in the Operating Company or cause Crestwood or the Operating Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of Crestwood into another limited liability entity and (iii) the governing instruments of the new entity provide the limited partners and Crestwood GP with the same rights and obligations as contained in the Crestwood Partnership Agreement.	be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (b) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of Oasis Midstream into another limited liability entity and (c) the governing instruments of the new entity provide the limited partners and OMP GP with the same rights and obligations as contained in the Oasis Midstream Partnership Agreement.

Crestwood General Partner; Oasis Midstream General Partner

Crestwood	Oasis Midstream
Crestwood GP, as the general partner of Crestwood, conducts, directs, and manages all activities of Crestwood. Except as expressly provided in the Crestwood Partnership Agreement, all management powers over the business and affairs of Crestwood are exclusively vested in Crestwood GP, and no limited partner has any management power over the business and affairs of Crestwood. Crestwood GP has full power and authority to do all things and, on such terms, as it determines to be necessary or appropriate to conduct Crestwood’s business.	OMP GP, as the general partner of Oasis Midstream, conducts, directs and manages all activities of Oasis Midstream. Except as expressly provided in the Oasis Midstream Partnership Agreement, but without limitation on the ability of OMP GP to delegate its rights and power to other persons, all management powers over the business and affairs of Oasis Midstream are exclusively vested in OMP GP, and no other partner has any management power over the business and affairs of Oasis Midstream. OMP GP has full power and authority to do all things and, on such terms, as it determines to be necessary or appropriate to conduct Oasis Midstream’s business.

Election of General Partner

Crestwood	Oasis Midstream
Unitholders are not entitled to elect Crestwood GP except as described in “—Withdrawal or Removal of the General Partner” below.	Unitholders are not entitled to elect OMP GP except as described in “—Withdrawal or Removal of the General Partner” below.

Election of Directors of General Partner

Crestwood	Oasis Midstream
Crestwood Directors shall be divided into three classes by a majority of the Directors then in office: Class I, Class II and Class III. The Crestwood Directors initially designated to Class I shall serve for an initial term that	Unitholders are not entitled to elect the directors of OMP GP.

expires at the annual meeting of the limited partners held in 2022, the Crestwood Directors designated to Class II shall serve for an initial term that expires at the annual meeting of limited partners held in 2023, and the Crestwood Directors designated to Class III shall serve for an initial term that expires at the annual meeting of limited partners held in 2024. At each succeeding annual meeting of limited partners beginning with the annual meeting held in 2022, successors to the Crestwood Directors whose term expires at that annual meeting shall be elected for a three-year term.

Each Crestwood Director shall hold office for the term for which such Crestwood Director is elected and thereafter until such Crestwood Director’s successor shall have been duly elected and qualified, or until such Crestwood Director’s earlier death, resignation or removal. If the number of Crestwood Directors is changed, any increase or decrease shall be apportioned among the classes by a majority of the Crestwood Directors then in office so as to maintain the number of Crestwood Directors in each class as nearly equal as possible, and any additional Crestwood Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Crestwood Directors shorten the term of any incumbent Crestwood Director. A majority of the remaining Crestwood Directors may nominate and elect a person to fill any vacancy on the board (including, without limitation, any vacancy caused by an increase in the number of Crestwood Directors on the board). Any Crestwood Director elected to fill a vacancy not resulting from an increase in the number of Crestwood Directors shall have the same remaining term as that of his predecessor. Subject to certain limitations, a Crestwood Director may only be removed for “Cause” (as that term is defined in the Crestwood Partnership Agreement) and by one of the following means:

•  at a meeting of the limited partners upon the affirmative vote of the limited partners holding a unit majority; provided, however, a Crestwood Director may only be removed in such manner if, at the same meeting, limited partners holding a unit majority nominate a replacement Crestwood Director, and limited partners holding a unit majority also vote to elect a replacement Crestwood Director; or

•  upon a vote of the majority of the Crestwood Directors then in office (exclusive of the Crestwood Director subject to the potential removal action).

On November 11, 2021, the Crestwood GP Board increased the size of the Crestwood GP Board from seven to nine directors and elected each of Angela A. Minas and Clay C. Williams to serve as a director, in each case to be effective on January 1, 2022. Ms. Minas and Mr. Williams will serve as Class III directors. In connection with the closing of the Mergers, Crestwood will enter into the director nomination agreement with Oasis Petroleum. The director nomination agreement will grant Oasis Petroleum certain designation rights pursuant to which Oasis Petroleum may cause the Crestwood GP Board to elect the designees selected by Oasis Petroleum. At the closing, and for so long as it and its affiliates own 15% of the issued and outstanding Crestwood common units, Oasis Petroleum may designate two directors to the Crestwood GP Board. Oasis Petroleum may designate one director if Oasis Petroleum and its affiliates hold at least 10% (but less than 15%) of the issued and outstanding Crestwood common units.

Withdrawal or Removal of the General Partner

Crestwood	Oasis Midstream

Crestwood GP may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ notice to the unitholders, and that withdrawal will not constitute a breach of the Crestwood Partnership Agreement. In addition, the Crestwood Partnership Agreement permits Crestwood GP in some instances to sell or otherwise transfer all of its general partner interest of Crestwood without the approval of the unitholders.

If Crestwood GP gives a notice of withdrawal, the holders of a unit majority may, prior to the effective date of such withdrawal, elect a successor general partner. The person so elected as successor general partner will automatically become the successor general partner or managing member, to the extent applicable, of the other members of the Partnership Group of which Crestwood GP is a general partner or a managing member. If, prior to the effective date of Crestwood GP’s withdrawal, a successor is not selected by the unitholders or Crestwood does not receive a withdrawal opinion of counsel regarding limited liability and tax matters, Crestwood will be dissolved in accordance with the Crestwood Partnership Agreement.

Crestwood GP may be removed if such removal is approved by unitholders holding at least 66 2/3% of the outstanding Crestwood common units and Crestwood

OMP GP may withdraw as general partner in compliance with the Oasis Midstream Partnership Agreement after giving 90 days’ notice to the limited partners.

If OMP GP gives a notice of withdrawal, the holders of a majority of the outstanding Oasis Midstream common units may, prior to the effective date of such withdrawal, elect a successor general partner. The person so elected as successor general partner will automatically become the successor general partner or managing member, to the extent applicable, of the other Oasis Midstream subsidiaries of which OMP GP is a general partner or a managing member. If, prior to the effective date of OMP GP’s withdrawal, a successor is not selected by the unitholders or Oasis Midstream does not receive a withdrawal opinion of counsel regarding limited liability and tax matters under the Delaware LP Act, Oasis Midstream will be dissolved in accordance with the Oasis Midstream Partnership Agreement.

OMP GP may not be removed unless the removal is for cause and such removal is approved by unitholders holding at least 66 2/3% of the outstanding units (including units held by OMP GP and its affiliates). Any removal of OMP GP is also subject to the approval of a successor general partner preferred units (including Crestwood common units held by Crestwood GP and its affiliates). The right of the holders of outstanding Crestwood common units and Crestwood preferred units to remove Crestwood GP may not be exercised unless Crestwood has received a withdrawal opinion of counsel regarding limited liability and tax matters. The ownership of more than 33 1/3% of outstanding units by Crestwood GP and its affiliates would give it the practical ability to prevent its removal.

Crestwood will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred in connection with the termination of any employees employed by the departing general partner or its affiliates for the benefit of Crestwood or the other members of the Partnership Group.

by the vote of the holders of a majority of the outstanding common units. The right of the holders of outstanding units to remove OMP GP may not be exercised unless Oasis Midstream has received a withdrawal opinion of counsel regarding limited liability and tax matters under the Delaware LP Act. The ownership of more than 33 1/3% of outstanding units by OMP GP and its affiliates gives it the practical ability to prevent its removal.

Oasis Midstream will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred as a result of the termination of any employees employed for Oasis Midstream’s benefit by the departing general partner or its affiliates.

Voting; Meetings

Crestwood	Oasis Midstream

Beginning in 2022, an annual meeting of the limited partners holding outstanding Crestwood common units and Crestwood preferred units (collectively with the Crestwood common units, “Voting Securities”), such holders of Crestwood preferred units voting on an as converted basis, for the election of Crestwood Directors, and such other matters that Crestwood GP submits to a vote of the limited partners holding Voting Securities, will be held on such date as determined by Crestwood GP. Special meetings of the limited partners holding Voting Securities may be called by Crestwood GP or by limited partners owning 20% or more of the outstanding Voting Securities of the class or classes for which a meeting is proposed.

For the purpose of determining the limited partners entitled to notice of or to vote at any meeting or to give approvals without a meeting, Crestwood GP may set a record date, which date for purposes of notice of a meeting shall not be less than 10 days nor more than 60 days before the date of the meeting.

Except as described below, each record holder of outstanding Voting Securities has a vote according to his percentage interest of the Partnership, any holder of Crestwood preferred units being entitled to vote on an as converted basis. Units held for a person’s account by another person (such as a broker, dealer or bank), in whose name such units are registered, will be voted by such other person in favor of, and at the direction of, the

Except as described below regarding a person or group owning 20% or more of any Oasis Midstream common units outstanding, record holders of Oasis Midstream common units on the record date will be entitled to notice of, and to vote at, meetings of Oasis Midstream’s common unitholders and to act upon matters for which approvals may be solicited.

Subject to certain exceptions, if any person or group other than OMP GP and its affiliates acquires beneficial ownership of 20% or more of any Oasis Midstream common units outstanding, that person or group loses voting rights on all of its units.

If authorized by OMP GP, any action that may be taken without a meeting, without a vote and without prior notice if an approval in writing describing the action so taken is signed by limited partners owning not less than the minimum percentage of partnership interests of the classes or classes for which a meeting has been called that would be necessary to authorize or take that action at a meeting where all limited partners entitled to vote at such meeting were present and voted.

Meetings of Oasis Midstream’s common unitholders may be called by OMP GP or by limited partners owning at least 20% of the outstanding units of the class for which a meeting is proposed. Limited partners may vote either in person or by proxy at beneficial owner unless the arrangement between such persons provides otherwise. Representation in person or by proxy of a majority of the outstanding Voting Securities of the class or classes for which a meeting has been called will constitute a quorum at such meeting (unless a particular action by the limited partners requires approval by a greater percentage of such Voting Securities, in which case the quorum shall be such greater percentage).

Subject to certain exceptions, if any person or group other than Crestwood GP and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units.

At any meeting at which a quorum is present, the act of the limited partners holding a majority of the outstanding Voting Securities entitled to vote at the meeting will be deemed to be the act of all of the limited partners, unless a greater or different percentage is required under the Crestwood Partnership Agreement, in which case the act of the limited partners holding such greater or different percentage of outstanding Voting Securities will be required. At a meeting for the election of Crestwood Directors, such directors are elected by a plurality of votes cast by the limited partners holding outstanding Voting Securities.

If authorized by Crestwood GP, any action that is required or permitted to be taken at a meeting of the limited partners may be taken either at a meeting of the limited partners or without a meeting if consents in writing describing the action so taken are signed by the holders of the minimum percentage of outstanding Voting Securities necessary to authorize or take that action at a meeting.

On November 11, 2021, the Crestwood GP Board increased the size of the Crestwood GP Board from seven to nine directors and elected each of Angela A. Minas and Clay C. Williams to serve as a director, in each case to be effective on January 1, 2022. Ms. Minas and Mr. Williams will serve as Class III directors. In connection with the closing of the Mergers, Crestwood will enter into the director nomination agreement with Oasis Petroleum. The director nomination agreement will grant Oasis Petroleum certain designation rights pursuant to which Oasis Petroleum may cause the Crestwood GP Board to elect the designees selected by Oasis Petroleum. At the closing, and for so long as it and its affiliates own 15% of the issued and outstanding Crestwood common units, Oasis Petroleum may meetings. The holders of a majority of the outstanding Oasis Midstream common units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage. OMP GP may postpone any meeting of Oasis Midstream’s common unitholders one or more times for any reason by giving notice to the unitholders entitled to vote at such meeting. OMP GP may also adjourn any meeting of the unitholders one or more times for any reason, including the absence of a quorum, without a vote of the unitholders.

designate two directors to the Crestwood GP Board. Oasis Petroleum may designate one director if Oasis Petroleum and its affiliates hold at least 10% (but less than 15%) of the issued and outstanding Crestwood common units.

Transfer of General Partner Interests

Crestwood	Oasis Midstream

Crestwood GP may not transfer all or any part of its general partner interest unless:

•  the transferee agrees to assume the rights and duties of Crestwood GP under the Crestwood Partnership Agreement;

•  Crestwood receives an opinion of counsel that such transfer would not result in the loss of limited liability of any limited partner or of any member of the Operating Company, or cause Crestwood to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; and

•  such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of Crestwood GP as the general partner or managing member, if any, of any subsidiary of Crestwood.

At any time, the members of Crestwood GP may sell or transfer all or part of their membership interests of Crestwood GP to an affiliate or a third-party without the approval of Crestwood’s unitholders.

At any time and at its option, OMP GP may transfer all or any of its general partner interest to another person without the approval of the limited partners. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of OMP GP, agree to be bound by the provisions of the Oasis Midstream Partnership Agreement and Oasis Midstream must receive an opinion of counsel regarding certain limited liability and tax matters.

Limited Preemptive Rights

Crestwood	Oasis Midstream

Holders of Crestwood common units do not have preemptive rights under the Crestwood Partnership Agreement to acquire additional Crestwood common units or other partnership interests.

Holders of Crestwood preferred units have preemptive rights with respect to any parity securities.

If at any time Crestwood GP and its affiliates hold more than 80% of the total limited partnership interest of any class then outstanding of Crestwood, Crestwood GP has the right, which it may assign and transfer in whole or in part to Crestwood or any of Crestwood GP’s affiliates, exercisable in its sole discretion, to purchase all but not less than all, of such limited partner interests of such

No person has any preemptive, preferential or other similar right with respect to the issuance of any limited partner interest, whether unissued, held in the treasury or hereafter created.

If at any time OMP GP and its affiliates hold more than 80% of the total limited partnership interest of Oasis Midstream of any class then outstanding, OMP GP has the right, which it may assign and transfer in whole or in part to Oasis Midstream or any of OMP GP’s affiliates, exercisable in its sole discretion, to purchase all but not less than all, of such limited partner interests of such class then outstanding held by Persons other than OMP GP and its affiliates at

class then outstanding held by Persons other than Crestwood GP and its affiliates at the price described in the Crestwood Partnership Agreement.	the price described in the Oasis Midstream Partnership Agreement.

Limited Call Right

Crestwood	Oasis Midstream
If at any time Crestwood GP and its affiliates own more than 80% of Crestwood’s then-issued and outstanding limited partner interests of any class, Crestwood GP will have the right, which it may assign in whole or in part to any of its affiliates or to Crestwood, but not the obligation, to purchase all, but not less than all, of the remaining limited partners interests of the class at a price not less than the then current market price.

If at any time OMP GP and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, OMP GP will have the right, which it may assign and transfer in whole or in part to any of its affiliates or to Oasis Midstream, exercisable in its sole discretion, to purchase all, but not less than all, of the limited partner interests of such class held by persons other than OMP GP and its affiliates.

However, if the issuance pursuant to the Contribution and Simplification Agreement, entered into by Oasis Midstream and OMP GP, cause OMP GP and its affiliates to hold more than 70% of the then-issued and outstanding limited partner interests of any class, the 80% threshold will instead be deemed to be a percentage amount of the then-issued and outstanding limited partner interest of any class equal to the percentage of outstanding limited partnership interest of any class held by OMP GP immediate following the closing date, as ascribed in the Contribution and Simplification Agreement, plus 10%.

Amendment of Governing Documents

Crestwood	Oasis Midstream
General. Amendments to the Crestwood Partnership Agreement may be proposed only by Crestwood GP. In order to adopt a proposed amendment, other than the amendments discussed below, Crestwood GP must seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority. In addition, any amendment that materially or otherwise adversely affect any of the existing rights, powers, privileges or preferences or duties and obligations of the Crestwood preferred units requires the approval of holders of at least two-thirds (2/3) of the outstanding Crestwood preferred units, voting as a separate class.	General. Amendments to the Oasis Midstream Partnership Agreement may be proposed only by OMP GP. However, to the fullest extent permitted by law, OMP GP will have no duty or obligation to propose any amendment and may decline to do so in its sole discretion. In order to adopt a proposed amendment, other than the amendments discussed below which do not require the approval of OMP GP or any limited partner, OMP GP is required to seek written approval of the holders of the number of units required to approve the amendment or to call a meeting of the unitholders to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by holders of a majority of the outstanding Oasis Midstream common units.

Prohibited Amendments. No amendment may be made that would:

•  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to Crestwood GP or any of its affiliates without the consent of Crestwood GP, which consent may be given or withheld in its sole discretion.

The provision of the Crestwood Partnership Agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding Crestwood common units and Crestwood preferred units, voting as a single class (excluding units owned by Crestwood GP and its affiliates).

No Unitholder Approval. Subject to the voting rights of the Crestwood preferred units as described above under “—Voting Rights,” Crestwood GP may generally make amendments to the Crestwood Partnership Agreement without the approval of any limited partner to reflect:

•  a change in Crestwood’s name, the location of Crestwood’s principal place of business, Crestwood’s registered agent or Crestwood’s registered office;

•  the admission, substitution, withdrawal or removal of partners in accordance with the Crestwood Partnership Agreement;

•  a change that, in the sole discretion of Crestwood GP, is necessary or advisable to qualify or continue the qualification of Crestwood as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that the Partnership and the Operating Company will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

•  a change that, in the discretion of Crestwood GP, (i) does not adversely affect the limited partners (including any particular class of partnership interests as compared to other classes of partnership interests) in any material respect, (ii) is necessary or advisable to (A) satisfy any

Prohibited Amendments. No amendment may be made that would:

•  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•  enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, OMP GP or any of its affiliates without its consent, which consent may be given or withheld at its option.

The provision of the Oasis Midstream Partnership Agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding Oasis Midstream common units.

No Unitholder Approval. OMP GP may generally make amendments to the Oasis Midstream Partnership Agreement without the approval of OMP GP or any limited partner to reflect:

•  a change in Oasis Midstream’s name, the location of Oasis Midstream’s principal place of business, Oasis Midstream’s registered agent or Oasis Midstream’s registered office;

•  the admission, substitution, withdrawal or removal of OMP GP or limited partners in accordance with the Oasis Midstream Partnership Agreement;

•  a change that, in the sole discretion of OMP GP, is necessary or advisable to qualify or continue the qualification of Oasis Midstream as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that Oasis Midstream and its subsidiaries will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

•  a change that OMP GP determines (i) does not adversely affect the limited partners (including any particular class of partnership interests as compared to other classes of partnership interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware LP Act) or (B) facilitate the trading of the limited partner interests (including the division of any class or classes of outstanding limited partner interests into different classes to facilitate uniformity of tax consequences within such classes of limited partner interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the limited partner interests are or will be listed for trading, compliance with any of which Crestwood GP determines in its discretion to be in the best interests of Crestwood and the limited partners, (iii) is necessary or advisable in connection with action taken by Crestwood GP in effecting certain distributions, subdivisions or combinations of securities of Crestwood or (iv) is required to effect the intent of the provisions of Crestwood Partnership Agreement or is otherwise contemplated by the Crestwood Partnership Agreement;

•  a change in the fiscal year or taxable year of Crestwood and any changes that, in the discretion of Crestwood GP, are necessary or advisable as a result of a change in the fiscal year or taxable year of Crestwood including, if Crestwood GP shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by Crestwood;

•  an amendment that is necessary, in the opinion of counsel, to prevent Crestwood, or Crestwood GP or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

•  an amendment that, in the discretion of Crestwood GP, is necessary or advisable in connection with the authorization of issuance of any class or series of partnership securities;

in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware LP Act) or (B) facilitate the trading of the Oasis Midstream common units (including the division of any class or classes of outstanding Oasis Midstream common units into different classes to facilitate uniformity of tax consequences within such classes of limited partner interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Oasis Midstream common units are or will be listed for trading, (iii) to be necessary or appropriate in connection with action taken by OMP GP in effecting certain distributions, subdivisions or combinations of securities of Oasis Midstream or (iv) is required to effect the intent expressed in the Registration Statement on Form S-1 (Registration No. 333-217976) as it has been or as it may be amended or supplemented from time to time, filed by Oasis Midstream with the SEC under the Securities Act to register the offering and sale of the Oasis Midstream common units or the intent of the provisions of the Oasis Midstream Partnership Agreement or is otherwise contemplated by the Oasis Midstream Partnership Agreement;

•  a change in the fiscal year or taxable period of Oasis Midstream and any other changes that OMP GP determines to be necessary or appropriate as a result of a change in the fiscal year or taxable period of Oasis Midstream including, if OMP GP shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by Oasis Midstream;

•  an amendment that is necessary, in the opinion of counsel, to prevent Oasis Midstream, or OMP GP or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

•  any amendment expressly permitted in the Crestwood Partnership Agreement to be made by Crestwood GP acting alone;

•  an amendment effected, necessitated or contemplated by a merger agreement that has been approved by the limited partners of Crestwood;

•  an amendment that, in the discretion of Crestwood GP, is necessary or advisable to reflect, account for and deal with appropriately the formation by Crestwood of, or investment by Crestwood in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by Crestwood of activities permitted by the terms of the Crestwood Partnership Agreement;

•  a merger or conveyance (i) that does not result in the loss of the limited liability of any limited partner Crestwood or member of the Operating Company or cause Crestwood or the Operating Company to be treated as an association taxable as a corporation or otherwise to be taxed for federal income tax purposes (to the extent not previously treated as such), (ii) for which the sole purposes is to effect a mere change in the legal form of Crestwood into another limited liability entity and (iii) the governing instruments of the new entity provide the limited partners of Crestwood and Crestwood GP with the same rights and obligations under the Crestwood Partnership Agreement; and

•  any other amendments substantially similar to the foregoing.

The affirmative vote of at least two-thirds (2/3) of the Crestwood preferred units, voting separately as a class, is necessary on any matter (including a merger, consolidation or business combination) that would materially or otherwise adversely affect any of the existing rights, powers, privileges or preferences or duties and obligations of the Crestwood preferred units.

Opinion of Counsel and Limited Partner Approval. Crestwood GP will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in Crestwood being treated as an entity for federal income tax purposes in connection with any of the amendments described above under “—No Unitholder Approval.” No other amendments to the Crestwood Partnership Agreement will become effective without the approval of holders of at least 90% of the

•  an amendment that OMP GP determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Oasis Midstream partnership interests or derivative instruments;

•  any amendment expressly permitted in the Oasis Midstream Partnership Agreement to be made by OMP GP acting alone;

•  an amendment effected, necessitated or contemplated by a merger agreement that has been approved by the limited partners;

•  an amendment that OMP GP determines to be necessary or appropriate to reflect and account for the formation by Oasis Midstream of, or investment by Oasis Midstream in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by Oasis Midstream of activities permitted by the relevant terms of the Oasis Midstream Partnership Agreement;

•  a merger, conveyance or conversion (i) that OMP GP has received an opinion of counsel stating such merger or conveyance does not result in the loss of the limited liability under the Delaware LP Act or of any limited partner or cause Oasis Midstream or any of its subsidiaries to be treated as an association taxable as a corporation or otherwise to be taxed for federal income tax purposes (to the extent not previously treated as such), (ii) for which the sole purpose of such merger, or conveyance is to effect a mere change in the legal form of Oasis Midstream into another limited liability entity and (iii) the governing instruments of the new entity provide the limited partners and OMP GP with substantially the same rights and obligations under the Oasis Midstream Partnership Agreement; and

•  any other amendments substantially similar to the foregoing.

Opinion of Counsel and Unitholder Approval. Any amendment that OMP GP determines adversely affects in any material respect one or more particular classes of limited partners, and is not permitted to be adopted by OMP GP without limited partner approval, will require the approval of at least a majority of the type or class of partnership interests so affected, but no vote will be required by any class or classes of limited partners that OMP GP outstanding Crestwood common units and Crestwood preferred units voting as a single class unless Crestwood first obtains an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of Crestwood’s limited partners. In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the percentage sought to be reduced.

determines are not adversely affected compared to other classes of partnership interest in any material respect.

Any such amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding partnership interests in relation to other classes of partnership interests will require the approval of at least a majority of the type or class of partnership interests so affected. Any such amendment that would reduce the voting percentage required to take any action other than to remove OMP GP or call a meeting of Oasis Midstream’s common unitholders is required to be approved by the affirmative vote of unitholders whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced. Any such amendment that would increase the percentage of units required to remove OMP GP or call a meeting of Oasis Midstream’s common unitholders must be approved by the affirmative vote of unitholders whose aggregate outstanding common units constitute not less than the percentage sought to be increased.

For amendments of the type not requiring unitholder approval, Oasis Midstream’s general partner will not be required to obtain an opinion of counsel that an amendment will neither result in a loss of limited liability to the limited partners nor result in Oasis Midstream being treated as a taxable entity for U.S. federal income tax purposes.

No other amendments to the Oasis Midstream Partnership Agreement will become effective without the approval of holders of at least 90% of Oasis Midstream’s outstanding units, voting as a single class, unless Oasis Midstream first obtains an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of Oasis Midstream’s limited partners.

Indemnification

Crestwood	Oasis Midstream
Under the Crestwood Partnership Agreement, in most circumstances, Crestwood will indemnify the following persons (each a “Crestwood indemnitee”) to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other	Under the Oasis Midstream Partnership Agreement, in most circumstances, to the fullest extent permitted by law, Oasis Midstream will indemnify the following persons (each, an “Oasis Midstream indemnitee”) and hold harmless from and against all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Crestwood indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as a Crestwood indemnitee:

•  Crestwood GP;

•  any departing general partner;

•  any person who is or was an affiliate of Crestwood GP or any departing general partner;

•  any person who is or was a member, partner, officer, director, employee agent or trustee of any member of the Partnership Group, Crestwood GP or any departing partner or any affiliate of any member of the Partnership Group, Crestwood GP or any departing partner; or

•  any person who is or was serving at the request of Crestwood GP or any departing partner or any affiliate of Crestwood GP or any departing partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person;

•  provided, that a person will not be a Crestwood indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

Any indemnification under these provisions will only be out of Crestwood’s assets. Unless it otherwise agrees in its sole discretion, Crestwood GP will not be personally liable for, or have any obligation to contribute or loan funds or assets to Crestwood to enable it to effectuate, such indemnification. Crestwood may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether it would have the power to indemnify the person against liabilities under the Crestwood Partnership Agreement.

Under the Crestwood Partnership Agreement, a Crestwood indemnitee will only be indemnified and held harmless if it acted in good faith and in a manner that such Crestwood indemnitee reasonably believed to be in, or (in the case of a person other than Crestwood GP) not opposed to, the best interests of Crestwood and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Oasis Midstream indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Oasis Midstream indemnitee and acting (or refraining to act) in such capacity:

•  OMP GP;

•  any departing general partner;

•  any person who is or was an affiliate of OMP GP or any departing general partner;

•  any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of Oasis Midstream or any of its subsidiaries, a general partner, any departing general partner or any of their respective affiliates;

•  any person who is or was serving at the request of OMP GP or any departing partner or any affiliate of OMP GP or any departing partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; provided, that a person will not be an Oasis Midstream indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services;

•  any person who controls a general partner or departing general partner; or

•  any person the general partner designates as an Oasis Midstream indemnitee for purposes of the Oasis Midstream Partnership Agreement because such person’s service, status or relationship exposes such person to potential claims, demands, actions, suits or proceedings relating to Oasis Midstream and its subsidiaries’ business and affairs.

Any indemnification under the provisions of the Oasis Midstream Partnership Agreement will only be out of Oasis Midstream’s assets. Unless it otherwise agrees, OMP GP will not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to Oasis Midstream to enable it to effectuate such indemnification. Oasis Midstream may purchase and maintain (or reimburse OMP GP and its affiliates for

presumption that the Crestwood indemnitee acted in a manner contrary to that specified above.	the cost of) insurance against liabilities that may be asserted against, or expenses that may be incurred by, persons in connection with Oasis Midstream’s activities, regardless of whether it would have the power to indemnify such person against liability under the Oasis Midstream Partnership Agreement.

Conflicts of Interest

Crestwood	Oasis Midstream

The Crestwood Partnership Agreement generally provides that transactions in which Crestwood GP has a conflict of interest are permitted and will not result in a breach of its obligations under the Crestwood Partnership Agreement or its duties to Crestwood or its unitholders if the resolution of the conflict is:

•  approved by a majority of the members of the conflicts committee of the Crestwood GP Board (as long as the material facts known to Crestwood GP or any of its affiliates regarding any proposed transaction were disclosed to the conflicts committee at the time it gave its approval);

•  on terms no less favorable to Crestwood than those generally being provided to or available from unrelated third parties; or

•  fair to Crestwood, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to Crestwood).

Crestwood GP may, but is not required to, seek the approval of such resolution from the conflicts committee.

Crestwood GP (including the conflicts committee in connection with any applicable approval) shall be authorized in connection with its determination of what is “fair and reasonable” to Crestwood and in connection with its resolution of any conflict of interest to consider:

•  the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest;

•  any customary or accepted industry practices and any customary or historical dealings with a particular person;

•  any applicable generally accepted accounting practices or principles; and

Whenever a potential conflict of interest exists or arises between OMP GP or any of its affiliates, on the one hand, and Oasis Midstream, its subsidiaries or any OMP GP or any limited partner, any other person who acquires an interest in a partnership interest of Oasis Midstream or any other person who is bound by the Oasis Midstream Partnership Agreement on the other hand, OMP GP may in its discretion:

•  submit any resolution, course of action with respect to or causing such conflict of interest or transaction for “Special Approval” or for approval by the vote of a majority of Oasis Midstream common units (excluding Oasis Midstream common units owned by OMP GP or its affiliates); or

•  adopt a resolution or course of action that has not received “Special Approval” or Oasis Midstream unitholder approval.

If any resolution, course of action or transaction (i) receives “Special Approval”; or (ii) receives approval of a majority of Oasis Midstream’s outstanding common units (excluding Oasis Midstream common units owned by OMP GP or its affiliates), then such resolution, course of action or transaction shall be conclusively deemed to be approved by Oasis Midstream, OMP GP and the limited partners, each person who acquires an interest in a partnership interest of Oasis Midstream and each other person who is bound by the Oasis Midstream Partnership Agreement, and shall not constitute a breach of the Oasis Midstream Partnership Agreement or any similar governing document of Oasis Midstream’s subsidiaries, or any agreement contemplated by the Oasis Midstream Partnership Agreement or any similar governing document of Oasis Midstream’s subsidiaries, or of any fiduciary or other duty or obligation existing at law, in equity or otherwise.

•  such additional factors as Crestwood GP (including the conflicts committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.

Crestwood GP (including the conflicts committee) is not required to consider the interests of any person other than Crestwood, Crestwood GP and the Partnership Group. In the absence of bad faith by Crestwood GP, the resolution, action or terms so made, taken or provided by Crestwood GP with respect to such matter shall not constitute a breach of the Crestwood Partnership Agreement or any other agreement contemplated thereby or a breach of any standard of care or duty imposed therein or, to the extent permitted by law, under the Delaware LP Act or any other law, rule or regulation.

Whenever the Crestwood Partnership Agreement or any other agreement contemplated thereby provides that Crestwood GP or any of its affiliates is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, except as otherwise provided therein, Crestwood GP or such affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, Crestwood, the Operating Company, any limited partner or any assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”) unless another express standard is provided for, or (iii) in “good faith” or under another express standard, Crestwood GP or such affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by the Crestwood Partnership Agreement, the operating agreement of the Operating Company, any other agreement contemplated thereby or under the Delaware LP Act or any other law, rule or regulation. In addition, any actions taken by Crestwood GP or such affiliate consistent with the standards of “reasonable discretion” set forth in the definition of “Available Cash” shall not constitute a breach of any duty of Crestwood GP to Crestwood or the limited partners. Crestwood GP shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business.

Whenever a particular transaction, arrangement or resolution of a conflict of interest is required to be “fair and reasonable” to any person, the fair and reasonable

When OMP GP, acting in its capacity as the general partner of Oasis Midstream, the OMP GP Board or any committee of the OMP GP Board (including the conflicts committee) causes OMP GP to make a determination or take or omit to take any action in such capacity, unless another lesser standard is provided in the Oasis Midstream Partnership Agreement, such determination or taking or omitting to take an action must not be made in bad faith. Neither the OMP GP nor any of its affiliates (including the conflicts committee) will be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard (all of which duties, obligations and standards being waived and disclaimed), under the Oasis Midstream Partnership Agreement or under the Delaware LP Act or any other law, rule or regulation or at equity. Any such determination, action or omission by OMP GP or any of its affiliates (including the conflicts committee) will for all purposes be presumed to have been in good faith. In any proceeding brought by or on behalf of Oasis Midstream, any limited partner, or any other person who acquires a partnership interest or any other person who is bound by the Oasis Midstream Partnership Agreement, challenging such determination, act or omission, the person bringing or prosecuting such proceeding will have the burden of proving that such determination, action or omission was not in good faith.

Whenever OMP GP, not acting in its capacity as general partner of Oasis Midstream, makes a determination or takes or omits to take any action, or any of its affiliates (including the conflicts committee) causes it to do so, then OMP GP, or such affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or omit to take such action free of any fiduciary duty or duty of good faith, or other duty or obligation existing at law, in equity or otherwise whatsoever to Oasis Midstream, to another limited partner, to any person who acquires an interest in a partnership interest or to any other person bound by the Oasis Midstream Agreement, and OMP GP, or such affiliates causing it to do so, will not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any fiduciary or other duty or standard imposed by the Oasis Midstream Partnership Agreement, any group member agreement or any other agreement contemplated by the Oasis Midstream Partnership Agreement or under the Delaware LP Act or any other law, rule or regulation or at equity.

nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.	Whenever the OMP GP Board, any committee of the OMP GP Board (including the conflicts committee), the officers of OMP GP or any of its affiliates make a determination on behalf of OMP GP, or cause the OMP GP to take or omit to take any action, whether in OMP GP’s capacity as the general partner or in its individual capacity, the standards of care applicable to OMP GP will apply to such persons, and such persons shall be entitled to all benefits and rights OMP GP in the Oasis Midstream Partnership Agreement, including waivers and modifications of duties, protections and presumptions, as if such persons were the general partner.

Termination and Dissolution

Crestwood	Oasis Midstream

Crestwood will continue as a limited partnership until dissolved under the Crestwood Partnership Agreement. Crestwood will dissolve upon:

•  the withdrawal, removal, bankruptcy or dissolution of Crestwood GP, unless a successor general partner is elected prior to or on the effective date of such withdrawal, removal, bankruptcy or dissolution and a withdrawal opinion of counsel is received by Crestwood;

•  an election to dissolve Crestwood by Crestwood GP that is approved by the holders of a unit majority;

•  the entry of a decree of judicial dissolution of Crestwood pursuant to the provisions of the Delaware LP Act; or

•  the sale of all or substantially all of the assets and properties of the Partnership Group.

Upon (a) Crestwood’s dissolution following the withdrawal or removal of Crestwood GP and the failure of the limited partners to select a successor general partner, then within 90 days thereafter, or (b) the dissolution upon the bankruptcy or dissolution of Crestwood GP, then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a unit majority may elect to reconstitute Crestwood and continue its business on the same terms and conditions set forth in the Crestwood Partnership Agreement by forming a new limited partnership on terms identical to those set forth in the Crestwood Partnership Agreement and having as the successor general partner a person approved by the holders of a unit majority. Unless such an election is made within the applicable time period as

Oasis Midstream will continue as a limited partnership until dissolved under the Oasis Midstream Partnership Agreement. Oasis Midstream will dissolve upon:

•  An “Event of Withdrawal” of OMP GP, which is deemed to occur upon OMP GP’s (i) voluntary withdrawal from Oasis Midstream by giving written notice to the other general partners and limited partners;(ii) transfer of all its general partner interests, or (iii) removal, which may not occur without cause and without approval of unitholders holding at least 66 2/3% of the outstanding units, bankruptcy or dissolution of OMP GP, unless a successor general partner is elected prior to or on the effective date of such withdrawal, removal, bankruptcy or dissolution and a withdrawal opinion of counsel is received by Oasis Midstream;

•  an election to dissolve Oasis Midstream by OMP GP that is approved by the holders of a majority of the outstanding Oasis Midstream common units;

•  the entry of a decree of judicial dissolution of Oasis Midstream pursuant to the provisions of the Delaware LP Act; or

•  at any time there are no limited partners, unless Oasis Midstream is continued without dissolution in accordance to Delaware law.

Upon (a) Oasis Midstream’s dissolution following the withdrawal or removal of OMP GP and the failure of the limited partners to select a successor

set forth above, Crestwood will conduct only activities necessary to wind up its affairs.	general partner, then within 90 days thereafter, or (b) the dissolution upon the bankruptcy or dissolution of OMP GP, then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a majority of the outstanding Oasis Midstream common units may elect to reconstitute Oasis Midstream and continue its business on the same terms and conditions set forth in the Oasis Midstream Partnership Agreement by appointing as a successor general partner a person approved by the holders of a majority of the outstanding Oasis Midstream common units. Unless such an election is made within the applicable time period as set forth above, Oasis Midstream will conduct only activities necessary to wind up its affairs.

HOUSEHOLDING

Unless Oasis Midstream has received contrary instructions, Oasis Midstream may send a single copy of this consent statement/prospectus to any household at which two or more unitholders reside if Oasis Midstream believes the unitholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce Oasis Midstream’s expenses. Requests for additional copies of this consent statement/prospectus should be directed to Investor Relations, Telephone: (281) 404-9500.

LEGAL MATTERS

The validity of the Crestwood common units to be issued in connection with the LP Merger and being offered by this consent statement/prospectus will be passed upon by Baker Botts L.L.P., Houston, Texas. Certain U.S. federal income tax consequences of the LP Merger and the ownership of Crestwood common units following the LP Merger will be passed upon by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of Crestwood Equity Partners LP appearing in Crestwood Equity Partner LP’s Annual Report (Form 10-K) for the year ended December 31, 2020 (including schedules appearing therein) and the effectiveness of Crestwood Equity Partner LP’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Stagecoach Gas Services LLC appearing in Crestwood Equity Partner LP’s Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Oasis Midstream Partners LP incorporated in this consent statement/prospectus by reference to the Annual Report of Oasis Midstream Partners LP on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Oasis Midstream Partners LP’s significant transactions with related parties as described in Note 5 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Crestwood has filed with the SEC a registration statement under the Securities Act of which this document forms a part, which registers the Crestwood common units to be issued to Oasis Midstream common unitholders in connection with the LP Merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Crestwood and its common units. The rules and regulations of the SEC allow Crestwood and Oasis Midstream to omit certain information that is included in the registration statement from this document.

Crestwood and Oasis Midstream file annual, quarterly and special reports and other information with the SEC. The SEC allows Crestwood and Oasis Midstream to “incorporate by reference” into this consent statement/prospectus the information they file with the SEC, which means that they can disclose important information to you by referring you to those documents. This consent statement/prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. The information incorporated by reference is an important part of this consent statement/prospectus, and information that Crestwood and Oasis Midstream files later with the SEC will automatically update and supersede this information as well as the information included in this consent statement/prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this consent statement/prospectus. Crestwood and Oasis Midstream incorporate by reference the documents listed below and any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing date of the initial registration statement (of which this consent statement/prospectus forms a part) and prior to the effectiveness of the registration statement:

Crestwood’s Filings (SEC File No. 001-34664)

•	Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 26, 2021;

•

Quarterly Reports on Form 10-Q for the three-month period ended March  31, 2021, filed on April 30, 2021, for the three-month period ended June 30, 2021, filed on July 29, 2021, and the three-month period ended September 30, 2021, filed on October 28, 2021;

•	Current Reports on Form 8-K filed on March 26, 2021, March 31, 2021, June 1, 2021, June 10, 2021, July 12, 2021, August 20, 2021, October 28, 2021, November 12, 2021; and

•

the description of the Crestwood common units contained in the Registration Statement filed on Form 8-A filed on March 17, 2010, including Exhibit 4.17 to Crestwood’s Annual Report on Form 10-K for the year ended December 31, 2020, and any other amendments or reports filed for the purpose of updating such description.

Crestwood will provide a copy of any document incorporated by reference in this consent statement/ prospectus and any exhibit specifically incorporated by reference in the documents it incorporates by reference, without charge, by written or oral request directed to Crestwood at the following address and telephone number:

Crestwood Equity Partners LP

811 Main Street, Suite 3400

Houston, Texas 77002

Attn: Investor Relations

(832) 519-2200

Oasis Midstream’s Filings (SEC File No. 001-38212)

•	Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 8, 2021;

•

Quarterly Reports on Form 10-Q for the three-month period ended March  31, 2021, filed on May 7, 2021, for the three-month period ended June 30, 2021, filed on August 9, 2021, and the three-month period ended September 30, 2021, filed on November 4, 2021;

•	Current Reports on Form 8-K filed on March 22, 2021, April 1, 2021, April 19, 2021, June 28, 2021, September 30, 2021, October 8, 2021, October 28, 2021; and

•

the description of the Oasis Midstream common units contained in the Registration Statement filed on Form 8-A filed on September 20, 2017, and including any other amendments or reports, or exhibits thereto, filed for the purpose of updating, changing, or otherwise modifying such description.

Oasis Midstream will provide a copy of any document incorporated by reference in this consent statement/prospectus and any exhibit specifically incorporated by reference in the documents it incorporates by reference, without charge, by written or oral request directed to Oasis Midstream at the following address and telephone number:

Oasis Midstream Partners LP

1001 Fannin Street, Suite 1500

Houston, Texas 77002

Attention: Investor Relations

Telephone: (281) 404-9500

Crestwood and Oasis Midstream also make available free of charge on their website at www.crestwoodlp.com and www.oasismidstream.com, respectively, the reports and other information filed by Crestwood and Oasis Midstream, as applicable, with the SEC, as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. Neither Crestwood’s and Oasis Midstream’s website, nor the information contained on their website, is part of this consent statement/prospectus or the documents incorporated by reference.

The SEC maintains a website that contains reports, proxy and information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) System. EDGAR can be accessed at www.sec.gov. You can find information that Crestwood and Oasis Midstream file with the SEC by reference to their names or to their SEC file numbers.

The information concerning Crestwood contained in this consent statement/prospectus or incorporated by reference has been provided by Crestwood, and the information concerning Oasis Midstream contained in this consent statement/prospectus or incorporated by reference has been provided by Oasis Midstream.

If you request any documents, Crestwood and Oasis Midstream will mail them to you by first class mail, or another equally prompt means, within one business day after receipt of your request.

Neither Crestwood nor Oasis Midstream has authorized anyone to give any information or make any representation about the Mergers, Crestwood or Oasis Midstream that is different from, or in addition to, that contained in this consent statement/prospectus or in any of the materials that have been incorporated by reference. Therefore, if anyone distributes this type of information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this consent statement/prospectus or the solicitation of proxies is unlawful, or you are a person to whom it is unlawful to direct these types or activities, then the offer presented in this consent statement/prospectus does not extend to you. The information contained in this consent statement/prospectus speaks only as of its date, or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

CRESTWOOD EQUITY PARTNERS LP,

PROJECT FALCON MERGER SUB LLC,

PROJECT PHANTOM MERGER SUB LLC,

OASIS MIDSTREAM PARTNERS LP,

OMP GP LLC,

AND,

SOLELY FOR PURPOSES OF SECTION 2.1(a)(i),

CRESTWOOD EQUITY GP LLC

Dated as of October 25, 2021

A-i

A-ii

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Director Nomination Agreement
Exhibit C	Form of Transition Services Agreement
Exhibit D	Form of Master Amendment to Commercial Agreements

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 25, 2021 is by and among Crestwood Equity Partners LP, a Delaware limited partnership (“Parent”), Project Falcon Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (“Merger Sub”), Project Phantom Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (“GP Merger Sub” and together with Merger Sub, the “Merger Subs”), Oasis Midstream Partners LP, a Delaware limited partnership (the “Partnership”), OMP GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and, solely for the purposes of Section 2.1(a)(i), Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of Parent (“Parent GP”).

WITNESSETH:

WHEREAS, the parties intend that (i) Merger Sub be merged with and into the Partnership (the “LP Merger”), with the Partnership surviving the LP Merger as a direct wholly owned subsidiary of Parent, and (ii) GP Merger Sub be merged with and into the General Partner (the “GP Merger” and, together with the LP Merger, the “Mergers”), with the General Partner surviving the GP Merger as a direct wholly owned subsidiary of Parent;

WHEREAS, the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the General Partner (the “GP Board”), by unanimous vote, in good faith, has, among other things, (a) determined that this Agreement and the transactions contemplated hereby, including the LP Merger, are in the best interests of the Partnership and the holders of Partnership Common Units, excluding the General Partner and its Affiliates, (b) approved this Agreement and the transactions contemplated hereby, including the LP Merger (the foregoing constituting Special Approval (as defined in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 30, 2021 (the “Partnership Agreement”)), and (c) recommended to the GP Board the approval of this Agreement and the consummation of the transactions contemplated hereby, including the LP Merger;

WHEREAS, upon the receipt of such approval and recommendation of the Conflicts Committee, the GP Board has, by unanimous vote, in good faith, among other things, (a) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are in the best interests of the Partnership and, with respect to the GP Merger, the General Partner, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers, (c) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, and (d) authorized and directed that the approval of this Agreement and the transactions contemplated hereby be submitted to a vote of the Partnership’s limited partners pursuant to Section 14.3 of the Partnership Agreement and authorized the Partnership’s limited partners to act by written consent pursuant to Section 13.11 of the Partnership Agreement;

WHEREAS, Parent has required, as a condition to its willingness to enter into this Agreement, that the Partnership, the General Partner, Holdings and Oasis Petroleum Inc., a Delaware corporation (the “Sponsor”), simultaneously herewith, enter into a Support Agreement, dated as of the date hereof, by and among the Parent and the other parties thereto (as may be amended from time to time, the “Support Agreement”);

WHEREAS, pursuant to Sections 3.3 and 5.6(b) of the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of March 30, 2021 (the “General Partner LLC Agreement”), OMS Holdings LLC, a Delaware limited liability company (“Sole Member of the General Partner”) has delivered to the GP Board its consent (the “Sole Member Consent”), in Sole Member of the General Partner’s capacity as the sole member of the General Partner (Sole Member of the General Partner, in

such capacity, the “Sole Member”), pursuant to which the Sole Member has (a) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are in the best interests of the Sole Member and the General Partner and (b) approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Mergers, by the General Partner;

WHEREAS, the Board of Directors of Parent GP (the “Parent GP Board”), has (a) determined that it is in the best interests of Parent and the unitholders of Parent, and declared it advisable, for Parent to enter into the Support Agreement and this Agreement, and (b) approved the Support Agreement and this Agreement, the execution, delivery and performance of the Support Agreement and this Agreement and the consummation of the transactions contemplated thereby and hereby, including the Mergers;

WHEREAS, Parent, as the sole member of each of the Merger Subs, has determined that it is in the best interests of each Merger Sub, and declared it advisable, for each Merger Sub to enter into this Agreement, and approved this Agreement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers; and

WHEREAS, Parent, Merger Sub, GP Merger Sub, the Partnership, the General Partner and Parent GP desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub, GP Merger Sub, the Partnership, the General Partner and Parent GP (in the case of Parent GP, solely with respect to Section 2.1(a)(i)) agree as follows:

ARTICLE I.

THE MERGERS

Section 1.1 Pre-Closing Transactions; The Mergers. Prior to the Effective Time, Sponsor, the General Partner and the Partnership shall have caused the transactions set forth in Section 1.1(a) of the Partnership Disclosure Schedule (collectively, the “Pre-Closing Transactions”) to occur.

Section 1.2 The Mergers.

(a) At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware Limited Liability Company Act (as amended, the “Delaware LLC Act”), GP Merger Sub shall be merged with and into the General Partner, whereupon the separate limited liability company existence of GP Merger Sub shall cease, and the General Partner shall continue its limited liability company existence under Delaware Law as the surviving entity in the GP Merger (the “GP Surviving Entity”) and a direct wholly owned subsidiary of Parent.

(b) At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware Revised Uniform Limited Partnership Act (as amended, the “Delaware LP Act”) and the Delaware LLC Act, Merger Sub shall be merged with and into the Partnership, whereupon the separate limited liability company existence of Merger Sub shall cease, and the Partnership shall continue its limited partnership existence under Delaware Law as the surviving entity in the LP Merger (the “Surviving Entity” and, with the GP Surviving Entity, the “Surviving Entities”) with all limited partner interests in the Surviving Entity owned directly by Parent and all general partner interests in the Surviving Entity owned directly by the GP Surviving Entity.

Section 1.3 Closing. The closing of the Mergers (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, at 10:00 a.m., local time, or remotely by exchange of documents and signatures (or their electronic counterparts) as soon as practicable on the second business day after the satisfaction or waiver (to the extent permitted by Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Partnership and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 1.4 Effective Time. On the Closing Date, (a) the General Partner shall file with the Secretary of State of the State of Delaware (the “Secretary of State”) a certificate of merger (the “GP Certificate of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the Delaware LLC Act in order to effect the GP Merger, and make any other filings or recordings as may be required by Delaware Law in connection with the GP Merger, and (b) the Partnership shall file with the Secretary of State a certificate of merger (the “LP Certificate of Merger” and, together with the GP Certificate of Merger, the “Certificates of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the Delaware LP Act and the Delaware LLC Act in order to effect the LP Merger, and make any other filings or recordings as may be required by Delaware Law in connection with the LP Merger. The Certificates of Merger shall be filed with the Secretary of State simultaneously and the Mergers shall become effective concurrently at the time of filing or at such later time as is agreed to by Parent and the Partnership and set forth in each of the GP Certificate of Merger and LP Certificate of Merger in accordance with the relevant provisions of the Delaware LLC Act and the Delaware LP Act (such date and time is hereinafter referred to as the “Effective Time”).

Section 1.5 Effects of the Mergers. The effects of the Mergers shall be as provided in this Agreement and in the applicable provisions of the Delaware LLC Act and the Delaware LP Act. Without limiting the generality of the foregoing, and subject thereto, (a) at the Effective Time, all of the property, rights, privileges, powers and franchises of the General Partner and GP Merger Sub shall vest in the GP Surviving Entity, and all debts, liabilities and duties of the General Partner and GP Merger Sub shall become the debts, liabilities and duties of the GP Surviving Entity, all as provided under the Delaware LLC Act, and (b) at the Effective Time, all of the property, rights, privileges, powers and franchises of the Partnership and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Partnership and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity, all as provided under the Delaware LP Act and the Delaware LLC Act, as applicable.

Section 1.6 Organizational Documents of the Surviving Entities.

(a) At the Effective Time, the Organizational Documents of the General Partner, as in effect immediately prior to the Effective Time, shall remain unchanged and shall be the Organizational Documents of the GP Surviving Entity from and after the Effective Time until thereafter amended in accordance with the provisions thereof and Law, in each case consistent with the obligations set forth in Section 5.10; provided that the GP Certificate of Merger shall amend the General Partner’s certificate of formation to provide that the name of the GP Surviving Entity shall be “OMP GP LLC” and the General Partner’s limited liability company agreement shall be amended automatically at the Effective Time to reflect such name change.

(b) At the Effective Time, the Organizational Documents of the Partnership, as in effect immediately prior to the Effective Time shall remain unchanged and shall be the Organizational Documents of the Surviving Entity from and after the Effective Time until thereafter amended in accordance with the provisions thereof and Law, in each case consistent with the obligations set forth in Section 5.10; provided that, the LP Certificate of Merger shall amend the Partnership’s certificate of limited partnership to provide that the name of the Surviving Entity shall be “Oasis Midstream Partners LP” and the Partnership Agreement shall be amended automatically at the Effective Time to reflect such name change.

Section 1.7 Directors and Officers. The Persons listed on Section 1.7 of the Parent Disclosure Schedule shall be the initial directors and officers of the GP Surviving Entity and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the terms of the limited liability company agreement of the GP Surviving Entity.

ARTICLE II.

CONVERSION OF UNITS; EXCHANGE OF CERTIFICATES

Section 2.1 Effect of the Mergers.

(a) Merger Consideration.

(i) LP Merger. Subject in each case to Section 2.1(e) and Section 2.1(f), at the Effective Time, by virtue of the LP Merger and without any action on the part of the parties or the holders of any securities of the parties:

(A) 6,520,944 Partnership Common Units issued and outstanding immediately prior to the Effective Time and owned by Holdings (the “Sponsor Cash Units”) shall be converted into and shall thereafter represent the right to receive $150,000,000 in cash in the aggregate (the “Cash Consideration”) and each other Partnership Common Unit issued and outstanding immediately prior to the Effective Time owned by the Sponsor or its Subsidiaries (other than the Partnership) (the “Sponsor Equity Units” and, together with the Sponsor Cash Units, the “Sponsor Units”) shall be converted into and shall thereafter represent the right to receive 0.7680 (the “Sponsor Exchange Ratio”) Parent Common Units (the “Sponsor Equity Consideration and, together with the Cash Consideration, the “Sponsor LP Merger Consideration”); and

(B) each Partnership Common Unit issued and outstanding immediately prior to the Effective Time (other than the Sponsor Units), shall be converted into and shall thereafter represent the right to receive 0.8700 (the “Public Holder Exchange Ratio”) Parent Common Units (the “Public Holder Merger Consideration,” and together with Sponsor Equity Consideration, the “Equity Consideration”).

Upon the exchange of Partnership Common Units for the Equity Consideration in accordance with this Article II, each Person that receives Parent Common Units shall be deemed to have made a capital contribution to Parent, and shall be admitted as a limited partner of Parent and Parent GP hereby consents to such admission.

(ii) GP Merger. At the Effective Time, by virtue of the GP Merger and without any action on the part of the parties or the holders of any securities of the parties, (A) all of the limited liability company interests of the General Partner issued and outstanding as of immediately prior to the Effective Time shall be converted into and shall thereafter represent the right to receive $10,000,000 in the aggregate (the “GP Merger Consideration”) and the Sole Member shall cease to be a member of the General Partner and (B) Parent shall be admitted as a member of the GP Surviving Entity, such that following the Effective Time, Parent shall be the sole member of the GP Surviving Entity.

(iii) Sponsor Consideration. Payment of the GP Merger Consideration and the Cash Consideration shall be made on the Closing Date by wire transfer of immediately available funds in the amounts and to the accounts designated in writing by the Sponsor prior to Closing. The issuance of the Sponsor Equity Consideration shall be made on the Closing Date to the Persons designated in writing by the Sponsor prior to the Closing. The payment of the GP Merger Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to the limited liability company interests in the General Partner. The Cash Consideration and the Sponsor Equity Consideration shall be deemed to have been paid and issued, as applicable, in full satisfaction of all rights pertaining to any Sponsor Units.

(b) Partnership GP Interest. At the Effective Time, the Partnership GP Interest shall be unchanged and remain outstanding as a non-economic general partner interest in the Surviving Entity and the GP Surviving Entity, as the successor to the General Partner, shall continue as the general partner of the Surviving Entity.

(c) Conversion of Merger Sub Interests. At the Effective Time, by virtue of the LP Merger and without any action on the part of the holder thereof, the limited liability company interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into, in the aggregate, Partnership Common Units in an amount equal to the number of Partnership Common Units issued and outstanding immediately prior to the Effective Time, and the holder of the limited liability company interests of Merger Sub immediately prior to the Effective Time shall be automatically admitted as a limited partner of the Surviving Entity.

(d) Conversion of GP Merger Sub Interests. At the Effective Time, by virtue of the GP Merger and without any action on the part of the holder thereof, the limited liability company interests of GP Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into 100% of the limited liability company interests of the GP Surviving Entity, and the holder of the limited liability company interests of GP Merger Sub immediately prior to the Effective Time shall be automatically admitted as a member of the GP Surviving Entity.

(e) No Fractional Units. No certificates or scrip representing fractional Parent Common Units shall be issued in the LP Merger. Notwithstanding any other provision of this Agreement, in lieu of receiving a fraction of a Parent Common Unit, all fractional Parent Common Units that a holder of Partnership Common Units would otherwise be entitled to receive pursuant to and in accordance with Section 2.1(a)(i) as Equity Consideration will be aggregated and then, if a fractional Parent Common Unit results from that aggregation, be rounded up to the nearest whole Parent Common Unit.

(f) Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Partnership Common Units or outstanding Parent Common Units shall occur by reason of the occurrence or record date of any unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units or other similar transaction, the LP Merger Consideration, the Sponsor Exchange Ratio, the Public Holder Exchange Ratio and any other similarly dependent items shall be equitably adjusted to provide to Parent, Merger Sub and the holders of Partnership Common Units the same economic effect as contemplated by this Agreement prior to such action, and thereafter, all references in this Agreement to the LP Merger Consideration, the Sponsor Exchange Ratio, the Public Holder Exchange Ratio and any other similarly dependent items shall be references to the LP Merger Consideration, the Sponsor Exchange Ratio, the Public Holder Exchange Ratio and any other similarly dependent items as so adjusted; provided, however, that nothing in this Section 2.1(f) shall be deemed to permit or authorize any party hereto to effect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement.

(g) No Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the LP Merger, GP Merger or the other transactions contemplated hereby.

Section 2.2 Exchange of Certificates.

(a) Exchange Agent. Prior to the Closing Date, Parent shall appoint an exchange agent with the Partnership’s prior approval (which shall not be unreasonably withheld, conditioned or delayed) (the “Exchange Agent”) for the purpose of exchanging Certificates for the Public Holder Merger Consideration. Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, in trust for the benefit of holders of the Partnership Common Units (other than the Sponsor Units), Parent Common Units (which shall be in non-certificated book-entry form) issuable pursuant to this Article II, collectively sufficient to effect the delivery of the Public Holder Merger Consideration to the holders of the Partnership Common Units

(other than Sponsor Units). Following the Effective Time, Parent agrees to make available to the Exchange Agent, from time to time as needed, Parent Common Units issuable and cash sufficient to make any distributions pursuant to Section 2.2(c). All Public Holder Merger Consideration and cash deposited with the Exchange Agent from time to time is hereinafter referred to as the “Exchange Fund.”

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time and in any event not later than the fifth business day following the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of Partnership Common Units (other than Sponsor Units), which at the Effective Time were converted into the right to receive the Public Holder Merger Consideration pursuant to Section 2.1(a)(i)(B), (i) a letter of transmittal (which shall specify that delivery shall be effected, and that risk of loss and title to Certificates shall pass, only upon surrender of such Certificates (including by delivery of the Partnership Common Units, book-entry notation, or affidavits of loss in lieu of delivery thereof as provided in Section 2.2(f)), to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the certificates or book entry notations representing Partnership Common Units (in each case, “Certificates”) in exchange for the Public Holder Merger Consideration and any distributions payable pursuant to Section 2.2(c). Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Partnership Common Units shall be entitled to receive in exchange therefor (subject to withholding tax as specified in Section 2.3), as applicable, the Public Holder Merger Consideration to which such holder is entitled pursuant to Section 2.1(a)(i)(B) and a check in an amount equal to the aggregate amount of cash that such holder has a right to receive pursuant to Section 2.2(c) to which such holder is entitled, and the Partnership Common Units represented by Certificates so surrendered shall forthwith be cancelled. If any cash payment is to be made to, or any Parent Common Units constituting any part of the Public Holder Merger Consideration is to be registered in the name of, a Person other than the Person in whose name the applicable surrendered Partnership Common Unit is registered, it shall be a condition to the payment or registration thereof that the surrendered Certificate be in proper form for transfer and that the Person requesting such payment or delivery of the Public Holder Merger Consideration pay any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Public Holder Merger Consideration (and any amounts to be paid pursuant to Section 2.2(c)) upon such surrender. No interest shall be paid or shall accrue on any amount payable pursuant to this Section 2.2.

(c) Distributions with Respect to Parent Common Units. All Parent Common Units to be issued pursuant to the LP Merger shall be deemed issued and outstanding as of the Effective Time and whenever a distribution is declared by Parent in respect of the Parent Common Units, the record date for which is at or after the Effective Time, that declaration shall include distributions in respect of all Parent Common Units to be issued pursuant to the LP Merger. No distributions with respect to Parent Common Units shall be paid to the holder of any unsurrendered Certificates with respect to the Partnership Common Units represented thereby until such Certificate has been surrendered in accordance with this Article II. Subject to Laws, following surrender of any such Certificate, there shall be paid to the record holder thereof, without interest, (i) promptly after such surrender, the amount of distributions with a record date at or after the Effective Time and a payment date on or prior to the date of such surrender and not theretofore paid with respect to such Parent Common Units and (ii) at the appropriate payment date, the amount of distributions with a record date at or after the Effective Time and a payment date subsequent to the date of such surrender payable with respect to such Parent Common Units.

(d) No Further Ownership Rights in Partnership Common Units; Closing of Transfer Books. All Equity Consideration issued upon the surrender for exchange of Certificates representing Partnership Common Units in accordance with the terms of this Article II or, with respect to Sponsor Units, at Closing in accordance with Section 2.1(a)(iii), and any cash paid pursuant to Section 2.2(c) shall be deemed to have been issued (or paid) in full satisfaction of all rights pertaining to the Partnership Common Units previously represented by such

Certificates or Sponsor Units, as applicable (other than any distribution in respect of the Partnership Common Units with a record date occurring prior to the Effective Time that may have been declared by the Partnership on the Partnership Common Units in accordance with the terms of this Agreement and the Partnership Agreement and which remains unpaid at the Effective Time). After the Effective Time, the transfer books of the Partnership shall be closed, and there shall be no further registration of transfers on the transfer books of the Surviving Entity of the Partnership Common Units that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Partnership Common Units for one year after the Effective Time shall be delivered to Parent upon demand, and any holders of Partnership Common Units who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Public Holder Merger Consideration and any distributions pursuant to Section 2.2(c), in each case without any interest thereon. Any amounts in the Exchange Fund remaining unclaimed by holders of Partnership Common Units immediately prior to such time as such amounts would otherwise escheat to or become the property of any federal, state of the United States, local, foreign, domestic, tribal or multinational government, regulatory or administrative agency, bureau, commission, commissioner, legislature, court, arbitrator, body, entity or other authority or governmental instrumentality (each, a “Governmental Entity”) will, to the extent permitted by Law, become the property of Parent.

(f) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue and pay in exchange for such lost, stolen or destroyed Certificate the Public Holder Merger Consideration and distributions to be paid in respect of the Partnership Common Units represented by such Certificate as contemplated by this Article II.

(g) No Liability. Notwithstanding anything in this Agreement to the contrary, none of the Partnership, the General Partner, Parent, Merger Sub, GP Merger Sub, the Surviving Entity, the GP Surviving Entity, the Exchange Agent or any other Person shall be liable to any former holder of Partnership Common Units for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 2.3 Withholding. Each of Parent, Merger Sub, GP Merger Sub and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Parent, Merger Sub, GP Merger Sub and the Exchange Agent are required to deduct and withhold under Law, with respect to the making of such payment (and to the extent deduction and withholding is required, such deduction and withholding may be taken in Parent Common Units), provided that, in the event Parent, Merger Sub, GP Merger Sub or the Exchange Agent reasonably determines that it is required by Law to deduct or withhold any amount from the consideration otherwise payable pursuant to this Agreement, Parent, Merger Sub, GP Merger Sub or the Exchange Agent, as applicable, shall notify the Partnership and the General Partner of such determination and the parties shall cooperate in good faith to minimize to the extent permissible under Law the amount of any such deduction or withholding, including by providing any certificates or forms that are reasonably requested to establish an exemption from (or reduction in) any such deduction or withholding. To the extent that amounts are so deducted or withheld and paid over to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. If withholding is taken in Parent Common Units, Parent, Merger Sub, GP Merger Sub or the Exchange Agent, as applicable, shall be treated as having sold such Parent Common Units for an amount of cash equal to the fair market value of such Parent Common Units at the time of such deemed sale.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND THE

GENERAL PARTNER

Except as disclosed in (a) the Partnership SEC Documents filed or furnished prior to the date hereof (excluding any disclosure set forth in any such Partnership SEC Document under the heading “Risk Factors” or in any section relating to forward-looking statements) or (b) the disclosure schedule delivered by the Partnership to Parent immediately prior to the execution of this Agreement (the “Partnership Disclosure Schedule”), each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein (provided that (i) disclosure in any section of the Partnership Disclosure Schedule shall be deemed to be disclosed with respect to any other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on the face of such disclosure notwithstanding the omission of a reference or a cross reference thereto and (ii) the mere inclusion of an item in such Partnership Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or would reasonably be expected to have a Partnership Material Adverse Effect), each of the Partnership and the General Partner, jointly and severally, represents and warrants to Parent, Merger Sub and GP Merger Sub as follows, in each case assuming that the Pre-Closing Transactions were effected prior to the date hereof:

Section 3.1 Qualification, Organization, Subsidiaries, etc.

(a) Each of the Partnership, the General Partner and their respective Subsidiaries is a legal entity duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of organization or formation and has all requisite limited partnership, limited liability company or other applicable power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not have, individually or in the aggregate, a Partnership Material Adverse Effect. Each of the Partnership, the General Partner and their respective Subsidiaries is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

(b) The Partnership has made available to Parent prior to the date of this Agreement true and complete copies of the Organizational Documents of the Partnership and the General Partner.

Section 3.2 Capitalization.

(a) As of the execution of this Agreement, the issued and outstanding Equity Interests of the Partnership consisted solely of (i) 48,627,680 Partnership Common Units (including 57,738 Partnership Common Units subject to Partnership Restricted Unit Awards) and (ii) the non-economic general partner interest (the “Partnership GP Interest”). All outstanding Partnership Common Units are duly authorized, validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and free of preemptive rights (except as set forth in the Organizational Documents of the Partnership). The Sponsor indirectly owns (i) all of the issued and outstanding limited liability company interests in the General Partner, and all such limited liability company interests have been duly authorized, and validly issued, and are fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act) and free of preemptive rights (except as set forth in the Organizational Documents of the Partnership and the General Partner) and (ii) 33,846,032 Partnership Common Units. The Partnership GP Interest has been duly authorized and validly issued.

(b) Neither the Partnership, the General Partner nor any of their respective Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the unitholders of the Partnership on any matter.

(c) Other than the Support Agreement, there are no voting trusts or other agreements or understandings to which the Partnership, the General Partner or any of their respective Subsidiaries is a party with respect to the Equity Interests of the Partnership, the General Partner or any of their respective Subsidiaries.

(d) The Partnership or a Subsidiary of the Partnership owns, directly or indirectly, all of the issued and outstanding Equity Interests of each Subsidiary of the Partnership, free and clear of any preemptive rights and any Liens other than Partnership Permitted Liens, and all of such Equity Interests are duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act or other similar Laws in any jurisdiction in which such Subsidiary is organized) and free of preemptive rights. Except for the Equity Interests in the Partnership’s Subsidiaries and except as set forth in Section 3.2(d) of the Partnership Disclosure Schedule, neither the General Partner, the Partnership nor any of its Subsidiaries owns, directly or indirectly, any Equity Interests in any Person.

(e) The General Partner is the sole general partner of the Partnership. The General Partner is the sole record and beneficial owner of the Partnership GP Interest. The General Partner owns the Partnership GP Interest free and clear of any Liens, other than Liens arising under or pursuant to the Organizational Documents of the Partnership and Liens imposed by applicable securities Laws. The General Partner has no assets, liabilities or obligations of any nature other than those incident to serving as the general partner of the Partnership.

Section 3.3 Authority; Noncontravention.

(a) Each of the Partnership and the General Partner has the requisite limited partnership or limited liability company power and authority, as applicable, to enter into this Agreement and, subject to the adoption of this Agreement by holders of a majority of the outstanding Partnership Common Units, voting as a single class, entitled to vote thereon (the “Requisite Unitholder Approval”), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, have been duly and validly authorized by the Sole Member, and the GP Board on behalf of the Partnership and the General Partner and, except for the Requisite Unitholder Approval, no other actions or proceedings on the part of the Partnership or the General Partner are necessary to authorize the adoption of this Agreement or consummation of the transactions contemplated hereby. The Requisite Unitholder Approval represents the only vote or consent of the holders of any class or series of the Partnership’s limited partner interests or other equity securities necessary to approve the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Partnership and the General Partner, and, assuming this Agreement constitutes the legal, valid and binding agreement of the counterparties hereto, this Agreement constitutes the legal, valid and binding agreement of the Partnership and the General Partner and is enforceable against the Partnership and the General Partner in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Equitable Exceptions”).

(b) Other than in connection with or in compliance with (i) the Delaware LP Act, (ii) the Delaware LLC Act, (iii) the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), (iv) the Securities Act of 1933, as amended, and the rules promulgated thereunder (the “Securities Act”), (v) applicable state securities, takeover and “blue sky” Laws, (vi) the filing of the Certificates of Merger with the Secretary of State, (vii) the rules and regulations of The Nasdaq Stock Market LLC, (viii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and (ix) rules and regulations of the Securities and Exchange Commission (the “SEC”) in connection with the filing with the SEC of a combined consent solicitation statement/prospectus in preliminary and definitive form in connection with the solicitation by the Partnership of written consents from the unitholders of the Partnership Common Units (the “Combined Consent Statement/Prospectus”), which shall include a form of consent that may be executed by the public unitholders of the Partnership Common Units in connection with the Requisite Unitholder Approval (collectively, the “Partnership Approvals”), and, subject to the accuracy of the representations and warranties of Parent and each of the Merger Subs in Section 4.3(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under Law, for the consummation by the Partnership or the General Partner of the transactions contemplated by this Agreement, except for such authorizations, consents, orders, licenses, permits, approvals or filings that are not required to be obtained or made prior to consummation of such transactions or that, if not obtained or made, would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c) The execution and delivery by the Partnership and the General Partner of this Agreement do not, and, assuming the Partnership Approvals are obtained, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any loss, or suspension, limitation or impairment of any right of the Partnership or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement (except to the extent contemplated by the Partnership Credit Facility), note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, or license binding upon the Partnership, the General Partner or any of their respective Subsidiaries or result in the creation of any Liens other than Partnership Permitted Liens, in each case, upon any of the properties or assets of the Partnership, the General Partner or any of their respective Subsidiaries, (ii) conflict with, result in any violation of any provision of or require the consent of any Person (other than the Requisite Unitholder Approval or Partnership Approvals) under the Organizational Documents of the Partnership, the General Partner or any of their respective Subsidiaries or (iii) conflict with or violate any Laws, except in the case of clauses (i) and (iii) for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, accelerations, or Liens as would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

(d) Pursuant to Sections 3.3 and 5.6(b) of the General Partner LLC Agreement, the GP Board has obtained the Sole Member Consent, pursuant to which the Sole Member has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Sole Member and the General Partner and (ii) approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Merger, by the General Partner.

(e) The Conflicts Committee, at a meeting duly called and held at which all members thereof were present, by unanimous vote, in good faith, has, among other things, (i) determined that this Agreement and the transactions contemplated hereby, including the LP Merger, are in the best interests of the Partnership and the holders of Partnership Common Units excluding the General Partner and its Affiliates, (ii) approved this Agreement and the transactions contemplated hereby, including the LP Merger (the foregoing constituting Special Approval (as defined in the Partnership Agreement)) and (iii) recommended to the GP Board approval of this Agreement and the consummation of the transactions contemplated hereby, including the LP Merger.

(f) The GP Board (acting, in part, based upon the receipt of the approval and recommendation of the Conflicts Committee), at a meeting duly called and held at which all members thereof were present, has, by unanimous vote, in good faith, among other things, (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are in the best interests of the Partnership and with respect to the GP Merger, the General Partner (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers, (iii) approved the execution, delivery and performance of this

Agreement and the consummation of the transactions contemplated hereby, including the Mergers, and (iv) authorized and directed that the approval of this Agreement and the transactions contemplated hereby be submitted to a vote of the Partnership’s limited partners pursuant to Section 14.3 of the Partnership Agreement and authorized the Partnership’s limited partners to act by written consent pursuant to Section 13.11 of the Partnership Agreement.

Section 3.4 Reports and Financial Statements.

(a) The Partnership and each of its Subsidiaries has filed or furnished all forms, documents, reports, schedules, certifications, prospectuses, registration and other statements required to be filed or furnished by it with the SEC since January 1, 2019 (collectively with all documents filed or furnished on a voluntary basis on Form 8-K, in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Partnership SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, the Partnership SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Partnership SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in the Partnership SEC Documents as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Partnership SEC Documents and none of the Partnership SEC Documents is the subject of ongoing SEC review or investigation.

(b) The consolidated financial statements (including all related notes and schedules) of the Partnership included in the Partnership SEC Documents fairly present in all material respects the consolidated financial position of the Partnership and its consolidated Subsidiaries, as at the respective dates thereof (if amended, as of the date of the last such amendment), and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with the generally accepted accounting principles in the United States (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 3.5 Internal Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Partnership’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Partnership in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the General Partner’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The General Partner’s management has completed an assessment of the effectiveness of the Partnership’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2020, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of the General Partner has disclosed to the Partnership’s auditors and the audit committee of the GP Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Partnership’s ability to report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Parent prior to the date hereof.

Section 3.6 No Undisclosed Liabilities.

(a) Except (i) as reflected or reserved against in the Partnership’s consolidated balance sheet as of June 30, 2021 (the “Balance Sheet Date”) (including the notes thereto) included in the Partnership SEC Documents, (ii) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, (iii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business, (iv) for liabilities and obligations that have been discharged or paid in full or (v) as expressly permitted or required by this Agreement, neither the Partnership nor any Subsidiary of the Partnership has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Partnership and its consolidated Subsidiaries (including the notes thereto), other than those that would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

(b) Neither the Partnership nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Partnership and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet financing arrangements, where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Partnership in the Partnership’s published financial statements or any Partnership SEC Documents.

Section 3.7 Compliance with Law; Permits.

(a) The Partnership and its Subsidiaries are in compliance with, and are not in default under or in violation of any Laws, except where such non-compliance, default or violation would not have, individually or in the aggregate, a Partnership Material Adverse Effect. Since January 1, 2019, neither the Partnership nor any of its Subsidiaries has received any written notice from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

(b) The Partnership and its Subsidiaries are in possession of all Permits necessary for the Partnership and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the “Partnership Permits”), except where the failure to have obtained or filed any of the Partnership Permits would not have, individually or in the aggregate, a Partnership Material Adverse Effect. All Partnership Permits are valid and in full force and effect except where the failure to be in full force and effect, would not have, individually or in the aggregate, a Partnership Material Adverse Effect. The Partnership and each of its Subsidiaries are in compliance with the terms and requirements of all Partnership Permits, except where the failure to be in compliance would not have, individually or in the aggregate, a Partnership Material Adverse Effect. As of the date of this Agreement, to the Knowledge of the Partnership, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Partnership or any of its Subsidiaries under, any Partnership Permit, or has caused (or would cause) an applicable Governmental Entity to fail to or refuse to issue, renew or extend any Partnership Permit (in each case, with or without notice or lapse of time or both), except for such violations, breaches, defaults, losses, accelerations or failures that would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c) Without limiting the generality of Section 3.7(a), the Partnership, each of its Subsidiaries, and, to the Knowledge of the Partnership, each joint interest owner, consultant, agent, or representative of any of the foregoing (in their respective capacities as such), (i) has not violated the U.S. Foreign Corrupt Practices Act (the “FCPA”), and any other U.S. and foreign anti-corruption Laws that are applicable to the Partnership or its Subsidiaries; (ii) has not, to the Knowledge of the Partnership, been given written notice by any Governmental Entity of any facts which, if true, would constitute a violation of the FCPA or any other U.S. or foreign anti-

corruption Laws by any such Person; and (iii) to the Knowledge of the Partnership, is not being (and has not been) investigated by any Governmental Entity except in each case as would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

Section 3.8 Environmental Laws and Regulations.

(a) Except as would not have, individually or in the aggregate, a Partnership Material Adverse Effect: (i) there are no investigations, actions, suits or proceedings (whether administrative or judicial, civil or criminal) pending or, to the Knowledge of the Partnership, threatened in writing against or affecting the Partnership, any of its Subsidiaries, or any of their respective assets or operations, or to the Knowledge of the Partnership, against any Person or entity whose liability the Partnership or any of its Subsidiaries has retained or assumed either contractually or by operation of law, alleging non-compliance with or other liability under any Environmental Law, (ii) the Partnership and its Subsidiaries are in compliance with all Environmental Laws, (iii) there has been no release of Hazardous Materials at any Partnership Real Property or, to the Knowledge of the Partnership, formerly owned, leased or operated by the Partnership or any Subsidiary of the Partnership that has given rise or could reasonably be expected to give rise to the Partnership or any Subsidiary of the Partnership incurring any remedial obligation or corrective action requirement under applicable Environmental Law, (iv) to the Knowledge of the Partnership, no Hazardous Material has been disposed of or transported in violation of any applicable Environmental Law from any property currently or formerly owned, leased or operated by the Partnership or any Subsidiary of the Partnership or as a result of any operations or activities of the Partnership or any Subsidiary of the Partnership, (v) the Partnership is not party to any order or subject to any judgment or decree relating to compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials that imposes any obligation on the Partnership or any of its Subsidiaries under any Environmental Law, (vi) there have been no ruptures or explosions in the Partnership’s Systems resulting in claims for personal injury, loss of life or material property damage, except to the extent any claims related to such ruptures or explosions have been fully resolved, and (vii) to the Partnership’s Knowledge, there are no defects, corrosion or other damage to any of the Partnership’s Systems that would reasonably be expected to result in a pipeline integrity failure.

(b) Notwithstanding any other language in this Agreement, this Section 3.8 contains the Partnership’s sole representations with respect to Environmental Law or Hazardous Materials.

Section 3.9 Employee Benefit Plans.

(a) Section 3.9(a) of the Partnership Disclosure Schedule lists all material Partnership Benefit Plans and material Old Plans. With respect to each material Partnership Benefit Plan and each material Old Plan, the Partnership has made available to Parent complete and accurate copies of (A) such Benefit Plan, including any amendment thereto, (B) a written description of any such Benefit Plan if such plan is not set forth in a written document and (C) the most recent Internal Revenue Service determination letter (if any).

(b) Except as would not have, individually or in the aggregate, a Partnership Material Adverse Effect: (i) the Partnership Benefit Plans have been maintained and administered in compliance with their terms and with Law, including ERISA and the Code to the extent applicable thereto, and (ii) all contributions and payments required to be made under the terms of the Partnership Benefit Plans have been timely made or, if not yet due, have been properly reflected in Parent’s financial statements in accordance with GAAP.

(c) None of the Partnership, the General Partner or any of their respective Subsidiaries sponsor, maintain, contribute to, or is required to contribute to, or has any liability with respect to, any plan or arrangement which provides retiree health, medical, life or other welfare benefits, except pursuant to the continuation coverage requirements of Section 601 et seq. of ERISA or Section 4980B of the Code.

(d) None of the Partnership, the General Partner or any of their respective ERISA Affiliates has in the last six years sponsored, maintained, contributed to or been required to contribute to, or has any liability with respect to, any Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or a multiemployer plan (as defined in Section 3(37) of ERISA).

(e) Except as contemplated by Section 5.5 and Section 5.6, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event: (i) entitle any current or former employee, consultant, officer or other service provider of the Partnership, the General Partner or their respective Subsidiaries (or, to the Knowledge of the Partnership and the General Partner, Seconded Employees), to any material payment, (ii) accelerate the time of payment or vesting, or materially increase the amount, of compensation due any such employee, consultant, officer or other service provider of the Partnership, the General Partner or their respective Subsidiaries, (iii) trigger any funding (through a grantor trust or otherwise) of material compensation or benefits, or (iv) trigger any other material compensatory obligation, benefit (including loan forgiveness), requirement or restriction.

(f) No amount or benefit that would be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee or other service provider of the Partnership, the General Partner or their respective Subsidiaries who is a “disqualified individual” (within the meaning of Section 280G of the Code) would reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.

(g) No Partnership Benefit Plan nor any award thereunder constitutes non-qualified deferred compensation under Section 409A of the Code. No director, officer, employee or service provider of the Partnership, the General Partner or their respective Subsidiaries is entitled to a gross-up, make-whole, reimbursement or indemnification payment with respect to Taxes imposed under Section 409A or Section 4999 of the Code.

(h) Except as would not have, individually or in the aggregate, a Partnership Material Adverse Effect, there are no pending or, to the Knowledge of the Partnership and the General Partner, threatened claims by any employee or beneficiary covered under any Partnership Benefit Plan or otherwise involving any Partnership Benefit Plan (other than routine claims for benefits).

(i) No Partnership Benefit Plan provides benefits or compensation to any employees or other service providers who reside or perform services primarily outside of the United States.

Section 3.10 Absence of Certain Changes or Events. From the Balance Sheet Date, there has not been a Partnership Material Adverse Effect.

Section 3.11 Investigations; Litigation. Except as would not have, individually or in the aggregate, a Partnership Material Adverse Effect, (a) there is no investigation or review pending (or, to the Knowledge of the Partnership, threatened) by any Governmental Entity with respect to the Partnership or any of its Subsidiaries, (b) there are no actions, suits, inquiries, investigations, proceedings, subpoenas, civil investigative demands or other requests for information relating to potential violations of law pending (or, to the Knowledge of the Partnership, threatened) against or affecting the Partnership or any of its Subsidiaries or any of their respective assets or operations, and (c) there are no orders, judgments or decrees of, or before, any Governmental Entity against or affecting the Partnership or any of its Subsidiaries or any of their respective assets or operations.

Section 3.12 Information Supplied. None of the information provided in writing by the Partnership or the General Partner specifically for inclusion or incorporation by reference in (a) the Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Units in the LP Merger and in which the Combined Consent Statement/Prospectus will be included as a prospectus (including any amendments or supplements, the “Form S-4”) will, at the time the Form S-4 is filed with the SEC and becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) the Combined Consent Statement/Prospectus will, on the date it is first mailed to the Partnership’s unitholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Combined Consent Statement/Prospectus and the Form S-4 (solely with respect to the portion thereof based on information supplied by the Partnership or the General Partner or any of their respective Subsidiaries for inclusion or incorporation by reference therein, but excluding any portion thereof based on information supplied by or on behalf of Parent or the Merger Subs for inclusion or incorporation by reference therein, with respect to which no representation is made by the Partnership or any of its Subsidiaries) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing provisions of this Section 3.12, no representation or warranty is made by the Partnership with respect to information or statements made or incorporated by reference in the Form S-4 or the Combined Consent Statement/Prospectus that were not specifically supplied in writing by or on behalf of the Partnership or the General Partner.

Section 3.13 Regulatory Matters.

(a) Except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect, there are no proceedings pending, or to the Knowledge of Partnership, threatened in writing, alleging that Partnership or any of its Subsidiaries is in material violation of the Natural Gas Act, 15 U.S.C. § 717, et seq. (the “NGA”), the Natural Gas Policy Act of 1978, 15 U.S.C. § 3301, et seq. (the “NGPA”), the Interstate Commerce Act, 49 U.S.C. App. § 1, et seq. (1988) (the “ICA”), the Federal Power Act, 16 U.S.C. § 791a, et seq. (the “FPA”), or the Public Utility Holding Company Act of 2005, 42 U.S.C. §§ 16451-16453 (“PUHCA”), or the rules and regulations promulgated thereunder, or the laws, rules and regulations of any state public utility commission or department in a state within which the Partnership or any of its Subsidiaries operates, as the case may be.

(b) Except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect, all filings (other than immaterial filings) required to be made by the Partnership or any of its Subsidiaries since January 1, 2019, with the (i) Federal Energy Regulatory Commission (“FERC”) under the NGA, the NGPA, the ICA, the FPA, PUHCA, or the rules and regulations promulgated thereunder, (ii) the Department of Energy or (iii) any state public utility commission or department in a state within which the Partnership or any of its Subsidiaries operates, as the case may be, have been made, including all forms, statements, reports, notices, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such filings complied, as of their respective dates, and, as amended or supplemented, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder.

Section 3.14 Tax Matters. Except as would not have, individually or in the aggregate, a Partnership Material Adverse Effect:

(a) all Tax Returns that were required to be filed by or with respect to the General Partner, the Partnership or any of the Partnership’s Subsidiaries have been duly and timely filed, and all such Tax Returns are true, correct and complete;

(b) all Taxes owed by the General Partner, the Partnership or any of the Partnership’s Subsidiaries, or for which the General Partner, the Partnership or any such Subsidiaries may be liable, that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established;

(c) all Tax withholding and deposit requirements imposed on or with respect to the General Partner, the Partnership or any of the Partnership’s Subsidiaries have been satisfied in full in all respects;

(d) there are no Liens (other than Partnership Permitted Liens) on any of the assets of the General Partner, the Partnership or any of the Partnership’s Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax;

(e) there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of the General Partner, the Partnership or any of the Partnership’s Subsidiaries;

(f) there is no written claim against the General Partner, the Partnership or any of the Partnership’s Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened in writing with respect to any Taxes or Tax Return of or with respect to the General Partner, the Partnership or any such Subsidiaries;

(g) no claim has ever been made by an authority in a jurisdiction where the General Partner, the Partnership or any of the Partnership’s Subsidiaries does not file Tax Returns that the General Partner, the Partnership or such Subsidiary is or may be subject to taxation in that jurisdiction;

(h) there is not in force any extension of time (other than customary extensions) with respect to the due date for the filing of any Tax Return of or with respect to the General Partner, the Partnership or any of the Partnership’s Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to any of the General Partner, the Partnership or any such Subsidiaries;

(i) none of the General Partner, the Partnership or any of the Partnership’s Subsidiaries will be required to include any amount in income for any taxable period as a result of a change in accounting method or adjustment under Section 482 of the Code for any taxable period ending on or before the Closing Date, pursuant to any agreement with any Tax authority with respect to any such taxable period, as a result of an intercompany transaction, an installment sale or open transaction disposition entered into on or prior to the Closing Date or the cash method of accounting or long-term contract method of accounting utilized prior to the Closing Date;

(j) none of the General Partner, the Partnership or any of the Partnership’s Subsidiaries is a party to a Tax allocation, sharing or indemnity agreement or arrangement, and no payments are due or will become due by the General Partner, Partnership or any such Subsidiaries pursuant to any such agreement or arrangement or any Tax indemnification agreement;

(k) none of the General Partner, the Partnership or any of the Partnership’s Subsidiaries has been a member of an affiliated, combined, consolidated, unitary or similar group with respect to Taxes (including any affiliated group within the meaning of Section 1504 of the Code and any similar group under state, local or non-U.S. law) or has any liability for the Taxes of any Person (other than the General Partner, the Partnership or any such Subsidiaries), as a transferee or successor, by contract, or otherwise (other than Taxes arising in ordinary course commercial arrangements not primarily related to Taxes);

(l) none of the General Partner, the Partnership or any of the Partnership’s Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4;

(m) the Partnership and each of the Partnership’s Subsidiaries that is classified as a partnership for U.S. federal income tax purposes has in effect a valid election under Section 754 of the Code;

(n) the Partnership is properly classified as a partnership for U.S. federal income tax purposes, and not as an association or a publicly traded partnership taxable as a corporation under Section 7704 of the Code, and has been properly treated as such since its formation;

(o) the General Partner is properly disregarded as an entity separate from the Sponsor for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3(b); and

(p) neither the General Partner nor the Partnership is aware of the existence of any fact, or has taken or agreed to take any action, that could reasonably be expected to prevent or impede the LP Merger from being treated in accordance with the Intended Tax Treatment for U.S. federal income tax purposes.

Notwithstanding any other language in this Agreement, Section 3.9 and Section 3.14 contain the Partnership’s sole representations with respect to Tax matters.

Section 3.15 Employment and Labor Matters.

(a) Except as set forth on Section 3.15(a) of the Partnership Disclosure Schedule, (i) neither the Partnership, the General Partner nor any of their Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor union, labor organization or other similar collective bargaining representative applicable to employees of, or individuals who provide services with respect to, the Partnership, the General Partner or any of their Subsidiaries, (ii) there are no existing or, to the Knowledge of the Partnership, threatened strikes or lockouts with respect to any employees of, or individuals who provide services primarily with respect to, the Partnership, the General Partner or any of their Subsidiaries, (iii) to the Knowledge of the Partnership, there is no union organizing effort pending or threatened with respect to any employees of the Partnership, the General Partner, or their respective Subsidiaries (such individuals, other than the Seconded Employees, are referred to herein as the “Partnership Employees”) or the Seconded Employees, (iv) there is no material unfair labor practice, labor dispute (other than, in each case, routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Partnership, threatened with respect to Partnership Employees or, to the Knowledge of the Partnership and the General Partner, the Seconded Employees and (v) there is no slowdown or work stoppage in effect or, to the Knowledge of the Partnership, threatened with respect to Partnership Employees or individuals who provide services primarily with respect to the Partnership or, to the Knowledge of the Partnership and the General Partner, the Seconded Employees, the General Partner or any of their respective Subsidiaries. The Seconded Employees are not covered by any collective bargaining or similar agreement with any labor union, labor organization or similar collective bargaining representative.

(b) The Partnership, the General Partner and their Subsidiaries are, and since January 1, 2019 have been, in all material respects, in compliance with all Laws respecting (i) employment and employment practices, (ii) terms and conditions of employment and wages and hours, and (iii) unfair labor practices. None of the Partnership, the General Partner or any of their Subsidiaries has any material liabilities under the Worker Adjustment and Retraining Notification Act of 1998 as a result of any action taken since January 1, 2019.

Section 3.16 Intellectual Property. Except as would not have, individually or in the aggregate, a Partnership Material Adverse Effect, either the Partnership or a Subsidiary of the Partnership owns, or is licensed or otherwise possesses subsisting rights to use, free and clear of Liens other than Partnership Permitted Liens, all trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, trade secrets and other intellectual property rights (“Intellectual Property”) used in and necessary to their respective businesses as currently conducted (collectively, the “Partnership Intellectual Property”). Except as would not have, individually or in the aggregate, a Partnership Material Adverse Effect, (a) there are no pending or, to the Knowledge of the Partnership, threatened claims by any Person alleging infringement, misappropriation or other violation by the Partnership or any of its Subsidiaries of any Intellectual Property of any Person, (b) to the Knowledge of the Partnership, the conduct of the business of the Partnership and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property of any Person, (c) neither the Partnership nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of the Partnership’s or any its Subsidiaries’ rights to Partnership Intellectual Property that is owned by the Partnership or a Subsidiary of the Partnership, and (d) to the Knowledge of the Partnership, no Person is infringing, misappropriating or otherwise violating any Partnership Intellectual Property that is owned by the Partnership or a Subsidiary of the Partnership.

Section 3.17 Real Property.

(a) Either the Partnership or a Subsidiary of the Partnership (i) has good and valid title to each material real property owned by the Partnership or any Subsidiary of the Partnership, other than Partnership Real Property Leases and Rights-of-Way (such owned real property collectively, the “Partnership Owned Real Property”) and (ii) has a good and valid leasehold interest in each material lease, sublease and other agreement under which the Partnership or any of its Subsidiaries uses or occupies or has the right to use or occupy any material real property (any property subject to such lease, sublease or other agreement, the “Partnership Leased Real Property”; together with the Partnership Owned Real Property, collectively, the “Partnership Real Property” and such leases, subleases and other agreements are, collectively, the “Partnership Real Property Leases”), in each case, free and clear of all Liens other than any Partnership Permitted Liens. Except as would not reasonably be expected to be material to the Partnership and its Subsidiaries, (A) each Partnership Real Property Lease is valid, binding and in full force and effect in accordance with its terms, subject to the Equitable Exceptions and (B) no uncured default of a material nature on the part of the Partnership or, if applicable, its Subsidiary or, to the Knowledge of the Partnership, the lessor thereunder, exists under any Partnership Real Property Lease, and to the Knowledge of the Partnership, no event has occurred or circumstance exists that, with the giving of notice, the passage of time, or both, would constitute a material breach or default under a Partnership Real Property Lease. Section 3.17(a) of the Partnership Disclosure Schedule sets forth a complete and accurate list of the physical addresses or county parcel for all Partnership Real Property and correctly identifies the corresponding fee title holder or lessee, as applicable, to such respective property.

(b) Except as would not reasonably be expected to be material to the Partnership and its Subsidiaries and except for Permitted Liens, (i) there are no leases, subleases, licenses, rights or other agreements affecting any portion of the Partnership Owned Real Property or the Partnership Leased Real Property that would reasonably be expected to adversely affect the existing use of such Partnership Owned Real Property or Partnership Leased Real Property by the Partnership and its Subsidiaries, (ii) other than arrangements solely among the Partnership and its Subsidiaries or among the Partnership’s Subsidiaries, there are no outstanding purchase options or rights of first refusal in favor of any other party to purchase any Partnership Owned Real Property or any portion thereof or interest therein, and (iii) neither the Partnership nor any of its Subsidiaries is currently leasing, subleasing, licensing or otherwise granting any Person the right to use or occupy a material portion of Partnership Owned Real Property or Partnership Leased Real Property.

(c) Except as would not reasonably be expected to be material to the Partnership and its Subsidiaries: (i) each of the Partnership and its Subsidiaries has such Rights-of-Way that are necessary for the Partnership and its Subsidiaries to use and operate their respective assets and properties in the manner that such assets and properties are currently used and operated, and each such Right-of-Way is valid and free and clear of all Liens (other than Partnership Permitted Liens); (ii) the Partnership and its Subsidiaries conduct their businesses in a manner that does not violate any of the Rights-of-Way; (iii) the Partnership and its Subsidiaries have fulfilled and performed all of their obligations with respect to such Rights-of-Way; and (iv) neither the Partnership nor any of its Subsidiaries has received written notice of, and, to the Knowledge of the Partnership, there does not exist, the occurrence of any ongoing event or circumstance that allows, or after the giving of notice or the passage of time, or both, would allow the revocation or termination of any Right-of-Way or would result in any impairment of the rights of the Partnership and its Subsidiaries in and to any such Rights-of-Way. Except as would not reasonably be expected to be material to the Partnership and its Subsidiaries: (A) all pipelines operated by the Partnership and its Subsidiaries have or are otherwise entitled to the benefits of all material Rights-of-Way that are necessary for the Partnership and its Subsidiaries to use and operate their respective assets and properties in the manner that such assets and properties are currently used and operated, and (B) there are no gaps (including any gap arising as a result of any breach by the Partnership or any of its Subsidiaries of the terms of any Rights-of-Way) in such Rights-of-Way that would prevent the Partnership and its Subsidiaries to use and operate their respective assets and properties in the manner that such assets and properties are currently used and operated.

(d) As of the date hereof, there are no eminent domain or other similar proceedings pending or, to the Knowledge of the Partnership, threatened, with respect to or affecting any portion of the Partnership Real Property except as would not reasonably be expected to be material to the Partnership and its Subsidiaries.

Section 3.18 Insurance. As of the date hereof and as of immediately prior to the Closing, the Partnership and its Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and against such risks substantially as the Partnership believes to be customary for the industries in which it and its Subsidiaries operate. Neither the Partnership nor any of its Subsidiaries has received notice of any pending or, to the Knowledge of the Partnership, threatened cancellation, premium increase or request that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance policy (retroactive or otherwise) with respect to any such insurance policy, and each of its Subsidiaries is in material compliance with all conditions contained therein. Section 3.18 of the Partnership Disclosure Schedule lists the annual premiums paid by, or on behalf of, the Partnership for directors and officers liability insurance policies.

Section 3.19 Opinion of Financial Advisor. The Conflicts Committee has received the opinion of Jefferies LLC to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Public Holder Exchange Ratio and the resulting Public Holder Merger Consideration to be received in the transactions contemplated by this Agreement by the holders of Partnership Common Units other than the General Partner and its Affiliates (which Affiliates include but are not limited to the Sponsor, but exclude the Partnership and its Subsidiaries) pursuant to this Agreement is fair, from a financial point of view, to the Partnership and the holders of Partnership Common Units other than the General Partner and its Affiliates (which Affiliates include but are not limited to the Sponsor, but exclude the Partnership and its Subsidiaries).

Section 3.20 Material Contracts.

(a) All Contracts of the types referred to in clauses (i) through (v) below to which the Partnership, the General Partner or any of their Subsidiaries is a party to or bound by are referred to herein as “Partnership Material Contracts.” “Contract” means any agreement, contract, obligation, promise, understanding or undertaking (whether written or oral) that is legally binding.

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) any Contract that (A) expressly imposes any material restriction on the right or ability of the Partnership or any of its Subsidiaries to compete with any other Person or acquire or dispose of the securities of any other Person or (B) contains an exclusivity or “most favored nation” clause that restricts the business of the Partnership or any of its Subsidiaries in a material manner;

(iii) any mortgage, note, debenture, indenture, security agreement, guaranty, pledge or other agreement or instrument evidencing indebtedness for borrowed money or any guarantee of such indebtedness for borrowed money of the Partnership or any of its Subsidiaries in an amount in excess of $25.0 million, other than such indebtedness for borrowed money among the Partnership and its wholly-owned Subsidiaries;

(iv) any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such Contract solely between the Partnership and its Subsidiaries or among the Partnership’s Subsidiaries; or

(v) any Contract expressly limiting or restricting the ability of the Partnership or any of its Subsidiaries to make distributions or declare or pay dividends in respect of their Equity Interests.

Except for this Agreement, the Contracts filed as exhibits to the Partnership SEC Documents as of the date of this Agreement, and any Contract that constitutes a Partnership Material Contract under Section 3.20(a)(ii) above as a result of dedication or delivery point requirements in such Contract, the Material Contracts are set forth in Section 3.20 of the Partnership Disclosure Schedule.

(b) Except as would not have, individually or in the aggregate, a Partnership Material Adverse Effect: (i) none of the Partnership, the General Partner or any of their Subsidiaries is in breach of or default under the terms of any Partnership Material Contract, (ii) no other party to any Partnership Material Contract, to the Knowledge of the Partnership is in breach of or default under the terms of any Partnership Material Contract, (iii) each Partnership Material Contract is a valid and binding obligation of the Partnership or the Subsidiary of the Partnership that is party thereto and, to the Knowledge of the Partnership, of each other party thereto, and is in full force and effect, subject to the Equitable Exceptions and (iv) the Partnership and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Partnership Material Contract.

Section 3.21 Finders or Brokers. Except as set forth on Section 3.21 of the Partnership Disclosure Schedule, none of the Partnership, the General Partner or any of their Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the LP Merger.

Section 3.22 State Takeover Statute. The action of the GP Board in approving this Agreement and the transactions contemplated hereby is sufficient to render inapplicable to this Agreement and the transactions contemplated hereby any state Takeover Laws. There is no unitholder rights plan in effect, to which the Partnership is a party or otherwise bound, except as set forth in the Organizational Documents of the Partnership.

Section 3.23 Investment Company Act. The Partnership and its Subsidiaries are not subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Section 3.24 Pre-Closing Transactions. Except as set forth on Section 3.24 of the Partnership Disclosure Schedule and except for the transactions and services provided under that certain Services and Secondment Agreement, dated September 25, 2017, by and between the Partnership and Sponsor (including coverage under insurance policies of Sponsor and its Subsidiaries), at the Closing, the Partnership or its Subsidiaries will own, hold or have the right to use (including by means of ownership of rights pursuant to licenses or other Contracts), all of the assets and properties, whether personal, real or mixed, wherever located, that are, as of the date hereof, owned by Sponsor and its Subsidiaries (other than the Partnership and its Subsidiaries) but used or held for use in the operation of the Partnership and its Subsidiaries as conducted immediately prior to the date hereof.

Section 3.25 No Additional Representations or Warranties; Non-Reliance.

(a) The Partnership and the General Partner acknowledge that none of Parent, Merger Sub or GP Merger Sub makes any representation or warranty as to any matter whatsoever except as expressly set forth in Article IV or in any certificate delivered by Parent, Merger Sub or GP Merger Sub to the Partnership in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that none of Parent, Merger Sub or GP Merger Sub makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to the Partnership or the General Partner (or any of their respective Affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent and its Subsidiaries or (ii) the future business and operations of Parent and its Subsidiaries, including as to the accuracy or completeness thereof, and neither the Partnership nor the General Partner has relied on such information or any other information or representation or warranty not set forth in Article IV.

(b) The Partnership and the General Partner have conducted their own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of Parent and its Subsidiaries and acknowledge that the Partnership and the General Partner have been provided access for such purposes. Except for the representations and warranties expressly set forth in Article IV or in any certificate delivered by Parent or Merger Sub to the Partnership in accordance with the terms hereof, in entering into this Agreement, the Partnership and the General Partner have relied solely upon their independent investigation and analysis of Parent and its Subsidiaries, and the Partnership and the General Partner acknowledge and agree that they have not been induced by and have not relied upon any representations, warranties or statements, whether express or implied, made, or information supplied, by Parent, its Subsidiaries, or any of their respective Affiliates, unitholders, controlling Persons, officers, employees, or Representatives (including with respect to the accuracy or completeness thereof) that are not expressly set forth in Article IV or in any certificate delivered by Parent, Merger Sub or GP Merger Sub to the Partnership, whether or not such representations, warranties or statements were made, or such other information was supplied, in writing or orally. The Partnership and the General Partner acknowledge and agree that, except for the representations and warranties expressly set forth in Article IV or in any certificate delivered by Parent, Merger Sub or GP Merger Sub to the Partnership, (i) Parent, Merger Sub and GP Merger Sub do not make, and have not made, any representations or warranties relating to themselves or their businesses or otherwise in connection with the transactions contemplated hereby and the Partnership is not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no Person has been authorized by Parent, Merger Sub or GP Merger Sub to make any representation or warranty relating to themselves or their business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Partnership or the General Partner as having been authorized by such party, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Partnership or any of its officers, employees or Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Article IV.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB AND GP

MERGER SUB

Except as disclosed in (a) the Parent SEC Documents filed or furnished prior to the date hereof (excluding any disclosure set forth in any such Parent SEC Document under the heading “Risk Factors” or in any section relating to forward-looking statements) or (b) the disclosure schedule delivered by Parent to the Partnership immediately prior to the execution of this Agreement (the “Parent Disclosure Schedule”), each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein (provided that (i) disclosure in any section of the Parent Disclosure Schedule shall be deemed to be disclosed with respect to any other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on the face of such disclosure notwithstanding the omission of a reference or a cross reference thereto and (ii) the mere inclusion of an item in such Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or would reasonably be expected to have a Parent Material Adverse Effect), each of Parent, Merger Sub and GP Merger Sub, jointly and severally, represents and warrants to the Partnership and the General Partner as follows:

Section 4.1 Qualification, Organization, Subsidiaries, etc.

(a) Each of Parent, Merger Sub, GP Merger Sub and their respective Subsidiaries is a legal entity duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of organization or formation and has all requisite limited partnership, limited liability company or other applicable power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not have, individually or in the aggregate, a

Parent Material Adverse Effect. Each of Parent, Merger Sub, GP Merger Sub and their respective Subsidiaries is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent has made available to the Partnership prior to the date of this Agreement true and complete copies of the Organizational Documents of Parent and Parent GP.

Section 4.2 Capitalization.

(a) As of the execution of this Agreement, the issued and outstanding Equity Interests of Parent consisted solely of (i) 62,899,539 Parent Common Units (including 5,229,875 Parent Common Units issuable pursuant to employee and director equity plans of Parent (the “Parent Equity Plans”)), (ii) a non-economic general partner interest (the “Parent GP Interest”) and (iii) 71,257,445 Parent Preferred Units convertible into 7,125,744 Parent Common Units. All outstanding Parent Common Units and Parent Preferred Units are duly authorized, validly issued, fully paid (to the extent required by the Organizational Documents of Parent) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and free of preemptive rights (except as set forth in the Organizational Documents of Parent). The Parent GP Interest has been duly authorized and validly issued.

(b) Neither Parent nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the unitholders of Parent on any matter.

(c) There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the Equity Interests of Parent or any of its Subsidiaries.

(d) As of the date of this Agreement, all of the issued and outstanding Equity Interests of each of Merger Sub and GP Merger Sub are duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act). All of the issued and outstanding Equity Interests of each of Merger Sub and GP Merger Sub are, and at the Effective Time will be, solely owned, beneficially and of record, by Parent. Neither Merger Sub nor GP Merger Sub has any outstanding subscription, option, warrant, call, convertible security, exchangeable security or other similar right, agreement or commitment pursuant to which any Person other than Parent may acquire any equity security of Merger Sub or GP Merger Sub. Merger Sub and GP Merger Sub have been formed solely for the purpose of engaging in the Mergers and the other transactions contemplated by this Agreement. Neither Merger Sub nor GP Merger Sub has conducted or engaged in any business activities of any kind or type whatsoever or entered into any agreements or arrangements with any Person prior to the date hereof and neither has, and prior to the Effective Time will not have, any assets, and has not and prior to the Effective Time, will not incur, directly or indirectly, liabilities or obligations of any nature other than those incident to their respective formation and pursuant to this Agreement and the LP Merger and the GP Merger and the other transactions contemplated by this Agreement.

(e) When issued pursuant to the terms hereof, all outstanding Parent Common Units constituting any part of the Equity Consideration will be duly authorized, validly issued, fully paid (to the extent required under the Organizational Documents of Parent) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and free of preemptive rights (except as set forth in the Organizational Documents of Parent).

(f) Parent or a Subsidiary of Parent owns, directly or indirectly, all of the issued and outstanding Equity Interests of each Subsidiary of Parent, free and clear of any preemptive rights and any Liens other than Parent Permitted Liens, and all of such Equity Interests are duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act or other similar Laws in any jurisdiction in which such Subsidiary is organized) and free of preemptive rights. Except for the Equity Interests in Parent’s Subsidiaries and except as set forth in Section 4.2(f) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries owns, directly or indirectly, any Equity Interest in any Person.

(g) Parent GP is the sole general partner of Parent. Parent GP is the sole record and beneficial owner of the Parent GP Interest. Parent GP owns the Parent GP Interest free and clear of any Liens, other than Liens arising under or pursuant to the Organizational Documents of Parent and Liens imposed by applicable securities Laws. Parent GP has no assets, liabilities or obligations of any nature other than those incident to serving as the general partner of Parent.

Section 4.3 Authority; Noncontravention.

(a) Each of Parent, Merger Sub and GP Merger Sub has the requisite limited partnership or limited liability company power and authority, as applicable, to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, have been duly and validly authorized by the Parent GP Board and Parent, in its own capacity and as the sole member of Merger Sub and GP Merger Sub, and no other entity or equity-holder proceedings on the part of Parent, Merger Sub, GP Merger Sub or their respective equity holders are necessary to authorize the adoption of this Agreement or consummation of the transactions contemplated hereby. The Parent GP Board has approved this Agreement and the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Mergers and the issuance of Parent Common Units in connection with the LP Merger. This Agreement has been duly and validly executed and delivered by Parent, Merger Sub and GP Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the counterparties hereto, this Agreement constitutes the legal, valid and binding agreement of Parent, Merger Sub and GP Merger Sub and is enforceable against Parent, Merger Sub and GP Merger Sub in accordance with its terms, subject to Equitable Exceptions. As of the date hereof, Parent has no Knowledge that the Distribution Increase would violate Law or the Organizational Documents of Parent.

(b) Other than in connection with or in compliance with (i) the Delaware LP Act, (ii) the Delaware LLC Act, (iii) the Exchange Act, and the rules promulgated thereunder, (iv) the Securities Act, and the rules promulgated thereunder, (v) applicable state securities, takeover and “blue sky” Laws, (vi) the filing of the Certificates of Merger with the Secretary of State, (vii) the rules and regulations of the New York Stock Exchange (the “NYSE”), (viii) the HSR Act and (ix) rules and regulations of the SEC in connection with the filing with the SEC of the Combined Consent Statement/Prospectus, (collectively, the “Parent Approvals”), and, subject to the accuracy of the representations and warranties of the Partnership and the General Partner in Section 3.3(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under Law, for the consummation by Parent, Merger Sub or GP Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, orders, licenses, permits, approvals or filings that are not required to be obtained or made prior to consummation of such transactions or that, if not obtained or made, would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) The execution and delivery by Parent, Merger Sub and GP Merger Sub of this Agreement do not and, assuming the Parent Approvals are obtained, the consummation of the transactions contemplated hereby and compliance with the provisions hereof, will not (i) result in any loss, or suspension, limitation or impairment of any right of Parent or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, or license binding upon Parent or any of its Subsidiaries or result in the creation of any Liens other than Parent Permitted Liens, in each case, upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with, result in any violation of any provision of or require the consent of any Person under the Organizational Documents of Parent or any of its Subsidiaries or (iii) conflict with or violate any Laws, except in the case of clauses (i) and (iii), for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, accelerations, or Liens as would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Simultaneously with the execution of this Agreement, Parent has executed and delivered the Support Agreement.

Section 4.4 Reports and Financial Statements.

(a) Parent and each of its Subsidiaries has filed or furnished all forms, documents, reports, schedules, certifications, prospectuses, registration and other statements required to be filed or furnished by it with the SEC since January 1, 2019 (collectively with all documents filed or furnished on a voluntary basis on Form 8-K, in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in the Parent SEC Documents as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Parent SEC Documents and none of the Parent SEC Documents is the subject of ongoing SEC review or investigation.

(b) The consolidated financial statements (including all related notes and schedules) of Parent included in the Parent SEC Documents fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof (if amended, as of the date of the last such amendment), and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 4.5 Internal Controls and Procedures. Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent GP’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Management of Parent GP has completed an assessment of the effectiveness of Parent’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2020, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of Parent GP has disclosed to Parent’s auditors and the audit committee of the Parent GP Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Parent’s ability to report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to the Partnership prior to the date hereof.

Section 4.6 No Undisclosed Liabilities.

(a) Except (i) as reflected or reserved against in Parent’s consolidated balance sheet as of the Balance Sheet Date (including the notes thereto) included in the Parent SEC Documents, (ii) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, (iii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business, (iv) for liabilities and obligations that have been discharged or paid in full or (v) as expressly permitted or required by this Agreement, neither Parent nor any Subsidiary of Parent has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its consolidated Subsidiaries (including the notes thereto), other than those that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet financing arrangements, where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent in the Parent’s published financial statements or any Parent SEC Documents.

Section 4.7 Compliance with Law; Permits.

(a) Parent and its Subsidiaries are in compliance with, and are not in default under or in violation of any Laws, except where such non-compliance, default or violation would not have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2019, neither Parent nor any of its Subsidiaries has received any written notice from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent and its Subsidiaries are in possession of all Permits necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the “Parent Permits”), except where the failure to have obtained or filed any of the Parent Permits would not have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are valid and in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and each of its Subsidiaries are in compliance with the terms and requirements of all Parent Permits, except where the failure to be in compliance would not have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, to the Knowledge of Parent, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of Parent or any of its Subsidiaries under, any Parent Permit, or has caused (or would cause) an applicable Governmental Entity to fail to or refuse to issue, renew or extend any Parent Permit (in each case, with or without notice or lapse of time or both), except for such violations, breaches, defaults, losses, accelerations or failures that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Without limiting the generality of Section 4.7(a), Parent, each of its Subsidiaries, and, to the Knowledge of Parent, each joint interest owner, consultant, agent, or representative of any of the foregoing (in their respective capacities as such), (i) has not violated the FCPA, and any other U.S. and foreign anti-corruption Laws that are applicable to Parent or its Subsidiaries; (ii) has not, to the Knowledge of Parent, been given written notice by any Governmental Entity of any facts which, if true, would constitute a violation of the FCPA or any other U.S. or foreign anti-corruption Laws by any such Person; and (iii) to the Knowledge of Parent, is not being (and has not been) investigated by any Governmental Entity, except in each case as would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.8 Environmental Laws and Regulations.

(a) Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect: (i) there are no investigations, actions, suits or proceedings (whether administrative or judicial, civil or criminal) pending or, to the Knowledge of Parent, threatened in writing against or affecting Parent or any of its Subsidiaries, or any of their respective assets or operations, or to the Knowledge of Parent, against any Person or entity whose liability Parent or any of its Subsidiaries has retained or assumed either contractually or by operation of law, alleging non-compliance with or other liability under any Environmental Law, (ii) Parent and its Subsidiaries are in compliance with all Environmental Laws, (iii) there has been no release of Hazardous Materials at any Parent Real Property or, to the Knowledge of Parent, formerly owned, leased or operated by Parent or any Subsidiary of Parent, that has given rise or could reasonably be expected to give rise to Parent or any Subsidiary of Parent incurring any remedial obligation or corrective action requirement under applicable Environmental Law, (iv) to the Knowledge of Parent, no Hazardous Material has been disposed of or transported in violation of any applicable Environmental Law from any property currently or formerly owned, leased or operated by Parent or any Subsidiary of Parent or as a result of any operations or activities of Parent or any Subsidiary of Parent, (v) Parent is not party to any order or subject to any judgment or decree relating to compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials that imposes any obligation on Parent or any of its Subsidiaries under any Environmental Law, (vi) there have been no ruptures or explosions in Parent’s Systems resulting in claims for personal injury, loss of life or material property damage, except to the extent any claims related to such ruptures or explosions have been fully resolved and (vii) to Parent’s Knowledge, there are no defects, corrosion or other damage to any of Parent’s Systems that would reasonably be expected to result in a pipeline integrity failure.

(b) Notwithstanding any other language in this Agreement, this Section 4.8 contains Parent’s sole representations with respect to Environmental Law or Hazardous Materials.

Section 4.9 Employee Benefit Plans.

(a) For purposes of this Agreement, “Parent Benefit Plan” means each Benefit Plan sponsored, maintained, contributed to, or required to be contributed to, by Parent, Parent GP or any of their respective Subsidiaries or under or with respect to which Parent, Parent GP or any of their respective Subsidiaries has any liability. With respect to each Parent Benefit Plan, Parent has delivered or made available to the Partnership copies of the following (to the extent applicable): (i) such Parent Benefit Plan, including any amendment thereto, (ii) a written description of any such Parent Benefit Plan if such plan is not set forth in a written document, (iii) each trust, insurance, annuity or other funding contract related thereto, (iv) the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto, (v) the most recent Internal Revenue Service determination letter, (vi) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service with respect thereto and (vii) all material correspondence to or from any Governmental Entity received in the last three years with respect to any such Parent Benefit Plan.

(b) Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect: (i) each Parent Benefit Plan has been maintained and administered in compliance with its terms and with Law, including ERISA and the Code to the extent applicable thereto, and (ii) all contributions required to be made under the terms of any Parent Benefit Plan have been timely made or, if not yet due, have been properly reflected in Parent’s financial statements in accordance with GAAP.

(c) None of Parent, Parent GP or any of their respective Subsidiaries sponsor, maintain, contribute to, or is required to contribute to, or has any liability with respect to, any plan or arrangement which provides retiree health, medical, life or other welfare benefits, except pursuant to the continuation coverage requirements of Section 601 et seq. of ERISA or Section 4980B of the Code.

(d) None of Parent, Parent GP or any of their respective ERISA Affiliates has in the last six years sponsored, maintained, contributed to, or been required to contribute to, or has any liability (including on behalf of or in respect of an ERISA Affiliate) with respect to, any Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or a multiemployer plan (as defined in Section 3(37) of ERISA).

(e) None of the Parent Benefit Plans is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA) or a “multiple employer plan” (as defined in Section 413(c) of the Code).

(f) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event: (i) entitle any current or former employee, consultant, officer or other service provider of Parent, Parent GP or their respective Subsidiaries to any material payment, (ii) accelerate the time of payment or vesting, or materially increase the amount, of compensation due any such employee, consultant, officer or other service provider of the Parent, Parent GP or their respective Subsidiaries, (iii) trigger any funding (through a grantor trust or otherwise) of material compensation or benefits, or (iv) trigger any other material compensatory obligation, benefit (including loan forgiveness), requirement or restriction.

(g) No amount or benefit that would be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee or other service provider of Parent, Parent GP or their respective Subsidiaries who is a “disqualified individual” (within the meaning of Section 280G of the Code) would reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.

(h) Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent Benefit Plan and any award thereunder that constitutes non-qualified deferred compensation under Section 409A of the Code has been operated and documented in all material respects in compliance with Section 409A of the Code. No director, officer, employee or service provider of Parent, Parent GP or their respective Subsidiaries is entitled to a gross-up, make-whole, reimbursement or indemnification payment with respect to Taxes imposed under Section 409A or Section 4999 of the Code.

(i) Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent Benefit Plan that provides benefits or compensation to any employees or other service providers who reside or provide services primarily outside of the United States has been registered, listed, administered, funded and maintained in good standing, as applicable, in accordance with its terms and all Laws.

(j) Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, there are no pending or, to Parent’s Knowledge, threatened claims by or on behalf of any Parent Benefit Plan, by any employee or beneficiary covered under any Parent Benefit Plan or otherwise involving any Parent Benefit Plan (other than routine claims for benefits).

Section 4.10 Absence of Certain Changes or Events. From the Balance Sheet Date, there has not been a Parent Material Adverse Effect.

Section 4.11 Investigations; Litigation. Except as would not have, individually or in the aggregate, have a Parent Material Adverse Effect, (a) there is no investigation or review pending (or, to the Knowledge of Parent, threatened) by any Governmental Entity with respect to Parent or any of its Subsidiaries, (b) there are no actions, suits, inquiries, investigations, proceedings, subpoenas, civil investigative demands or other requests for information relating to potential violations of law pending (or, to the Knowledge of Parent, threatened) against or affecting Parent or any of its Subsidiaries or any of their respective assets or operations and (c) there are no orders, judgments or decrees of, or before, any Governmental Entity against or affecting Parent or any of its Subsidiaries or any of their respective assets or operations.

Section 4.12 Information Supplied. None of the information provided in writing by Parent or its Subsidiaries specifically for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 is filed with the SEC and becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) the Combined Consent Statement/Prospectus will, on the date it is first mailed to the Partnership’s unitholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The

Combined Consent Statement/Prospectus and the Form S-4 (solely with respect to the portion thereof based on information supplied by Parent or its Subsidiaries for inclusion or incorporation by reference therein, but excluding any portion thereof based on information supplied by or on behalf of the Partnership, its Subsidiaries or the Conflicts Committee for inclusion or incorporation by reference therein, with respect to which no representation is made by Parent or any of its Subsidiaries) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing provisions of this Section 4.12, no representation or warranty is made by Parent with respect to information or statements made or incorporated by reference in the Form S-4 or the Combined Consent Statement/Prospectus that were not specifically supplied in writing by or on behalf of Parent.

Section 4.13 Regulatory Matters.

(a) Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, there are no proceedings pending, or to the Knowledge of Parent, threatened in writing, alleging that Parent or any of its Subsidiaries is in material violation of the NGA, the NGPA, the ICA, the FPA, or the PUHCA or the rules and regulations promulgated thereunder, or the laws, rules and regulations of any state public utility commission or department in a state within which Parent or any of its Subsidiaries operates, as the case may be.

(b) Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, all filings (other than immaterial filings) required to be made by Parent or any of its Subsidiaries since January 1, 2019, with the (i) FERC under the NGA, the NGPA, the ICA, the FPA, PUHCA, or the rules and regulations promulgated thereunder, (ii) the Department of Energy or (iii) any state public utility commission or department in a state within which Parent or any of its Subsidiaries operates, as the case may be, have been made, including all forms, statements, reports, notices, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such filings complied, as of their respective dates, and, as amended or supplemented, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder.

Section 4.14 Tax Matters. Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect:

(a) all Tax Returns that were required to be filed by or with respect to Parent or any of its Subsidiaries have been duly and timely filed, and all such Tax Returns are true, correct and complete;

(b) all Taxes owed by Parent or any of its Subsidiaries, or for which Parent or any of its Subsidiaries may be liable, that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established;

(c) all Tax withholding and deposit requirements imposed on or with respect to Parent or any of its Subsidiaries have been satisfied in full in all respects;

(d) there are no Liens (other than Parent Permitted Liens) on any of the assets of Parent or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax;

(e) there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of Parent or any of its Subsidiaries;

(f) there is no written claim against Parent or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened in writing with respect to any Taxes or Tax Return of or with respect to Parent or any of its Subsidiaries;

(g) no claim has ever been made by an authority in a jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns that Parent or such Subsidiary is or may be subject to taxation in that jurisdiction;

(h) there is not in force any extension of time (other than customary extensions) with respect to the due date for the filing of any Tax Return of or with respect to Parent or any of its Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to any of Parent or any of its Subsidiaries;

(i) none of Parent or any of its Subsidiaries will be required to include any amount in income for any taxable period as a result of a change in accounting method or adjustment under Section 482 of the Code for any taxable period ending on or before the Closing Date, pursuant to any agreement with any Tax authority with respect to any such taxable period, as a result of an intercompany transaction, an installment sale or open transaction disposition entered into on or prior to the Closing Date or the cash method of accounting or long-term contract method of accounting utilized prior to the Closing Date;

(j) none of Parent or any of its Subsidiaries is a party to a Tax allocation, sharing or indemnity agreement or arrangement, and no payments are due or will become due by Parent or any of its Subsidiaries pursuant to any such agreement or arrangement or any Tax indemnification agreement;

(k) none of Parent or any of its Subsidiaries has been a member of an affiliated, combined, consolidated, unitary or similar group with respect to Taxes (including any affiliated group within the meaning of Section 1504 of the Code and any similar group under state, local or non-U.S. law), or has any liability for the Taxes of any Person (other than Parent or any of its Subsidiaries), as a transferee or successor, by contract, or otherwise (other than Taxes arising in ordinary course commercial arrangements not primarily related to Taxes);

(l) none of Parent or any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4;

(m) Parent and each of its Subsidiaries that is classified as a partnership for U.S. federal income tax purposes has in effect a valid election under Section 754 of the Code;

(n) Parent is properly classified as a partnership for U.S. federal income tax purposes, and not as an association or a publicly traded partnership taxable as a corporation under Section 7704 of the Code, and has been properly treated as such since its formation; and

(o) neither Parent GP nor Parent is aware of the existence of any fact, or has taken or agreed to take any action, that could reasonably be expected to prevent or impede the LP Merger from being treated in accordance with the Intended Tax Treatment for U.S. federal income tax purposes.

Notwithstanding any other language in this Agreement, Section 4.9 and Section 4.14 contain Parent’s sole representations with respect to Tax matters.

Section 4.15 Employment and Labor Matters.

(a) Except as set forth on Section 4.15(a) of the Parent Disclosure Schedule, (i) neither Parent nor any of its Subsidiaries is a party to or bound by any material collective bargaining or similar agreement or work rules or practices with any labor union, labor organization or other similar other collective bargaining representative applicable to employees of Parent or any of its Subsidiaries, (ii) there are no existing or, to the Knowledge of Parent, threatened strikes or lockouts with respect to any employees of Parent or any of its Subsidiaries (“Parent Employees”), (iii) to the Knowledge of Parent, there is no union organizing effort pending or threatened against Parent or any of its Subsidiaries, (iv) there is no material unfair labor practice, labor dispute (other than, in each case, routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of Parent, threatened with respect to Parent or any of its Subsidiaries, and (v) there is no slowdown or work stoppage in effect or, to the Knowledge of Parent, threatened with respect to any Parent Employees.

(b) Except for such matters that would not, individually or in the aggregate, have a Parent Material Adverse Effect, Parent and its Subsidiaries are, and since January 1, 2019 have been, in compliance with all Laws respecting (i) employment and employment practices, (ii) terms and conditions of employment and wages and hours, and (iii) unfair labor practices. None of Parent, Parent GP or any of their Subsidiaries has any material liabilities under the Worker Adjustment and Retraining Notification Act of 1998 as a result of any action taken since January 1, 2019.

Section 4.16 Intellectual Property. Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, either Parent or a Subsidiary of Parent owns, or is licensed or otherwise possesses subsisting rights to use, free and clear of Liens other than Parent Permitted Liens, all Intellectual Property used in and necessary to their respective businesses as currently conducted (collectively, the “Parent Intellectual Property”). Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (a) there are no pending or, to the Knowledge of Parent, threatened claims by any Person alleging infringement, misappropriation or other violation by Parent or any of its Subsidiaries of any Intellectual Property of any Person, (b) to the Knowledge of Parent, the conduct of the business of Parent and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property of any Person, (c) neither Parent nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of Parent’s or any its Subsidiaries’ rights to Parent Intellectual Property that is owned by Parent or a Subsidiary of Parent, and (d) to the Knowledge of Parent, no Person is infringing, misappropriating or otherwise violating any Parent Intellectual Property that is owned by Parent or a Subsidiary of Parent.

Section 4.17 Real Property.

(a) Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (i) either Parent or a Subsidiary of Parent has good and valid title to each material real property owned by Parent or any Subsidiary of Parent other than Parent Real Property Leases and Rights-of-Way (such owned real property collectively, the “Parent Owned Real Property”) and (ii) either Parent or a Subsidiary of Parent has a good and valid leasehold interest in each material lease, sublease and other agreement under which Parent or any of its Subsidiaries uses or occupies or has the right to use or occupy any material real property (any property subject to such lease, sublease or other agreement, the “Parent Leased Real Property,” together with the Parent Owned Real Property, collectively, the “Parent Real Property” and such leases, subleases and other agreements are, collectively, the “Parent Real Property Leases”), in each case, free and clear of all Liens other than any Parent Permitted Liens. Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (A) each Parent Real Property Lease is valid, binding and in full force and effect, subject to the Equitable Exceptions and (B) no uncured default of a material nature on the part of Parent or, if applicable, its Subsidiary or, to the Knowledge of Parent, the landlord thereunder, exists under any Parent Real Property Lease, and to the Knowledge of Parent, no event has occurred or circumstance exists that, with the giving of notice, the passage of time, or both, would constitute a material breach or default under a Parent Real Property Lease.

(b) Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (i) there are no leases, subleases, licenses, rights or other agreements affecting any portion of the Parent Owned Real Property or the Parent Leased Real Property that would reasonably be expected to adversely affect the existing use of such Parent Owned Real Property or Parent Leased Real Property by Parent or its Subsidiaries in the operation of its business thereon, (ii) except for such arrangements solely among Parent and its Subsidiaries or among Parent’s Subsidiaries, there are no outstanding purchase options or rights of first refusal in favor of any other party to purchase any Parent Owned Real Property or any portion thereof or interest therein that would reasonably be expected to adversely affect the existing use of the Parent Owned Real Property by Parent or any of its Subsidiaries in the operation of its business thereon, and (iii) neither Parent nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any Person the right to use or occupy a material portion of a Parent Owned Real Property or Parent Leased Real Property that would reasonably be expected to adversely affect the existing use of such Parent Owned Real Property or Parent Leased Real Property by Parent or its Subsidiaries in the operation of its business thereon.

(c) Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect: (i) each of Parent and its Subsidiaries has such Rights-of-Way that are necessary for Parent and its Subsidiaries to use and operate their respective assets and properties in the manner that such assets and properties are currently used and operated and each such Right-of-Way is valid and free and clear of all Liens (other than Parent Permitted Liens); (ii) Parent and its Subsidiaries conduct their businesses in a manner that does not violate any of the Rights-of-Way; (iii) Parent and its Subsidiaries have fulfilled and performed all of their obligations with respect to such Rights-of-Way; and (iv) neither Parent nor any of its Subsidiaries have received written notice of, and to the Knowledge of Parent there does not exist, the occurrence of any ongoing event or circumstance that allows, or after the giving of notice or the passage of time, or both, would allow the revocation or termination of any Right-of-Way or would result in any impairment of the rights of Parent and its Subsidiaries in and to any such Rights-of-Way. Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, all pipelines operated by Parent and its Subsidiaries have or are otherwise entitled to the benefits of all Rights-of-Way that are necessary for Parent and its Subsidiaries to use and operate their respective assets and properties in the manner that such assets and properties are currently used and operated, and there are no gaps (including any gap arising as a result of any breach by Parent or any of its Subsidiaries of the terms of any Rights-of-Way) in such Rights-of-Way that would prevent Parent and its Subsidiaries to use and operate their respective assets and properties in the manner that such assets and properties are currently used and operated.

(d) As of the date hereof, there are no eminent domain or other similar proceedings pending or, to the Knowledge of Parent, threatened, with respect to or affecting any portion of the Parent Real Property that would have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.18 Insurance. Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and against such risks substantially as Parent believes to be customary for the industries in which it and its Subsidiaries operate. Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has received notice of any pending or, to the Knowledge of Parent, threatened cancellation, premium increase or request that substantial capital improvements or any other material expenditures will have to be made in order to continue such insurance policy (retroactive or otherwise) with respect to any such insurance policy, and each of its Subsidiaries is in compliance with all conditions contained therein.

Section 4.19 Material Contracts.

(a) All Contracts of the types referred to in clauses (i) through (v) below to which Parent, Merger Sub, GP Merger Sub or any of their Subsidiaries is a party to or bound by are referred to herein as “Parent Material Contracts.”

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) any Contract that (A) expressly imposes any material restriction on the right or ability of Parent or any of its Subsidiaries to compete with any other Person or acquire or dispose of the securities of any other Person or (B) contains an exclusivity or “most favored nation” clause that restricts the business of Parent or any of its Subsidiaries in a material manner;

(iii) any mortgage, note, debenture, indenture, security agreement, guaranty, pledge or other agreement or instrument evidencing indebtedness for borrowed money or any guarantee of such indebtedness for borrowed money of Parent or any of its Subsidiaries in an amount in excess of $25.0 million, other than such indebtedness for borrowed money among Parent and its wholly owned Subsidiaries;

(iv) any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such Contract solely between Parent and its Subsidiaries or among Parent’s Subsidiaries; or

(v) any Contract expressly limiting or restricting the ability of Parent or any of its Subsidiaries to make distributions or declare or pay dividends in respect of their Equity Interests.

Except for this Agreement, the Contracts filed as exhibits to the Parent SEC Documents as of the date of this Agreement, and any Contract that constitutes a Parent Material Contract under Section 4.19(a)(ii) as a result of dedication or delivery point requirements in such Contract, the Material Contracts are set forth in Section 4.19 of the Parent Disclosure Schedule.

(b) Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (i) neither Parent nor any Subsidiary of Parent is in breach of or default under the terms of any Parent Material

Contract, (ii) no other party to any Parent Material Contract, to the Knowledge of Parent, is in breach of or default under the terms of any Parent Material Contract, (iii) each Parent Material Contract is a valid and binding obligation of Parent or the Subsidiary of Parent that is party thereto and, to the Knowledge of Parent, of each other party thereto, and is in full force and effect, subject to the Equitable Exceptions and (iv) Parent and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Parent Material Contract.

Section 4.20 Finders or Brokers. Except as set forth on Section 4.20 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the LP Merger.

Section 4.21 Investment Company Act. Parent and its Subsidiaries are not subject to regulation under the Investment Company Act.

Section 4.22 State Takeover Statute. The action of the Parent GP Board in approving this Agreement and the transactions contemplated hereby is sufficient to render inapplicable to this Agreement and the transactions contemplated hereby (including the receipt of the Equity Consideration by the unitholders of the Partnership) (a) Section 13.12 (and related sections) of the Sixth Amended and Restated Agreement of Limited Partnership of the Parent and any (b) Takeover Laws. There is no unitholder rights plan in effect, to which Parent is a party or otherwise bound, except as set forth in the Organizational Documents of Parent.

Section 4.23 Ownership of Partnership Common Units. Neither Parent nor any Affiliate of Parent “beneficially owns” (as such term is defined for purposes of Section 13(d) of the Exchange Act) any Partnership Common Units.

Section 4.24 Availability of Funds. Parent has, and at the Closing will have, sufficient cash, available lines of credit or other sources of immediately available funds to pay the Cash Consideration and the GP Merger Consideration and to refinance the Partnership’s indebtedness for borrowed money or otherwise satisfy requirements of such obligations in connection with the consummation of the transactions contemplated by this Agreement.

Section 4.25 No Additional Representations or Warranties; Non-Reliance.

(a) Each of Parent, Merger Sub and GP Merger Sub acknowledge that the Partnership and the General Partner do not make any representation or warranty as to any matter whatsoever except as expressly set forth in Article III or in any certificate delivered by the Partnership or General Partner to Parent, Merger Sub or GP Merger Sub in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that the Partnership and the General Partner make no representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to Parent, Merger Sub or GP Merger Sub (or any of their respective Affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Partnership and its Subsidiaries or (ii) the future business and operations of the Partnership and its Subsidiaries, including as to the accuracy and completeness thereof, and neither Parent, Merger Sub nor GP Merger Sub has relied on such information or any other representations or warranties not set forth in Article III.

(b) Each of Parent, Merger Sub and GP Merger Sub have conducted their own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Partnership and its Subsidiaries and acknowledge that Parent, Merger Sub and GP Merger Sub have been provided access for such purposes. Except for the representations and warranties expressly set forth in Article III or in any certificate delivered by the Partnership or the General Partner to Parent and/or the Merger Subs in accordance with the terms hereof, in entering into this Agreement, each of Parent, Merger Sub and GP Merger Sub have relied solely upon its independent investigation and analysis of the Partnership and the Partnership’s

Subsidiaries, and Parent, Merger Sub and GP Merger Sub acknowledge and agree that they have not been induced by and have not relied upon any representations, warranties or statements, whether express or implied, made, or information supplied, by the Partnership, the General Partner or their respective Subsidiaries, or any of their respective Affiliates, equity holders, controlling Persons, officers, employees, or Representatives (including with respect to the accuracy or completeness thereof) that are not expressly set forth in Article III or in any certificate delivered by the Partnership or the General Partner to Parent, Merger Sub or GP Merger Sub, whether or not such representations, warranties or statements were made, or such information was supplied, in writing or orally. Each of Parent, Merger Sub and GP Merger Sub acknowledge and agree that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered by the Partnership or the General Partner to Parent, Merger Sub or GP Merger Sub, (i) the Partnership does not make, and has not made, any representations or warranties relating to itself or its business or otherwise in connection with the transactions contemplated hereby and Parent, Merger Sub and GP Merger Sub are not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no Person has been authorized by the Partnership or the General Partner to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or GP Merger Sub as having been authorized by the Partnership, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub or GP Merger Sub or any of their officers, employees or Representatives are not and shall not be deemed to be or include representations or warranties of the Partnership unless any such materials or information is the subject of any express representation or warranty set forth in Article III.

ARTICLE V.

COVENANTS AND AGREEMENTS

Section 5.1 Conduct of Business by the Partnership.

(a) From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated or abandoned pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Partnership or any of its Subsidiaries, (ii) as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated or required by this Agreement, or (iv) as set forth in Section 5.1(a) of the Partnership Disclosure Schedule, the Partnership covenants and agrees that the Partnership shall, and shall cause its Subsidiaries to, use reasonable best efforts to (x) conduct their businesses in the ordinary course, (y) preserve substantially intact their present lines of business and preserve their relationships with significant customers and suppliers and (z) keep in full force and effect all material Partnership Permits; provided, however, that no action by the Partnership or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this covenant unless such action would constitute a breach of such other provision.

(b) Each of the Partnership and the General Partner agrees with Parent, on behalf of itself and its Subsidiaries, that from the date hereof and prior to the earlier of the Effective Time and the Termination Date, except (w) as may be required by Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Partnership or any of its Subsidiaries, (x) as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (y) as may be contemplated or required by this Agreement or (z) as set forth in Section 5.1(b) of the Partnership Disclosure Schedule, each of the Partnership and the General Partner:

(i) shall not adopt any amendments to the Organizational Documents of the Partnership or the General Partner and shall not permit any of the Partnership’s Subsidiaries to adopt any material amendments to its Organizational Documents;

(ii) shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of, encumber, split, combine or reclassify or authorize the issuance, sale, pledge, disposition, encumbrance, split, combination or reclassification of any of its Equity Interests, other than (1) issuances of Partnership Common Units in respect of the vesting, exercise or settlement of any Partnership Restricted Unit Awards outstanding on the date hereof or as may be granted to directors after the date hereof as permitted under the Partnership Equity Plan that is in the ordinary course of business consistent with the Parent’s past practices, (2) for transactions among the Partnership and its wholly owned Subsidiaries or among the Partnership’s wholly owned Subsidiaries which remain wholly owned Subsidiaries after the consummation of such transaction or (3) pledges or encumbrances due to Partnership Permitted Liens;

(iii) except in the ordinary course of business, shall not, and shall not permit any of its Subsidiaries that is not wholly owned by the Partnership or wholly owned Subsidiaries of any such Subsidiaries to, authorize or pay any dividends on or make any distribution with respect to its Equity Interests (whether in cash, assets, partnership units, stock or other securities of the Partnership or its Subsidiaries), except (1) dividends or distributions by any wholly owned Subsidiaries only to the Partnership or to any Subsidiary of the Partnership in the ordinary course of business, (2) dividends or distributions required under applicable Organizational Documents of such Person, and (3) regular quarterly cash distributions with customary record and payment dates on the Partnership Common Units of $0.56 per Partnership Common Unit per quarter;

(iv) shall not, and shall not permit any of its material Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto other than the LP Merger and other than any mergers, consolidations, restructurings or reorganizations solely among the Partnership and its wholly owned Subsidiaries or among the Partnership’s wholly owned Subsidiaries or in connection with an acquisition not prohibited by Section 5.1(b)(v);

(v) shall not, and shall not permit any of its Subsidiaries to, make, directly or indirectly, any acquisition by merging or otherwise purchasing any assets (including Equity Interests) or any business of any Person or make loans, advances or capital contributions to, or investments in, any other Person (other than any of the Partnership’s Subsidiaries), in each case in excess of $5.0 million in the aggregate;

(vi) shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, transfer, exchange or swap, or otherwise dispose of any properties or non-cash assets with a value in excess of $5.0 million in the aggregate, except (1) sales, transfers and dispositions of obsolete or worthless equipment, (2) sales, transfers and dispositions of inventory, commodities and produced hydrocarbons, crude oil and refined products in the ordinary course of business or (3) sales, leases, transfers or other dispositions made in connection with any transaction among the Partnership and its wholly owned Subsidiaries or among the Partnership’s wholly owned Subsidiaries;

(vii) shall not, and shall not permit any of its Subsidiaries to, authorize any capital expenditures, except for (1) expenditures set forth in Section 5.1(b)(vii) of the Partnership Disclosure Schedule or (2) expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events (including pandemics and COVID-19), outages or otherwise;

(viii) shall not directly or indirectly, purchase, redeem or otherwise acquire any Equity Interests of the Partnership or any Subsidiary that is not wholly owned;

(ix) except as set forth in Section 5.1(b)(ix) of the Partnership Disclosure Schedule or as required by Law or any Partnership Benefit Plan as in effect on the date of this Agreement, shall not, and shall not permit any of its Subsidiaries to, (1) materially increase the compensation or other benefits payable or provided to the Partnership’s or General Partner’s directors or officers, (2) enter into or materially amend any material employment, change of control, severance or retention agreement with any director, officer or employee of the Partnership or the General Partner, (3) establish, adopt, enter into, terminate or amend any Benefit Plan, (4) enter into, terminate or amend any collective bargaining agreement, (5) make any change in the key management structure of the Partnership or any of its material Subsidiaries, including the termination of existing officers (other than for cause) or the hiring of additional officers (except to replace any officers who are terminated in accordance with the foregoing), (6) grant any awards under the Partnership Equity Plan to an individual other than a director of the Partnership or the General Partner or (7) enter into or make any loans or advances to any of its officers, directors, employees, agents, or consultants (other than loans or advances for travel or reasonable business expenses consistent with past practices);

(x) shall not, and shall not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or Law;

(xi) shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness for borrowed money, except (1) for any indebtedness for borrowed money among the Partnership and its wholly owned Subsidiaries or among the Partnership’s wholly owned Subsidiaries, (2) for any indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness on substantially the same or more favorable terms to the Partnership than such existing indebtedness, (3) for any guarantees by the Partnership of indebtedness for borrowed money of wholly owned Subsidiaries of the Partnership or guarantees by the Partnership’s wholly owned Subsidiaries of indebtedness for borrowed money of the Partnership or any wholly owned Subsidiary of the Partnership, which indebtedness is incurred in compliance with this Section 5.1(b)(xi), and (4) any indebtedness incurred pursuant to the Partnership Credit Facility which shall not exceed 10% of the aggregate amount listed on Section 5.1(b)(xi) of the Partnership Disclosure Schedule; provided further, that in the case of each of clauses (1) through (4), such indebtedness does not impose or result in any additional restrictions or limitations that would be material to the Partnership and its Subsidiaries, or, following the Closing, Parent and its Subsidiaries, other than any obligation to make payments on such indebtedness and other than any restrictions or limitations to which the Partnership or any Subsidiary of the Partnership is currently subject under the terms of any indebtedness outstanding as of the date hereof;

(xii) other than in the ordinary course of business, shall not, and shall not permit any of its Subsidiaries to, (A) modify, amend or terminate, or waive any rights under any Partnership Material Contract, in a manner or with an effect that is materially adverse to the Partnership and its Subsidiaries, taken as a whole, or (B) enter into any Partnership Material Contract (other than any such Contracts which are currently under negotiation by the Partnership and third parties that are beyond the term sheet negotiation phase as of the time of this Agreement) that (1) involves a potential liability or receivable, as the case may be, in excess of $10.0 million on an annual basis, (2) has a term greater than one year and (3) cannot be cancelled by the Partnership or any of its Subsidiaries without material penalty or further payment;

(xiii) shall not, and shall not permit any of its Subsidiaries to, enter into any (A) Partnership Material Contract (or any material amendment to any Partnership Material Contract) with any Affiliate or (B) any other agreement, arrangement, Contract or other transaction with any Affiliate (other than the Partnership and its Subsidiaries) other than agreements, arrangements or Contracts made in the ordinary course of business and on an arm’s length basis;

(xiv) shall not, and shall not permit any of its Subsidiaries to, waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises (1) equal to or lesser than the amounts reserved with respect thereto on the balance sheet as of the Balance Sheet Date included in the Partnership SEC Documents or (2) that do not exceed $10.0 million in the aggregate;

(xv) shall not, and shall not permit any of its Subsidiaries to (except in the ordinary course of business), (1) change its fiscal year or any material method of Tax accounting, (2) make, change or revoke any material Tax election, (3) enter into any closing agreement with respect to, or otherwise settle or compromise, any material liability for Taxes, (4) file any material amended Tax Return or (5) surrender a claim for a material refund of Taxes;

(xvi) shall not, and shall not permit any of its Subsidiaries, to prepay, redeem or repurchase any of the Partnership’s and OMP Finance Corp.’s $450.0 million, 8.00% senior unsecured notes due April 1, 2029;

(xvii) shall not, and shall not permit any of its Subsidiaries to, engage in any activity or conduct its business in a manner that would cause less than 90% of the gross income of the Partnership for any calendar quarter since its formation and prior to the Effective Time to be treated as “qualifying income” within the meaning of Section 7704(d) of the Code;

(xviii) permit the lapse (without renewal or replacement) of any existing material policy of insurance relating to the assets, operations and business activities of the Partnership or its Subsidiaries; and

(xix) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to clauses (i) through (xviii) of this Section 5.1(b).

(c) Notwithstanding the provisions of this Section 5.1, from the date of this Agreement until the earlier of the Effective Time and the Termination Date, the Partnership and its Subsidiaries may take or refrain from taking any COVID-19 Action so long as (i) prior thereto, the Partnership consults with, and considers in good faith, Parent’s suggestions and/or feedback, or (ii) such COVID-19 Action would not reasonably be expected to materially impact the Partnership’s ability to operate in the ordinary course of business or materially delay or impede the consummation of the LP Merger.

Section 5.2 Conduct of Business by Parent.

(a) From and after the date hereof until the earlier of the Effective Time and the Termination Date, and except (i) as may be required by Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Parent or any of its Subsidiaries, (ii) as may be consented to in writing by the Partnership (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated or required by this Agreement or (iv) as set forth in Section 5.2(a) of the Parent Disclosure Schedule, Parent covenants and agrees that Parent shall, and shall cause its Subsidiaries to, use reasonable best efforts to (x) conduct their businesses in the ordinary course, and (y) preserve substantially intact their present lines of business and preserve their relationships with significant customers and suppliers; provided, however, that no action by Parent or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2(b) shall be deemed a breach of this covenant unless such action would constitute a breach of such other provision.

(b) Parent agrees with the Partnership, on behalf of itself and its Subsidiaries, that from the date hereof and prior to the earlier of the Effective Time and the Termination Date, except (w) as may be required by Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Parent or any of its Subsidiaries, (x) as may be consented to by the Partnership (which consent shall not be unreasonably withheld, delayed or conditioned), (y) as may be contemplated or required by this Agreement or (z) as set forth in Section 5.2(b) of the Parent Disclosure Schedule, Parent:

(i) shall not adopt any amendments to the Organizational Documents of Parent or Parent GP and shall not permit any of Parent’s Subsidiaries to adopt any material amendments to its Organizational Documents;

(ii) shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of, encumber, split, combine or reclassify or authorize the issuance, sale, pledge, disposition, encumbrance, split, combination or reclassification of any of its Equity Interests, other than (1) issuances of Parent Common Units in respect of the vesting, exercise or settlement of any Parent equity awards outstanding on the date hereof or as may be granted after the date hereof as permitted under any Parent Equity Plan that is in the ordinary course of business consistent with Parent’s past practices, (2) for transactions among Parent and its wholly owned Subsidiaries or among Parent’s wholly owned Subsidiaries which remain Subsidiaries after the consummation of such transaction or (3) pledges or encumbrances due to Parent Permitted Liens;

(iii) except in the ordinary course of business, shall not, and shall not permit any of its Subsidiaries that is not wholly owned by Parent or wholly owned Subsidiaries of any such Subsidiaries to, authorize or pay any dividends on or make any distribution with respect to its Equity Interests (whether in cash, assets, partnership units, stock or other securities of Parent or its Subsidiaries), except (1) dividends or distributions by any Subsidiaries only to Parent or any Subsidiary of Parent in the ordinary course of business, (2) dividends or distributions required under the applicable Organizational Documents of such Person, and (3) regular quarterly cash distributions with customary record and payment dates on the Parent Common Units of $0.625 per Parent Common Unit per quarter;

(iv) shall not, and shall not permit any of its material Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than any mergers, consolidations, restructurings or reorganizations solely among Parent and its wholly owned Subsidiaries or among Parent’s wholly owned Subsidiaries or in connection with an acquisition not prohibited by Section 5.2(b)(v);

(v) shall not, and shall not permit any of its Subsidiaries to, make, directly or indirectly, any acquisition by merging or otherwise purchasing any assets (including Equity Interests) or any business of any Person or make loans, advances or capital contributions to, or investments in, any other Person (other than any of Parent’s Subsidiaries), in each case in excess of $150.0 million in the aggregate or that would reasonably be expected to prevent, materially impede or materially delay the consummation of the LP Merger;

(vi) shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, transfer, exchange or swap, or otherwise dispose of any properties or non-cash assets with a value in excess of $150.0 million in the aggregate;

(vii) shall not, and shall not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or Law;

(viii) shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness for borrowed money, except for (1) any indebtedness for borrowed money so long as the Total Leverage Ratio (as defined in that certain Second Amended and Restated Credit Agreement, dated as of October 16, 2018, by and among Crestwood Midstream Partners LP, as borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent, as in effect on the date hereof), is less than 3.75 to 1.00 and (2) any indebtedness incurred in connection with the consummation of the transactions contemplated by this Agreement;

(ix) shall not, and shall not permit any of its Subsidiaries to (except in the ordinary course of business), (1) change its fiscal year or any material method of Tax accounting, (2) make, change or revoke any material Tax election, (3) enter into any closing agreement with respect to, or otherwise settle or compromise, any material liability for Taxes, (4) file any material amended Tax Return or (5) surrender a claim for a material refund of Taxes;

(x) shall not, and shall not permit any of its Subsidiaries to, engage in any activity or conduct its business in a manner that would cause less than 90% of the gross income of Parent for any calendar quarter since its formation and prior to the Effective Time to be treated as “qualifying income” within the meaning of Section 7704(d) of the Code; and

(xi) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to clauses (i) through (x) of this Section 5.2(b).

(xii) Notwithstanding the provisions of this Section 5.2, from the date of this Agreement until the earlier of the Effective Time and the Termination Date, Parent and its Subsidiaries may take or refrain from taking any COVID-19 Action so long as (i) prior thereto, Parent consults with, and considers in good faith, the Partnership’s suggestions and/or feedback, or (ii) such COVID-19 Action would not reasonably be expected to materially impact Parent’s ability to operate in the ordinary course of business or materially delay or impede the consummation of the LP Merger.

Section 5.3 Mutual Access.

(a) For purposes of furthering the transactions contemplated hereby, each of the Partnership and Parent shall afford the other party and (i) the officers and employees and (ii) the accountants, consultants, legal counsel, financial advisors and agents and other representatives (such Persons described in this clause (ii), collectively, “Representatives”) of such other party reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time and the Termination Date, to its and its Subsidiaries’ key employees and properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of Laws and with such additional accounting, financing, operating, environmental and other data and information regarding the Partnership and its Subsidiaries, as Parent may reasonably request, and Parent and its Subsidiaries, as the Partnership may reasonably request, as the case may be (including information necessary to prepare the Combined Consent Statement/Prospectus). Notwithstanding the foregoing, neither the Partnership nor Parent shall be required to afford such access to the extent it would unreasonably disrupt the operations of such party or any of its Subsidiaries, would cause a violation of any agreement to which such party or any of its Subsidiaries is a party, would cause a risk of a loss of privilege to such party or any of its Subsidiaries, would constitute a violation of any Law or would interfere with the ability of such party or any of its Subsidiaries’ ability to comply with any COVID-19 Measures. Neither the Partnership nor Parent, nor any of their respective officers, employees or Representatives, shall be permitted to perform any onsite procedures (including an onsite study or any Phase II environmental site assessment or other invasive or subsurface testing, sampling, monitoring or analysis) with respect to any property of the other party or any of the other party’s Subsidiaries without the other party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) The parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be governed in accordance with the confidentiality agreement, dated as of June 28, 2021, between the Sponsor and Crestwood Midstream Partners LP (the “Confidentiality Agreement”).

Section 5.4 Form S-4.

(a) As promptly as reasonably practicable following the date of this Agreement, Parent and the Partnership shall prepare and file with the SEC the Form S-4, which will include the Combined Consent Statement/Prospectus. Each of Parent and the Partnership shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Form S-4 effective as long as necessary to consummate the LP Merger and the other transactions contemplated hereby. Parent shall also take any action required to be taken under any applicable state or provincial securities Laws in connection with the issuance and reservation of Parent Common Units in the LP Merger, and the Partnership shall furnish all information concerning the Partnership and its Subsidiaries and the holders of Partnership Common Units, or holders of a beneficial interest therein, as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Combined Consent Statement/Prospectus will be made by Parent or the Partnership, as applicable, without the other’s prior consent (which shall not be unreasonably withheld, conditioned or delayed) and without providing the other party a reasonable opportunity to review and comment thereon. Parent or the Partnership, as applicable, will advise the other promptly after it receives oral or written notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Units issuable in connection with the LP Merger for offering or sale in any jurisdiction, or any oral or written request by the SEC for amendment of the Combined Consent Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication from the SEC or any state securities commission. If at any time prior to the Effective Time any information relating to Parent or the Partnership, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Partnership that should be set forth in an amendment or supplement to any of the Form S-4 or the Combined Consent Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the unitholders of the Partnership. For the avoidance of doubt, the Combined Consent Statement/Prospectus shall not be required to include a recommendation by the GP Board or the Conflicts Committee to the Partnership’s unitholders regarding this Agreement.

(b) The General Partner shall distribute to the Partnership’s unitholders the Combined Consent Statement/Prospectus as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The Partnership shall (i) in accordance with its Organizational Documents and Law, take all actions to establish a record date (which will be as soon as reasonably practicable after the date upon which the Form S-4 is declared effective) for the purpose of determining Partnership unitholders entitled to deliver written consents, and (ii) in accordance with its Organizational Documents and Law, distribute to the Partnership’s unitholders, the Combined Consent Statement/Prospectus, which shall include a form of consent that may be executed by the public unitholders of the Partnership Common Units in connection with the Requisite Unitholder Approval, as soon as reasonably practicable after the date upon which the Form S-4 becomes effective (and, in the case of the Sponsor, within 24 hours of the Form S-4 being declared effective).

Section 5.5 Partnership Restricted Unit Awards.

(a) Each award of restricted units that corresponds to Partnership Common Units, whether vested or unvested (each, a “Partnership Restricted Unit Award”), that is outstanding immediately prior to the Effective Time, shall, immediately prior to the Effective Time, automatically become fully vested and shall without any action on the part of the Partnership, Parent or the holder thereof, be cancelled and converted into a right to receive a number of unrestricted Parent Common Units equal to the product obtained by multiplying (x) the number of Partnership Common Units subject to such Partnership Restricted Unit Award immediately prior to the Effective Time by (y) the Public Holder Exchange Ratio, rounded up or down to the nearest whole Parent Common Unit.

(b) The General Partner, the GP Board or any authorized committee of the GP Board shall take any and all actions reasonably necessary to effectuate the transactions contemplated by this Section 5.5.

Section 5.6 Employee Matters.

(a) Not later than 20 days prior to the Closing Date, Parent shall, or shall cause one of its Subsidiaries to, extend a written offer of employment with Parent or its Subsidiary to each Person set forth on Section 5.6(a) of the Partnership Disclosure Schedule (the “Offered Employees”) for employment effective as of the Effective Time and on terms that are consistent with the remaining provisions of this Section 5.6. Parent or its Subsidiary shall provide each Offered Employee with no less than 10 days in which to accept or reject such offer of employment. At least five days prior to the Closing Date, Parent shall inform the Partnership in writing which Offered Employees have accepted an offer of employment and which Offered Employees have rejected or not timely responded to an offer of employment. All Offered Employees who accept employment with Parent or its Subsidiary pursuant to an offer of employment described in this Section 5.6(a) and who commence employment with Parent or its Subsidiary are referred to herein as the “Transferred Employees”.

(b) Following the Effective Time and until the first anniversary of the Closing Date (the “Continuation Period”), Parent shall, or shall cause one of its Subsidiaries to, provide the Transferred Employees with (i) annual base salary or wages (as applicable) and annual cash incentive compensation opportunities, in the aggregate, that are no less favorable than the aggregate compensation opportunities provided to such Transferred Employees immediately prior to the Effective Time (including annual base salary or wages (as applicable), annual cash incentive compensation and equity-based incentive opportunities) (provided, that the foregoing shall not preclude Parent from implementing broad-based salary or other pay reduction programs, following the date of this Agreement that are made in connection with market conditions and are proportionate with reductions in salary or other pay for Parent’s other similarly situated employees) and (ii) employee benefits (excluding defined benefit and supplemental pensions and retiree medical benefits) that are no less favorable than either, at Parent’s election, (A) the other compensation and employee benefits provided to similarly-situated employees of Parent and its Subsidiaries, or (B) the other compensation and employee benefits provided to such Transferred Employees immediately prior to the Effective Time.

(c) For purposes of vesting, eligibility to participate and, solely for vacation and paid time off policies, severance plans and policies, and disability plans and policies, determining levels of benefits (but not, for the avoidance of doubt, for purposes of benefit accrual under any defined benefit pension plan) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Transferred Employees after the Effective Time (the “New Plans”), each Transferred Employee shall be credited with his or her years of service with the Partnership, the General Partner and their respective Subsidiaries and their respective predecessors and prior employers before the Effective Time, to the same extent as such Transferred Employee was entitled, before the Effective Time, to credit for such service under any similar Benefit Plan sponsored or maintained by the Sponsor or its Affiliate (other than the Partnership or the General Partner) in which such Transferred Employee participated or was eligible to participate immediately prior to the Effective Time (such plans, collectively, the “Old Plans”), provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, Parent shall use reasonable best efforts to (i) waive or cause the waiver of any limitation on benefits relating to pre-existing conditions, actively-at-work exclusions, evidence of insurability and waiting periods for the Transferred Employees under any New Plan providing medical, dental, pharmaceutical and/or vision benefits for the Transferred Employee and his or her covered dependents to the extent that such limitations are waived or otherwise inapplicable to a Transferred Employee under any comparable Old Plan as of the Closing Date and (ii) credit amounts paid under any Old Plan providing medical, dental, pharmaceutical and/or vision benefits to any Transferred Employees under any corresponding New Plan for purposes of applying deductibles, copayments, and out-of-pocket limits as though such amounts had been paid in accordance with the terms and conditions of the New Plan with respect to the plan year in which the Effective Time occurs to the extent such amounts were qualified to be taken into account for purposes of satisfying any deductible, copayment or out-of-pocket limit under the corresponding Old Plan. Furthermore, Parent shall assume and honor all vacation and paid time off days accrued by Transferred Employees prior to the Effective Time, including payment for such days upon termination of employment to the extent provided for under Law or the terms of the vacation and paid time off policies of the Partnership, General Partner and their Subsidiaries; provided, however, that the foregoing shall not restrict Parent from amending, modifying or terminating any applicable vacation or paid time off policy to the extent permitted by Law.

(d) Parent shall establish and maintain or make provision for, the establishment or continuation of a health care and dependent care flexible spending account plans applicable to the Transferred Employees and the election by any Transferred Employee under an Old Plan that includes flexible spending accounts will be continued as an election as if made under the applicable New Plan containing flexible spending accounts from the beginning of the plan year in which the Effective Time occurs.

(e) Parent shall cause its New Plan qualified under Section 401(a) of the Code and containing a Code Section 401(k) cash or deferred arrangement to accept a direct rollover of any Transferred Employee’s benefits under any corresponding Old Plan in which such Transferred Employee participated prior to the Effective Time, in cash.

(f) No later than the Effective Time, the General Partner or one of its Affiliates (including the Sponsor) shall pay pro-rata annual bonuses for the calendar year in which the Effective Time occurs for Transferred

Employees based on the number of days from January 1 of such calendar year through the earlier of the Effective Time and December 31 of such calendar year that each Transferred Employee was employed by the Sponsor or its Affiliate during such calendar year.

(g) To the extent that a Transferred Employee is eligible as of the date hereof to receive severance benefits under the Sponsor Employee Change in Control Plan, effective as of March 31, 2012 (the “2012 Plan”), if the employment of such Transferred Employee is terminated on or prior to November 20, 2022 by Parent or its Affiliates other than for Cause (as defined in Section 5.6(g) of the Partnership Disclosure Schedule) or by a Transferred Employee for Good Reason (as defined in Section 5.6(g) of the Partnership Disclosure Schedule), Parent shall, or shall cause its Affiliates to, provide such Transferred Employee with the severance benefits to which such Transferred Employee would have been entitled under the 2012 Plan, as set forth in Section 5.6(g)(i) of the Partnership Disclosure Schedule. To the extent that a Transferred Employee is eligible as of the date hereof to receive severance benefits under the Sponsor 2021 Employee Change in Control Plan (the “2021 Plan”), if the employment of such Transferred Employee is terminated by Parent or its Affiliates other than for Cause (as defined in Section 5.6(g) of the Partnership Disclosure Schedule) or by a Transferred Employee for Good Reason (as defined in Section 5.6(g) of the Partnership Disclosure Schedule), Parent shall, or shall cause its Affiliates to, provide such Transferred Employee with the greater of (A) the severance benefits to which such Transferred Employee would have been entitled under the 2021 Plan, as set forth in Section 5.6(g)(ii) of the Partnership Disclosure Schedule, or (B) the severance benefits under Parent’s or its Subsidiary’s severance plan, program or policy that is applicable to similarly-situated employees of Parent and its Subsidiaries, if any.

(h) Nothing in this Section 5.6 shall be construed as an amendment of, or undertaking to amend, any Benefit Plan or to prevent the amendment or termination of any Benefit Plan in accordance with its terms. Nothing in this Section 5.6 shall limit the right of Parent, the Surviving Entities or any of their Subsidiaries to terminate the employment of any Transferred Employee at any time, subject to any rights to severance benefits accrued as of the applicable termination date pursuant to Section 5.6(g). Without limiting the generality of Section 8.13, the provisions of this Section 5.6 are solely for the benefit of the parties to this Agreement, and no current or former director, officer, employee, other service provider or independent contractor or any other Person shall be a third-party beneficiary of this Agreement, and nothing herein shall be construed as an amendment to any Benefit Plan or other compensation or benefit plan or arrangement (including any Parent Benefit Plan) for any purpose.

Section 5.7 Regulatory Approvals; Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, promptly all actions, and to do, or cause to be done, promptly and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Laws to consummate and make effective the LP Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to: (i) obtain all necessary actions or nonactions, waivers, clearances, consents and approvals, including the Partnership Approvals and the Parent Approvals, from Governmental Entities and make all necessary registrations, notifications and filings and take other steps as may be necessary to obtain an action or nonaction, waiver, clearance, consent or approval from any Governmental Entity, in each case as promptly as commercially practicable, (ii) obtain all necessary consents, approvals or waivers from third parties other than any Governmental Entity, in each case as promptly as commercially practicable, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

(b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Partnership and Parent shall use their reasonable best efforts to (i) as promptly as practicable (and in any event not more than ten business days) after the date hereof, make all required or advisable filings under the HSR Act, (ii) make available to the other party such information as the other party may reasonably request in order to make any HSR Act filings or respond to information or document requests by any relevant Governmental Entity, (iii) use reasonable best efforts to take, or cause to be taken, other actions and do, or cause to be done, other things advisable to consummate and make effective the transactions contemplated hereby, and (iv) keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of substantive notices or other substantive communications or correspondence between the Partnership or Parent, or any of their respective Subsidiaries or Affiliates, and any third party and/or any Governmental Entity (or members of their respective staffs) with respect to such transactions. Prior to transmitting any substantive communications, advocacy, white papers, information responses or other submissions to any Governmental Entity (or members of their respective staffs) in connection with the LP Merger or the other transactions contemplated by this Agreement, the Partnership and Parent shall permit counsel for the other parties a reasonable opportunity to review and provide comments thereon, and consider in good faith the views of the other parties in connection therewith. Each of the Partnership and Parent agrees not to participate in any substantive meeting or discussion, either in Person or by telephone, with any Governmental Entity in connection with the LP Merger or the other transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other parties the opportunity to attend and participate where appropriate and advisable under the circumstances.

(c) In furtherance and not in limitation of the foregoing, each of parties hereto shall use their reasonable best efforts to satisfy the conditions to closing identified in Section 6.1 of this Agreement as promptly as reasonably practicable, including (i) responding to and complying with, as promptly as reasonably practicable, any request for information or documentary material regarding the LP Merger or the other transactions contemplated by this Agreement from any relevant Governmental Entity and (ii) using reasonable best efforts to assist and cooperate with the other party in doing all things necessary, proper or advisable to consummate and make effective the transactions.

(d) Notwithstanding anything herein to the contrary, each of the Partnership and Parent agrees, and shall cause its Subsidiaries to, use its reasonable best efforts to take any and all steps necessary to eliminate each and every impediment under any antitrust or competition Law that is asserted by any Governmental Entity or any other party so as to enable the parties hereto to close the transactions contemplated hereby no later than the End Date, including but not limited to (i) negotiating, committing to and effecting by consent decree, hold separate orders, or otherwise, the sale, license, holding separate or other disposition of assets or businesses of the Partnership or Parent or any of their respective Subsidiaries, (x) terminating, relinquishing, modifying or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of the Partnership or Parent or any of their respective Subsidiaries and (y) creating any relationships, ventures, contractual rights, obligations or other arrangements of the Partnership or Parent or any of their respective Subsidiaries (each of the items described in this clause (i), a “Remedial Action”) (provided, that any Remedial Action may be conditioned upon the consummation of the transactions contemplated hereby) and (ii) defending through litigation on the merits any claim asserted in court by any Person in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing from occurring no later than the End Date; provided, however, that such litigation in no way limits the other obligations of the parties; provided, further, that notwithstanding anything to the contrary contained in this Section 5.7 or otherwise in this Agreement, Parent and its Subsidiaries shall not be required to offer, negotiate, commit to, effect, enter into or take any Remedial Action that would be, individually or in the aggregate, material to the business financial condition or continuing results of operations of Parent and its Subsidiaries (including the Partnership), taken as a whole, following the transactions contemplated hereby.

Section 5.8 Takeover Statutes. If any Takeover Law may become, or may purport to be, applicable to the LP Merger or any other transactions contemplated hereby, each of the Partnership and Parent shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

Section 5.9 Public Announcements. Parent and the Partnership shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby, to the extent they have not been previously issued or disclosed, shall be consistent with such joint communications plan. Unless otherwise required by Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, each party shall consult with each other before issuing any press release or public statement with respect to the LP Merger and, subject to the requirements of Law or the rules of any securities exchange, shall not issue any such press release or public statement prior to such consultation. Each of Parent and the Partnership may issue a press release, reasonably acceptable to the other party, announcing this Agreement.

Section 5.10 Indemnification and Insurance.

(a) Parent, Merger Sub and GP Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of any of the current or former Indemnified Parties as provided in the Organizational Documents of the Partnership, the General Partner or any Subsidiary thereof or in any agreement between the Partnership, the General Partner or any Subsidiary thereof, on the one hand, and the Indemnified Party, on the other hand, shall survive the Mergers and shall continue in full force and effect. For a period of six years from the Effective Time, Parent and the Surviving Entities shall maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of the Partnership’s, the General Partner’s and any of their respective Subsidiaries’ Organizational Documents in effect immediately prior to the Effective Time (including the Organizational Documents of the Partnership and the General Partner) or in any indemnification agreements of the General Partner, the Partnership or their respective Subsidiaries with any of their respective current or former Indemnified Parties in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions or the exculpation, indemnification or advancement of expenses provisions (and Parent, Merger Sub and GP Merger Sub shall not authorize or consent to any such amendment, repeal or other modification) of the Surviving Entities’ certificate of limited partnership, certificate of formation, partnership agreement and limited liability company agreement, as applicable, in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former Indemnified Parties; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the final disposition of such Action or resolution of such claim. From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the GP Surviving Entity, Surviving Entity and its Subsidiaries to honor and perform, in accordance with their respective terms, each of the covenants contained in this Section 5.10 without limit as to time.

(b) Parent and the Surviving Entities shall jointly and severally, to the fullest extent permitted under Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, officer or employee of the Partnership, General Partner or any of their respective Subsidiaries and each Person who served as a director, officer, member, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Partnership, General Partner or any of their respective Subsidiaries (each, together with such Person’s heirs, executors or administrators, an “Indemnified Party”), in each case against any costs or expenses (including advancing attorneys’ fees and expenses and other costs and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law; provided, however, that the Indemnified Party to whom expenses are advanced provides an undertaking consistent with the Organizational Documents of the Partnership and the General Partner to repay such amounts if it is ultimately determined that such Person is not entitled to indemnification), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and including any matters addressed by alternative dispute resolution mechanism(s) (an “Action”), arising out of, relating to or in connection with their status, services or duties as an Indemnified Party or any action or omission by them in their capacities as such occurring or alleged to have occurred whether before or after the Effective Time (including acts or omissions in connection with such Indemnified Party serving as an officer, director, employee, agent or other fiduciary of any entity if such service was at the request or for the benefit of the Partnership and in all cases including any matters pertaining or relating to this Agreement, the transactions contemplated hereby and any approvals, determinations or processes relating to the foregoing). In the event of any such Action, the Surviving Entities shall cooperate with the Indemnified Party in the defense of any such Action.

(c) For a period of six years from the Effective Time, Parent shall cause to be maintained in effect the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the date hereof by the General Partner, Partnership and their respective Subsidiaries with respect to matters existing or arising on or before the Effective Time; provided, however, that Parent shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Partnership prior to the date hereof (the “Maximum Amount”) in respect of the coverages required to be obtained pursuant hereto and if the cost of the coverages required to be obtained pursuant hereto exceeds the Maximum Amount, Parent shall purchase as much coverage as reasonably available for the Maximum Amount. If the Partnership in its sole discretion elects, then the Partnership may, prior to the Effective Time, purchase (and prepay in full the aggregate premium for) a “tail policy,” that by its terms survives the Effective Time and the transactions contemplated hereby, with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Parties in their capacity as such or relating to their status, service or duties as Indemnified Parties (with such policy having at least the same coverage and amounts and containing terms and conditions that are no less favorable to the covered individuals as existing policies); provided that in no event shall the Partnership be permitted to pay as the cost of such policy in excess of six times the Maximum Amount and, if such a “tail policy” is purchased, Parent shall have no further obligations under this Section 5.10(c) other than that the Surviving Entity shall, and Parent shall cause the Surviving Entity to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(d) Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.10.

(e) The rights of each Indemnified Party shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificates of limited partnership or partnership agreement or other organization documents of the Partnership or any of its Subsidiaries or the Surviving Entities, any other indemnification arrangement, the Delaware LP Act, the Delaware LLC Act or otherwise.

(f) In the event Parent, the Surviving Entities or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Entities, as the case may be, shall assume the obligations of such party set forth in this Section 5.10. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the General Partner, Partnership or any of their respective Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.10 is not prior to, or in substitution for, any such claims under any such policies.

(g) Following the Effective Time, the obligations of Parent and the Surviving Entities under this Section 5.10 shall not be terminated, amended or modified in any manner so as to adversely affect any Indemnified Party (including their successors, heirs and legal representatives) to whom this Section 5.10 applies without the consent of such Indemnified Party. It is expressly agreed that, notwithstanding any other provision of this Agreement that may be to the contrary, (i) following the Effective Time, the Indemnified Parties to whom this Section 5.10 applies shall be third-party beneficiaries of this Section 5.10, and (ii) this Section 5.10 shall survive consummation of the Mergers and shall, following the Effective Time, be enforceable by such Indemnified Parties and their respective successors, heirs and legal representatives against Parent and the Surviving Entity and their respective successors and assigns.

Section 5.11 Control of Operations. Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (a) nothing contained in this Agreement shall give Parent or the Partnership, directly or indirectly, the right to control or direct the other party’s operations prior to the Effective Time and (b) prior to the Effective Time, each of the Partnership and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.12 Section 16 Matters. Prior to the Effective Time, Parent and the Partnership shall take all such steps as may be required to cause any dispositions of Partnership Common Units (including derivative securities with respect to Partnership Common Units) or acquisitions of Parent Common Units (including derivative securities with respect to Parent Common Units) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Partnership or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.13 Tax Matters.

(a) Parent, Parent GP, the Partnership and the General Partner each acknowledges and agrees that, for U.S. federal (and applicable state and local) income tax purposes, (i) the GP Merger is intended to be treated as a taxable sale of the assets of General Partner to Parent in exchange for the GP Merger Consideration and the assumption of the General Partner’s liabilities, (ii) the LP Merger is intended to be treated as an “assets-over” partnership merger transaction under Treasury Regulations Sections 1.708-1(c)(1) and 1.708-1(c)(3)(i), whereby the Partnership is treated as the terminating partnership and Parent is treated as the resulting partnership, (iii) to the extent of the Cash Consideration, the LP Merger is intended to be treated as a taxable sale of Partnership Common Units by the Sponsor occurring immediately prior to the LP Merger in accordance with Treasury Regulations Section 1.708-1(c)(4), and (iv) none of Parent, the Partnership, the General Partner, nor any partner or member, as the case may be, of Parent, the Partnership or the General Partner is intended to recognize taxable income or gain (other than any income or gain resulting from (A) any decrease in partnership liabilities pursuant to Section 752 of the Code, (B) from the deemed sale of Parent Common Units pursuant to Section 2.3, (C) the payment of the Cash Consideration, (D) the receipt of any Equity Consideration that is not pro rata (including as a result of the excess of the Public Holder Exchange Ratio over the Sponsor Exchange Ratio), (E) a disguised sale attributable to contributions of cash or other property to the Partnership after the date of this Agreement and prior to the Effective Time, (F) the receipt of the GP Merger Consideration, (G) the application of Section 897 of the Code and the Treasury Regulations thereunder to any non-U.S. holder of Partnership Common Units that has beneficially owned more than five percent of the total Partnership Common Units, at any time in the five year period ending on the Closing Date or (H) the enactment or amendment of special gain recognition rules applicable to Persons other than corporations that hold Partnership Common Units that were received in exchange for Incentive Distribution Rights (as defined in the Partnership Agreement)) (the “Intended Tax Treatment”). Unless required to do so as a result of a “determination” as defined in Section 1313(a) of the Code, each of Parent, Parent GP, the Partnership and the General Partner agrees not to make any tax filings or otherwise take any position inconsistent with the Intended Tax Treatment and to cooperate with the other parties to make any filings, statements, or reports required to effect, disclose or report the Intended Tax Treatment.

(b) Each of Parent and the Partnership shall (and shall cause its respective Subsidiaries to) use its reasonable best efforts to cause the LP Merger to be treated, and will not take or knowingly fail to take (and will cause its Subsidiaries not to take or knowingly fail to take) any actions that would reasonably be expected to prevent or impede the LP Merger from being treated in accordance with the Intended Tax Treatment.

(c) Each of Parent, Parent GP, the General Partner and the Partnership shall use its reasonable best efforts and shall reasonably cooperate with one another to obtain the opinions of counsel referred to in Section 6.1(f), Section 6.2(e) and Section 6.3(d) (the “Required Tax Opinions”). In connection therewith, (i) Parent shall deliver to requisite counsels one or more duly executed certificates containing such representations as shall be reasonably necessary or appropriate to enable such counsels to render the Required Tax Opinions, as applicable (the “Parent Tax Certificates”) and (ii) the Partnership shall deliver to requisite counsels one or more duly executed certificates containing such representations as shall be reasonably necessary or appropriate to enable such counsels to render the Required Tax Opinions, as applicable (the “Partnership Tax

Certificates”), in each case, dated as of the Closing Date (and, if requested, Parent and the Partnership shall deliver such certificates to requisite counsels in connection with any opinions to be filed in connection with the Form S-4 dated as of the date of such opinions), and Parent, Parent GP, the General Partner and the Partnership shall provide such other information as reasonably requested by counsels for purposes of rendering the Required Tax Opinions (or any opinions to be filed in connection with the Form S-4).

(d) Parent shall (i) prepare and file any U.S. federal (and applicable state and local) income Tax Returns for the Partnership for the taxable year including the Closing Date (and any prior taxable years for which such returns are not yet filed as of Closing) in accordance with the past practices of the Partnership (other than reflecting a closing of the books under Section 706 of the Code on the Closing Date), and (ii) provide the Sponsor with access to such Partnership files, work papers and other materials as the Sponsor may reasonably request to confirm that such Tax Returns have been prepared in accordance with the past practices of the Partnership.

Section 5.14 Stock Exchange Listing. Parent shall cause the Parent Common Units to be issued in the LP Merger and such other Parent Common Units to be reserved for issuance in connection with the LP Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

Section 5.15 Obligations of Merger Subs and the Surviving Entities. Parent shall take all action necessary to cause each of the Merger Subs and the Surviving Entities to perform their respective obligations under this Agreement.

Section 5.16 Financing Assistance.

(a) Prior to the Effective Time, the Partnership and the General Partner shall, and shall cause their respective Subsidiaries and shall use commercially reasonable efforts to cause each of their respective officers, employees and Representatives to, use commercially reasonable efforts to provide customary cooperation in connection with any financing by Parent or any of its Subsidiaries in connection with the LP Merger, in each case, as may be reasonably requested by Parent or any of its officers, employees or Representatives. Notwithstanding anything to the contrary herein, Parent and Merger Sub acknowledge and agree that consummation of any such financing by Parent or any of its Subsidiaries is not a condition to Closing or any of their respective obligations under this Agreement. Without limiting the generality of the foregoing, the Partnership and the General Partner shall, and shall cause their respective Subsidiaries and shall use commercially reasonable efforts to cause each of their respective officers, employees and Representatives to, upon reasonable request of Parent or any of its officers, employees or Representatives (and solely to the extent customary or necessary in connection with such financing): (1) furnish the report of the Partnership’s auditor on the three most recently available audited consolidated financial statements of the Partnership and its Subsidiaries (as and when available in the ordinary course of business of the Partnership and Subsidiaries) and use its commercially reasonable efforts to obtain the consent of such auditor to the use of such reports, including in documents filed with the SEC under the Securities Act, in accordance with normal custom and practice and use commercially reasonable efforts to cause such auditor to provide customary comfort letters to the arrangers, underwriters, initial purchasers or placement agents, as applicable, in connection with any such financing; and (2) use commercially reasonable efforts to (i) furnish any customary additional financial statements, schedules, business or other financial data relating to the Partnership and its Subsidiaries as may be reasonably necessary to consummate any such financing, including for the preparation of any pro forma financial information or pro forma financial statements required pursuant to the Securities Act or as may be customary and reasonably necessary in connection with any such financing (it being understood, in any event, that Parent shall be solely responsible for the preparation of any such pro forma financial information and/or pro forma financial statements); (ii) provide customary direct contact between (x) senior management and advisors, including auditors, of the Partnership and (y) the proposed arrangers, lenders, underwriters, initial purchasers or placement agents, as applicable, and/or Parent’s auditors, as applicable, in connection with any such financing, at reasonable times during regular business hours, and upon reasonable advance notice; (iii) reasonably assist in the preparation of (but not, in each case of the following, entering into or executing) documents, certificates (excluding as to solvency), and other agreements (including indentures or supplemental indentures) and take other actions that are or may be customary in connection with any such financing or reasonably necessary or desirable to permit Parent or its Subsidiaries to fulfill conditions or obligations under the financing documents, provided that such agreements shall be conditioned upon, and shall not take effect until, the Effective Time; (iv) reasonably assist in the pledging of collateral of the Partnership and its Subsidiaries (including obtaining deposit and security account control agreements or similar third party agreements), provided that such pledges shall be conditioned upon, and shall not take effect until, the Effective Time; (v) reasonably assist in the preparation of one or more customary confidential information memoranda, prospectuses, offering memoranda and other marketing and syndication materials reasonably requested by Parent and reasonably necessary for such financing; (vi) permit Parent or its Subsidiaries’ customary use of the Partnership’s and its Subsidiaries’ logos for syndication and underwriting, as applicable, in connection with any such financing (subject to (A) advance review of and consultation with respect to such use; provided that, Parent agrees not to use any such logos to the extent that after such consultation the Partnership informs Parent that such use is prohibited by existing contractual obligations of the Partnership and its Subsidiaries, and (B) such use is not intended to, nor reasonably likely to, harm or disparage the Partnership or any of its Subsidiaries); (vii) participate in a reasonable number of meetings and presentations, during regular business hours and upon reasonable advance notice, with arrangers and prospective lenders, investors and ratings agencies, as applicable (including the participation in such meetings of the Partnership’s and the General Partner’s senior management) and, in each case, at times and locations to be mutually agreed; (viii) no later than five (5) business days prior to the Closing Date, provide Parent all documentation and other information with respect to the Partnership and its Subsidiaries as shall have been reasonably requested in writing by Parent at least ten (10) business days prior to the Closing Date that is required or necessary in connection with such financing by any financing source to comply with applicable “know-your-customer” and anti-money laundering rules and regulations; and (ix) as further set forth in Section 5.16(c) below, take customary actions as may be reasonably requested by Parent in connection with the repayment of certain existing indebtedness for borrowed money of the Partnership and its Subsidiaries, including delivery of customary payoff and release documentation with respect thereto.

(b) Notwithstanding anything in this Section 5.16 to the contrary, in fulfilling its obligations pursuant to this Section 5.16, (i) none of the General Partner, the Partnership, its Subsidiaries or their respective officers, employees and Representatives shall be required to (A) pay any commitment or other fee, provide any security or incur any other liability in connection with any financing prior to the Effective Time, (B) give any indemnities that are effective prior to the Effective Time or (C) provide any cooperation that would contravene any applicable law, fiduciary duty or binding agreement or any obligation of confidentiality, result in the disclosure of any trade secrets, cause any loss of attorney-client or other legal privilege or cause any covenant, representation or warranty in this Agreement to be breached by, or in respect of, the General Partner, the Partnership or any of its Subsidiaries, (ii) any requested cooperation shall not unreasonably interfere with the ongoing operations or business of the General Partner, the Partnership and its Subsidiaries and (iii) Parent shall, promptly upon request by the Partnership, reimburse the General Partner and the Partnership for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable and documented out-of-pocket auditor’s, accountant’s, and attorneys’ fees) incurred by the General Partner, the Partnership or any of its Subsidiaries or their respective officers, employees and Representatives in connection with such cooperation. Parent shall indemnify and hold harmless the General Partner, the Partnership and its Subsidiaries from and against any and all claims, losses, or damages suffered or incurred by them directly or indirectly in connection with the arrangement of any financing required or requested under this Section 5.16 or any information provided in connection therewith (other than to the extent related to information provided by the General Partner, the Partnership, its Subsidiaries or their respective officers, employees and Representatives in writing specifically provided for inclusion in materials for any such financing that contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading). In addition, no action, liability, or obligation of the General Partner, the Partnership, any of its Subsidiaries, or any of their respective officers, employees and Representatives pursuant to any agreement, arrangement, contract, certificate, instrument, or other document relating to any such financing will be effective until the Effective Time, and none of the General Partner, the Partnership, nor any of its Subsidiaries will be required to take any action pursuant to any of the foregoing that is not contingent on the occurrence of the Closing or that must be effective before the Effective Time. Further, nothing in this Section 5.16 will require (1) the General Partner, the Partnership, its Subsidiaries, or their respective officers, employees and Representatives to execute, deliver or enter into, or perform any agreement, document or instrument, including any definitive financing document, with respect to any financing or adopt resolutions approving the agreements, documents or instruments pursuant to which any financing is obtained or pledge any collateral with respect to any financing prior to Closing, (2) any officer, employee or Representative of the General Partner, the Partnership or any of its Subsidiaries to deliver any certificate or take any other action under this Section 5.16 that could reasonably be expected to result in personal liability to such officer or Representative, (3) the Representatives of the General Partner, the Partnership or its Subsidiaries to deliver any legal opinions with respect to such financing or (4) the General Partner, the Partnership, its Subsidiaries, or their respective officers, employees and Representatives to prepare and/or deliver any financial information in a form not customarily prepared by such Person with respect to such period.

(c) At the reasonable request of Parent, the Partnership shall use commercially reasonable efforts to deliver to Parent on or prior to the Closing Date customary payoff letters or other satisfactory documentation from any third-party lenders (or agents therefor), trustees, or other holders of indebtedness of the Partnership or its Subsidiaries (or representatives therefor), as applicable, in the customary forms of such lenders, trustees or other holder of indebtedness or otherwise in form reasonably satisfactory to Parent, in each case, solely with respect to the indebtedness and other obligations due and owing under the Partnership Credit Facility (provided, that the Partnership shall use its commercially reasonable efforts to deliver such payoff letters or other documentation, as applicable, referred to in this clause (c) to Parent at least one calendar day prior to the Closing Date); provided, however, that the Partnership and its Subsidiaries shall not be obligated to make or cause to become effective any such action (nor shall the Partnership or any of its Subsidiaries be required to incur any cost or liability in respect thereof), and no such borrowings or indebtedness shall be required to be repaid, prior to the Effective Time. The Partnership shall use commercially reasonable efforts to cooperate with Parent in replacing any letters of credit issued pursuant to the facilities evidencing the above referenced indebtedness or obligations.

(d) Notwithstanding anything in this Agreement to the contrary, in no event will any failure by the Partnership or the General Partner or any other Person to comply with this Section 5.16 be used by Parent as a basis to (x) terminate this Agreement pursuant to Article VII, except to the extent the Partnership has committed a Willful Breach with respect to its obligations pursuant to this Section 5.16, or (y) assert the failure of the condition set forth in Article VI to be satisfied, except to the extent that the Partnership has committed a Willful Breach with respect to its obligations pursuant to this Section 5.16.

Section 5.17 Termination of Certain Agreements. Prior to the Effective Time, the agreements and arrangements (a) between or among the Sponsor, the General Partner and/or the Subsidiaries of the Partnership and (b) between or among the Sponsor and the Partnership, the General Partner and/or the Subsidiaries of the Partnership, in each case, as set forth in Section  5.17 of the Partnership Disclosure Schedule, shall be terminated.

Section 5.18 Resignations. At or prior to the Closing Date, the General Partner shall (a) deliver duly executed letters of resignation or (b) cause the removal, in each case, effective as of the Closing Date, of any member of the GP Board, manager, and/or officer of the General Partner, the Partnership or any of their respective Subsidiaries thereof that have been designated in writing by Parent at least three business days prior to the Closing Date (it being understood that such resignation shall not constitute a voluntary termination of employment with respect to any officer or director of the Partnership or its Subsidiaries).

Section 5.19 Distributions.

(a) After the date of this Agreement until the Effective Time, each of Parent and the Partnership shall coordinate with the other regarding the declaration of any distributions in respect of Parent Common Units and Partnership Common Units and the record dates and payment dates relating thereto, it being the intention of the parties that holders of Partnership Common Units shall not receive, for any quarter, distributions both in respect of Partnership Common Units and also distributions in respect of Parent Common Units, as the case may be, that they receive in exchange therefor as the Equity Consideration, but that they shall receive for any such quarter either: (i) only distributions in respect of Partnership Common Units or (ii) only distributions in respect of Parent Common Units that they receive as the Equity Consideration.

(b) Parent shall take all necessary action to effect the Distribution Increase immediately following the Effective Time; provided, however, Parent shall not be required to take any action under this Section 5.19(b) that would violate any Law, the Organizational Documents of Parent or any Parent Material Contract.

Section 5.20 Conflicts Committee. Prior to the Effective Time, the General Partner shall not, without the consent of the Conflicts Committee, eliminate the Conflicts Committee, or revoke or diminish the authority of the Conflicts Committee or remove or cause the removal of any director of the General Partner that is a member of the Conflicts Committee either as a member of the GP Board or the Conflicts Committee. For the avoidance of doubt, this Section 5.20 shall not apply to the filling of any vacancies caused by the death, incapacity or resignation of any director in accordance with the provisions of the Organizational Documents of the General Partner.

ARTICLE VI.

CONDITIONS TO THE MERGERS

Section 6.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the fulfillment (or waiver by all parties, to the extent permissible under Law) at or prior to the Effective Time of the following conditions:

(a) The Requisite Unitholder Approval shall have been obtained in accordance with Law and the Organizational Documents by the Partnership;

(b) No injunction, order or decree by any court or other Governmental Entity of competent jurisdiction shall have been entered and shall continue to be in effect, no Law shall have been adopted or be effective, and no agreement with any Governmental Entity shall be in effect, in each case that prohibits, prevents or makes unlawful the consummation of the Mergers or the other transactions contemplated by this Agreement;

(c) All waiting periods or any timing agreement (or other written commitment with any Governmental Entity not to close before a certain date) applicable to the Mergers or the other transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated;

(d) The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC;

(e) The Combined Consent Statement/Prospectus shall have been mailed to all holders of Partnership Common Units following effectiveness of the Form S-4 and at least 20 days prior to the Closing Date; and

(f) Parent and the Partnership shall have received an opinion of Vinson & Elkins L.L.P. (“Vinson & Elkins”) or other nationally recognized tax counsel reasonably satisfactory to Parent and the Partnership (which Parent and the Partnership agree for the purposes of this Section 6.1(f) shall include Baker Botts L.L.P. (“Baker Botts”)), dated as of the Closing Date to the effect that (A) at least 90% of the gross income of Parent for all of the calendar year that immediately precedes the calendar year that includes the Closing Date and each calendar quarter of the calendar year that includes the Closing Date for which the necessary financial information is available is from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code, (B) at least 90% of the gross income of the Partnership for all of the calendar year that immediately precedes the calendar year that includes the Closing Date and each calendar quarter of the calendar year that includes the

Closing Date for which the necessary financial information is available is from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code and (C) at least 90% of the combined gross income of each of Parent and the Partnership for all of the calendar year that immediately precedes the calendar year that includes the Closing Date and each calendar quarter of the calendar year that includes the Closing Date for which the necessary financial information is available is from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code. In rendering such opinion, Vinson & Elkins (or such other counsel, as applicable) shall be entitled to receive and rely upon the Parent Tax Certificates, the Partnership Tax Certificates and any other representations, warranties and covenants of the officers of Parent, the Partnership and any of their respective Affiliates as to such matters as such counsel may reasonably request.

Section 6.2 Conditions to Obligation of the Partnership to Effect the Mergers. The obligation of the Partnership and the General Partner to effect the Mergers is further subject to the fulfillment (or waiver by both the Partnership and the General Partner) at or prior to the Effective Time of the following conditions:

(a) The representations and warranties of Parent, Merger Sub and GP Merger Sub set forth in (i) this Agreement (other than in Section 4.2(a) and Section 4.10) shall be true and correct as of the Closing as though made at and as of the Closing, except where such failures to be so true and correct (without regard to “materiality,” Parent Material Adverse Effect and similar qualifiers contained in such representations and warranties) would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (ii) Section 4.2(a) shall be true and correct as of the Closing as though made at and as of the Closing, except for any immaterial inaccuracies, and (iii) Section 4.10 shall be true and correct as of the Closing as though made at and as of the Closing; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (i), (ii) or (iii), as applicable) only as of such date or period;

(b) Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time;

(c) Parent shall have delivered to the Partnership a certificate, dated the Closing Date and signed by the Chief Executive Officer or another senior officer of Parent GP, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied;

(d) The Parent Common Units to be issued in the LP Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

(e) The Partnership and the General Partner shall have received an opinion of Vinson & Elkins or other nationally recognized tax counsel reasonably satisfactory to the Partnership (which the Partnership agrees for the purposes of this Section 6.2(e) shall include Baker Botts), dated as of the Closing Date to the effect that for U.S. federal income tax purposes (i) the Partnership should not recognize any income or gain as a result of the LP Merger and (ii) no taxable income or gain should be recognized by holders of Partnership Common Units (in their capacity as holders of Partnership Common Units) as a result of the LP Merger (other than any income or gain resulting from (A) any decrease in partnership liabilities pursuant to Section 752 of the Code, (B) from the deemed sale of Parent Common Units pursuant to Section 2.3, (C) the payment of the Cash Consideration, (D) the receipt of any Equity Consideration that is not pro rata (including as a result of the excess of the Public Holder Exchange Ratio over the Sponsor Exchange Ratio), (E) a disguised sale attributable to contributions of cash or other property to the Partnership after the date of this Agreement and prior to the Effective Time, (F) the receipt of the GP Merger Consideration, (G) the application of Section 897 of the Code and the Treasury Regulations thereunder to any non-U.S. holder of Partnership Common Units that has beneficially owned more than five percent of the total Partnership Common Units at any time in the five year period ending on the Closing Date or (H) the enactment or amendment of special gain recognition rules applicable to Persons other than corporations that hold Partnership Common Units that were received in exchange for Incentive Distribution Rights (as defined in the Partnership Agreement)). In rendering such opinion, Vinson & Elkins (or such other counsel, as applicable) shall be entitled to receive and rely upon the Partnership Tax Certificates, the Parent Tax Certificates and any other representations, warranties and covenants of officers of the Partnership, the General

Partner, Parent and Parent GP and any of their respective Affiliates as to such matters as such counsel may reasonably request; and

(f) Parent shall have delivered to the Partnership a duly executed counterpart to each of the Registration Rights Agreement, Transition Services Agreement and the Director Nomination Agreement.

Section 6.3 Conditions to Obligation of Parent to Effect the Mergers. The obligation of Parent to effect the Mergers is further subject to the fulfillment (or the waiver by Parent) at or prior to the Effective Time of the following conditions:

(a) The representations and warranties of the Partnership and the General Partner set forth in (i) this Agreement (other than in Section 3.2(a) and Section 3.10) shall be true and correct as of the Closing as though made at and as of the Closing, except where such failures to be so true and correct (without regard to “materiality,” Partnership Material Adverse Effect and similar qualifiers contained in such representations and warranties) would not, in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, (ii) Section 3.2(a) shall be true and correct as of the Closing, except for any immaterial inaccuracies, and (iii) Section 3.10 shall be true and correct as of the Closing as though made at and as of the Closing; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) , (ii) and (iii), as applicable) only as of such date or period;

(b) The Partnership and the General Partner shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time;

(c) The Partnership shall have delivered to Parent a certificate, dated the Closing Date and signed by the Chief Executive Officer or another senior officer of the General Partner, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied;

(d) Parent shall have received an opinion of Baker Botts L.L.P. (“Parent Counsel”) dated as of the Closing Date to the effect that for U.S. federal income tax purposes (i) Parent should not recognize any income or gain as a result of the Mergers (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code), and (ii) no income or gain should be recognized by holders of Parent Common Units immediately prior to the LP Merger as a result of the LP Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code). In rendering such opinion, Parent Counsel shall be entitled to receive and rely upon the Parent Tax Certificates, the Partnership Tax Certificates and any other representations, warranties and covenants of officers of Parent, Parent GP, the Partnership and the General Partner and any of their respective Affiliates as to such matters as such counsel may reasonably request;

(e) Sponsor and its Subsidiaries, as applicable, shall have delivered a duly executed counterpart to each of the Registration Rights Agreement, Transition Services Agreement, Support Agreement, the Master Amendment to Commercial Agreements and the Director Nomination Agreement; and

(f) The Pre-Closing Transactions shall have occurred.

Section 6.4 Frustration of Closing Conditions. No party may rely, either as a basis for not consummating the Mergers or terminating this Agreement and abandoning the Mergers, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s willful and intentional breach of any material provision of this Agreement.

ARTICLE VII.

TERMINATION

Section 7.1 Termination or Abandonment. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of the Partnership and Parent;

(b) by either the Partnership or Parent, if the LP Merger shall not have been consummated on or prior to April 25, 2022 or such later date as may be agreed in writing by Parent and the Partnership (following approval by the Conflicts Committee) (the “End Date”); provided, however, that if all of the conditions to Closing, other than any of the conditions set forth in Section 6.1(b) or Section 6.1(c), shall have been satisfied or shall be capable of being satisfied at such time, the End Date shall automatically be extended to October 25, 2022, which date shall thereafter be deemed to be the End Date; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a party if the failure of the Closing to occur by such date shall be primarily due to the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in this Agreement;

(c) by either the Partnership or Parent, if an injunction or other Law shall have been entered, enacted or become effective permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers and such injunction or other Law has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to a party if such injunction or Law was due to the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in this Agreement;

(d) by the Partnership, if Parent, Merger Sub or GP Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, Parent does not cure such breach or failure within thirty (30) days after receiving written notice from the Partnership describing such breach or failure in reasonable detail (provided that the Partnership may not exercise the termination right pursuant to this Section 7.1(d) if it is then in material breach of any representation, warranty, covenant or other agreement contained herein);

(e) by Parent, if the Partnership or the General Partner shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, the Partnership or the General Partner, as applicable, does not cure such breach or failure within thirty (30) days after receiving written notice from Parent describing such breach or failure in reasonable detail (provided that Parent may not exercise the termination right pursuant to this Section 7.1(e) if it is then in material breach of any representation, warranty, covenant or other agreement contained herein); and

(f) by either the Partnership or Parent, if the Support Agreement is terminated in accordance with Section 2.1 thereof.

Section 7.2 Effect of Termination. In the event of termination or abandonment of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except for the provisions of this Section 7.2, Section 7.3 and Article VIII), and there shall be no other liability on the part of the Partnership or Parent or any other party hereto to Parent, the Partnership or any other party hereto, except for (x) reimbursement and indemnification obligations of Parent under Section 5.16, (y) liability arising out of or the result of, Fraud or any Willful Breach, in which case of clause (y) the aggrieved party shall be entitled to all rights and remedies available at law or in equity (provided that Parent acknowledges and agrees that this clause (y) shall not apply in the event of a termination pursuant to Section 7.1(f) following compliance with Section 7.3) and (z) as set forth in Section 7.3.

Section 7.3 Breakup Fee.

(a) If this Agreement is terminated pursuant to Section 7.1(f), then the Partnership shall pay $40,000,000 (the “Breakup Fee”) to Parent, within three business days, by wire transfer of same day federal funds to the account specified by Parent.

(b) In no event shall the Partnership be required to pay the Breakup Fee on more than one occasion. Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that if this Agreement is terminated pursuant to Section 7.1(f), the payment of the Breakup Fee shall be the sole and exclusive remedy available to Parent, Merger Sub or any of their Affiliates against the General Partner, Partnership and their Affiliates (including the Sponsor) and any of their respective former, current or future general or limited partners, shareholders, unitholders, managers, members, officers, directors, employees, Representatives or their respective Affiliates with respect to this Agreement or the transactions contemplated hereby, including the Support Agreement, even in the event of Fraud or any Willful Breach.

(c) The parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, neither party would enter into this Agreement. If the Partnership fails to pay promptly the amounts due pursuant to this Section 7.3, then the Partnership will also pay Parent interest on the unpaid amount under this Section 7.3, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by The Wall Street Journal and the reasonable out-of-pocket expenses (including legal fees) in connection with any action taken to collect payment. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate.

(d) The parties acknowledge and agree that Sponsor, pursuant to the terms of the Sponsor Agreement, may satisfy the Partnership’s obligations under this Section 7.3.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1 No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Mergers, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

Section 8.2 Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with the Mergers, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except that (a) fees and expenses incurred in connection with the printing, filing and mailing of the Combined Consent Statement/Prospectus and Form S-4 (including applicable SEC filing fees, and for the avoidance of doubt, not including any legal fees incurred in connection therewith) and (b) filing fees payable under the HSR Act shall be borne equally by Parent and the Partnership.

Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 8.4 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 8.5 Jurisdiction; Specific Enforcement. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it at law or in equity, each of the parties shall be entitled to an injunction or injunctions or equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding relating to or arising out of this Agreement and the rights and obligations hereunder, other than for recognition and enforcement of any judgment relating to or arising out of this Agreement and the rights and obligations hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising out of this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by Law, each of the parties hereto hereby consents to the service of process in accordance with Section 8.7; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law.

Section 8.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received when sent by email by the party to be notified, provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8.7 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or any other method described in this Section 8.7; or (c) when delivered by a courier (with confirmation of delivery), in each case to the party to be notified at the following address:

To Parent, Merger Sub or GP Merger Sub:

Crestwood Equity Partners LP

2440 Pershing Road, Suite 600

Kansas City, MO 64108

Attention:    Michael Post

Email:          [***]

with copies to:

Baker Botts L.L.P.

910 Louisiana Street, Suite 3200

Houston, Texas 77002

Attention:    Joshua Davidson

                    Jonathan Bobinger

Email:         joshua.davidson@bakerbotts.com

                     jonathan.bobinger@bakerbotts.com

To the Partnership:

Oasis Midstream Partners LP

1001 Fannin Street, Suite 1500

Houston, Texas 77002

Attention:    Nickolas J. Lorentzatos

Email:          [***]

with copies to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention:         David P. Oelman

                          Benji Barron

Email:              doelman@velaw.com

               bbarron@velaw.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties. Subject to the first sentence of this Section 8.8, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section shall be null and void.

Section 8.9 Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable in a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.10 Entire Agreement. This Agreement together with the exhibits hereto, schedules hereto, the Support Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the parties hereto.

Section 8.11 Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Partnership, Parent, the General Partner, Merger Sub and GP Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that no provision of this Agreement may be amended or waived by or on behalf of the Partnership or the General Partner without the prior consent of the Conflicts Committee. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13 Third-Party Beneficiaries. Each of Parent, Merger Sub, GP Merger Sub, the Partnership and the General Partner agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the Partnership or Parent, Merger Sub and GP Merger Sub, as applicable, in accordance with and subject to the terms of this Agreement, and (b) except for, following the Effective Time (i) the provisions of Section 5.10 and (ii) the right of the Partnership’s unitholders to receive the applicable LP Merger Consideration on the terms and conditions of this Agreement, this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 8.14 No Recourse to the Sponsor. Notwithstanding anything to the contrary contained herein, each of Parent, Merger Sub, GP Merger Sub, the Partnership and the General Partner expressly agrees that the Sponsor shall have no liability to any Person in connection with this Agreement or, except as expressly set forth in the Support Agreement and subject to the terms and conditions thereof, the transactions contemplated hereby, and none of the parties to this Agreement shall make any claims whatsoever against the Sponsor or its Affiliates (other than the Partnership and the General Partner) or their representatives in connection with this Agreement or the transactions contemplated hereby other than, if applicable, enforcement by Parent of the Support Agreement in accordance with its terms.

Section 8.15 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.16 Definitions.

(a) As used in this Agreement:

(i) “Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition and the definition of Subsidiary, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, including but not limited to voting securities, by contract or agency or otherwise.

(ii) “Benefit Plan” means each (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA), (ii) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy or arrangement, including employer stock and incentive plans, (iii) severance, change in control, employment, consulting, retirement, retention or termination plan, program, agreement, policy or arrangement or (iv) other compensation or benefit plan, program, agreement, policy, practice, contract, arrangement or other obligation, whether or not in writing and whether or not subject to ERISA, including all bonus, cash or equity-based incentive, deferred compensation, stock purchase, health, medical, dental, disability, accident, life insurance, or vacation, paid time off, perquisite, fringe benefit, severance, change of control, retention, employment, separation, retirement, pension, or savings, plans, programs, policies, agreements or arrangements.

(iii) “business day” means any day other than a Saturday, a Sunday or a legal holiday for commercial banks in New York, New York.

(iv) “Code” means the Internal Revenue Code of 1986, as amended.

(v) “COVID-19” means the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof).

(vi) “COVID-19 Actions” means any commercially reasonable actions, inactions, activities or conduct that a party reasonably determines in good faith are necessary or advisable to comply with COVID-19 Measures.

(vii) “COVID-19 Measures” means, as applicable to a party or its Subsidiaries, any quarantine, “shelter in place,” “stay at home,” vaccine or testing mandate, workforce reduction, social distancing, shut down, closure or sequester order, guideline, recommendation or Law, or any other Laws, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19.

(viii) “Director Nomination Agreement” means, the director nomination agreement, to be entered into at Closing, substantially in the form attached hereto as Exhibit B.

(ix) “Distribution Increase” means an increase of the regular quarterly cash distribution with respect to the Parent Common Units to $0.655 per Parent Common Unit per quarter for the first fiscal quarter ending following the Closing. For the avoidance of doubt, if the Effective Time occurs after the declaration of a regular quarterly cash distribution with respect to the Parent Common Units but prior to the payment date of such distribution, then the Distribution Increase will not be in effect for such distribution and instead shall apply in connection with the following quarterly distribution.

(x) “Environmental Law” means any Law relating to the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), pipeline safety, human health or safety, or any exposure to, release of, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of any Hazardous Materials, in each case as in effect as of the date of this Agreement.

(xi) “Equity Interests” means, with respect to any Person, (a) any shares of capital or capital stock, partnership, membership, or similar interest, or other voting securities of, or other ownership interest in, such Person, (b) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (c) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, and (d) any restricted shares, stock appreciation rights, restricted units, performance. units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person.

(xii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(xiii) “ERISA Affiliate” means, with respect to any Person, trade or business, any other Person, trade or business (whether or not incorporated), that together with such first Person, trade or business, is, or was at a relevant time, treated as a single employer or under common control, in either case, under or within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

(xiv) “Fraud” means an actual and intentional misrepresentation, omission or concealment of a material fact by a party with respect to one of its written representations or warranties contained in this Agreement, (a) made with actual knowledge that the applicable representation or warranty was false, (b) made with the intent to induce the other party to enter into this Agreement and (c) that caused the other party, in reasonable reliance upon such misrepresentation, omission or concealment of a material fact to (i) enter into this Agreement and (ii) suffer damages as a result of such reasonable reliance. For the avoidance of doubt, “Fraud” expressly excludes any claim based on constructive knowledge, constructive fraud, equitable fraud, promissory fraud, unfair dealing, negligent misrepresentation, recklessness or a similar theory.

(xv) “Hazardous Materials” means any substance, material or waste that is listed, defined, designated, classified, or regulated as hazardous, toxic, radioactive, or dangerous, or as a “pollutant” or “contaminant,” or words of similar meaning under any Environmental Law, including without limitation petroleum, natural gas or natural gas liquids or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation, polychlorinated biphenyls or per- and polyfluoroalkyl substances (PFAS).

(xvi) “Holdings” means OMS Holdings LLC, a Delaware limited liability company and Subsidiary of the Sponsor.

(xvii) “Knowledge” means (A) with respect to Parent and its Subsidiaries, the actual knowledge of the individuals listed in Section 8.16(a)(xvi) of the Parent Disclosure Schedule and (B) with respect to the Partnership and its Subsidiaries, the actual knowledge of the individuals listed in Section 8.16(a)(xvi) of the Partnership Disclosure Schedule.

(xviii) “Law” or “Laws” means any applicable federal, state, local or foreign or multinational law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of any Governmental Entity, including common law.

(xix) “Lien” means any mortgages, encumbrances, pledges, security interests, or charges of any kind.

(xx) “LP Merger Consideration” means the Sponsor LP Merger Consideration and the Public Holder Merger Consideration, as applicable.

(xxi) “Master Amendment to Commercial Agreements” means, the master amendment to commercial agreements, to be entered into at Closing, substantially in the form attached hereto as Exhibit D.

(xxii) “Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of limited partnership and the partnership agreement, and (d) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

(xxiii) “Parent Common Units” means common units representing limited partner interests in Parent and having the rights and obligations specified in the Organizational Documents of Parent.

(xxiv) “Parent Material Adverse Effect” means an event, change, effect, development or occurrence that has had, or is reasonably likely to have, a material adverse effect on (x) the business financial condition or continuing results of operations of Parent and its Subsidiaries, taken as a whole or (y) the ability of Parent or the Merger Subs to consummate the transactions contemplated hereby; provided, however, that none of the following, and no change, event, occurrence or effect, individually or in the aggregate, to the extent arising out of, resulting from or attributable to any of the following, shall constitute or be taken into account in determining whether a Parent Material Adverse Effect has occurred or is reasonably likely to occur: any event, change, effect, development or occurrence: (1) disclosed in the Parent SEC Documents filed or furnished prior to the date hereof (excluding any disclosure set forth in any risk factor section or in any section relating to forward-looking statements) or as disclosed in the Parent Disclosure Schedule, (2) in or generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, including any changes in supply, demand, currency exchange rates, interest rates, tariff policy, monetary policy or inflation, so long as such event, change, effect, development or occurrence does not disproportionately affect Parent and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which Parent and its Subsidiaries operate, or (3) resulting from or arising out of (A) any changes or developments in the industries in which Parent or any of its Subsidiaries conducts its business, (B) any changes or developments in prices for oil, natural gas or other commodities or for Parent’s raw material inputs and end products, including general market prices and regulatory changes generally affecting the industries in which Parent and its Subsidiaries operate, (C) resulting from the negotiation, execution, announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of Parent or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Mergers or any of the other transactions contemplated by this Agreement), (D) any taking of any action required by this Agreement, the Support Agreement (to the extent applicable) or at the request of the Partnership, (E) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, or market administrator, (F) any changes in GAAP or accounting standards or interpretations thereof, (G) (i) earthquakes, any weather-related or other force majeure event, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, other natural disasters, pandemics (excluding the response to and impact of the COVID-19 pandemic) or outbreak or other natural disasters or (ii) hostilities or acts of war or terrorism, sabotage, civil disobedience, cyber-attack or any escalation or general worsening of the foregoing, (H) any failure by Parent to meet any internal or external projections, forecasts, estimates, milestones or budgets or financial or operating predictions of revenues, earnings or other financial or operating metrics for any period (provided that the exception in this clause (H) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such failure would have, individually or in the aggregate, a Parent Material Adverse Effect so long as it is not otherwise excluded by this definition) or (I) any changes in the unit price or trading volume of the Parent Common Units or in the credit rating of Parent or any of its Subsidiaries (provided that the exception in this clause (I) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change would have, individually or in the aggregate, a Parent Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (A)-(B) and (E)-(G), to the extent disproportionately affecting Parent and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which Parent and its Subsidiaries operate.

(xxv) “Parent Permitted Lien” means (1) any Lien (A) for Taxes or governmental assessments, charges or claims of payment not yet delinquent, being contested in good faith and for which adequate accruals or reserves have been established, (B) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business, (C) arising under conditional sales contracts, tenders, statutory obligations, surety and appeals bonds, bids, government contracts, performance and return of money bonds, equipment leases and similar obligations, in each case so long as each of the aforementioned documents are with third parties entered into in the ordinary course of business, (D) not created by Parent or its Subsidiaries that affect the underlying fee interest of a Parent Leased Real Property, (E) that is disclosed on the most recent consolidated balance sheet of Parent included in the Parent SEC Documents or notes thereto or securing liabilities reflected on such balance sheet, (F) arising under or pursuant to the Organizational Documents of Parent or any Subsidiary of Parent, (G) created pursuant to the agreements set forth on Section 8.16(a)(xxxii) of the Parent Disclosure Schedule, (H) resulting from any facts or circumstances relating to the Partnership or its Subsidiaries, (I) that does not and would not reasonably be expected to materially impair the continued use of Parent Owned Real Property or Parent Leased Real Property as currently operated; (2) grants to others of Rights-of-Way, surface leases, crossing rights and amendments, modifications, and releases of Rights-of-Way, easements and surface leases in the ordinary course of business that do not and would not reasonably be expected to materially impair the continued use of Parent Owned Real Property or Parent Leased Real Property as currently operated; (3) with respect to Rights-of-Way, restrictions on the exercise of any of the rights under a granting instrument that are set forth therein or in another executed agreement, that is of public record or which has been delivered to the Partnership; (4) with respect to any Parent Leased Real Property, Liens and other rights reserved by or in favor of any landlord under a Parent Real Property Lease; or (5) zoning, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over the Parent Real Property, and not violated by the current use and operation of the Parent Real Property or (J) arising under securities Laws.

(xxvi) “Parent Preferred Units” means the preferred units representing limited partner interests in Parent.

(xxvii) “Partnership Benefit Plan” means each Benefit Plan sponsored, maintained, contributed to, or required to be contributed to, by the Partnership, the General Partner or any of their respective Subsidiaries or under or with respect to which the Partnership, the General Partner or any of their respective Subsidiaries has any liability.

(xxviii) “Partnership Common Units” means the common units representing limited partner interests in the Partnership.

(xxix) “Partnership Credit Facility” means that certain Credit Agreement, dated as of September 25, 2017, by and among the Partnership, as parent, OMP Operating LLC, as borrower, and Wells Fargo Bank, N.A. as administrative agent, and the lenders party thereto, in each case, as amended, supplemented, or otherwise modified from time to time.

(xxx) “Partnership Equity Plan” means the Partnership’s 2017 Long Term Incentive Plan, as amended from time to time.

(xxxi) “Partnership Material Adverse Effect” means an event, change, effect, development or occurrence that has had, or is reasonably likely to have, a material adverse effect (x) on the business financial condition or continuing results of operations of the Partnership and its Subsidiaries, taken as a whole or (y) the ability of the Partnership or the General Partner to consummate the transactions contemplated hereby; provided, however, that none of the following, and no change, event, occurrence or effect, individually or in the aggregate, to the extent arising out of, resulting from or attributable to any of the following, shall constitute or be taken into account in determining whether a Partnership Material Adverse Effect has occurred or is reasonably likely to occur: any event, change, effect, development or occurrence (1) disclosed in the Partnership SEC Documents filed or furnished prior to the date hereof (excluding any disclosure set forth in any risk factor section or in any section relating to forward-looking statements) or as disclosed in the Partnership Disclosure Schedule, (2) in or generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, including any changes in supply, demand, currency exchange rates, interest rates, tariff policy, monetary policy or inflation, so long as such event, change, effect, development or occurrence does not disproportionately affect the Partnership and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Partnership and its Subsidiaries operate, or (3) resulting from or arising out of (A) any changes or developments in the industries in which the Partnership or any of its Subsidiaries conducts its business, (B) any changes or developments in prices for oil, natural gas or other commodities or for the Partnership’s raw material inputs and end products, including general market prices and regulatory changes generally affecting the industries in which the Partnership and its Subsidiaries operate, (C) resulting from the negotiation, execution, announcement, pendency or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of the Partnership or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Mergers or any of the other transactions contemplated by this Agreement), (D) any taking of any action required by this Agreement, the Support Agreement (to the extent applicable) or at the request of Parent, Merger Sub or GP Merger Sub, (E) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, or market administrator, (F) any changes in GAAP or accounting standards or interpretations thereof, (G) (i) earthquakes, any weather-related or other force majeure event, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, other natural disasters, pandemics (excluding the existence, response to and impact of the COVID-19 pandemic) or outbreak or other natural disasters or (ii) hostilities or acts of war or terrorism, sabotage, civil disobedience, cyber-attack or any escalation or general worsening of the foregoing, (H) any failure by the Partnership to meet any internal or external projections, forecasts, estimates, milestones or budgets or financial or operating predictions of revenues, earnings or other financial or operating metrics for any period (provided that the exception in this clause (H) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such failure would have, individually or in the aggregate, a Partnership Material Adverse Effect so long as it is not otherwise excluded by this definition), or (I) any changes in the unit price or trading volume of the Partnership Common Units or in the credit rating of the Partnership or any of its Subsidiaries (provided that the exception in this clause (I) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change would have, individually or in the aggregate, a Partnership Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (A)-(B) and (E)-(G), to the extent disproportionately affecting the Partnership and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Partnership and its Subsidiaries operate.

(xxxii) “Partnership Permitted Lien” means (1) any Lien (A) for Taxes or governmental assessments, charges or claims of payment not yet delinquent, being contested in good faith and for which adequate accruals or reserves have been established, (B) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business, (C) arising under conditional sales contracts, tenders, statutory obligations, surety and appeals bonds, bids, government contracts, performance and return of money bonds, equipment leases and similar obligations, in each case so long as each of the aforementioned documents are with third parties entered into in the ordinary course of business, (D) not created by the Partnership or its Subsidiaries that affect the underlying fee interest of Partnership Leased Real Property, (E) that is disclosed on the most recent consolidated balance sheet of the Partnership included in the Partnership SEC Documents or notes thereto or securing liabilities reflected on such balance sheet, (F) arising under or pursuant to the Organizational Documents of the Partnership or any Subsidiary of the Partnership, (G) created pursuant to the agreements set forth on Section 8.16(a)(xxxii) of the Partnership Disclosure Schedule, (H) resulting from any facts or circumstances relating to Parent or its Affiliates, (I) that does not and would not reasonably be expected to materially impair the continued use of Partnership Owned Real Property or Partnership Leased Real Property as currently operated; (2) grants to others of Rights-of-Way, surface leases, crossing rights and amendments, modifications, and releases of Rights-of-Way, easements and surface leases in the ordinary course of business that do not and would not reasonably be expected to materially impair the continued use of Partnership Owned Real Property or Partnership Leased Real Property as currently operated; (3) with respect to Rights-of-Way, restrictions on the exercise of any of the rights under a granting instrument that are set forth therein or in another executed agreement, that is of public record or which has been delivered to the Parent; (4) with respect to any Partnership Leased Real Property, Liens and other rights reserved by or in favor of any landlord under a Partnership Real Property Lease; or (5) zoning, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over the Partnership Real Property, and not violated by the current use and operation of the Partnership Real Property or (J) arising under securities Laws.

(xxxiii) “Partnership Restricted Unit Agreement” means each award agreement evidencing the grant of a Partnership Restricted Unit Award (including, for the avoidance of doubt, that certain Incentive Unit Award Agreement dated as of May 22, 2017 and that certain Supplement to Incentive Unit Award Agreement dated as of March 30, 2021).

(xxxiv) “Permits” means any franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, and orders of all applicable Governmental Entities.

(xxxv) “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such Person.

(xxxvi) “Registration Rights Agreement” means the registration rights agreement, to be entered into at the Closing, substantially in the form attached hereto as Exhibit A.

(xxxvii) “Rights-of-Way” means easements, licenses, rights-of-way, permits, servitudes, leasehold estates, instruments creating an interest in real property, and other similar real estate interests.

(xxxviii) “Seconded Employees” means the employees seconded to the Partnership, the General Partner or their respective Subsidiaries pursuant to the Secondment Arrangements.

(xxxix) “Secondment Arrangements” means all agreements and arrangements pursuant to which employees of the Sponsor or any of its Affiliates provide services to the Partnership, the General Partner or their respective Subsidiaries as Seconded Employees.

(xl) “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity, whether incorporated or unincorporated, of which (A) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, (B) if a partnership (whether general or limited), a general partner interest is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof or (C) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses.

(xli) “Systems” means the refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid and other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants and other related operations, assets, machinery and equipment that are owned by the Partnership or Parent or any of their Subsidiaries, as applicable, and used for the conduct of the business of the Partnership or Parent or any of their Subsidiaries as presently conducted.

(xlii) “Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under Law.

(xliii) “Tax” or “Taxes” means any and all U.S. federal, state or local or non-U.S. or provincial taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and similar charges, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection or with respect thereto.

(xliv) “Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

(xlv) “Transition Services Agreement” means the transition services agreement, to be entered into at the Closing, substantially in the form attached hereto as Exhibit C.

(xlvi) “Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references in this Agreement to sections of the Treasury Regulations shall include any corresponding provisions or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

(xlvii) “Willful Breach” means a material breach of this Agreement, or failure to perform, that is the consequence of an act or omission of the breaching party with Knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause a material breach of this Agreement.

(b) Each of the following terms is defined in the section of this Agreement set forth opposite such term:

2012 Plan	Section 5.6(g)
2021 Plan	Section 5.6(g)
Action	Section 5.10(b)
Affiliate	Section 8.16(a)(i)
Agreement	Preamble
Balance Sheet Date	Section 3.6
Benefit Plan	Section 8.16(a)(ii)
Breakup Fee	Section 7.3(a)
business day	Section 8.16(a)(iii)
Cash Consideration	Section 2.1(a)(i)(A)
Certificates of Merger	Section 1.4
Certificates	Section 2.2(b)
Closing	Section 1.3
Closing Date	Section 1.3
Code	Section 8.16(a)(iv)

Combined Consent Statement/Prospectus	Section 3.3(b)
Confidentiality Agreement	Section 5.3(b)
Conflicts Committee	Recitals
Continuation Period	Section 5.6(b)
Contract	Section 3.20(a)
control, controlling, controlled by, or under common control with	Section 8.16(a)(i)
COVID-19	Section 8.16(a)(v)
COVID-19 Actions	Section 8.16(a)(vi)
COVID-19 Measures	Section 8.16(a)(vii)
Delaware LLC Act	Section 1.2
Delaware LP Act	Section 1.2(b)
Director Nomination Agreement	Section 8.16(a)(viii)
Distribution Increase	Section 8.16(a)(ix)
Effective Time	Section 1.4
End Date	Section 7.1(b)
Environmental Law	Section 8.16(a)(x)
Equitable Exceptions	Section 3.3(a)
Equity Consideration	Section 2.1(a)(i)(B)
Equity Interests	Section 8.16(a)(xi)
ERISA	Section 8.16(a)(xii)
ERISA Affiliate	Section 8.16(a)(xiii)
Exchange Act	Section 3.3(b)
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
Form S-4	Section 3.12
FCPA	Section 3.7(c)
FERC	Section 3.13(b)
FPA	Section 3.13(a)
GAAP	Section 3.4(b)
General Partner	Preamble
General Partner LLC Agreement	Recitals
Governmental Entity	Section 2.2(e)
GP Board	Recitals
GP Certificate of Merger	Section 1.4
GP Merger	Recitals
GP Merger Consideration	Section 2.1(a)(ii)
GP Merger Sub	Preamble
GP Surviving Entity	Section 1.2
Hazardous Materials	Section 8.16(a)(xiv)
HSR Act	Section 3.3(b)
ICA	Section 3.13(a)
Indemnified Party	Section 5.10(b)
Intellectual Property	Section 3.16
Intended Tax Treatment	Section 5.13(a)
Investment Company Act	Section 3.23
Knowledge	Section 8.16(a)(xvi)
Law or Laws	Section 8.16(a)(xviii)
Lien	Section 8.16(a)(xix)
LP Certificate of Merger	Section 1.4
LP Merger	Recitals

LP Merger Consideration	Section 8.16(a)(xx)
Maximum Amount	Section 5.10(c)
Merger Sub	Preamble
Merger Subs	Preamble
Mergers	Recitals
New Plans	Section 5.6(c)
NGA	Section 3.13(a)
NGPA	Section 3.13(a)
NYSE	Section 4.3(b)
Offered Employees	Section 5.6(a)
Old Plans	Section 5.6(c)
Holdings	Section 8.16(a)(xvi)
Organizational Documents	Section 8.16(a)(xxii)
Parent	Preamble
Parent Approvals	Section 4.3(b)
Parent Benefit Plan	Section 4.9(a)
Parent Common Units	Section 8.16(a)(xxiii)
Parent Counsel	Section 6.3(d)
Parent Disclosure Schedule	Preamble to Article IV
Parent Employees	Section 4.15(a)
Parent Equity Plans	Section 4.2(a)
Parent GP	Preamble
Parent GP Interest	Section 4.2(a)
Parent GP LLC	Recitals
Parent GP Board	Recitals
Parent Intellectual Property	Section 4.16
Parent Leased Real Property	Section 4.17(a)
Parent Material Adverse Effect	Section 8.16(a)(xxiv)
Parent Material Contracts	Section 4.19(a)
Parent Owned Real Property	Section 4.17(a)
Parent Permits	Section 4.7(b)
Parent Permitted Lien	Section 8.16(a)(xxv)
Parent Real Property	Section 4.17(a)
Parent Real Property Leases	Section 4.17(a)
Parent SEC Documents	Section 4.4(a)
Parent Tax Certificates	Section 5.13(c)
Partnership	Preamble
Partnership Agreement	Recitals
Partnership Approvals	Section 3.3(b)
Partnership Benefit Plan	Section 8.16(a)(xxvii)
Partnership Common Units	Section 8.16(a)(xxviii)
Partnership Credit Facility	Section 8.16(a)(xxix)
Partnership Employees	Section 3.15(a)
Partnership Equity Plan	Section 8.16(a)(xxx)
Partnership Disclosure Schedule	Preamble to Article III
Partnership GP Interest	Section 3.2(a)
Partnership Intellectual Property	Section 3.16
Partnership Leased Real Property	Section 3.17(a)
Partnership Material Adverse Effect	Section 8.16(a)(xxxi)
Partnership Material Contracts	Section 3.20(a)
Partnership Owned Real Property	Section 3.17(a)
Partnership Permits	Section 3.7(b)

Partnership Permitted Lien	Section 8.16(a)(xxxii)
Partnership Real Property	Section 3.17(a)
Partnership Real Property Leases	Section 3.17(a)
Partnership Restricted Unit Agreement	Section 8.16(a)(xxxiii)
Partnership Restricted Unit Award	Section 5.5(a)
Partnership SEC Documents	Section 3.4(a)
Partnership Tax Certificates	Section 5.13(c)
Permits	Section 8.16(a)(xxxiv)
Person	Section 8.16(a)(xxxv)
Pre-Closing Transactions	Section 1.1
Public Holder Exchange Ratio	Section 2.1(a)(i)(B)
Public Holder Merger Consideration	Section 2.1(a)(i)(B)
PUHCA	Section 3.13(a)
Registration Rights Agreement	Section 8.16(a)(xxxvi)
Remedial Action	Section 5.7(d)
Representatives	Section 5.3(a)
Required Tax Opinions	Section 5.13(c)
Requisite Unitholder Approval	Section 3.3(a)
Rights-of-Way	Section 8.16(a)(xxxvii)
Sarbanes-Oxley Act	Section 3.4(a)
SEC	Section 3.3(b)
Seconded Employees	Section 8.16(a)(xxxviii)
Secondment Arrangements	Section 8.16(a)(xxxix)
Secretary of State	Section 1.4
Securities Act	Section 3.3(b)
Sole Member	Recitals
Sole Member Consent	Recitals
Sole Member of the General Partner	Recitals
Sponsor	Recitals
Sponsor Cash Units	Section 2.1(a)(i)(A)
Sponsor Equity Consideration	Section 2.1(a)(i)(A)
Sponsor Equity Units	Section 2.1(a)(i)(A)
Sponsor Exchange Ratio	Section 2.1(a)(i)(A)
Sponsor LP Merger Consideration	Section 2.1(a)(i)(A)
Sponsor Units	Section 2.1(a)(i)(A)
Subsidiary	Section 8.16(a)(xxxix)
Support Agreement	Recitals
Surviving Entity	Section 1.2(b)
Systems	Section 8.16(a)(xli)
Takeover Law	Section 8.16(a)(xlii)
Tax or Taxes	Section 8.16(a)(xliii)
Tax Return	Section 8.16(a)(xliv)
Termination Date	Section 5.1(a)
Transferred Employees	Section 5.6(a)
Transition Services Agreement	Section 8.16(a)(xlv)
Treasury Regulations	Section 8.16(a)(xlvi)
under common control with	Section 8.16(a)(i)
Vinson & Elkins	Section 6.1(f)
Willful Breach	Section 8.16(a)(xlvii)

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC, its general partner

By:	/s/ William Moore
Name: William Moore
Title: Executive Vice President, Corporate Strategy

PROJECT FALCON MERGER SUB LLC

By:	/s/ William Moore
Name: William Moore
Title: Executive Vice President, Corporate Strategy

PROJECT PHANTOM MERGER SUB LLC

By:	/s/ William Moore
Name: William Moore
Title: Executive Vice President, Corporate Strategy

SOLELY FOR PURPOSES OF SECTION 2.1(a)(i)

CRESTWOOD EQUITY GP LLC

By:	/s/ William Moore
Name: William Moore
Title: Executive Vice President, Corporate Strategy

[Signature Page to Agreement and Plan of Merger]

OMP GP LLC

By:	/s/ Taylor L. Reid
Name: Taylor L. Reid
Title: Chief Executive Officer

OASIS MIDSTREAM PARTNERS LP

By:	OMP GP LLC, its general partner

By:	/s/ Taylor L. Reid
Name: Taylor L. Reid
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Registration Rights Agreement

See attached.

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

CRESTWOOD EQUITY PARTNERS LP

AND

THE UNITHOLDERS LISTED ON SCHEDULE A HERETO

DATED AS OF [•]

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], by and among Crestwood Equity Partners LP, a Delaware limited partnership (“Crestwood”), and each of the Persons set forth on Schedule A to this Agreement (each a “Unitholder” and collectively, the “Unitholders”).

WHEREAS, Crestwood and certain other entities entered into an Agreement and Plan of Merger dated as of October 25, 2021 (the “Merger Agreement”), which provides, among other things, for the merger of Oasis Midstream Partners LP into certain subsidiaries of Crestwood, pursuant to which the Unitholders will receive Common Units (as defined below); and

WHEREAS, Crestwood has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Unitholders.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the recitals hereof.

“Block Trade” has the meaning specified therefor in Section 3.02(b).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Missouri shall not be regarded as a Business Day.

“Closing Date” means the date of the closing of the transactions contemplated by the Merger Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the common units representing limited partner interests in Crestwood.

“Common Unit Price” means the volume weighted average closing sale price of one Common Unit as reported on the NYSE (or the exchange on which the Common Units are then listed) over any thirty (30) consecutive trading day period.

“Crestwood” has the meaning specified therefor in the recitals hereof.

“Demand Offering” has the meaning specified therefor in Section 3.02(a).

“DTC” means The Depository Trust Company, a New York corporation, or its successor.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System of the Commission, or any successor system thereto.

“Effectiveness Period” has the meaning specified therefor in Section 3.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means the record holder of any Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified therefor in Section 3.05(o).

“Included Registrable Securities” has the meaning specified therefor in Section 3.03(a).

“Issued Units” means the Common Units issued to Sponsor and its Affiliates in connection with the Merger Agreement.

“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any governmental authority.

“Losses” has the meaning specified therefor in Section 3.09(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Merger Agreement” has the meaning specified therefor in the recitals hereof.

“Niobrara RRA” has the meaning specified therefor in Section 3.12(b).

“Other Holders” has the meaning specified therefor in Section 3.04(b).

“Parity Securities” has the meaning specified therefor in Section 3.04(b).

“Partnership” has the meaning specified therefor in the recitals hereof.

“Partnership Agreement” means the Sixth Amended and Restated Agreement of Limited Partnership of Crestwood, dated August 20, 2021.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Permitted Transferee” of a Unitholder means any Affiliate of such Unitholder.

“Piggyback Opt-out Notice” has the meaning specified therefor in Section 3.03(a).

“PIPE RRA” has the meaning specified therefor in Section 3.12(b).

“Preferred RRA” has the meaning specified therefor in Section 3.12(b).

“Registrable Securities” means the Issued Units, all of which Registrable Securities are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“Registration Expenses” has the meaning specified therefor in Section 3.08(b).

“Resale Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force under the Securities Act).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 3.08(b).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 3.09(a).

“Senior Securities” has the meaning specified therefor in Section 3.04(b).

“Sponsor” means Oasis Petroleum, Inc., a Delaware corporation.

“Sponsor Credit Agreement” means that certain Credit Agreement dated as of November 19, 2020, among Sponsor, as parent, Oasis Petroleum North America LLC, as borrower, the other credit parties party thereto, Wells Fargo Bank, N.A., as administrative agent, issuing bank and swingline lender and the lenders party thereto, in each case, as amended, supplemented, or otherwise modified from time to time, or any refinancings thereof.

“Transfer” has the meaning specified therefor in Section 2.01.

“Underwritten Offering” means an offering (including an offering pursuant to a Resale Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks, including any Block Trade.

“Underwritten Offering Notice” has the meaning specified therefor in Section 3.02(a).

“Unitholder” has the meaning specified therefor in the recitals hereof.

“Walled Off Person” has the meaning specified therefor in Section 3.07.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering the Registrable Security becomes or is declared effective by the Commission and the Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) when such Registrable Security has been disposed of in a private transaction pursuant to which the transferor’s rights have not been assigned to the transferee in accordance with Section 3.11; (d) when such Registrable Security is held by Crestwood or its Subsidiaries; (e) at the first such time that the Unitholders (together with their Affiliates) cease to hold Common Units that in the aggregate do not equal at least $50 million based on the Common Unit Price; or (f) at such time Sponsor completes the payment of a dividend described in Section 2.02.

Section 1.03 Right and Obligations. Except for the rights and obligations under Section 3.09, all rights and obligations of each Holder under this Agreement, and all rights and obligations of Crestwood under this Agreement with respect to such Holders, shall terminate when such Holder is no longer a Holder.

ARTICLE II

LOCK-UP

Section 2.01 Lock up. Each Unitholder shall not, without the prior written consent of Crestwood, during the period commencing on the Closing Date and continuing for 90 days after the Closing Date, (a) offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, give, assign, hypothecate, encumber, grant a security interest in, sell any option or contract to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of (including through any hedging or other similar transaction) any economic, voting or other rights in or to the Issued Units, or (b) enter into any swap or other agreement that transfers or intends to transfer, in whole or in part, any of the economic consequences of ownership of the Issued Units (any such transaction described in clause (a) or (b) above, a “Transfer”), other than (w) a Transfer of the Issued Units to a Permitted Transferee who agrees in writing to be bound by the terms of this Section 2.01, (x) a Transfer contemplated by Section 2.02, (y) any pledges of Issued Units that are required under the Sponsor Credit Agreement or (z) pursuant to a liquidation, merger, capital stock exchange, reorganization, bankruptcy or other similar transaction of Crestwood.

Section 2.02 Pro Rata Dividend. If Sponsor, on behalf of its Affiliated Unitholders, decides to declare a dividend of all of the Issued Units that it and its Affiliated Unitholders holds at such time through a pro rata distribution to its stockholders, Crestwood shall reasonably cooperate with the reasonable requests of Sponsor in connection therewith, including, to the extent reasonably necessary and with assistance of counsel to each party, seeking guidance from the Commission as to the requirements necessary for such dividend to be completed without registration, or, if the Commission advises that registration is required or declines to advise, the appropriate form of such registration statement, in order to enable the stockholders who receive Issued Units in the dividend to resell such Issued Units without further registration under the Securities Act; provided, that any consultation with the Commission shall include counsel to Sponsor and counsel to Crestwood, and Crestwood shall use its commercially reasonable efforts to use the form of registration statement that, in the view of Crestwood and Sponsor, is reasonably necessary to register the dividend of Issued Units at the time desired by Sponsor; provided, however, that Sponsor shall consult with Crestwood a reasonable time in advance prior to declaring such dividend regarding an orderly process, determining the appropriate mechanics for completing such distribution, and reimburse Crestwood for any reasonable out-of-pocket expenses (including expenses for legal counsel and accountants) incurred by Crestwood in connection therewith (other than any Registration Expenses for which Crestwood is responsible hereunder).

Section 2.03 Right of First Offer.

(a) Offering Notice. At all times prior to [•], if Sponsor or any of its Affiliates desires to sell all or any part of its Issued Units (other than in connection with exercising its Piggyback Rights under Section 3.03), Sponsor or its applicable Affiliate (a “ROFO Seller”) shall first grant to Crestwood a right, but not an obligation (except as otherwise set forth in this Section 2.03), pursuant to the terms of this Section 2.03, to purchase all of the Common Units that the ROFO Seller desires to sell by sending written notice (an “Offering Notice”) to Crestwood, which shall state (i) the number of Common Units such ROFO Seller intends to sell (the “Subject

Units”), (ii) the intended date of pricing such sale (which shall be not less than five days from the date of receipt of the Offering Notice (such date, as may be changed pursuant to clause (i) of the immediately following sentence, the “Proposed Pricing Date”) and (iii) the manner of the sale, such as whether such it will be a Block Trade, another form of Underwritten Offering, at the market or through a private transaction. Each ROFO Seller in its sole discretion may at any time (i) change the Proposed Pricing Date, so long as such ROFO Seller provides Crestwood with advance written notice as soon as reasonably practicable under the circumstances and in no event less than 24 hours in advance of the revised Proposed Pricing Date and (ii) withdraw an Offering Notice.

(b) Rightholder Option; Exercise.

(i) Following the delivery of the Offering Notice, Crestwood shall have the right to offer, at the times set forth in this Section 2.03(b), to purchase all, but not less than all, of the Subject Units at a purchase price determined by Crestwood. The right of Crestwood to offer to purchase all of the Subject Units under this Section 2.03(b) shall be exercisable by delivering written notice of the exercise thereof (each such offer, a “ROFO Offer” and, each such notice, a “ROFO Offer Notice”) to the ROFO Seller, (A) if the proposed sale is to be effected pursuant to an Underwritten Offering that will be marketed to investors (for the avoidance of doubt, not including a Block Trade, overnight or bought Underwritten Offering or any similar transaction), no less than two days prior to the Proposed Pricing Date and (B) if the proposed sale is to be effected in any other manner, no later than 4:15 p.m. Eastern Time on the day of the Proposed Pricing Date. Each ROFO Offer Notice shall be, subject to the following sentence, an irrevocable offer to purchase all of the Subject Units pursuant to this Section 2.03(b), and shall state the purchase price Crestwood is offering for the Subject Units (the “Offer Price”) and the expiration date and time of the ROFO Offer (which shall be no earlier than 11:59 p.m. Eastern Time on the Proposed Pricing Date). The failure of Crestwood to deliver a ROFO Offer Notice that conforms to the requirements set forth in this Section 2.03(b) on or before the deadlines set forth in this Section 2.03(b) shall be deemed to be a waiver of Crestwood’s right to make a ROFO Offer under this Section 2.03. A ROFO Offer shall be irrevocable until 11:59 p.m. Eastern Time on the Proposed Pricing Date, unless earlier accepted by the ROFO Seller.

(c) Sale of Subject Units.

(i) If Crestwood has delivered a ROFO Offer Notice that conforms to the requirements set forth in Section 2.03(b), then the ROFO Seller may, prior to 11:59 p.m. Eastern Time on the Proposed Pricing Date, accept such offer in its entirety, but not in part, by notifying Crestwood of such acceptance (the “ROFO Acceptance”). A ROFO Acceptance shall be irrevocable once communicated by such ROFO Seller to Crestwood.

(ii) In the event of a ROFO Acceptance, the closing of the purchase of such Subject Units pursuant to the ROFO Offer Notice shall be held at the executive office of Crestwood at 11:00 a.m., local time, on the second Business Day after the ROFO Acceptance or at such other day, time and place as the parties to the transaction may agree (the “ROFO Closing Date”). At such closing, so long as the closing of transaction complies with all applicable securities Laws, the ROFO Seller shall deliver the Subject Units to Crestwood, and such Subject Units shall be free and clear of any Liens (other than Liens arising under securities Laws or the Partnership Agreement and the other Organizational Documents of Crestwood), and the ROFO Seller shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Subject Units. At the closing, Crestwood shall purchase the Subject Units by delivery of payment in full in immediately available funds for the Subject Units equal to the Offer Price. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary to effectuate the transactions contemplated by this Section 2.03, provided that such documents shall not impose any liability on the ROFO Seller or Crestwood. If the closing of the ROFO Acceptance does not occur on the ROFO Closing Date for any reason except where such failure is caused by the ROFO Seller, then the ROFO Seller shall be free to sell the Subject Units without further complying with this Section 2.03; provided, however, that such sale is consummated within 45 days after the Proposed Pricing Date.

(iii) If Crestwood has made a ROFO Offer, and the ROFO Seller elects not to accept such ROFO Offer, then the ROFO Seller may sell the Subject Units to one or more third parties (A) as long as the purchase price for such Subject Units is, in the aggregate, not less than the Offer Price and (B) such sale is consummated within 45 days after the Proposed Pricing Date.

(iv) If Crestwood does not deliver a ROFO Offer Notice that conforms to the requirements set forth in Section 2.03(b) on or before the deadlines set forth in Section 2.03(b), then the ROFO Seller shall be free to sell the Subject Units without further complying with this Section 2.03; provided, however, that such sale is consummated within 45 days after the Proposed Pricing Date.

(v) Any sale of Common Units by Sponsor or one of its Affiliates to Crestwood pursuant to this Section 2.03 shall not constitute a Demand Offering under Article III.

ARTICLE III

REGISTRATION RIGHTS

Section 3.01 Registration.

(a) Request for Filing and Deadline to Become Effective. No later than 60 days following the date hereof (except if Crestwood is not then eligible to register for resale the Registrable Securities on Form S-3, in which case, not later than 90 days), Crestwood shall prepare and file a Resale Registration Statement under the Securities Act with respect to all of the Registrable Securities. The Resale Registration Statement filed pursuant to this Section 3.01(a) shall be on such appropriate registration form of the Commission that Crestwood is eligible to use, as reasonably selected by Crestwood. Crestwood shall use its commercially reasonable efforts to cause the Resale Registration Statement to become effective as soon as reasonably practicable (and in any event within 90 days of the date hereof). Crestwood will use its commercially reasonable efforts to cause the Resale Registration Statement filed pursuant to this Article III to be continuously effective under the Securities Act until all Registrable Securities covered by the Resale Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Resale Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Resale Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Resale Registration Statement becomes effective, but in any event within two Business Days of such date, Crestwood shall provide the Unitholders with written notice of the effectiveness of the Resale Registration Statement.

(b) Delay Rights. Notwithstanding anything to the contrary contained herein, Crestwood may, upon written notice to any Selling Holder whose Registrable Securities are included in the Resale Registration Statement or any other registration statement pursuant to Section 3.03, suspend such Selling Holder’s use of any prospectus that is a part of the Resale Registration Statement or any other registration statement pursuant to Section 3.03 (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the such registration statement but may settle any previously made sales of Registrable Securities) if (i) Crestwood is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Crestwood determines in good faith that Crestwood’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Resale Registration Statement or any other registration statement pursuant to Section 3.03 or (ii) Crestwood has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of Crestwood, would materially adversely affect Crestwood; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Resale Registration Statement or any other registration statement pursuant to Section 3.03 for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, Crestwood shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Resale Registration Statement or any other registration statement pursuant to Section 3.03, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

(c) Termination of Rights. Other than as set forth otherwise in this Agreement, a Holder’s rights (and any transferee’s rights pursuant to Section 3.10) under this Article III shall terminate upon the termination of the Effectiveness Period.

Section 3.02 Demand Rights.

(a) The Unitholders shall have the right, at any time from time to time, to elect to include, other than pursuant to Section 2.01 of this Agreement, at least an aggregate of $50 million of Registrable Securities (calculated based on the Common Unit Price times the number of Registrable Securities on the date Crestwood receives an Underwritten Offering Notice) under a registration statement pursuant to an Underwritten Offering (a “Demand Offering”), pursuant to and subject to the conditions of this Section 3.02(a) of this Agreement, exercisable by delivery of a written notice to Crestwood (an “Underwritten Offering Notice”). Each Underwritten Offering Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Demand Offering and the expected price range of Registrable Securities to be sold in such Underwritten Offering. The right to initiate a Demand Offering shall not be exercised (i) in respect of more than three Underwritten Offerings or (ii) more than once in any 90-day period. Upon the delivery to Crestwood of any Underwritten Offering Notice, Crestwood shall be obligated to retain underwriters in order to permit the Unitholders to effect such sale through an Underwritten Offering as promptly as practicable after an Underwritten Offering Notice (but in no event more than 30 calendar days after the delivery of such Underwritten Offering Notice). In connection with any Underwritten Offering (including any Block Trade) under this Section 3.02, the Unitholders shall be entitled to select the Managing Underwriter or Underwriters for such Underwritten Offering, subject to the consent of Crestwood not to be unreasonably withheld, delayed or conditioned.

(b) Subject to the terms in Section 3.02(a) (including, for the avoidance of doubt, the maximum number of Demand Offerings) and Section 2.01, any time when a Resale Registration Statement is on file with the Commission and is effective, if a Unitholder wishes to engage in an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), for at least an aggregate of $50 million of Registrable Securities (calculated based on the Common Unit Price times the number of Registrable Securities on the date Crestwood receives an Underwritten Offering Notice), Crestwood shall retain underwriters for such Block Trade within 5 calendar days, notwithstanding the 30-day period in Section 3.02(a), and shall use commercially reasonable efforts to facilitate such Block Trade; provided that the Unitholder wishing to engage in the Block Trade shall reasonably cooperate with Crestwood and any underwriters prior to making such request in order to facilitate preparation of the prospectus and other offering documentation related to the Block Trade. Crestwood shall not notify any other holder of Common Units of any proposed Block Trade or overnight or bought Underwritten Offering under this Section 3.02 and will not give them the opportunity to participate in such Underwritten Offering unless required by the Niobrara RRA, the Preferred RRA or the PIPE RRA (provided that no notice will be provided under the PIPE RRA after March 30, 2022), as in effect on the date hereof.

Section 3.03 Piggyback Rights.

(a) Underwritten Offering Piggyback Rights. If at any time during the Effectiveness Period, Crestwood proposes to file a registration statement (whether for the account of itself or the account of any other security holder) other than (i) the Resale Registration Statement contemplated by Section 3.01(a), (ii) a registration statement or prospectus supplement to a registration statement in connection with registration rights granted pursuant to an agreement existing on the date hereof, (iii) a registration relating solely to employee benefit plans, (iv) a registration relating solely to a Rule 145 transaction or (v) a registration on any registration form that does not permit secondary sales, then as soon as practicable following the engagement of counsel by Crestwood to prepare the documents to be used in connection with an Underwritten Offering, Crestwood shall give notice

(including notification by electronic mail) of such proposed Underwritten Offering to each Holder owning more than $10 million of then-outstanding Registrable Securities, calculated on the basis of the Common Unit Price, determined as of the date of such notice, and such notice shall offer each such Holder the opportunity to participate in any Underwritten Offering and to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing, subject to any registration rights existing prior to the date hereof, and customary underwriter cutbacks; provided, however, that Crestwood shall not be required to provide such opportunity (I) to any such Holder that does not offer a minimum of $10 million of Registrable Securities (based on the Common Unit Price), or (II) to such Holders if Crestwood has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 3.04(b). Any notice required to be provided in this Section 3.03(a) to Holders shall be provided on a Business Day pursuant to Section 4.01 and receipt of such notice shall be confirmed by the Holder. The Holder will have two Business Days (or one Business Day in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Crestwood shall determine for any reason not to undertake or to delay such Underwritten Offering, Crestwood may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to Crestwood of such withdrawal at or prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to Crestwood requesting that such Holder not receive notice from Crestwood of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), Crestwood shall not be required to deliver any notice to such Holder pursuant to this Section 3.03(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by Crestwood pursuant to this Section 3.03(a).

(b) Termination of Piggyback Registration Rights. The Piggyback Rights under this Section 3.03 will terminate at the time that the Issued Units cease to be Registrable Securities.

Section 3.04 Procedures for Underwritten Offering.

(a) General Procedures. In connection with an Underwritten Offering under this Agreement (other than pursuant to Section 3.02 of this Agreement), Crestwood shall be entitled to select the Managing Underwriter or Underwriters in its sole discretion. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and Crestwood shall be obligated to enter into an underwriting agreement with the Managing Underwriter or Underwriters that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in an Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Crestwood to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with Crestwood or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an Underwritten Offering, such Selling Holder may elect to withdraw therefrom by notice to Crestwood and the Managing Underwriter; provided, however, that any such withdrawal must be made as soon as practicable and in any event no later than the time of pricing of such Underwritten Offering. If all Selling Holders withdraw from an Underwritten Offering prior to the pricing of such Underwritten Offering, the events will not be considered an Underwritten Offering. No such withdrawal or abandonment shall affect Crestwood’s obligation to pay Registration Expenses; provided, however, if (i) certain Selling Holders withdraw from an Underwritten Offering after the public announcement at launch of such Underwritten Offering, and (ii) all Selling Holders withdraw from such Underwritten Offering prior to pricing, then the withdrawing Selling Holders shall pay for all reasonable Registration Expenses incurred by Crestwood during the period from the launch of such Underwritten Offering until the time that all Selling Holders withdraw from such Underwritten Offering.

(b) Priority Rights. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering advises Crestwood that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Crestwood can be sold without having such adverse effect, with such number to be allocated, (i) in the case of an Underwritten Offering initiated by Crestwood, (A) first, to Crestwood, (B) second, to any holder of securities of Crestwood having rights of registration that are expressly senior to the Registrable Securities (the “Senior Securities”), (C) third, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of securities of Crestwood having rights of registration that are neither expressly senior nor subordinated to the Registrable Securities (the “Parity Securities”), and (D) fourth, pro rata among any other holders of securities of Crestwood having registration rights, and (ii) in the case of an Underwritten Offering by any other holders of securities of Crestwood having registration rights (the “Other Holders”), (A) first, pro rata among the Other Holders, (B) second, pro rata among any other holder of Senior Securities, (C) third, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of Parity Securities, (C) fourth, to Crestwood and (D) fifth, pro rata among any other holders of securities of Crestwood having registration rights. The pro rata allocations for each Selling Holder who has requested participation in such Underwritten Offering shall be the product of (1) the aggregate number of Registrable Securities proposed to be sold in such Underwritten Offering by the Selling Holders multiplied by (2) the fraction derived by dividing (x) the number of Registrable Securities owned by such Selling Holder by (y) the aggregate number of Registrable Securities owned by all Selling Holders plus the aggregate number of Parity Securities owned by all holders of Parity Securities that are participating in the Underwritten Offering.

Section 3.05 Sale Procedures. In connection with its obligations under this Article III, Crestwood will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Resale Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a registration statement and the Managing Underwriter at any time shall notify Crestwood in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, then Crestwood shall use its reasonable best efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Resale Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Resale Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Resale Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Resale Registration Statement or such other registration statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Resale Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request; provided, however, that Crestwood will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Resale Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Resale Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Resale Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Crestwood of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Crestwood agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Crestwood personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that Crestwood need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with Crestwood;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Crestwood are then listed;

(k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Crestwood to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities in advance of an Underwritten Offering or Block Trade (including, making appropriate officers of Crestwood available to participate in any “road show” presentations before analysts, and other customary marketing activities (including one-on-one meetings with prospective Unitholders of the Registrable Securities), provided, however, in the event, Crestwood, using reasonable best efforts, is unable to make such appropriate officers available to participate in connection with any “road show” presentations and other customary marketing activities (whether in person or otherwise), Crestwood shall make such appropriate officers available to participate via conference call or other means of communication in connection with no more than one “road show” presentation per Underwritten Offering);

(n) if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

(o) if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Resale Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to Crestwood and satisfy its obligations in respect thereof. In addition, at any Holder’s request, Crestwood will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request, (i) a “cold comfort” letter, dated such date, from Crestwood’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing Crestwood for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Holder and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the general partner of Crestwood addressed to the Holder; provided, however, that with respect to any placement agent, Crestwood’s obligations with respect to this Section 3.05 shall be limited to one time, with an additional bring-down request within 30 days of the date of such documents. Crestwood will also permit legal counsel to such Holder to review and comment upon any such Holder Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Holder Underwriter Registration Statement with a reasonable number of days prior to their filing with the Commission and not file any Holder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Holder’s legal counsel reasonably objects. Each Selling Holder, upon receipt of notice from Crestwood of the happening of any event of the kind described in Section 3.05(f), shall forthwith discontinue offers and sales of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.05(f) or until it is advised in writing by Crestwood that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Crestwood, such Selling Holder will, or will request the Managing Underwriter or Underwriters, if any, to deliver to Crestwood (at Crestwood’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Notwithstanding anything to the contrary in this Section 3.05, Crestwood will not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Resale Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires Crestwood to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the Resale Registration Statement or Holder Underwriter Registration Statement, as applicable, such Holder shall no longer be entitled to received Liquidated Damages under this Agreement with respect thereto and Crestwood shall have no further obligations hereunder with respect to Registrable Securities held by such Holder.

Section 3.06 Cooperation by Holders. Crestwood shall have no obligation to include Registrable Securities of a Holder in the Resale Registration Statement, or in an Underwritten Offering pursuant to Section 3.03(a), who has failed to timely furnish such information that Crestwood determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 3.07 Restrictions on Public Sale by Holders of Registrable Securities. For so long as any Common Units are Registrable Securities, each Holder agrees that it will not sell any Common Units or other equity securities of Crestwood for a period of up to 60 days following the pricing date of an Underwritten Offering of equity securities by Crestwood in which such Holder exercises its Piggyback Rights; provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the underwriters on the officers, directors or any Affiliate of Crestwood. In addition, the provisions of this Section 3.07 shall not apply with respect to a Holder that (a) owns less than $10 million of Registrable Securities based on the Common Unit Price, or (b) has delivered a Piggyback Opt-Out Notice to Crestwood pursuant to Section 3.03(a). Subject to such Holder’s compliance with its obligations under the U.S. federal securities laws and its internal policies: (i) Holder, for purposes hereof, shall not be deemed to include any employees, subsidiaries or Affiliates that are effectively walled off by appropriate “Chinese Wall” information barriers approved by Holder’s legal or compliance department (and thus have not been privy to any information concerning such transaction) (a “Walled Off Person”) and (ii) the foregoing covenants in this paragraph shall not apply to any transaction by or on behalf of Holder that was effected by a Walled Off Person in the ordinary course of trading without the advice or participation of Holder or receipt of confidential or other information regarding such transaction provided by Holder to such entity.

Section 3.08 Expenses.

(a) Expenses. Crestwood will pay all reasonable Registration Expenses as determined in good faith by Crestwood. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 3.09, Crestwood shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b) Certain Definitions.

(i) “Registration Expenses” means all expenses incident to Crestwood’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Resale Registration Statement pursuant to Article III and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for Crestwood, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.

(ii) “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.

Section 3.09 Indemnification.

(a) By Crestwood. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Crestwood will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, employees and agents and each Person, if any, who controls such Selling Holder and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Resale Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Crestwood will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Resale Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Crestwood, the general partner of Crestwood and each of their respective directors, officers, employees and agents and each Person, if any, who controls Crestwood within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from Crestwood to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Resale Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 3.09. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 3.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party (provided appropriate documentation for such expense is also submitted with such notice) as incurred; provided, however, that the indemnified party will be required to repay the indemnifying party any amounts paid to it for which it is determined the indemnified party was not otherwise entitled within five calendar days of such determination. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 3.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 3.09 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 3.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Crestwood agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding Crestwood available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) File with the Commission in a timely manner all reports and other documents required of Crestwood under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) So long as a Holder owns any Registrable Securities, furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Crestwood, and such other reports and documents so filed with the Commission as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 3.11 Transfer or Assignment of Registration Rights. The rights to cause Crestwood to register Registrable Securities under this Article III may only be transferred or assigned by any Unitholder to one or more transferees or assignees of Registrable Securities, subject to the transfer restrictions provided in Section 4.7 of the Partnership Agreement; provided, however, that (a) such transferee receives Registrable Securities with an aggregate value of at least $50 million at the time of such transfer, (b) Crestwood is given written notice prior to any such transfer or assignment, stating the name and address of each such transferee and identifying the securities that are being transferred or assigned, and (c) each such transferee agrees in writing to undertake responsibility for its portion of the obligations of the applicable transferor under this Agreement.

Section 3.12 Limitation on Subsequent Registration Rights.

(a) From and after the date hereof, Crestwood shall not, without the prior written consent of the Holders of all of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of Crestwood that would allow such current or future holder to require Crestwood to include securities in any registration statement filed by Crestwood (x) with respect to any Block Trade or any overnight or bought Underwritten Offering, on any basis, or (y) with respect to any other Underwritten Offering (except as contemplated by clause (x)), on a basis other than pari passu with, or expressly subordinate to, the priority rights set forth in Section 3.04(b) granted to the Holders of Registrable Securities hereunder.

(b) Crestwood represents and warrants that, as of the date hereof, (i) none of Crestwood or any of its Subsidiaries is party to any registration rights or similar agreement with respect to Common Units that is in effect other than (x) that certain Registration Rights Agreement, dated December 28, 2017, by and among Crestwood and CN Jackalope Holdings, LLC, as amended (the “Niobrara RRA”), (y) that certain Registration Rights Agreement, dated as of September 30, 2015, by and among Crestwood and the other parties thereto (the “Preferred RRA”), and (z) that certain Registration Rights Agreement, dated March 30, 2021, by and among Crestwood and the other parties thereto (the “PIPE RRA”), (ii) there are no “Registrable Securities” that are Common Units (as defined in each of the Niobrara RRA and the Preferred RRA) and (iii) there are not, and could not be at any point in the future, any Senior Securities under the Niobrara RRA. Crestwood agrees that, prior to January 1, 2024, it shall not exercise any of its rights under that certain Third Amended and Restated Limited Liability Company Agreement of Crestwood Niobrara LLC, dated as of April 9, 2019, that would result in Registrable Securities that are Common Units existing under the Niobrara RRA.

Section 3.13 Removal of Legends; Further Assurances. Crestwood will replace any legended certificates with unlegended certificates promptly upon request by any Holder or at any time after such units cease to be Registrable Securities or are exempt from registration under the Securities Act. At any time after the removal of such legend, Crestwood shall use commercially reasonable efforts to cause such Registrable Securities to be registered in the name of DTC or its nominee, maintained in book entry form on the books of DTC and allowed to be settled through DTC’s regular book-entry settlement services.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a)	if to a Unitholder:

To the respective address listed on Schedule A hereof,

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: David P. Oelman

        Benji Barron

Telephone: (713) 758-5861

        (713) 758-3260

Email: doelman@velaw.com

  bbarron@velaw.com

(b)	if to a transferee of a Unitholder, to such Holder at the address provided pursuant to Section 3.11 above; and

(c)	if to Crestwood:

Crestwood Equity Partners LP

2440 Pershing Road, Suite 600

Kansas City, MO 64108

Attention: Michael Post

Email: [***]

with a copy to:

Baker Botts L.L.P.

910 Louisiana Street, Suite 3200

Houston, Texas 77002

Attention: Joshua Davidson

        Jonathan Bobinger

Telephone: (713) 229-1527

          (713) 229-1352

Email: joshua.davidson@bakerbotts.com

    jonathan.bobinger@bakerbotts.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.

Section 4.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 4.03 Assignment of Rights. All or any portion of the rights and obligations of any Unitholder under this Agreement may be transferred or assigned by such Unitholder in accordance with Section 3.11.

Section 4.04 Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Crestwood or any successor or assign of

Crestwood (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

Section 4.05 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 4.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 4.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 4.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.09 Governing Law. This Agreement, including all issues and questions concerning its application, construction, validity, interpretation and enforcement, shall be construed in accordance with, and governed by, the laws of the State of New York.

Section 4.10 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 4.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Crestwood set forth herein. This Agreement and the Merger Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 4.12 Amendment. This Agreement may be amended only by means of a written amendment signed by Crestwood and the Holders of all of the then-outstanding Registrable Securities.

Section 4.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 4.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Unitholders (and their permitted transferees and assignees) and Crestwood shall have any obligation hereunder. Notwithstanding that one or more Unitholders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Unitholders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Unitholders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Unitholders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Unitholder hereunder.

Section 4.15 Interpretation. Article, Exhibit and Section references in this Agreement are references to the corresponding Article and Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Unitholder or a Holder under this Agreement, such action shall be in such Person’s sole discretion unless otherwise specified.

* * * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CRESTWOOD EQUITY PARTNERS LP

By	Crestwood Equity GP LLC, its general partner

By:
Name:
Title:

UNITHOLDERS:

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Registration Rights Agreement

Schedule A

Unitholder Name; Notice and Contact Information

[To come.]

Schedule A

Exhibit B

Director Nomination Agreement

See attached.

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”), dated as of [                            ], is made by and among Crestwood Equity Partners LP, a Delaware limited partnership (“Parent”), Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of Parent (“Parent GP” and together with Parent, the “Parent Parties”), and Oasis Petroleum Inc., a Delaware corporation (“Sponsor”). Parent, Parent GP and Sponsor may be referred to herein each as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Parent, Parent GP, Oasis Midstream Partners LP, a Delaware limited partnership (the “Partnership”), OMP GP LLC, a Delaware limited liability company and the general partner of the Partnership (“Partnership GP”), and certain other entities entered into an Agreement and Plan of Merger, dated as of October 26, 2021 (the “Merger Agreement”), which provides, among other things, for the merger of the Partnership and Partnership GP into certain subsidiaries of Parent, pursuant to which Sponsor will receive common units representing limited partner interests of Parent (“Parent Common Units”);

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent required the Partnership and Sponsor to enter into a Support Agreement of even date with the Merger Agreement (the “Support Agreement”); and

WHEREAS, as a condition of the willingness of Sponsor to enter into the Support Agreement, Sponsor required Parent and Parent GP to agree to enter into this Agreement in connection with the closing of the transactions contemplated by the Merger Agreement, including the Mergers (collectively, the “Transactions”).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition and the definition of Subsidiary, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, including but not limited to voting securities, by contract or agency or otherwise; provided that Sponsor shall not be deemed an Affiliate of Parent, Parent GP or any of their respective Subsidiaries for purposes of this Agreement.

“Agreement” shall have the meaning set forth in the preamble.

“beneficial ownership,” including the correlative term “beneficially own,” shall have the meaning ascribed to such term in Section 13(d) of the Exchange Act.

“Board” shall mean the board of directors of Parent GP.

“Closing” shall mean the closing of the Transactions.

“Closing Date” shall have the meaning given to such term in the Merger Agreement.

“Confidential Information” shall have the meaning set forth in Section 3.3.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

“Governmental Entity” shall mean any federal, state of the United States, local, foreign, domestic, tribal or multinational government, regulatory or administrative agency, bureau, commission, commissioner, legislature, court, arbitrator, body, entity or other authority or governmental instrumentality.

“Law” or “Laws” shall mean any applicable federal, state, local or foreign or multinational law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of any Governmental Entity, including common law.

“Necessary Action” shall mean, with respect to any Party and a specified result, all actions (to the extent such actions are permitted by Law and such Party’s Organizational Documents and are within such Party’s control) necessary to cause such result, including but not limited to, (i) voting or providing a written consent or proxy, (ii) causing the adoption of resolutions and amendments to the Organizational Documents of Parent or Parent GP, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating and Governance Committee” shall mean the Nominating and Governance Committee of the Board.

“NYSE” shall mean the New York Stock Exchange or any stock exchange on which the Common Units are traded following the date of this Agreement.

“NYSE Rules” shall mean the rules and regulations of the NYSE.

“Parent GP LLCA” shall mean the Second Amended and Restated Limited Liability Company Agreement of Parent GP, dated August 20, 2021, as may be amended, restated, supplemented or modified from time to time.

“Parent LPA” shall mean the Sixth Amended and Restated Agreement of Limited Partnership of Parent, dated August 20, 2021, as may be amended, restated, supplemented or modified from time to time.

“Party” and “Parties” shall have the meaning set forth in the introductory paragraph herein.

“Percentage of Parent Common Unit Ownership” means, with respect to any Person, the aggregate percentage of issued and outstanding Parent Common Units that are beneficially owned by such Person as of the applicable date of determination.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such Person.

“Representatives” shall mean, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” shall mean the U.S. Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity, whether incorporated or unincorporated, of which (A) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, (B) if a partnership (whether general or limited), a general partner interest is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof or (C) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses.

Section 1.2 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants to each other Party to this Agreement that as of the date such Party executes this Agreement:

Section 2.1 Organization; Authorization; Validity of Agreement; Necessary Action. Such Party has been duly formed or incorporated and is validly existing in good standing under the Laws of its jurisdiction of incorporation or formation, and has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action, and no other actions or proceedings on its part are required to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered the applicable Party and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding agreement of the applicable Party, enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).

Section 2.2 Absence of Conflicts. Neither the execution and delivery of this Agreement by such Party nor the performance of its obligations under this Agreement will (i) result in a violation or breach of, or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, acceleration or cancellation of, or give rise to a right of purchase under, or result in the creation of any mortgages, encumbrances, pledges, security interests, or charges of any kind (other than under this Agreement) upon any of the properties, rights or assets owned by such Party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which such Party is a party or by which such Party, or any of its properties, rights or assets may be bound, (ii) violate any Law applicable to such Party or any of its properties, rights or assets, or (iii) result in a violation or breach of or conflict with its Organizational Documents.

Section 2.3 Consents and Approvals. No consent, approval, order, license, permit, or authorization of, or registration, declaration, notice or filing with, any Person is necessary to be obtained or made by such Party in connection with its execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, except for any reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

ARTICLE III

GOVERNANCE

Section 3.1 Board.

(a) Composition of the Board. (i) Prior to or simultaneously with the execution of this Agreement, the Parent Parties shall have taken all necessary action to expand the size of the Board to eleven directors and (ii) simultaneously with execution of this Agreement, the Board shall elect two directors designated by Sponsor (each, including any individuals subsequently designated by Sponsor pursuant to this Agreement, a “Sponsor Director”), who initially shall be [•] and [•] and thereafter shall be designated pursuant to Section 3.1(b) of this Agreement. One such Sponsor Director shall be a Class II member of the Board (whose term shall expire at the 2023 annual meeting of limited partners of Parent) and the other shall be a Class III member of the Board (whose term shall expire at the 2024 annual meeting of limited partners of Parent).

(b) Sponsor Representation. For so long as Sponsor and its Affiliates hold the Percentage of Parent Common Unit Ownership shown in the table below, the Parent Parties shall include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of unitholders of Parent at which directors are to be elected, if applicable, that number of individuals designated by Sponsor that, if elected, will result in the Board having the number of Sponsor Directors that is shown in the table below.

Percentage of the Parent Common Unit Ownership	Number of Sponsor Directors
At least 15%	2
At least 10% but less than 15%	1
Less than 10%	0

(c) Decrease in Directors. Upon any decrease in the number of directors that Sponsor is entitled to designate for nomination to the Board pursuant to Section 3.1(b), (i) Sponsor shall take all Necessary Action to cause the appropriate number of Sponsor Directors to tender their resignation to the Board (and if only one Sponsor Director is required to resign, as determined by Sponsor in its sole discretion), effective immediately, and (ii) to the extent Parent GP accepts any such resignation, the corresponding vacancy on the Board shall be filled, or the number of directors constituting the whole Board decreased, in accordance with the Parent LPA or Parent GP LLCA, as applicable.

(d) Removal; Vacancies. Subject to the limitations set forth in Section 3.1, Sponsor shall have the exclusive right to designate directors for election to the Board to fill vacancies created by reason of death, removal or resignation, including any resignation pursuant to Section 3.1(e), of any Sponsor Director (including any committees thereof), and the Parent Parties shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by Sponsor as promptly as reasonably practicable and in the manner set forth in the Parent LPA or the Parent GP LLCA, as applicable, for filling vacancies on the Board. Any Sponsor Director elected by the Board to fill a vacancy pursuant to this Section 3.1(d) shall have the same remaining term as that of his or her predecessor. The Parent Parties shall take all Necessary Action such that no Sponsor Director is removed from the Board except as permitted or required by this Agreement or as required by the Parent LPA or the Parent GP LLCA.

(e) Forced Resignation. Sponsor shall take all Necessary Action to cause any Sponsor Director to resign promptly from the Board if such Sponsor Director, as determined by the Board in good faith after consultation with outside legal counsel, (i) is prohibited or disqualified from serving as a member of the Board under any rule or regulation of the SEC or the NYSE Rules, or by applicable Law, (ii) has engaged in acts or omissions constituting a breach of any duties that may be owed by such Sponsor Director to Parent GP, Parent or the unitholders of Parent under applicable Law, the Parent LPA or the Parent GP LLCA, or (iii) has (A) been convicted of, or entered a plea of guilty or nolo contendere to, any crime or offense constituting a felony or any other crime involving (x) an act of theft, embezzlement, fraud or dishonesty or (y) a violation of the federal securities Laws of the United States; (B) materially violated the terms of the Parent LPA that apply equally to all directors on the Board; (C) materially violated a written policy or procedure established by Parent that applies equally to all directors on the Board; (D) willfully engaged in misconduct that is materially injurious to Parent or its Subsidiaries, monetarily or otherwise; or (E) committed an action which constitutes intentional misconduct or a knowing violation of Law if such action in either event results both in an improper substantial personal benefit to such Sponsor Director and a material injury to Parent or its Subsidiaries. Nothing in this Section 3.1(e) or elsewhere in this Agreement shall confer any third-party beneficiary or other rights upon any Person designated hereunder as a Sponsor Director, whether during or after such Person’s service on the Board.

(f) Committee Appointments. The Board shall not designate an executive committee or any other committee which has been delegated authority substantially similar to the authority of the full Board unless at least one Sponsor Director is also appointed as a member of such Committee.

(g) Qualifications and Information. Notwithstanding anything to the contrary contained in this Agreement, each individual designated to be a Sponsor Director shall not be prohibited or disqualified from serving as a member of the Board pursuant to the applicable securities Laws, regulations or rules or the NYSE Rules (it being acknowledged and agreed that no Sponsor Director shall be required to be an “independent” director under any securities Laws, rules or regulations or the NYSE Rules). Sponsor shall use reasonable efforts to timely provide Parent with accurate and complete information relating to any individual designated to be a Sponsor Director that may be required to be disclosed by Parent under the Exchange Act. In addition, at Parent’s request, Sponsor shall use reasonable efforts to cause any individual designated to be a Sponsor Director to complete and execute a “Director and Officer Questionnaire,” in the form required to be completed by each of the Board’s other directors, prior to being admitted to the Board or any committee thereof or standing for reelection at an annual or special meeting of the unitholders of Parent, or at such other time as may be requested by Parent.

Section 3.2 Organizational Documents. None of the Parent Parties shall take any action, directly or indirectly, to (a) effect, or in furtherance of, any amendment to the Parent GP LLCA, the Parent LPA or any other Organizational Documents of the Parent Parties that either (x) materially adversely impacts the rights of

Sponsor and its Affiliates under this Agreement or (y) disproportionately and adversely impacts the rights of the Sponsor Directors as compared to all the directors on the Board, or (b) act in a manner inconsistent with the rights of Sponsor and its Affiliates under the terms of this Agreement.

Section 3.3 Sharing of Information. Each Sponsor Director is permitted to disclose to Sponsor and its Affiliates confidential, non-public information about the Parent Parties and their respective Affiliates that he or she receives as a result of being a member of the Board (“Confidential Information”). Accordingly, Sponsor covenants and agrees with the Parent Parties that it will not, except with the prior written consent of Parent, directly or indirectly, disclose any Confidential Information known to it, unless (i) such information becomes known to the public through no fault of Sponsor, (ii) disclosure is required by applicable Law or court of competent jurisdiction or requested by a Governmental Entity, provided that Sponsor promptly notifies Parent of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, (iii) such information was available or becomes available to Sponsor or its Affiliates before, on or after the date hereof, without restriction, from a source (other than Parent) without any breach of duty to Parent known to Sponsor or (iv) such information was independently developed by Sponsor or its Representatives without the use of or access to the Confidential Information. Sponsor shall be permitted to disclose Confidential Information to any Affiliate or Representative of Sponsor without the prior written consent of Parent; provided, that Sponsor shall use commercially reasonable efforts to cause any Affiliate or Representative that is to receive Confidential Information from Sponsor, to abide by the obligations and restrictions imposed by this Section 3.3 with respect to such Confidential Information; and Sponsor shall be responsible for any breach of this Section 3.3 by any such Person. None of Sponsor, its Affiliates nor any Sponsor Director shall use Confidential Information in a manner inconsistent with applicable Law.

Section 3.4 Reimbursement of Expenses. Each Sponsor Director shall be entitled to receive customary reimbursement of fees and expenses incurred in connection with his or her service as a member of the Board and/or any committee thereof in accordance with the reimbursement policy applicable to the independent directors on the Board. Each Sponsor Director (other than a Sponsor Director who is an employee of Sponsor) shall be compensated for his or her service on the Board in the same amounts and form of consideration as the other independent directors on the Board.

Section 3.5 Indemnification Agreements. Simultaneously with any Person becoming a Sponsor Director, Parent GP shall execute and deliver to each such Sponsor Director a Director and Officer Indemnification Agreement, in a form substantially consistent with those entered into by the other members of the Board, dated effective the date such Sponsor Director becomes a member of the Board. For the avoidance of doubt, each Sponsor Director shall constitute an “Indemnified Person” as such term is defined in the Parent LPA and shall be entitled to the rights of indemnification provided in Article V of the Parent GP LLCA.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 4.2 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of

Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 4.3 Jurisdiction; Specific Enforcement. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it at law or in equity, each of the Parties shall be entitled to an injunction or injunctions or equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.3 and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. In addition, each of the Parties hereto irrevocably agrees that any legal action or proceeding relating to or arising out of this Agreement and the rights and obligations hereunder, or for recognition and enforcement of any judgment relating to or arising out of this Agreement and the rights and obligations hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising out of this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by Law, each of the Parties hereto hereby consents to the service of process in accordance with Section 4.5; provided, however, that nothing herein shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section 4.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the Party to be notified; (b) when received when sent by email by the Party to be notified, provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 4.5 or (ii) the receiving Party delivers a written confirmation of receipt for such notice either by email or any other method described in this Section 4.5; or (c) when delivered by a courier (with confirmation of delivery), in each case to the Party to be notified at the following address:

To Parent Parties:

Crestwood Equity Partners LP

2440 Pershing Road, Suite 600

Kansas City, MO 64108

Attention: Michael Post

Email:      [***]

with copies to:

Baker Botts L.L.P.

910 Louisiana Street, Suite 3200

Houston, Texas 77002

Attention:        Joshua Davidson

  Jonathan Bobinger

Email:       joshua.davidson@bakerbotts.com

jonathan.bobinger@bakerbotts.com

To Sponsor:

Oasis Petroleum Inc.

1001 Fannin Street, Suite 1500

Houston, Texas 77002

Attention: Nickolas J. Lorentzatos

Email:     [***]

with copies to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention:      David P. Oelman

          Benji Barron

Email:           doelman@velaw.com

          bbarron@velaw.com

or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 4.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties hereto. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 4.6 shall be null and void.

Section 4.7 Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable in a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. Upon such a determination, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 4.8 Entire Agreement. This Agreement and, solely to the extent of the defined terms referenced herein, the Merger Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the Parties hereto.

Section 4.9 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parent Parties and Sponsor or, in the case of a waiver, by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 4.10 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

Section 4.11 Third-Party Beneficiaries. The Parent Parties and Sponsor each agree that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the Parent Parties or Sponsor, as applicable, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 4.12 Interpretation. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 4.13 Definitions. All capitalized terms not otherwise defined in this Agreement shall have the meanings given them under the Merger Agreement.

Section 4.14 Freedom to Pursue Opportunities. The Parties expressly acknowledge and agree that: (i) Sponsor and each Sponsor Director (and each Affiliate thereof) has the right to, and shall not have any duty (contractual or otherwise) to (and none of the following shall be deemed to be wrongful or improper), (x) directly or indirectly engage in the same or similar business activities or lines of business as the Parent Parties or any of their respective Subsidiaries, including those deemed to be competing with the Parent Parties or any of their respective Subsidiaries, or (y) directly or indirectly do business with any client or customer of the Parent Parties or any of their respective Subsidiaries; and (ii) in the event that Sponsor or a Sponsor Director (or any Affiliate thereof) acquires knowledge of a potential transaction or matter that may be an opportunity for the Parent Parties or any of their respective Subsidiaries and Sponsor or any other Person, Sponsor and such Sponsor Director (and any such Affiliate) shall not have any duty (contractual or otherwise) to communicate or present such opportunity to the Parent Parties or any of their respective Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Parent Parties, their respective Subsidiaries or their respective Affiliates or equity holders for breach of any duty (contractual or otherwise) by reason of the fact that Sponsor or such Sponsor Director (or such Affiliate thereof), directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the

Parent Parties or any of their respective Subsidiaries; provided, that any such business, activity or transaction described in this Section 4.14 is not the direct result of Sponsor, its Affiliates or a Sponsor Director using Confidential Information in violation of Section 3.3 hereof. Notwithstanding anything to the contrary contained in this Section 4.14, any Sponsor Director may be excluded, by the members of the Board who are not Sponsor Directors, from any discussion or vote on matters in accordance with a conflicts of interest policy of the Board that is adopted by the Board in good faith and is applicable to all of the members of the Board.

Section 4.15 Termination. This Agreement shall terminate automatically (without any action by any Party) upon the time at which Sponsor or any of its Affiliates no longer has the right to designate an individual for nomination to the Board under this Agreement, and upon such termination, Sponsor’s rights and obligations shall cease; provided, that the provisions in Section 3.3 and this Article IV shall survive such termination.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

CRESTWOOD EQUITY PARTNERS LP

By: Crestwood Equity GP LLC, its general partner

By:
Name:
Title:

CRESTWOOD EQUITY GP LLC

By:
Name:
Title:

OASIS PETROLEUM INC.

By:
Name:
Title:

Signature Page to Director Nomination Agreement

Exhibit C

Form of Transition Services Agreement

[Exhibit Omitted]

Exhibit D

Form of Master Amendment to Commercial Agreements

See attached.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

FORM OF MASTER AMENDMENT TO COMMERCIAL AGREEMENTS

MASTER AMENDMENT TO COMMERCIAL AGREEMENTS

This MASTER AMENDMENT TO COMMERCIAL AGREEMENTS (this “Amendment”) is made and entered into effective as of [_______] (the “Effective Date”) by and among OASIS PETROLEUM NORTH AMERICA LLC, a Delaware limited liability company (“OPNA”), OASIS PETROLEUM MARKETING LLC, a Delaware limited liability company (“OPM”), OASIS MIDSTREAM SERVICES LLC, a Delaware limited liability company (“OMS”), OASIS MIDSTREAM PARTNERS LP, a Delaware limited partnership (“MLP”), OMP OPERATING LLC, a Delaware limited liability company (“OMP”), and BIGHORN DEVCO LLC, a Delaware limited liability company (“Bighorn”). OPNA, OPM, OMS, MLP, OMP and Bighorn may be referred to herein individually as a “Party” or collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Parties are parties to one or more of the following agreements and to the extent they are parties thereto, desire to amend certain of their provisions as more specifically set forth in this Amendment:

(i) that certain Gas Gathering, Compression, Processing and Gas Lift Agreement, dated as of September 25, 2017, by and among OPNA, OPM, OMS and MLP (as the same may be or has been amended, modified and restated from time to time, the “Gas Agreement”);

(ii) that certain Produced and Flowback Water Gathering and Disposal Agreement dated as of September 25, 2017, by and among OPNA, OMS, and MLP (as the same may be or has been amended, modified and restated from time to time, the “Produced Water Agreement—Wild Basin”);

(iii) that certain Produced and Flowback Water Gathering and Disposal Agreement dated as of September 25, 2017, by and among OPNA, OMS, and MLP (as the same may be or has been amended, modified and restated from time to time, the “Produced Water Agreement—Beartooth Area”);

(iv) that certain Crude Oil Gathering, Stabilization, Blending and Storage Agreement, dated as of September 25, 2017, by and among OPNA, OPM, OMS and MLP (as the same may be or has been amended, modified and restated from time to time, the “Crude Oil Agreement—Wild Basin”);

(v) that certain Crude Oil Gathering Agreement, dated as of August 4, 2021, by and among OPNA, OPM, and Bighorn (as the same may be or has been amended, modified and restated from time to time, the “Crude Oil Agreement—South Nesson”);

(vi) that certain Gas Purchase Agreement, dated as of September 23, 2020, by and among OPNA and OMP (as the same may be or has been amended, modified and restated from time to time, the “Gas Purchase Agreement”); and

(vii) that certain Freshwater Purchase and Sales Agreement, dated as of September 25, 2017, by and among OPNA, OMS and MLP (as the same may be or has been amended, modified and restated from time to time, the “Freshwater Purchase Agreement”).

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

1. Amendments.

(a)

Amendment to Crude Oil Agreement—Wild Basin. The Crude Oil Agreement—Wild Basin is hereby amended as set forth in this Section 1(a) below. All capitalized terms used in this Section 1(a) and not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Crude Oil Agreement—Wild Basin.

(i) Effective as of the Effective Date, the following sentence is hereby added after the period at the end of Section 3.9(b) of the Crude Oil Agreement—Wild Basin:

“Notwithstanding anything to the contrary contained in this Agreement, all services hereunder shall be controlled by Gatherer and made available to other shippers (i) in the Gathering System, (ii) in the Storage Tanks (including associated ACT units and the Storage Tanks described in Section 3.9), and (iii) at the truck ACT offloading facilities (including those described in Section 3.7); provided that, in the cases of (ii), only to the extent such usage by other shippers does not impede, curtail or otherwise negatively impact the usage by Shipper as stated in Section 3.9(a) and this Section 3.9(b) above, provided further that Gathering System capacity, Tankage Shell Capacity, or offloading service capacity, as applicable, is available, based on Shipper’s and such other shippers’ nominations to and from the Gathering System, the Storage Tanks, or the truck ACT offloading facilities, as applicable. [***]

(ii) Effective as of the Effective Date, Section 4.2 of the Crude Oil Agreement—Wild Basin is hereby deleted in its entirety and replaced with the following:

“If this Agreement is terminated pursuant to the terms and conditions of this Agreement on or after December 31, 2032, then Shipper shall have the option (to be exercised by providing written notice to Gatherer prior to the termination of the Agreement) to continue to receive the Services or a portion of the Services, under a new agreement, for all or any portion of its volumes of Crude Oil on a year-to-year basis on the same terms and conditions as the most favorable terms and conditions under a then-effective agreement with any third party pursuant to which Gatherer provides a basket of services for an initial term (excluding any renewals or extensions of any kind) of at least [***] for volumes of Crude Oil utilizing any System Segment located within the “Most Favored Nations Dedication Area” as identified on Exhibit K attached hereto (other than any pipeline facilities physically connected or independent of a System Segment after the Effective Date, in each case, in connection with an acquisition, joint venture, or partnership by and between Gatherer and a third party), that are the same or substantially similar in nature to the basket of Services during the term hereunder, unless and until such third party agreement is terminated. For avoidance of doubt, the Services Gatherer is to offer Producer in accordance with the proceeding sentence shall only apply to Services on the Gathering System.

If the option to extend the term of this Agreement on a year-to-year basis pursuant to this Section 4.2 is exercised, any obligation of Gatherer to continue to provide the Services pursuant to such option shall not extend beyond December 31, 2042. Gatherer shall provide copies to Shipper of any such third party agreements applicable to volumes of Crude Oil accessing the Gathering System upon any notice of termination of this Agreement (whether such notice is delivered by Gatherer, Producer or Shipper); provided, however, that to the extent Gatherer is prohibited by an obligation of confidentiality from disclosing any such third party agreement to Shipper, then (a) Gatherer shall not be obligated to disclose such agreement to Shipper until Gatherer has obtained the right to disclose such agreement and (b) Gatherer shall exercise reasonable efforts to obtain the right to disclose such agreement to Shipper.”

(iii) Effective as of the Effective Date, Section 7.4 of the Crude Oil Agreement—Wild Basin is hereby deleted in its entirety and replaced with the following:

“Subject to the rest of the provisions of this Section 7.4, Producer will (i) use reasonable efforts to obtain access to electrical power at each CDP and (ii) provide electrical power to Gatherer at each CDP at

Producer’s sole cost and expense. In designing and constructing its electrical facilities at each CDP, Producer will cooperate with Gatherer and take into account the amount of electrical power that is reasonably necessary for Gatherer’s facilities to receive Producer’s Crude Oil at each such CDP. If a generator is necessary for electrical power to be used by Producer and Gatherer, then Producer shall procure, install, operate, and maintain such generator to fulfill the power requirements of the Parties and Gatherer shall pay its prorated portion of the reasonable capital costs (including reasonable rental and installation costs) therefor; provided, however, that Producer will continue to use all reasonable efforts to obtain access to electrical power at such CDP, thereby minimizing the time such generator is needed (rather than a local electric utility) to provide electrical power at such CDP.”

(iv) Effective as of the Effective Date, the following sentence is hereby added as Section 9.2(e) of the Crude Oil Agreement—Wild Basin:

“Except to protect operational or pipeline integrity, to prevent injury to Persons or damage to property, or as required by Applicable Law, Gatherer (or Gatherer’s affiliates) shall not amend the quality provisions of the Crude Oil Tariff regarding the Johnson’s Corner Pipeline System without OPM’s written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.”

(v) Effective as of the Effective Date, Section 17.4(b)(iii) of the Crude Oil Agreement—Wild Basin is hereby deleted in its entirety and replaced with the following:

“Producer and Shipper shall have the right to assign their collective rights under this Agreement, in whole or in part, as applicable, without the consent of Gatherer, to any Person with a credit rating equal to or better than Producer’s credit rating as of the Effective Date and to whom Producer sells, assigns or otherwise Transfers all or any portion of the Dedicated Properties and who assumes in writing all of Producer’s and Shipper’s obligations hereunder (if applicable, to the extent of the Dedicated Properties being Transferred to such Person) and, upon such assignment, each of Producer and Shipper shall be released from their respective obligations under this Agreement to the extent of such assignment. If the Person to whom Producer intends to sell, assign or otherwise Transfer all or any portion of the Dedicated Properties has a credit rating worse than Producer’s credit rating as of the Effective Date, then, Producer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Gatherer, to such Person if, as a condition precedent to such assignment, at Producer’s option, either: (A) Producer and the assignee execute an amendment to this Agreement with Gatherer that sets forth creditworthiness requirements to which Gatherer agrees such assignee will be subject under this Agreement for the remainder of the term, or (B) grants Gatherer (or its designee) the exclusive right to market and sell all of such assignee’s Crude Oil received into the Gathering System (thereby waiving all take-in-kind rights thereto) and to remit payment to such assignee, on a Monthly basis, of the net proceeds from the sale of such Crude Oil (after deducting the Fees and any other applicable fees or costs incurred under this Agreement and any other agreement between such assignee and Gatherer (or its Affiliate)) during such Month in accordance with Article 12, or (C) Producer remains liable for its obligations under this Agreement to the extent of such assignment, or (D) the assignee agrees to provide a letter of credit from a major U.S. commercial bank for the benefit of Gatherer in an amount equal to 60 days of the aggregated Fees under this Agreement that are reasonably estimated to become due and payable by assignee upon the assignment; provided that, upon such assignment, in each case of (A), (B) and (D), Producer shall be released from its obligations under this Agreement to the extent of such assignment.”

(vi) Effective as of the Effective Date, Appendix I attached to this Amendment shall be added to the Crude Oil Agreement—Wild Basin as a new Exhibit K.

(b)	Amendments to add Bergem DSU to Crude Oil Agreement—Wild Basin, Gas Agreement, and Produced Water Agreement—Wild Basin.

(i) Crude Oil Agreement—Wild Basin. The Crude Oil Agreement—Wild Basin is hereby amended as set forth in this Section 1(b)(i) below. All capitalized terms used in this Section 1(b)(i) and not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Crude Oil Agreement—Wild Basin.

1.	The definition of “Dedicated Acreage” in Article 1 of the Crude Oil Agreement—Wild Basin is hereby amended to include the area on Exhibit A—1 attached to this Amendment (the “Bergem DSU Area”).

2.	The following definition is hereby added to the definitions in Article 1 of the Crude Oil Agreement—Wild Basin:

“Bergem	DSU Area. means the area described on Exhibit A—1 to this Amendment.”

3.	[***]

(ii) Gas Agreement. The Gas Agreement is hereby amended as set forth in this Section 1(b)(ii) below. All capitalized terms used in this Section 1(b)(ii) and not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Gas Agreement.

1.	The definition of “Dedicated Acreage” in Article 1 of the Gas Agreement is hereby amended to include the area on Exhibit A—1 attached to this Amendment (the “Bergem DSU Area”).

2.	The following definition is hereby added to the definitions in Article 1 of the Gas Agreement:

“Bergem DSU Area. means the area described on Exhibit A—1 to this Amendment.”

3.	[***]

(iii) Produced Water Agreement—Wild Basin. The Produced Water Agreement—Wild Basin is hereby amended as set forth in this Section 1(b)(iii) below. All capitalized terms used in this Section 1(b)(iii) and not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Produced Water Agreement—Wild Basin.

1.	The definition of “Dedicated Acreage” in Article 1 of the Produced Water Agreement—Wild Basin is hereby amended to include the area on Exhibit A—1 attached to this Amendment (the “Bergem DSU Area”).

2.	The following definition is hereby added to the definitions in Article 1 of the Produced Water Agreement—Wild Basin:

“Bergem DSU Area. means the area described on Exhibit A—1 to this Amendment.”

3.	[***]

(c)

Amendment to Gas Agreement. The Gas Agreement is hereby amended as set forth in this Section 1(c) below. All capitalized terms used in this Section 1(c) and not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Gas Agreement.

(i) Effective as of the Effective Date, Section 4.2 of the Gas Agreement is hereby deleted in its entirety and replaced with the following:

“If this Agreement is terminated pursuant to the terms and conditions of this Agreement on or after December 31, 2032, then Shipper shall have the option (to be exercised by providing written notice to Gatherer prior to the termination of the Agreement) to continue to receive the Services or a portion of the Services, under a new agreement, for all or any portion of its volumes of Gas on a year-to-year basis on the same terms and conditions as the most favorable terms and conditions under a then-effective agreement with any third party pursuant to which Gatherer provides a basket of services for an initial term (excluding any renewals or extensions of any kind) of at least [***] for volumes of Gas utilizing any System Segment located within the “Most Favored Nations Dedication Area” as identified on Exhibit M attached hereto (other than any pipeline facilities physically connected with or independent of a System Segment after the Effective Date, in each case, in connection with an acquisition, joint venture, or partnership by and between Gatherer and a third party), that are the same or substantially similar in nature to the basket of Services during the term hereunder, unless and until such third party agreement is terminated. For avoidance of doubt, the Services Gatherer is to offer Shipper in accordance with the proceeding sentence shall only apply to Services on the Gathering System.

If the option to extend the term of this Agreement on a year-to-year basis pursuant to this Section 4.2 is exercised, any obligation of Gatherer to continue to provide the Services pursuant to such option shall not extend beyond December 31, 2042. Gatherer shall provide copies to Shipper of any such third party agreements applicable to volumes of Gas accessing the Facilities upon any notice of termination of this Agreement (whether such notice is delivered by Gatherer, Producer or Shipper); provided, however, that to the extent Gatherer is prohibited by an obligation of confidentiality from disclosing any such third party agreement to Shipper, then (a) Gatherer shall not be obligated to disclose such agreement to Shipper until Gatherer has obtained the right to disclose such agreement and (b) Gatherer shall exercise reasonable efforts to obtain the right to disclose such agreement to Shipper.”

(ii)	Effective as of the Effective Date, Section 10.1(b) of the Gas Agreement is hereby deleted in its entirety and replaced with the following:

“(b)

not more than 1/4 grain H2S per 100 Cubic Feet, such 1/4 grain H2S per 100 Cubic Feet specification shall apply based on the aggregate volume weighted average Receipt Point quality as calculated upstream of each System Compressor Station with no individual Receipt Point exceeding [***]”

(iii)	Effective as of the Effective Date, Section 10.1(c) of the Gas Agreement is hereby deleted in its entirety and replaced with the following:

“(c)

not more than 1/4 grain of mercaptan sulphur per 100 Cubic Feet, such 1/4 grain mercaptan sulphur per 100 Cubic Feet specification shall apply based on the aggregate volume weighted average Receipt Point quality as calculated upstream of each System Compressor Station;”

(iv)	Effective as of the Effective Date, Section 10.1(f) of the Gas Agreement is hereby deleted in its entirety and replaced with the following:

“(f)

not more than two grains of total sulfur per 100 Cubic Feet (including hydrogen sulfide and mercaptan) such two grains of total sulfur per 100 Cubic Feet specification shall apply based on the aggregate volume weighted average Receipt Point quality as calculated upstream of each System Compressor Station;”

(v)	Effective as of the Effective Date, the following paragraph is hereby added to the end of Section 10.3 of the Gas Agreement:

“Gatherer shall be responsible for and bear all expenses, charges and deductions paid by Shipper (or deducted from amounts owed to Shipper by purchasers of Gas) arising out of or relating to the failure of Gatherer to redeliver Delivery Point Gas that meets the requirements of this Section 10.3 and Gatherer shall remit such amounts to Shipper not later than 30 Days after receipt of invoice therefor. [***]”

(vi) Effective as of the Effective Date, Section 10.4 of the Gas Agreement is hereby deleted in its entirety and replaced with the following:

“Section 10.4 Delivery Point NGL Quality Specifications. If Shipper delivers Gas to Gatherer at the Receipt Points that meets the Gas Quality Specifications, Gatherer or Gatherer’s Designee shall redeliver Delivery Point NGLs to or for the account of Shipper that meet the NGL specifications of the Downstream Pipeline(s) for NGLs. Gatherer shall ensure that NGLs produced at the Processing Plant shall be a truckable product with Reid Vapor Pressure no greater than 220 psig at 100 degrees Fahrenheit. Gatherer shall be responsible for and bear all expenses, charges and deductions paid by Shipper (or deducted from amounts owed to Shipper by purchasers of NGLs) arising out of or relating to the failure of Gatherer to redeliver Delivery Point NGLs that meet the requirements of this Section 10.4 and Gatherer shall remit such amounts to Shipper not later than 30 Days after receipt of invoice therefor.”

(vii) Effective as of the Effective Date, Section 18.4(b)(iii) of the Gas Agreement is hereby deleted in its entirety and replaced with the following:

“Producer and Shipper shall have the right to assign their collective rights under this Agreement, in whole or in part, as applicable, without the consent of Gatherer, to any Person with a credit rating equal to or better than Producer’s credit rating as of the Effective Date and to whom Producer sells, assigns or otherwise Transfers all or any portion of the Dedicated Properties and who assumes in writing all of Producer’s and Shipper’s obligations hereunder (if applicable, to the extent of the Dedicated Properties being Transferred to such Person) and, upon such assignment, each of Producer and Shipper shall be released from their respective obligations under this Agreement to the extent of such assignment. If the Person to whom Producer intends to sell, assign or otherwise Transfer all or any portion of the Dedicated Properties has a credit rating worse than Producer’s credit rating as of the Effective Date, then, Producer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Gatherer, to such Person if, as a condition precedent to such assignment, at Producer’s option, either: (A) Producer and the assignee execute an amendment to this Agreement with Gatherer that sets forth creditworthiness requirements to which Gatherer agrees such assignee will be subject under this Agreement for the remainder of the term, or (B) grants Gatherer (or its designee) the exclusive right to market and sell all of such assignee’s Gas received into the Facilities (thereby waiving all take-in-kind rights thereto) and to remit payment to such assignee, on a Monthly basis, of the net proceeds from the sale of such Gas (after deducting the Fees and any other applicable fees or costs incurred under this Agreement and any other agreement between such assignee and Gatherer (or its Affiliate)) during such Month in accordance with Article 13, or (C) Producer remains liable for its obligations under this Agreement to the extent of such assignment, or (D) the assignee agrees to provide a letter of credit from a major U.S. commercial bank for the benefit of Gatherer in an amount equal to 60 days of the aggregated Fees under this Agreement that are reasonably estimated to become due and payable by assignee upon the assignment; provided that, upon such assignment, in each case of (A), (B) and (D), Producer shall be released from its obligations under this Agreement to the extent of such assignment.”

(viii)	Effective as of the Effective Date, Exhibit L to the Gas Agreement is hereby deleted in its entirety.

(ix)

Effective as of the Effective Date, the following wells shall be deleted from Exhibit D (Excluded Wells) from the Gas Agreement: Rolfson 20—17H (PU)(S.A.M.—D), Rolfson 29—32H (PU)(S.A.M.—D), Lawlar 23—14H (PU)(S.A.M.—D), and Lawlar 26—35H (PU)(S.A.M.—D).

(x)	Effective as of the Effective Date, Appendix II attached to this Amendment shall be added to the Gas Agreement as a new Exhibit M.

(d)

Amendment to Freshwater Purchase Agreement. The Freshwater Purchase Agreement is hereby amended as set forth in this Section 1(d) below. All capitalized terms used in this Section 1(d) and not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Freshwater Purchase Agreement.

(i) Effective as of the Effective Date, Section 2.1 of the Freshwater Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Producer shall purchase Freshwater from Seller at the Delivery Points as requested from time to time by Producer and as such Freshwater is available for sale to Producer by Seller. Producer shall have no obligation to request a minimum amount of Freshwater from Seller, and Seller shall have no obligation to sell a minimum amount of Freshwater to Producer; provided, however, that during the term of this Agreement, to the extent Producer requires Flushwater at an existing CDP or Planned CDP that is connected pursuant to Section 3.3 located within the Production Area to utilize for operations in or related to the Agreed Formation, Producer shall request and purchase on an ongoing basis such Flushwater from Seller at the applicable Delivery Points prior to utilizing any third party source for Flushwater and Seller shall use reasonable efforts to deliver such Flushwater to Producer pursuant to the terms of this Agreement, and in each case subject to any Conflicting Dedication and the provisions of Section 2.2 below. Notwithstanding the forgoing and only with respect to (a) the Wild Basin Production Area shown on Exhibit A and (b) operations in or related to the Agreed Formation utilizing Fracwater in the Wild Basin Production Area (i) Producer shall provide 60 Days’ notice to Seller prior to utilizing any third party source for such Fracwater, and (ii) thereafter Seller shall have the option to sell such Fracwater to the applicable Delivery Points and Producer shall be required to purchase such Fracwater if Producer has demand for such Fracwater, in each case subject to any Conflicting Dedication and the provisions of Section 2.2 below.”

(ii) Effective as of the Effective Date, the first two sentences of Section 2.3 of the Freshwater Purchase Agreement are hereby deleted in their entirety and replaced with the following:

“During the term of this Agreement, the Parties intend that the commitment made by Producer under this Agreement be a covenant running with (a) the Properties, as a burden on Producer’s title thereto and binding on successors-in-interest in and to the Properties, and (b) the Freshwater System, as a benefit accruing to Seller’s title thereto and inuring to the benefit of successors-in-interest to the Freshwater System. During the term of this Agreement, Producer shall not Transfer any or all of its interest in any Property unless (i) Producer obtains and delivers to Seller a written acknowledgment by the Transferee in favor of Seller acknowledging that the Transferred Property shall remain subject to this Agreement in all respects and (ii) each instrument of conveyance expressly so states.”

(iii) Effective as of the Effective Date, the second sentence of Section 3.3(b) of the Freshwater Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the forgoing and only with respect to the Wild Basin Production Area shown on Exhibit A, during the term of this Agreement, Producer shall provide a Connection Notice to Seller for each Planned CDP within the Wild Basin Production Area shown on Exhibit A that requires Freshwater to utilize for operations in or related to the Agreed Formation.”

(iv) Effective as of the Effective Date, Section 4.2 of the Freshwater Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“If this Agreement is terminated pursuant to the terms and conditions of this Agreement on or after December 31, 2032, then Producer shall have the option (to be exercised by providing written notice to Seller prior to the termination of the Agreement) to continue to receive the Services or a portion of the Services, under a new agreement, for all or any portion of its volumes of Freshwater on a year-to-year basis on the same terms and conditions as the most favorable terms and conditions under a then-effective agreement with any third party pursuant to which Seller provides a basket of services for an initial term (excluding any renewals or extensions of any kind) of at least [***] for volumes of Freshwater utilizing any System Segment located within the “Most Favored Nations Dedication Area” as identified on Exhibit H attached hereto (other than any pipeline facilities physically connected with or independent of a System Segment after the Effective Date, in each case, in connection with an acquisition, joint venture, or partnership by and between Seller and a third party), that are the same or substantially similar in nature to the basket of Services during the term hereunder, unless and until such third party agreement is terminated. For avoidance of doubt, the Services Seller is to offer Producer in accordance with the proceeding sentence shall only apply to Services on the Gathering System.

If the option to extend the term of this Agreement on a year-to-year basis pursuant to this Section 4.2 is exercised, any obligation of Seller to continue to provide the Services pursuant to such option shall not extend beyond December 31, 2042. Seller shall provide copies to Shipper of any such third party agreements applicable to volumes of Freshwater accessing the Freshwater System upon any notice of termination of this Agreement (whether such notice is delivered by Producer or Seller); provided, however, that to the extent Seller is prohibited by an obligation of confidentiality from disclosing any such third party agreement to Producer, then (a) Seller shall not be obligated to disclose such agreement to Producer until Seller has obtained the right to disclose such agreement and (b) Seller shall exercise reasonable efforts to obtain the right to disclose such agreement to Producer.”

(v) Effective as of the Effective Date, Section 7.4 of the Freshwater Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to the rest of the provisions of this Section 7.4, Producer will (i) use reasonable efforts to obtain access to electrical power at each CDP and (ii) provide electrical power to Seller at each CDP at Producer’s sole cost and expense. In designing and constructing its electrical facilities at each CDP, Producer will cooperate with Seller and take into account the amount of electrical power that is reasonably necessary for Seller’s facilities to provide Producer’s Freshwater at each such CDP. If a generator is necessary for electrical power to be used by Producer and Seller, then Producer shall procure, install, operate, and maintain such generator to fulfill the power requirements of the Parties and Seller shall pay its prorated portion of the reasonable capital costs (including reasonable rental and installation costs) therefor; provided, however, that Producer will continue to use all reasonable efforts to obtain access to electrical power at such CDP, thereby minimizing the time such generator is needed (rather than a local electric utility) to provide electrical power at such CDP.”

(vi) Effective as of the Effective Date, Section 16.4(b)(iii) of the Freshwater Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Producer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Seller, to any Person with a credit rating equal to or better than Producer’s credit rating as of the Effective Date and to whom Producer sells, assigns or otherwise Transfers all or any portion of the Properties and who assumes in writing all of Producer’s obligations hereunder (if applicable, to the extent of the Properties being Transferred to such Person) and, upon such assignment, Producer shall be released from its obligations under this Agreement to the extent of such assignment. If the Person to whom Producer intends to sell, assign or otherwise Transfer all or any portion of the Properties has a credit rating worse than Producer’s credit rating as of the Effective Date, then, Producer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Seller, to such Person if, as a condition precedent to such assignment, at Producer’s option, either: (A) Producer and the assignee execute an amendment to this Agreement with Seller that sets forth creditworthiness requirements to which Seller agrees such assignee will be subject under this Agreement for the remainder of the term, or (B) grants Seller (or its designee) the exclusive right to net, on a Monthly basis, the Fees incurred by such assignee during such Month hereunder against the proceeds received by Seller (or its Affiliate) on such assignee’s behalf from the sale of such assignee’s crude oil and/or natural gas volumes delivered to Seller (or its Affiliate) during such Month under a separate agreement between such assignee and Seller (or its Affiliate), or (C) Producer remains liable for its obligations under this Agreement to the extent of such assignment, or (D) the assignee agrees to provide a letter of credit from a major U.S. commercial bank for the benefit of Seller in an amount equal to 60 days of the aggregated Fees under this Agreement that are reasonably estimated to become due and payable by assignee upon the assignment; provided that, upon such assignment, in each case of (A), (B) and (D), Producer shall be released from its obligations under this Agreement to the extent of such assignment.”

(vii) Effective as of the Effective Date, the last sentence of Section 16.16 of the Freshwater Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“During the term of this Agreement, the Parties further agree that such memoranda shall be executed and delivered by the Parties from time to time at either Producer’s or Seller’s reasonable request to evidence any additions or additional areas or Interests to, or releases from, the commitment made by Producer under this Agreement.”

(viii) Effective as of the Effective Date, Section (a)(i) of Exhibit F of the Freshwater Purchase Agreement is hereby deleted in its entirety and replaced with the following:

[***]

(ix) Effective as of the Effective Date, Appendix III attached to this Amendment shall be added to the Freshwater Purchase Agreement as a new Exhibit H.

(x) Contemporaneously with the execution of this Amendment, OPNA, OMS and MLP shall execute, acknowledge, deliver and record an amended and restated memorandum of the Freshwater Purchase Agreement in the form of Exhibit D thereto, except that it shall be revised to conform with the applicable changes and amendments described in this Section 1(d). Such amended and restated memorandum of the Freshwater Purchase Agreement shall amend, restate and replace the memorandum (or memoranda) previously recorded by the parties thereto in its entirety to be effective for all purposes as of the Effective Date.

(e)

Amendment to Produced Water Agreement—Beartooth Area. The Produced Water Agreement—Beartooth Area is hereby amended as set forth in this Section 1(e) below. All capitalized terms used in this Section 1(e) and not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Produced Water Agreement—Beartooth Area.

(i) Effective as of the Effective Date, the following is hereby added as new Section 3.1(j) and (k) respectively, of the Produced Water Agreement—Beartooth Area:

“(j) upon request of Producer, redeliver Barrels of Dedicated Saltwater to the applicable delivery point or other CDP for Producer to utilize for purposes of operating Producer’s Wells in an Agreed Formation located on a Dedicated Property, including for frac recycling, treatment, reinjection and/or reuse; provided that (i) Gatherer shall provide Saltwater that meets the Saltwater Quality Specifications of Section 8 and, notwithstanding Section 8.2(c), Producer shall be solely liable for any claims or losses arising out of or related to such Saltwater that meets the Saltwater Quality Specifications, and (ii) at Producer’s sole cost and expense, (X) Producer shall be responsible for the construction, ownership, operation, and maintenance of any facilities utilized or needed to transport such Saltwater from the applicable delivery point or other CDP at which such Saltwater is redelivered to the applicable Well(s), and (Y) Gatherer shall be responsible for the construction, ownership, operation, and maintenance of such delivery point or other CDP at which such Saltwater is redelivered, with only the actual 3rd Party capital costs to be invoiced to and reimbursed by Producer pursuant to Article 11; and provided further that Producer shall pay the Gathering Fee for each such redelivered Barrel of Saltwater, but no Disposal Fee shall be owed therefor; and

(k) upon request of Producer, allow Producer to remove Barrels of Dedicated Saltwater upstream of the Receipt Points for Producer to utilize for purposes of operating Producer’s Wells in an Agreed Formation located on a Dedicated Property, including for frac recycling, treatment, reinjection and/or reuse; provided that (i) at the beginning of each Month, Producer shall in good faith report to Gatherer, in writing, the total Barrels of Saltwater removed during the Month just-ended; and (ii) Producer shall pay the Gathering Fee for each such removed Barrel of Saltwater, but no Disposal Fee shall be owed therefor.”

(ii) Effective as of the Effective Date, Section 4.2 of the Produced Water Agreement—Beartooth Area is hereby deleted in its entirety and replaced with the following:

“If this Agreement is terminated pursuant to the terms and conditions of this Agreement on or after December 31, 2032, then Producer shall have the option (to be exercised by providing written notice to Gatherer prior to the termination of the Agreement) to continue to receive the Services or a portion of the Services, under a new agreement, for all or any portion of its volumes of Saltwater on a year-to-year basis on the same terms and conditions as the most favorable terms and conditions under a then-effective agreement with any third party pursuant to which Gatherer provides a basket of services for an initial term (excluding any renewals or extensions of any kind) of at least [***] for volumes of Saltwater utilizing any System Segment located within the Dedicated Acreage (other than any pipeline facilities physically connected with or independent of a System Segment after the Effective Date, in each case, in connection with an acquisition, joint venture, or partnership by and between Gatherer and a third party), that are the same or substantially similar in nature to the basket of Services during the term hereunder, unless and until such third party agreement is terminated. For avoidance of doubt, the Services Gatherer is to offer Producer in accordance with the proceeding sentence shall only apply to Services on the Gathering System.

If the option to extend the term of this Agreement on a year-to-year basis pursuant to this Section 4.2 is exercised, any obligation of Gatherer to continue to provide the Services pursuant to such option shall not extend beyond December 31, 2042. Gatherer shall provide copies to Producer of any such third party agreements applicable to volumes of Saltwater accessing the Disposal System upon any notice of termination of this Agreement (whether such notice is delivered by Gatherer or Producer); provided, however, that to the extent Gatherer is prohibited by an obligation of confidentiality from disclosing any such third party agreement to Producer, then (a) Gatherer shall not be obligated to disclose such agreement to Producer until Gatherer has obtained the right to disclose such agreement and (b) Gatherer shall exercise reasonable efforts to obtain the right to disclose such agreement to Producer.”

(iii) Effective as of the Effective Date, Section 7.3 of the Produced Water Agreement—Beartooth Area is hereby deleted in its entirety and replaced with the following:

“Subject to the rest of the provisions of this Section 7.3, Producer will (i) use reasonable efforts to obtain access to electrical power at each CDP and (ii) provide electrical power to Gatherer at each CDP at Producer’s sole cost and expense. In designing and constructing its electrical facilities at each CDP, Producer will cooperate with Gatherer and take into account the amount of electrical power that is reasonably necessary for Gatherer’s facilities to receive Producer’s Saltwater at each such CDP. If a generator is necessary for electrical power to be used by Producer and Gatherer, then Producer shall procure, install, operate, and maintain such generator to fulfill the power requirements of the Parties and Gatherer shall pay its prorated portion of the reasonable capital costs (including reasonable rental and installation costs) therefor; provided, however, that Producer will continue to use all reasonable efforts to obtain access to electrical power at such CDP, thereby minimizing the time such generator is needed (rather than a local electric utility) to provide electrical power at such CDP.”

(iv) Effective as of the Effective Date, the following is hereby added to Section 14.3 of the Produced Water Agreement—Beartooth Area after the period at the end of the first sentence:

“If and to the extent Gatherer redelivers Saltwater to Producer in accordance with Section 3.1(j), then title to and risk of loss attributable to such redelivered Saltwater, including all constituents, contaminants and skim oil thereof, shall transfer from Gatherer to Producer at each applicable delivery point or other CDP.”

(v) Effective as of the Effective Date, Section 16.4(b)(iii) of the Produced Water Agreement—Beartooth Area is hereby deleted in its entirety and replaced with the following:

“Producer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Gatherer, to any Person with a credit rating equal to or better than Producer’s credit rating as of the Effective Date and to whom Producer sells, assigns or otherwise Transfers all or any portion of the Dedicated Properties and who assumes in writing all of Producer’s obligations hereunder (if applicable, to the extent of the Dedicated Properties being Transferred to such Person) and, upon such assignment, Producer shall be released from its obligations under this Agreement to the extent of such assignment. If the Person to whom Producer intends to sell, assign or otherwise Transfer all or any portion of the Dedicated Properties has a credit rating worse than Producer’s credit rating as of the Effective Date, then, Producer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Gatherer, to such Person if, as a condition precedent to such assignment, at Producer’s option, either: (A) Producer and the assignee execute an amendment to this Agreement with Gatherer that sets forth creditworthiness requirements to which Gatherer agrees such assignee will be subject under this Agreement for the remainder of the term, or (B) Producer remains liable for its obligations under this Agreement to the extent of such assignment, or (C) the assignee agrees to provide a letter of credit from a major U.S. commercial bank for the benefit of Gatherer in an amount equal to 60 days of the aggregated Fees under this Agreement that are reasonably estimated to become due and payable by assignee upon the assignment; provided that, upon such assignment, in each case of (A) and (C), Producer shall be released from its obligations under this Agreement to the extent of such assignment.”

(f)

Amendment to Crude Oil Agreement—South Nesson. The Crude Oil Agreement—South Nesson is hereby amended as set forth in this Section 1(f) below. All capitalized terms used in this Section 1(f) and not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Crude Oil Agreement—South Nesson.

(i) Effective as of the Effective Date, Section 7.4 of the Crude Oil Agreement—South Nesson is hereby deleted in its entirety and replaced with the following:

“Subject to the rest of the provisions of this Section 7.4, Producer will (i) use reasonable efforts to obtain access to electrical power at each CDP and (ii) provide electrical power to Gatherer at each CDP at Producer’s sole cost and expense. In designing and constructing its electrical facilities at each CDP,

Producer will cooperate with Gatherer and take into account the amount of electrical power that is reasonably necessary for Gatherer’s facilities to receive Producer’s Crude Oil at each such CDP. If a generator is necessary for electrical power to be used by Producer and Gatherer, then Producer shall procure, install, operate, and maintain such generator to fulfill the power requirements of the Parties and Gatherer shall pay its prorated portion of the reasonable capital costs (including reasonable rental and installation costs) therefor; provided, however, that Producer will continue to use all reasonable efforts to obtain access to electrical power at such CDP, thereby minimizing the time such generator is needed (rather than a local electric utility) to provide electrical power at such CDP.”

(ii) Effective as of the Effective Date, Section 17.5(b)(iii) of the Crude Oil Agreement—South Nesson is hereby deleted in its entirety and replaced with the following:

“Producer and Shipper shall have the right to assign their collective rights under this Agreement, in whole or in part, as applicable, without the consent of Gatherer, to any Person with a credit rating equal to or better than Producer’s credit rating as of the Effective Date and to whom Producer sells, assigns or otherwise Transfers all or any portion of the Dedicated Properties and who assumes in writing all of Producer’s and Shipper’s obligations hereunder (if applicable, to the extent of the Dedicated Properties being Transferred to such Person) and, upon such assignment, each of Producer and Shipper shall be released from their respective obligations under this Agreement to the extent of such assignment. If the Person to whom Producer intends to sell, assign or otherwise Transfer all or any portion of the Dedicated Properties has a credit rating worse than Producer’s credit rating as of the Effective Date, then, Producer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Gatherer, to such Person if, as a condition precedent to such assignment, at Producer’s option, either: (A) Producer and the assignee execute an amendment to this Agreement with Gatherer that sets forth creditworthiness requirements to which Gatherer agrees such assignee will be subject under this Agreement for the remainder of the term, or (B) grants Gatherer (or its designee) the exclusive right to market and sell all of such assignee’s Crude Oil received into the Gathering System (thereby waiving all take-in-kind rights thereto) and to remit payment to such assignee, on a Monthly basis, of the net proceeds from the sale of such Crude Oil (after deducting the Fees and any other applicable fees or costs incurred under this Agreement and any other agreement between such assignee and Gatherer (or its Affiliate)) during such Month in accordance with Article 12, or (C) Producer remains liable for its obligations under this Agreement to the extent of such assignment, or (D) the assignee agrees to provide a letter of credit from a major U.S. commercial bank for the benefit of Gatherer in an amount equal to 60 days of the aggregated Fees under this Agreement that are reasonably estimated to become due and payable by assignee upon the assignment; provided that, upon such assignment, in each case of (A), (B) and (D), Producer shall be released from its obligations under this Agreement to the extent of such assignment.”

(g)

Amendment to Gas Purchase Agreement. The Gas Purchase Agreement is hereby amended as set forth in this Section 1(g) below. All capitalized terms used in this Section 1(g) and not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Gas Purchase Agreement.

(i) Effective as of the Effective Date, Section 17.4(b)(iii) of the Gas Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Producer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Gatherer, to any Person with a credit rating equal to or better than Producer’s credit rating as of the Effective Date and to whom Producer sells, assigns or otherwise Transfers all or any portion of the Dedicated Properties and who assumes in writing all of Producer’s obligations hereunder (if applicable, to the extent of the Dedicated Properties being Transferred to such Person) and, upon such assignment, Producer shall be released from its obligations under this Agreement to the extent of such assignment. If the Person to whom Producer intends to sell, assign or otherwise Transfer all or any portion of the Dedicated Properties has a credit rating worse than Producer’s credit rating as of the Effective Date, then, Producer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Gatherer, to such Person if, as a condition precedent to such assignment, at Producer’s option, either: (A) Producer and the assignee execute an amendment to this Agreement with Gatherer that sets forth creditworthiness requirements to which Gatherer agrees such assignee will be subject under this Agreement for the remainder of the term, or (B) grants Gatherer (or its designee) the exclusive right to net, on a Monthly basis, all proceeds from the sale of such Gas during each Month against any other applicable fees or costs incurred under any other agreement between such assignee and Gatherer (or its Affiliate) during such Month in accordance with Article 12, or (C) Producer remains liable for its obligations under this Agreement to the extent of such assignment, or (D) the assignee agrees to provide a letter of credit from a major U.S. commercial bank for the benefit of Gatherer in an amount equal to 60 days of the aggregated Fees under this Agreement that are reasonably estimated to become due and payable by assignee upon the assignment; provided that, upon such assignment, in each case of (A), (B) and (D), Producer shall be released from its obligations under this Agreement to the extent of such assignment.”

(h)

Amendment to Produced Water Agreement—Wild Basin. The Produced Water Agreement—Wild Basin is hereby amended as set forth in this Section 1(h) below. All capitalized terms used in this Section 1(h) and not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Produced Water Agreement—Wild Basin.

(i) Effective as of the Effective Date, the following is hereby added as new Section 3.1(j) and (k) respectively, of the Produced Water Agreement—Wild Basin:

“(j) upon request of Producer, redeliver Barrels of Dedicated Saltwater to the applicable delivery point or other CDP for Producer to utilize for purposes of operating Producer’s Wells in an Agreed Formation located on a Dedicated Property, including for frac recycling, treatment, reinjection and/or reuse; provided that (i) Gatherer shall provide Saltwater that meets the Saltwater Quality Specifications of Section 8 and, notwithstanding Section 8.2(c), Producer shall be solely liable for any claims or losses arising out of or related to such Saltwater that meets the Saltwater Quality Specifications, and (ii) at Producer’s sole cost and expense, (X) Producer shall be responsible for the construction, ownership, operation, and maintenance of any facilities utilized or needed to transport such Saltwater from the applicable delivery point or other CDP at which such Saltwater is redelivered to the applicable Well(s), and (Y) Gatherer shall be responsible for the construction, ownership, operation, and maintenance of such delivery point or other CDP at which such Saltwater is redelivered, with the actual 3rd Party capital costs to be invoiced to and reimbursed by Producer pursuant to Article 11; and provided further that Producer shall pay the Gathering Fee for each such redelivered Barrel of Saltwater, but no Disposal Fee shall be owed therefor; and

(k) upon request of Producer, allow Producer to remove Barrels of Dedicated Saltwater upstream of the Receipt Points for Producer to utilize for purposes of operating Producer’s Wells in an Agreed Formation located on a Dedicated Property, including for frac recycling, treatment, reinjection and/or reuse; provided that (i) at the beginning of each Month, Producer shall in good faith report to Gatherer, in writing, the total Barrels of Saltwater removed during the Month just-ended; and (ii) Producer shall pay the Gathering Fee for each such removed Barrel of Saltwater, but no Disposal Fee shall be owed therefor.”

(ii) Effective as of the Effective Date, Section 4.2 of the Produced Water Agreement—Wild Basin is hereby deleted in its entirety and replaced with the following:

“If this Agreement is terminated pursuant to the terms and conditions of this Agreement on or after December 31, 2032, then Producer shall have the option (to be exercised by providing written notice to Gatherer prior to the termination of the Agreement) to continue to receive the Services or a portion of the Services, under a new agreement, for all or any portion of its volumes of Saltwater on a year-to-year basis on the same terms and conditions as the most favorable terms and conditions under a then-effective agreement with any third party pursuant to which Gatherer provides a basket of services for an initial term (excluding any renewals or extensions of any kind) of at least [***] for volumes of Saltwater utilizing any System Segment located within the “Most Favored Nations Dedication Area” as identified on Exhibit I attached hereto (other than any pipeline facilities physically connected with or independent of a System

Segment after the Effective Date, in each case, in connection with an acquisition, joint venture, or partnership by and between Gatherer and a third party), that are the same or substantially similar in nature to the basket of Services during the term hereunder, unless and until such third party agreement is terminated. For avoidance of doubt, the Services Gatherer is to offer Producer in accordance with the proceeding sentence shall only apply to Services on the Gathering System.

If the option to extend the term of this Agreement on a year-to-year basis pursuant to this Section 4.2 is exercised, any obligation of Gatherer to continue to provide the Services pursuant to such option shall not extend beyond December 31, 2042. Gatherer shall provide copies to Producer of any such third party agreements applicable to volumes of Saltwater accessing the Disposal System upon any notice of termination of this Agreement (whether such notice is delivered by Gatherer or Producer); provided, however, that to the extent Gatherer is prohibited by an obligation of confidentiality from disclosing any such third party agreement to Producer, then (a) Gatherer shall not be obligated to disclose such agreement to Producer until Gatherer has obtained the right to disclose such agreement and (b) Gatherer shall exercise reasonable efforts to obtain the right to disclose such agreement to Producer.”

(iii) Effective as of the Effective Date, Section 7.3 of the Produced Water Agreement—Wild Basin is hereby deleted in its entirety and replaced with the following:

“Producer will (i) use reasonable efforts to obtain access to electrical power at each CDP and (ii) provide electrical power to Gatherer at each CDP at Producer’s sole cost and expense. In designing and constructing its electrical facilities at each CDP, Producer will cooperate with Gatherer and take into account the amount of electrical power that is reasonably necessary for Gatherer’s facilities to receive Producer’s Saltwater at each such CDP. If a generator is necessary for electrical power to be used by Producer and Gatherer, then Producer shall procure, install, operate, and maintain such generator to fulfill the power requirements of the Parties and Gatherer shall pay its prorated portion of the reasonable capital costs (including reasonable rental and installation costs) therefor; provided, however, that Producer will continue to use all reasonable efforts to obtain access to electrical power at such CDP, thereby minimizing the time such generator is needed (rather than a local electric utility) to provide electrical power at such CDP.”

(iv) Effective as of the Effective Date, the following is hereby added to Section 14.3 of the Produced Water Agreement—Wild Basin after the period at the end of the first sentence:

“If and to the extent Gatherer redelivers Saltwater to Producer in accordance with Section 3.1(j), then title to and risk of loss attributable to such redelivered Saltwater, including all constituents, contaminants and skim oil thereof, shall transfer from Gatherer to Producer at each applicable delivery point or other CDP.”

(v) Effective as of the Effective Date, Section 16.4(b)(iii) of the Produced Water Agreement—Wild Basin is hereby deleted in its entirety and replaced with the following:

“Producer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Gatherer, to any Person with a credit rating equal to or better than Producer’s credit rating as of the Effective Date and to whom Producer sells, assigns or otherwise Transfers all or any portion of the Dedicated Properties and who assumes in writing all of Producer’s obligations hereunder (if applicable, to the extent of the Dedicated Properties being Transferred to such Person) and, upon such assignment, Producer shall be released from its obligations under this Agreement to the extent of such assignment. If the Person to whom Producer intends to sell, assign or otherwise Transfer all or any portion of the Dedicated Properties has a credit rating worse than Producer’s credit rating as of the Effective Date, then, Producer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Gatherer, to such Person if, as a condition precedent to such assignment, at Producer’s option, either: (A) Producer and the assignee execute an amendment to this Agreement with Gatherer that sets forth creditworthiness requirements to which Gatherer agrees such assignee will be subject under this Agreement for the remainder of the term, or (B) Producer remains liable for its obligations under this Agreement to the extent of such assignment, or (C) the assignee agrees to provide a letter of credit from a major U.S. commercial bank for the benefit of Gatherer in an amount equal to 60 days of the aggregated Fees under this Agreement that are reasonably estimated to become due and payable by assignee upon the assignment; provided that, upon such assignment, in each case of (A) and (C), Producer shall be released from its obligations under this Agreement to the extent of such assignment.”

(vi) Effective as of the Effective Date, Appendix IV attached to this Amendment shall be added to the Produced Water Agreement—Wild Basin as a new Exhibit I.

2. Governing Law. This Amendment is intended by the Parties to be interpreted and implemented in accordance with the laws of the State of Texas without giving effect to the conflict of law rules thereof that would require the application of the laws of another jurisdiction.

3. Counterparts. This Amendment may be executed in multiple counterparts (including by means of facsimile or .pdf signature pages), each of which will be deemed an original and all of which will constitute one and the same instrument. A signed copy of this Amendment delivered by e—mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

4. Headings. The headings in this Amendment are for the purpose of reference only and shall not limit or define the meaning hereof.

5. No Other Amendments. The terms and provisions of this Amendment shall be incorporated into, and become part the applicable prior agreement that is amended thereby, and as so amended, the prior agreements shall continue in full force and effect in accordance with their terms.

[Signatures are on the following pages.]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment effective as of the Effective Date.

OPNA:

OASIS PETROLEUM NORTH AMERICA LLC

By:
Name:
Title:

OPM:

OASIS PETROLEUM MARKETING LLC

By:
Name:
Title:

OMS:

OASIS MIDSTREAM SERVICES LLC

By:
Name:
Title:

[Signature Page to Master Amendment to Commercial Agreements]

MLP:

OASIS MIDSTREAM PARTNERS LP

By:
Name:
Title:

OMP:

OMP OPERATING LLC
By:
Name:
Title:

Bighorn:

BIGHORN DEVCO LLC

By:
Name:
Title:

[Signature Page to Master Amendment to Commercial Agreements]

Exhibit A—1

Bergem DSU Area

[***]

Exhibit A-1

APPENDIX I

EXHIBIT K

MOST FAVORED NATIONS DEDICATION AREA

[***]

Appendix I

APPENDIX II

EXHIBIT M

MOST FAVORED NATIONS DEDICATION AREA

[***]

Appendix II

APPENDIX III

EXHIBIT H

MOST FAVORED NATIONS DEDICATION AREA

[***]

Appendix III

APPENDIX IV

EXHIBIT I

MOST FAVORED NATIONS DEDICATION AREA

[***]

Appendix IV

ANNEX B

Execution

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of October 25, 2021 (this “Agreement”), is entered into by and among Crestwood Equity Partners LP, a Delaware limited partnership (“Parent”), Oasis Midstream Partners LP, a Delaware limited partnership (the “Partnership”), Oasis Petroleum Inc., a Delaware corporation (the “Sponsor”), OMP GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and together with the Partnership, the “Partnership Parties”), and OMS Holdings LLC, a Delaware limited liability company and an indirect wholly owned Subsidiary of the Sponsor (“Holdings” and together with the Sponsor, the “Sponsor Parties”).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, Parent, Project Falcon Merger Sub LLC, a Delaware limited liability company and direct wholly owned Subsidiary of Parent (“Merger Sub”), Project Phantom Merger Sub LLC, a Delaware limited liability company and direct wholly owned Subsidiary of Parent (“GP Merger Sub” and, together with Parent and Merger Sub, the “Parent Parties”), the Partnership, the General Partner, and, solely for the purposes of Section 2.1(a)(i) thereof, Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of Parent, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, (a) Merger Sub will merge with and into the Partnership (the “LP Merger”), with the Partnership surviving the LP Merger as a direct wholly owned Subsidiary of Parent, and (b) GP Merger Sub will merge with and into the General Partner (the “GP Merger” and, together with the LP Merger, the “Mergers”), with the General Partner surviving the GP Merger as a direct wholly owned Subsidiary of Parent;

WHEREAS, as of the date hereof, the Sponsor indirectly owns (i) 33,846,032 common units representing limited partner interests in the Partnership (“Partnership Common Units”) and (ii) 100% of the limited liability company interests in the General Partner (the “GP LLC Interests”); and

WHEREAS, as a material inducement to the Parent Parties and the Partnership Parties to enter into the Merger Agreement, the Parent Parties and the Partnership Parties have required the Sponsor Parties to agree, and the Sponsor Parties have agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein with respect to the Covered Units (as hereinafter defined) and the GP LLC Interests.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“business day” means any day other than a Saturday, a Sunday or a legal holiday for commercial banks in New York, New York.

“Covered Units” means the Existing Units, together with any Partnership Common Units that the Sponsor Parties acquire, either beneficially or of record, including through an Affiliate thereof, on or after the date of this Agreement, including any Partnership Common Units received as distributions, as a result of a split, reverse split, combination, merger, consolidation, reorganization, reclassification, recapitalization or similar transaction or upon exercise of any option, warrant or other security or instrument exercisable for, or convertible or exchangeable into, Partnership Common Units.

“Existing Units” means all Partnership Common Units owned, either beneficially or of record, by the Sponsor Parties, or an Affiliate thereof, on the date of this Agreement.

“knowledge” means the actual knowledge of the individuals listed on Schedule I hereto.

“Partnership Entity” means each of the Partnership and its Subsidiaries.

“Permitted Transfer” means a Transfer of Covered Units by either of the Sponsor Parties (or an Affiliate thereof) to a controlled Affiliate of either of the Sponsor Parties or in connection with a pledge or encumbrance under the agreements governing the indebtedness for borrowed money of the Sponsor Parties, provided that such transferee Affiliate agrees in writing to assume all of such Sponsor Party’s obligations hereunder in respect of the Covered Units subject to such Transfer and to be bound by, and comply with, the terms of this Agreement, with respect to the Covered Units subject to such Transfer.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber or otherwise dispose of (whether by merger or consolidation (including by conversion into securities or other consideration as a result of such merger or consolidation), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or other disposition of (whether by merger or consolidation (including by conversion into securities or other consideration as a result of such merger or consolidation), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise). For the avoidance of doubt, transfers of equity securities of the Sponsor shall not be deemed to be a “Transfer.”

ARTICLE 2

WRITTEN CONSENT

Section 2.1 Delivery. The Sponsor Parties hereby agree that, within forty-eight (48) hours after the Form S-4 has been declared effective by the U.S. Securities and Exchange Commission, the Sponsor and/or its Affiliates, as applicable, shall execute and deliver a written consent, substantially in the form attached hereto as Exhibit A (the “Written Consent”), covering all of the Covered Units and approving the matters set forth therein.

Section 2.2 Termination. In the event the Sponsor and/or one of its Affiliates does not deliver the Written Consent as provided in Section 2.1 hereof, any of the Sponsor, the Partnership or Parent may immediately terminate this Agreement, regardless of whether or not the terminating party may otherwise be in breach of this Agreement (including Section 2.1) and regardless of any acknowledgment of receipt of such consent. The parties acknowledge and agree that the sole and exclusive remedy of the Partnership Parties and the Sponsor Parties, under this Agreement or Law or in equity, with respect to a breach of Section 2.1 by the Sponsor or any of its Affiliates is to terminate this Agreement pursuant to this Section 2.2 and as expressly set forth in the Merger Agreement. For the avoidance of doubt, and in furtherance of the foregoing, the Partnership Parties and the Sponsor Parties hereby irrevocably waive any right they may have under this Agreement or at Law or in equity to specific performance (or any other similar remedy) with respect to the obligations of Sponsor and its Affiliates under Section 2.1.

Section 2.3 Breakup Fee. If (x) Sponsor or Parent terminates this Agreement pursuant to Section 2.2 and the Merger Agreement is terminated pursuant to Section 7.1(f) thereof and (y) within two business days of such termination, the Conflicts Committee determines in good faith that the termination of the Merger Agreement, and the payment of the Breakup Fee, is not in the best interests of the Partnership and the holders of the Partnership Common Units (excluding the Sponsor Parties and its Affiliates) (disregarding the application of this Section 2.3), then the Sponsor shall have the obligation to pay the Breakup Fee to Parent as set forth in Section 7.3 of the Merger Agreement.

Section 2.4 No Inconsistent Agreements. The Sponsor Parties hereby represent, covenant and agree that, except for this Agreement and the Merger Agreement, the Sponsor Parties have not (a) entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Units or the GP LLC Interests or (b) granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Units or the GP LLC Interests.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Sponsor Parties. The Sponsor Parties hereby represent and warrant to the Parent Parties and the Partnership as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. The Sponsor Parties are legal entities duly organized, validly existing and in good standing under the Laws of Delaware. The Sponsor Parties have all the requisite power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. The execution and delivery by the Sponsor Parties of this Agreement, the performance by the Sponsor Parties of their respective obligations hereunder and the consummation by the Sponsor Parties of the transactions contemplated hereby have been duly and validly authorized by the Sponsor Parties and no other actions or proceedings are required on the part of the Sponsor Parties to authorize the execution and delivery of this Agreement, the performance by the Sponsor Parties of their respective obligations hereunder or the consummation by the Sponsor Parties of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Sponsor Parties and, assuming the due authorization, execution and delivery of this Agreement by Parent and the Partnership Parties, constitutes a legal, valid and binding agreement of the Sponsor Parties, enforceable against the Sponsor Parties in accordance with its terms, subject to the Equitable Exceptions).

(b) Ownership. As of the date hereof, the Sponsor is the sole member of Holdings. Holdings is the record owner of, the Sponsor is the indirect beneficial owner through Holdings of, and Holdings has good and valid title to, the Existing Units and the GP LLC Interests, each free and clear of any Liens (other than those created by any indebtedness for borrowed money of the Sponsor Parties, applicable securities Laws or the Organizational Documents of the Partnership and the Partnership GP), except as may be provided for in this Agreement. During the term of this Agreement, the Covered Units and the GP LLC Interests will be beneficially and legally owned by the Sponsor Parties. Except as provided for in this Agreement, the Sponsor Parties have and will have at all times during the term of this Agreement the direct or indirect voting power, power of disposition, power to issue instructions with respect to the matters set forth in Article 2, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Units and the GP LLC Interests at any time during the term of this Agreement. Except for the Existing Units, the Sponsor Parties do not, directly or indirectly, legally or beneficially own or have any option, warrant or other right to acquire any securities of a Partnership Entity that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of a Partnership Entity that are or may by their terms become entitled to vote, nor are the Sponsor Parties subject to any contract, agreement, arrangement, understanding or relationship, other than this Agreement, that obligates the Sponsor Parties or any Affiliate thereof, as applicable, to vote, acquire or dispose of any securities of a Partnership Entity or the GP LLC Interests.

(c) No Violation. Neither the execution and delivery of this Agreement by the Sponsor Parties nor the performance of their respective obligations under this Agreement will (i) result in a violation or breach of, or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, acceleration or cancellation of, or give rise to a right of purchase under, or result in the creation of any Lien (other than under this Agreement or any Lien created by Parent or any of its Affiliates) upon any of the properties, rights or assets (including but not limited to the Existing Units) owned by the Sponsor Parties under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Sponsor or Holdings, as applicable, is a party or by which the Sponsor or Holdings, as applicable, or any of their respective properties, rights or assets may be bound (other than, in the case of this clause (i), under the documents governing the indebtedness for borrowed money of the Sponsor Parties), (ii) violate any Law applicable to the Sponsor Parties or any of their respective properties, rights or assets, or (iii) result in a violation or breach of or conflict with their respective organizational and governing documents, except in the case of clauses (i) and (ii) as would not reasonably be expected to prevent or materially delay the ability of the Sponsor Parties to perform their respective obligations hereunder.

(d) Consents and Approvals. No consent, approval, order, license, permit, or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary to be obtained or made by the Sponsor Parties in connection with their execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, except for any reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(e) Reliance by Parent Parties. The Sponsor Parties understand and acknowledge that the Parent Parties are entering into the Merger Agreement in reliance upon the Sponsor Parties’ execution and delivery of this Agreement and the representations, warranties, covenants and obligations of the Sponsor Parties contained herein.

(f) Adequate Information. The Sponsor Parties acknowledge that they are sophisticated parties with respect to the Covered Units and the GP LLC Interests and have adequate information concerning the business and financial condition of the Partnership and Parent to make an informed decision regarding the transactions contemplated by this Agreement and have, independently and without reliance upon any of the Parent Parties and based on such information as the Sponsor Parties have deemed appropriate, made their own respective analysis and decision to enter into this Agreement. The Sponsor Parties acknowledge that no Parent Party has made or is making, and the Sponsor Parties are not relying upon, any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

(g) Litigation. As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against the Sponsor Parties or, to the knowledge of the Sponsor Parties, any other Person or, to the knowledge of the Sponsor Parties, threatened against the Sponsor Parties or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) their rights under this Agreement or the performance by any party of its obligations under this Agreement.

Section 3.2 Representations and Warranties of Parent. Parent hereby represents and warrants to the Sponsor Parties and the Partnership Parties:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. The Parent Parties are legal entities duly organized, validly existing and in good standing under the Laws of Delaware. The Parent Parties have the requisite power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. The execution and delivery by the Parent Parties of this Agreement, the performance by the Parent Parties of their respective obligations hereunder and the consummation by the Parent Parties of the transactions contemplated hereby have been duly and validly authorized by the Parent Parties and no other actions or proceedings are required on the part of the Parent Parties to authorize the execution and delivery of this Agreement, the performance by the Parent Parties of their respective obligations hereunder or the consummation by the Parent Parties of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent Parties and, assuming the due authorization, execution and delivery of this Agreement by the Sponsor Parties and the Partnership Parties, constitutes a legal, valid and binding agreement of the Parent Parties, enforceable against the Parent Parties in accordance with its terms, subject to the Equitable Exceptions).

(b) No Violation. Neither the execution and delivery of this Agreement by the Parent Parties nor the performance of their respective obligations under this Agreement will (i) result in a violation or breach of, or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, acceleration or cancellation of, or give rise to a right of purchase under, or result in the creation of any Lien (other than under this Agreement or any Lien created by the Sponsor or any of its Affiliates) upon any of the properties, rights or assets owned by the Parent Parties under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Parent Parties, as applicable, is a party or by which the Parent Parties, as applicable, or any of their respective properties, rights or assets may be bound, (ii) violate any Law applicable to the Parent Parties or any of their respective properties, rights or assets, or (iii) result in a violation or breach of or conflict with their respective organizational and governing documents, except in the case of clauses (i) and (ii) as would not reasonably be expected to prevent or materially delay the ability of the Parent Parties to perform their respective obligations hereunder.

(c) Consents and Approvals. No consent, approval, order, license, permit, or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary to be obtained or made by the Parent Parties in connection with their execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, except for any reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(d) Reliance by Sponsor Parties. The Parent Parties understand and acknowledge that the Sponsor Parties are entering into the Merger Agreement in reliance upon the Parent Parties’ execution and delivery of this Agreement and the representations, warranties, covenants and obligations of the Parent Parties contained herein.

(e) No Other Representations. The Parent Parties acknowledge that no Sponsor Party or Partnership Party has made or is making, and the Parent Parties are not relying upon, any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

(f) Litigation. As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against the Parent Parties or, to the knowledge of the Parent Parties, any other Person or, to the knowledge of the Parent Parties, threatened against the Parent Parties or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) their rights under this Agreement or the performance by any party of its obligations under this Agreement.

Section 3.3 Representations and Warranties of the Partnership Parties. Each of the Partnership Parties hereby represents and warrants to the Sponsor Parties and the Parent Parties that the execution and delivery of this Agreement by the Partnership Parties and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the board of directors of the General Partner on behalf of the Partnership and the General Partner. Each of the Partnership Parties acknowledges that neither the Sponsor Parties nor the Parent Parties have made, and the Sponsor Parties and the Parent Parties are not making, any representation or warranty of any kind except as expressly set forth in this Agreement or the Merger Agreement.

ARTICLE 4

OTHER COVENANTS

Section 4.1 Prohibition on Transfers, Other Actions.

(a) Until the termination of this Agreement in accordance with Section 6.14, and except for a Permitted Transfer or in connection with the Mergers, the Sponsor Parties shall not, and shall not permit any Affiliate to,

(i) Transfer, or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of, any of the Covered Units or the GP LLC Interests or beneficial ownership or voting power thereof or therein (including by operation of law or otherwise), or (ii) deposit any Covered Units or the GP LLC Interests into a voting trust or grant any proxies or powers of attorney or enter into a voting agreement with respect to any Covered Units or the GP LLC Interests, as applicable. Any purported Transfer not in compliance with this Section 4.1(a) shall be void ab initio.

(b) The Sponsor Parties agree that if the Sponsor or Holdings, or any Affiliate thereof, attempts to Transfer, vote (or consent) or provide any other person with the authority to vote (or consent) any of the Covered Units or the GP LLC Interests other than in compliance with this Agreement, the Sponsor or Holdings, as applicable, unconditionally and irrevocably (during the term of this Agreement) instructs the Partnership and the General Partner not to, (i) permit any such Transfer on its books and records, (ii) issue a book-entry interest or a new certificate representing any of the Covered Units or the GP LLC Interests or (iii) record such vote (or consent) unless and until the Sponsor or Holdings, as applicable, has complied in all respects with the terms of this Agreement.

Section 4.2 Pre-Closing Transactions. The Sponsor shall, or shall cause Holdings or an Affiliate thereof to, as applicable, take all actions necessary to consummate the Pre-Closing Transactions prior to the Effective Time.

Section 4.3 Third Party Registration Rights. Parent agrees that it shall not take any action that would result in it being unable to make its representations set forth in Section 3.12 of the Registration Rights Agreement.

Section 4.4 Transfer Agent. The Sponsor Parties hereby authorize and direct the Partnership or its counsel to notify the Partnership’s transfer agent that there is a stop transfer order with respect to all Covered Units (and that this Agreement places limits on the voting and Transfer of such Covered Units), subject to the restrictions in this Agreement.

Section 4.5 Waiver of Rights under Commercial Agreements. To the extent the Sponsor, or any of its Affiliates, has any consent, notice or approval right related to any of the Commercial Agreements, or any right to re-negotiate the terms of any of the Commercial Agreements, in each case, due to the transactions contemplated by the Merger Agreement prior to the Closing, the Sponsor hereby waives and releases, and shall cause its Affiliates to waive and release, any and all such rights. For purposes of this Section 4.5, the “Commercial Agreements” means: (i) Produced and Flowback Water Gathering and Disposal Agreement – Beartooth Area, dated as of September 25, 2017, by and among the Partnership, Oasis Petroleum North America LLC (“OPNA”) and Oasis Midstream Services LLC (“OMS”); (ii) Gas Gathering, Compression, Processing and Gas Lift Agreement, dated as of September 25, 2017, by and among the Partnership, OPNA, Oasis Petroleum Marketing LLC (“OPM”) and OMS; (iii) Crude Oil Gathering, Stabilization, Blending and Storage Agreement, dated as of September 25, 2017, by and among the Partnership, OPNA, OPM and OMS; (iv) Produced and Flowback Water Gathering and Disposal Agreement – Wild Basin, dated as of September 25, 2017, by and among the Partnership, OPNA and OMS; (v) Crude Oil Gathering Agreement, dated as of August 4, 2021, by and among OPNA, OPM and Bighorn DevCo LLC; (vi) Produced and Flowback Water Gathering and Disposal Agreement, dated as of October 5, 2021, by and between the Partnership and OPNA; (vii) Crude Oil Gathering and Storage Agreement, dated as of October 5, 2021, by and among OMP Operating LLC (“OMP Operating”), OPNA and OPM; (viii) Gas Purchase Agreement, dated as of September 23, 2020, by and between OPNA and OMP Operating; and (ix) Freshwater Purchase and Sales Agreement, dated as of September 25, 2017, by and among the Partnership, OPNA and OMS.

Section 4.6 No Revocation of Sole Member Consent. Until the termination of this Agreement in accordance with Section 6.14, Holdings hereby agrees not to revoke the Sole Member Consent.

Section 4.7 Sponsor Deliveries. At or prior to the Effective Time, the Sponsor and its Subsidiaries, as applicable, shall deliver executed counterparts to each of the documents set forth in Section 6.3(e) of the Merger Agreement.

ARTICLE 5

RELEASE

Effective as of the Closing, (a) each of the Sponsor Parties, on behalf of itself and its Affiliates (collectively, the “Sponsor Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges the Partnership Parties, each of their respective Affiliates and their respective officers, employees, Representatives, successors and permitted assigns (collectively, the “Partnership Released Parties”) of and from any and all Actions, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or equity (collectively, “Claims”) which the Sponsor Releasing Parties may have against any of the Partnership Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to any matter, occurrence, action or activity prior to the Closing; provided, that the foregoing release and discharge shall not (x) apply to any Claims to the extent that, absent such release and discharge, any of the Sponsor Releasing Parties would have recourse under any contract or in law or equity against any of the Partnership Released Parties relating to a Claim by an unrelated third party against such Sponsor Releasing Party (other than (i) where such Sponsor Releasing Party has knowledge of such Claim prior to the date hereof and (ii) any Claims set forth on Schedule II hereto (the “Known Claims”)) or (y) operate as a waiver, release or discharge of any Claims (including the Known Claims) to the extent occurring or continuing at or after the Closing, even if the facts and circumstances underlying any such Claim (or similar facts or circumstances) were occurring or in existence prior to the Closing, and (b) each of the Partnership Parties, on behalf of itself and its Affiliates (collectively, the “Partnership Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges the Sponsor Parties, each of their respective Affiliates and their respective Representatives, successors and permitted assigns (collectively, the “Sponsor Released Parties,” and together with the Partnership Released Parties, the “Released Parties”) of and from any and all Claims which the Partnership Releasing Parties may have against any of the Sponsor Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to any matter, occurrence, action or activity prior to the Closing; provided, that the foregoing release and discharge shall not (x) apply to any Claims to the extent that, absent such release and discharge, any of the Partnership Releasing Parties would have recourse under any contract or in law or equity against any of the Sponsor Released Parties relating to a Claim by an unrelated third party against such Partnership Releasing Party or (y) operate as a waiver, release or discharge of any Claims to the extent occurring or continuing at or after the Closing, even if the facts and circumstances underlying any such Claim (or similar facts or circumstances) were occurring or in existence prior to the Closing; provided, further, that this Article V shall not affect the rights of the Sponsor Parties or the Partnership Parties under this Agreement.

For the avoidance of doubt, for purposes of this Article V, the Sponsor Parties and their respective Affiliates, on the one hand, shall not be considered Affiliates of the Partnership Parties and their respective Affiliates, on the other hand, and the Partnership Parties and their respective Affiliates, on the one hand, shall not be considered Affiliates of the Sponsor Parties and their respective Affiliates, on the other hand. The Released Parties to whom this Article V applies shall be third-party beneficiaries of this Article V.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

Section 6.2 Counterparts; Effectiveness.

This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.3 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 6.4 Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding relating to or arising out of this Agreement and the rights and obligations hereunder, other than for recognition and enforcement of any judgment relating to or arising out of this Agreement and the rights and obligations hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising out of this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by Law, each of the parties hereto hereby consents to the service of process in accordance with Section 6.6; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law.

Section 6.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received when sent by email by the party to be notified, provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 6.6 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or any other method described in this Section 6.6; or (c) when delivered by a courier (with confirmation of delivery), in each case to the party to be notified at the following address:

To Parent:

Crestwood Equity Partners LP

2440 Pershing Road, Suite 600

Kansas City, MO 64108

Attention:            Michael Post

Email: [***]

with copies to:

Baker Botts L.L.P.

910 Louisiana Street, Suite 3200

Houston, Texas 77002

Attention:           Joshua Davidson

Jonathan             Bobinger

Email:                 joshua.davidson@bakerbotts.com

                             jonathan.bobinger@bakerbotts.com

To the General Partner, the Partnership or the Sponsor Parties:

Oasis Midstream Partners LP

1001 Fannin Street, Suite 1500

Houston, Texas 77002

Attention:            Nickolas J. Lorentzatos

Email: [***]

with copies to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention:            David P. Oelman

                             Benji Barron

Email:                 doelman@velaw.com

                             bbarron@velaw.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 6.7 Assignment; Binding Effect. Except in connection with a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties. Subject to the first sentence of this Section 6.7, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 6.7 shall be null and void.

Section 6.8 Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable in a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 6.9 Entire Agreement. This Agreement and, solely to the extent of the defined terms referenced herein, the Merger Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the parties hereto.

Section 6.10 Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Partnership, General Partner, Parent, Holdings and the Sponsor or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that no provision of this Agreement may be amended or waived by or on behalf of the Partnership without the prior consent of the Conflicts Committee. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 6.11 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 6.12 Third-Party Beneficiaries. Each of Parent, the Partnership, the General Partner, Holdings and the Sponsor agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the Partnership, the General Partner (including the Conflicts Committee), Parent, Holdings or the Sponsor, as applicable, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto (which shall include, with respect to the Partnership and the General Partner, the Conflicts Committee) any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 6.13 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 6.14 Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms and (c) termination of this Agreement in accordance with Section 2.2. In the event of termination of this Agreement, this Agreement shall terminate and be of no further force and effect with respect to all parties hereto (except if this Agreement terminates (x) at the Effective Time, Section 4.3, Section 4.5, Article V, and this Article VI to the extent applicable to the foregoing provisions shall survive and (y) pursuant to Section 2.2, Section 2.3 shall survive), and there shall be no other liability on the part of the Sponsor Parties or the Partnership or any party hereto (except if this Agreement terminates (x) at the Effective Time, with respect to Section 4.3, Section 4.5, Article V, and this Article VI to the extent applicable to the foregoing provisions and (y) pursuant to Section 2.2, Section 2.3), even in the event of fraud or any willful breach of this Agreement.

Section 6.15 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in any Parent Party any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units or the GP LLC Interests. All rights, ownership and economic benefit relating to the Covered Units and the GP LLC Interests shall remain vested in and belong to the Sponsor Parties, and Parent shall have no authority to direct the Sponsor Parties in the voting or disposition of any of the Covered Units or the GP LLC Interests, except as otherwise provided herein.

Section 6.16 Publicity. The Sponsor Parties hereby permit Parent and the Partnership to include and disclose in the Combined Consent Statement/Prospectus, and in such other schedules, certificates, applications, agreements or documents as required by applicable Law in connection with the consummation of the Mergers and the transactions contemplated by the Merger Agreement the Sponsor Parties’ identities and ownership of the Covered Units and the GP LLC Interests, and the nature of the Sponsor Parties’ commitments, arrangements and understandings pursuant to this Agreement. Parent and the Partnership hereby permit the Sponsor Parties to disclose this Agreement and the transactions contemplated by the Merger Agreement in any reports required to be filed by the Sponsor Parties or any of their Affiliates under the Exchange Act.

Section 6.17 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, trustee, beneficiary, settlor, agent, attorney, representative or Affiliate of the Sponsor or Holdings shall have any liability (whether in contract or in tort) for any obligations or liabilities of the Sponsor or Holdings, as applicable, arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SPONSOR

OASIS PETROLEUM INC.

By:	/s/ Daniel E. Brown
Name:	Daniel E. Brown
Title:	Chief Executive Officer

[Signature Page to Support Agreement]

HOLDINGS

OMS HOLDINGS LLC

By:	/s/ Daniel E. Brown
Name:	Daniel E. Brown
Title:	Chief Executive Officer

[Signature Page to Support Agreement]

PARTNERSHIP

OASIS MIDSTREAM PARTNERS LP

By:	OMP GP LLC, its general partner

By:	/s/ Taylor L. Reid
Name: Taylor L. Reid
Title: Chief Executive Officer

[Signature Page to Support Agreement]

GENERAL PARTNER

OMP GP LLC

By:	/s/ Taylor L. Reid
Name: Taylor L. Reid
Title: Chief Executive Officer

[Signature Page to Support Agreement]

PARENT

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC, its general partner

By:	/s/ William Moore
Name: William Moore
Title: Executive Vice President, Corporate Strategy

[Signature Page to Support Agreement]

EXHIBIT A

FORM OF WRITTEN CONSENT

[See attached.]

ANNEX C

CONFIDENTIAL

Jefferies LLC

Three Allen Center

333 Clay Street, Suite 2400

Houston, TX 77002

www.jefferies.com

October 25, 2021

The Conflicts Committee of the Board of Directors

OMP GP LLC, General Partner

Oasis Midstream Partners L.P.

1001 Fannin Street, Suite 1500

Houston, TX 77002

Members of the Conflicts Committee:

We understand that Oasis Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), and OMP GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”) propose to enter into an agreement and plan of merger (the “Merger Agreement”) with Crestwood Equity Partners LP, a Delaware limited partnership (“Parent”), Project Falcon Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), Project Phantom Merger Sub LLC, a Delaware limited liability company (“GP Merger Sub”) and solely for purposes of Section 2.1(a)(i) of the Merger Agreement, Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of Parent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement. Pursuant to the terms of the Merger Agreement (i) Merger Sub will be merged with and into the Partnership (the “LP Merger”), with the Partnership continuing its limited partnership existence as the surviving entity (the “Surviving Entity”) in the LP Merger, (ii) GP Merger Sub will be merged with and into the General Partner (the “GP Merger”), with the General Partner continuing its existence as the surviving entity (the “Surviving GP Entity”) in the GP Merger, (iii) following the consummation of the LP Merger and the GP Merger, all limited partner interests in the Surviving Entity will be owned by Parent and all general partner interests in the Surviving Entity will be owned by the GP Surviving Entity, (iv) by virtue of the LP Merger, (x) the Sponsor Cash Units shall be converted into the right to receive $150,000,000 in the aggregate, (y) each Sponsor Unit other than the Sponsor Cash Units shall be converted into the right to receive 0.7680 Parent Common Units, and (z) each Partnership Common Unit other than the Sponsor Units shall be converted into the right to receive 0.8700 (the “Public Holder Exchange Ratio”) Parent Common Units (the “Public Holder Merger Consideration”) and (v) by virtue of the GP Merger, all of the limited liability company interests of the General Partner issued and outstanding prior to the Effective Time shall be converted into the right to receive $10,000,000 in the aggregate. The transactions described in clauses (i) through (v) above are collectively referred to herein as the “Transaction”. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

You, the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”), have asked for our opinion as to whether the Public Holder Exchange Ratio and the resulting Public Holder Merger Consideration to be received in the Transaction by holders of Partnership Common Units other than the General Partner and its Affiliates (which Affiliates include the Sponsor but exclude the Partnership and its Subsidiaries) (the “Public Holders”) pursuant to the Merger Agreement is fair, from a financial point of view, to the Partnership and the Public Holders.

In arriving at our opinion, we have, among other things:

(i)	reviewed a draft dated October 25, 2021 of the Merger Agreement;

(ii)	reviewed certain publicly available financial and other information about the Partnership;

(iii)

reviewed certain information furnished to us by the management of the General Partner, including financial forecasts and analyses under various business assumptions, relating to the business, operations and prospects of the Partnership;

(iv)	reviewed certain publicly available financial and other information about Parent;

(v)

reviewed certain information with respect to Parent furnished to us by the management of the General Partner, including financial forecasts and analyses under various business assumptions, relating to the business, operations and prospects of Parent;

(vi)	held discussions with members of senior management of the General Partner concerning the matters described in clauses (ii) through (v) above;

(vii)	reviewed valuation multiples for the Partnership and compared them with those of certain publicly traded companies that we deemed relevant; and

(viii)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the General Partner, or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the General Partner that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of the Partnership or Parent, nor have we been furnished with any such evaluations or appraisals or any such physical inspections, nor do we assume any responsibility to obtain any such evaluations, appraisals or physical inspections.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The General Partner has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the General Partner as to the future financial performance of the Partnership and Parent under various business assumptions. We express no opinion as to the financial forecasts or the assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting the Partnership or Parent, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Conflicts Committee, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to the Partnership. In addition, in preparing this opinion, we have not taken into account any tax consequences of the Transaction to the Sponsor or any Public Holder. We have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us in all respects material to our opinion. We have assumed that the Transaction will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement and in compliance with applicable laws, documents and other requirements in all respects material to our analysis. We have assumed that the Distribution Increase will be in effect and shall apply to the first quarterly distribution following the Closing in accordance with the Merger Agreement. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Partnership, Parent or the contemplated benefits of the Transaction in any respect material to our opinion.

It is understood that our opinion is for the use and benefit of the Conflicts Committee (in its capacity as such) in its consideration of the Transaction, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Partnership, nor does it address the underlying business decision by the General Partner to engage in the Transaction or the terms of the Merger Agreement or the documents referred to therein. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Partnership, other than the Public Holders. This opinion does not address the consideration to be received by the Sponsor in the Transaction, or the allocation of Equity Consideration and Cash Consideration between the Sponsor and the Public Holders. We express no opinion as to the price at which Partnership Common Units or Parent Common Units will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the General Partner’s officers, directors or employees, or any class of such persons, in connection with the Transaction relative to the Public Holder Merger Consideration to be received by the Public Holders or otherwise. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.

We have been engaged by the Conflicts Committee to act as financial advisor to the Conflicts Committee in connection with the Transaction and will receive a fee for our services, a portion of which was payable in connection with our engagement and a portion of which is payable upon delivery of this opinion. We will also be reimbursed for certain expenses reasonably incurred in connection with our engagement, and the Partnership has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement.

In the past two years, we have not provided financial advisory or financing services to the Partnership or its affiliates, or to the Sponsor, Parent or entities affiliated with the Sponsor or Parent. We maintain a market in the securities of the Partnership, and in the ordinary course of our business, we and our affiliates may trade or hold securities of the Partnership, the Sponsor, Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Partnership, the Sponsor, Parent or entities that are affiliated with the Sponsor or Parent for which we would expect to receive compensation.

Except as otherwise expressly provided in our engagement letter with the Conflicts Committee and the Partnership, our opinion may not be used or referred to by the Conflicts Committee or the Partnership, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Public Holder Exchange Ratio and the resulting Public Holder Merger Consideration to be received in the Transaction by the Public Holders pursuant to the Merger Agreement is fair, from a financial point of view, to the Partnership and the Public Holders.

Very truly yours,

/s/ Jefferies LLC

JEFFERIES LLC

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Crestwood GP

Section 18-108 of the Delaware LLC Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Crestwood GP provides that the Crestwood GP will, to the extent deemed advisable by the Crestwood GP’s Board, indemnify any person who is or was an officer or director of Crestwood GP, the record holder of Crestwood GP’s voting shares, and any person who is or was an officer, director or affiliate of the record holder of Crestwood GP’s voting shares, from liabilities arising by reason of such person’s status, provided that the Crestwood indemnitee acted in good faith and in a manner which such Crestwood indemnitee believed to be in, or not opposed to, the best interests of Crestwood GP and, with respect to any criminal proceeding, had no reasonable cause to believe such Crestwood indemnitee’s conduct was unlawful. Such liabilities include any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts. Officers and directors of Crestwood GP are also indemnified by Crestwood.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Crestwood GP has also entered into Indemnification Agreements (each, an “Indemnification Agreement”) with each officer and director of Crestwood GP pursuant to which Crestwood GP will indemnify and hold harmless each such Crestwood indemnitee, to the fullest extent permitted by Delaware law in effect on the date of the agreement or as such laws may be amended to increase the scope of such permitted indemnification, against certain claims and losses incurred in connection with such Crestwood indemnitee’s service to Crestwood GP. The Indemnification Agreement also provides that Crestwood GP must advance payment of certain expenses to the Crestwood indemnitee, including fees of counsel, subject to receipt of an undertaking from the Crestwood indemnitee to return such advance if it is ultimately determined that the Crestwood indemnitee is not entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Crestwood GP pursuant to the foregoing provisions Crestwood GP has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Crestwood

Section 17-108 of the Delaware LP Act provides that, subject to such standards and restrictions, if any, as are set forth in its Partnership Agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The Crestwood Partnership Agreement provides that, in most circumstances, Crestwood will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	Crestwood’s general partner;

•	any departing general partner;

•	any person who is or was an affiliate of Crestwood’s general partner or any departing general partner;

•

any person who is or was a member, partner, officer, director employee, agent or trustee of Crestwood’s general partner or any departing general partner or any affiliate of Crestwood’s general partner or any departing general partner; or

•

any person who is or was serving at the request of Crestwood’s general partner or any departing general partner or any affiliate of the general partner or any departing general partner as an officer, director, employee, member, partner, agent or trustee of another person.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Any indemnification under these provisions will only be out of Crestwood’s assets. Crestwood’s general partners will not be personally liable for or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. Crestwood has purchased insurance covering Crestwood’s officers and directors against liabilities asserted against and expenses incurred by such persons in connection with their activities as officers and directors of Crestwood’s general partner or any of its direct or indirect subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Crestwood pursuant to the foregoing provisions, Crestwood has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1†^	Agreement and Plan of Merger, dated as of October 25, 2021, by and among Oasis Midstream Partners LP, OMP GP LLC, Crestwood Equity Partners LP, Project Falcon Merger Sub LLC, Project Phantom Merger Sub LLC, and, solely for the purposes of Section 2.1(a)(i) thereof, Crestwood Equity GP LLC (included as Annex A to the consent statement/prospectus included in this Registration Statement on Form S-4)

3.1	Certificate of Limited Partnership of Inergy L.P. (incorporated herein by reference to Exhibit 3.1 to Inergy L.P.’s Registration Statement on Form S-1 (Registration No. 333-56976) filed on March 14, 2001)

3.2	Certificate of Correction of Certificate of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to Inergy L.P.’s Form 10-Q filed on May 12, 2003)

3.3	Amendment to the Certificate of Limited Partnership of Crestwood Equity Partners LP (f/k/a Inergy, L.P.) dated as of October 7, 2013 (incorporated herein by reference to Exhibit 3.2 to Crestwood Equity Partners LP’s Form 8-K filed on October 10, 2013)

3.4	Sixth Amended and Restated Agreement of Limited Partnership of Crestwood Equity Partners LP dated August 20, 2021 (incorporated herein by reference to Exhibit 3.1 to Crestwood Equity Partners LP’s Form 8-K filed on August 20, 2021)

4.1	Specimen Unit Certificate for Common Units (incorporated herein by reference to Exhibit 4.3 to Inergy L.P.’s Registration Statement on Form S-1/A (Registration No. 333-56976) filed on May 7, 2001)

Exhibit Number	Exhibit Description

5.1*	Opinion of Baker Botts L.L.P. as to the legality of the issuance of the common units of Crestwood Equity Partners LP

8.1**	Opinion of Vinson & Elkins L.L.P. as to certain tax matters

10.1***	Support Agreement, dated as of October 25, 2021, by and among Crestwood Equity Partners LP, Oasis Midstream Partners LP, OMP GP LLC, Oasis Petroleum Inc. and OMS Holdings LLC (included as Annex B to the consent statement/prospectus included in this Registration Statement on Form S-4)

21.1	List of subsidiaries of Crestwood Equity Partners LP (incorporated by reference to Exhibit 21.1 of Form 10-K, File No. 001-34664, for the year ended December 31, 2020)

23.1*	Consent of Ernst & Young LLP – Crestwood Equity Partners LP

23.2*	Consent of Ernst & Young LLP – Stagecoach Gas Services LLC

23.3*	Consent of PricewaterhouseCoopers LLP related to Oasis Midstream Partners LP

23.4*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

23.5**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

24.1	Powers of Attorney (included on the signature pages of this registration statement)

99.1*	Consent of Jefferies LLC

99.2**	Written Consent of Oasis Midstream Common Unitholders

*	Filed herewith.
**	To be filed by amendment.
***

Pursuant to Item 601(b)(10) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

†

Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

^

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The registrant hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)

That every prospectus (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(10)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 7, 2021.

CRESTWOOD EQUITY PARTNERS LP

BY:	CRESTWOOD EQUITY GP LLC, its general partner

By:	/s/ Robert G. Phillips
Robert G. Phillips
President and Chief Executive Officer

Each person whose signature appears below appoints Robert T. Halpin and Joel C. Lambert, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed by the following persons in the capacities indicated, which are with Crestwood Equity GP LLC, the general partner of Crestwood Equity Partners LP, on December 7, 2021.

Signature	Title
/s/ Robert G. Philips	President, Chief Executive Officer and Director (Principal Executive Officer)
Robert G. Philips

/s/ Robert T. Halpin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Robert T. Halpin

/s/ Steven M. Dougherty	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)
Steven M. Dougherty

/s/ Alvin Bledsoe	Director
Alvin Bledsoe

/s/ Warren H. Gfeller	Director
Warren H. Gfeller

/s/ David Lumpkins	Director
David Lumpkins

Signature	Title

/s/ Janeen S. Judah	Director
Janeen S. Judah

/s/ John J. Sherman	Director
John J. Sherman

/s/ Frances M. Vallejo	Director
Frances M. Vallejo